                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-87381

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2002)

                          $1,014,395,000 (APPROXIMATE)

           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2002-TOP6
                                    as Issuer

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                        PRINCIPAL COMMERCIAL FUNDING, LLC
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                           BEAR, STEARNS FUNDING, INC.
                            as Mortgage Loan Sellers

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-TOP6

                             ----------------------

         Bear Stearns Commercial Mortgage Securities Inc. is offering selected classes of its Series 2002-TOP6 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 150 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2002-TOP6 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page s-25 of this prospectus supplement and page 7 of the prospectus.

                             ----------------------

          Characteristics of the certificates offered to you include:

                             ----------------------

                                                                           PASS-THROUGH
                     APPROXIMATE INITIAL                                       RATE            RATINGS
  CLASS              CERTIFICATE BALANCE      INITIAL PASS-THROUGH RATE    DESCRIPTION      (MOODY'S/S&P)
---------            -------------------      -------------------------    -----------      -------------

CLASS A-1               $304,970,000                    5.92%                 FIXED            AAA/AAA
CLASS A-2               $647,947,000                    6.46%                 FIXED            AAA/AAA
CLASS B                  $30,739,000                    6.62%                 FIXED            AA2/AA
CLASS C                  $30,739,000                    6.75%                 FIXED             A2/A

The certificate balances are approximate and may vary by up to 5%.

                             ----------------------

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from Bear Stearns Commercial Mortgage Securities Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about March 21, 2002. Bear Stearns Commercial Mortgage Securities Inc. expects to receive from this offering approximately $1,018,807,137, plus accrued interest from the cut-off date, before deducting expenses payable by Bear Stearns Commercial Mortgage Securities Inc.

                             ----------------------

BEAR, STEARNS & CO. INC.                                         MORGAN STANLEY
GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

                                 March 8, 2002

[GRAPHIC OMITTED - Map of Continental United States Indicating Mortgaged Properties by State]

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6
                      Geographic Overview of Mortgage Pool


North Carolina           9 properties       $146,827,785       13.1% of total
California              41 properties       $130,691,617       11.7% of total
Texas                   17 properties       $106,240,055        9.5% of total
Michigan                 2 properties        $88,260,129        7.9% of total
Florida                 20 properties        $88,186,515        7.9% of total
Pennsylvania             6 properties        $81,840,781        7.3% of total
Northern California     18 properties        $69,396,845        6.2% of total
Virginia                 7 properties        $64,680,084        5.8% of total
Louisiana                1 property          $64,500,000        5.8% of total
Southern California     23 properties        $61,294,773        5.5% of total
New Jersey               8 properties        $58,741,485        5.3% of total
Georgia                  6 properties        $35,998,214        3.2% of total
Maryland                 3 properties        $29,568,816        2.6% of total
Massachusetts            8 properties        $28,406,874        2.5% of total
Illinois                 5 properties        $27,134,393        2.4% of total
Nevada                   3 properties        $25,580,173        2.3% of total
Connecticut              6 properties        $21,337,670        1.9% of total
New York                 3 properties        $15,793,254        1.4% of total
Oregon                   3 properties        $15,356,411        1.4% of total
Arizona                  5 properties        $14,186,713        1.3% of total
Washington               1 property          $11,300,000        1.0% of total
Wisconsin                3 properties         $9,765,477        0.9% of total
Colorado                 4 properties         $7,643,747        0.7% of total
Minnesota                3 properties         $7,113,664        0.6% of total
South Carolina           1 property           $5,781,396        0.5% of total
Ohio                     1 property           $5,053,218        0.5% of total
New Hampshire            1 property           $4,546,537        0.4% of total
Kansas                   2 properties         $4,173,823        0.4% of total
Maine                    1 property           $3,996,109        0.4% of total
New Mexico               2 properties         $2,867,826        0.3% of total
Alabama                  1 property           $2,656,702        0.2% of total
North Dakota             1 property           $2,336,804        0.2% of total
Nebraska                 1 property           $2,264,712        0.2% of total
Tennessee                2 properties         $2,051,217        0.2% of total
Kentucky                 1 property           $1,986,586        0.2% of total
Utah                     1 property             $923,394        0.1% of total

[GRAPHIC OMITTED - ten photographs of Regent Court, Dearborn, Michigan; Coliseum Centre (Building Six), Charlotte, North Carolina; Nortel Networks, Richardson, Texas; Broadcom Corporation, San Jose, California; PETsMART Portfolio -
Westlake Village, Westlake Village, California; Boca Park Retail Center, Las Vegas, Nevada; Fair City Mall, Fairfax, Virginia; Capital City Mall, Camp Hill, Pennsylvania; Best Buy Portfolio - Schaumburg, Schaumburg, Illinois; and Bank One Center Office, New Orleans, Louisiana.

The pass-through rates on the Class A-1, Class A-2, Class B and Class C Certificates will be fixed at the respective per annum rates set forth on the cover; provided however, in the case of the Class B and Class C Certificates, the pass-through rates for such Classes will in no case be greater than the weighted average net mortgage rate for such Distribution Date. You should read the section entitled "Ratings" in this prospectus supplement.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Bear Stearns Commercial Mortgage Securities Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2002-TOP6 Certificates are not obligations of Bear Stearns Commercial Mortgage Securities Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

                         ------------------------------

         Bear Stearns Commercial Mortgage Securities Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                Table Of Contents


IMPORTANT NOTICE ABOUT INFORMATION                                    Events of Default...........................S-95
PRESENTED IN THIS PROSPECTUS                                          The Special Servicer........................S-96
SUPPLEMENT AND THE ACCOMPANYING                                       The Operating Adviser.......................S-97
PROSPECTUS .......................................S-3                 Mortgage Loan Modifications.................S-98
Executive Summary.................................S-6                 Sale of Defaulted Mortgage Loans............S-99
Summary of Prospectus Supplement..................S-7                 Foreclosures................................S-99
     What You Will Own............................S-7            Material Federal Income Tax Consequences........S-100
     Relevant Parties and Dates...................S-7                 General....................................S-100
     Offered Certificates.........................S-9                 Original Issue Discount and Premium........S-101
     Information About the Mortgage Pool.........S-15                 Additional Considerations..................S-103
     Additional Aspects of Certificates..........S-21            Legal Aspects Of Mortgage Loans.................S-104
Risk Factors.....................................S-25                 North Carolina.............................S-104
Description Of The Offered Certificates..........S-55                 California.................................S-104
     General.....................................S-55                 Texas......................................S-105
     Certificate Balances........................S-56                 Michigan...................................S-105
     Pass-Through Rates..........................S-57                 Florida....................................S-105
     Distributions...............................S-59                 Pennsylvania...............................S-105
     Optional Termination........................S-64                 Virginia...................................S-106
     Advances....................................S-65                 Louisiana..................................S-106
     Reports to Certificateholders; Available                         New Jersey.................................S-106
         Information ............................S-66            ERISA Considerations............................S-107
     Example of Distributions....................S-70                 Plan Assets................................S-107
     The Trustee and the Fiscal Agent............S-70                 Special Exemption Applicable to the Offered
     The Paying Agent, Certificate Registrar and                            Certificates ........................S-107
         Authenticating Agent ...................S-71                 Insurance Company General Accounts.........S-109
     Expected Final Distribution Date; Rated                          General Investment Considerations..........S-110
         Final Distribution Date ................S-71            Legal Investment................................S-110
     Amendments to the Pooling and Servicing                     Use Of Proceeds.................................S-110
         Agreement ..............................S-72            Plan Of Distribution............................S-111
Yield, Prepayment And Maturity Considerations....S-73            Legal Matters...................................S-112
     General.....................................S-73            Ratings.........................................S-112
     Pass-Through Rates..........................S-73            Glossary Of Terms...............................S-114
     Rate and Timing of Principal Payments.......S-74            APPENDIX  I - Mortgage Pool
     Unpaid Distributable Certificate Interest...S-75                 Information  (Tables)........................I-1
     Losses and Shortfalls.......................S-75            APPENDIX II - Certain Characteristics
     Relevant Factors............................S-75                 Of The Mortgage Loans.......................II-1
     Weighted Average Life.......................S-76            APPENDIX III - Significant
Description of the Mortgage Pool.................S-79                       Loan Summaries.......................III-1
     General.....................................S-79            APPENDIX IV - Term Sheet..........................T-1
     Material Terms and Characteristics of the                   APPENDIX V - Form of Statement to
         Mortgage Loans .........................S-79                       Certificateholders.....................V-1
     The ARD Loan................................S-84            SCHEDULE A- Rates Used in Determination
     Assessments of Property Value and Condition.S-84                       of Class X Pass-Through Rates..........A-1
     Environmental Insurance.....................S-85
     Additional Mortgage Loan Information........S-86
     Standard Hazard Insurance...................S-88
     The Sellers.................................S-88
     Sale of the Mortgage Loans..................S-89
     Representations and Warranties..............S-89
     Repurchases and Other Remedies..............S-91
     Changes In Mortgage Pool Characteristics....S-92
Servicing Of The Mortgage Loans..................S-92
     General.....................................S-92
     The Master Servicer and Special Servicer....S-94
     The Master Servicer.........................S-95

                               EXECUTIVE SUMMARY

            This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                                   CERTIFICATE STRUCTURE
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
                                APPROXIMATE                                    APPROXIMATE
                                  INITIAL          INITIAL                      PERCENT OF      WEIGHTED     PRINCIPAL
 APPROXIMATE                    CERTIFICATE     PASS-THROUGH      RATINGS          TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT     CLASS          BALANCE           RATE       (MOODY'S/S&P)   CERTIFICATES    LIFE (YRS.)   (MONTHS)
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
   14.750%      CLASS A-1       $304,970,000        5.92%         Aaa/AAA         27.283%          5.70         1-106
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
   14.750%      CLASS A-2       $647,947,000        6.46%         Aaa/AAA         57.967%          9.71       106-120
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
   12.000%      CLASS B         $ 30,739,000        6.62%         Aa2/AA           2.750%          9.98       120-120
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
    9.250%      CLASS C         $ 30,739,000        6.75%          A2/A            2.750%          9.98       120-120
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
    8.125%      CLASS D         $ 12,575,000        6.88%          A3/A-           1.125%         10.27       120-127
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
    5.875%      CLASS E         $ 25,150,000        7.29%        Baa2/BBB          2.250%         10.75       127-136
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
    5.000%      CLASS F         $  9,780,000        7.29%        Baa3/BBB-         0.875%         11.60       136-143
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
 __________     CLASSES G-N    __________          _______       _________        _______      ________     ________
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
 __________     CLASS X-1      __________          _______        Aaa/AAA         ________     ________     ________
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------
 __________     CLASS X-2      __________          _______        Aaa/AAA        __________    ________     ________
--------------- ------------- ----------------- -------------- -------------- ---------------- ------------ ------------

o The notional amount of the Class X-1 Certificates initially will be $1,117,792,180 and the notional amount of the Class X-2 Certificates initially will be $886,907,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1 and Class A-2 Certificates presented in the table are fixed at their respective per annum rates set forth above.

o The pass-through rate for the Class B Certificates will at all times be equal to the lesser of 6.62% per annum and the weighted average net mortgage rate.

o The pass-through rate for the Class C Certificates will at all times be equal to the lesser of 6.75% per annum and the weighted average net mortgage rate.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; (iii) payment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.

o Each Class N Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     [ ]     Offered certificates.
     [ ]     Certificates not offered pursuant to this prospectus supplement.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                               WHAT YOU WILL OWN


GENERAL..............................   Your certificates (along with the
                                        privately offered certificates) will
                                        represent beneficial interests in a
                                        trust created by Bear Stearns Commercial
                                        Mortgage Securities Inc. on the closing
                                        date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 150 mortgage loans secured by first mortgage liens on 179 commercial, manufactured housing community and multifamily properties.


TITLE OF CERTIFICATES................   Commercial Mortgage Pass-Through
                                        Certificates, Series 2002-TOP6


MORTGAGE POOL........................   The mortgage pool consists of 150
                                        mortgage loans with an aggregate
                                        principal balance of all mortgage loans
                                        as of March 1, 2002, of approximately
                                        $1,117,792,180, which may vary by up to
                                        5%. Each mortgage loan requires
                                        scheduled payments of principal and/or
                                        interest to be made monthly. For
                                        purposes of those mortgage loans that
                                        have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                        As of March 1, 2002, the balances of the mortgage loans in the mortgage pool ranged from approximately $696,781 to approximately $86,451,522 and the mortgage loans had an approximate average balance of $7,451,948.


                           RELEVANT PARTIES AND DATES

ISSUER...............................   Bear Stearns Commercial Mortgage
                                        Securities Trust 2002-TOP6.

DEPOSITOR............................   Bear Stearns Commercial Mortgage
                                        Securities Inc.

MASTER SERVICER......................   Wells Fargo Bank, National Association.

SPECIAL SERVICER.....................   GMAC Commercial Mortgage Corporation.

PRIMARY SERVICERS....................   Principal Capital Management, LLC with
                                        respect to those mortgage loans sold to
                                        the trust by Principal Commercial
                                        Funding, LLC. In addition, Wells Fargo
                                        Bank, National Association will act as
                                        primary servicer with respect to those
                                        mortgage loans sold to the trust by
                                        Wells Fargo Bank, National Association,
                                        Morgan Stanley Dean Witter Mortgage
                                        Capital Inc. and Bear, Stearns Funding,
                                        Inc.


TRUSTEE..............................   LaSalle Bank National Association, a
                                        national banking association.


FISCAL AGENT.........................   ABN AMRO Bank N.V., a Netherlands
                                        banking corporation and indirect
                                        corporate parent of the trustee.


PAYING AGENT.........................   Wells Fargo Bank Minnesota, National
                                        Association, which will also act as the
                                        certificate registrar. See "Description
                                        of the Certificates--The Paying Agent"
                                        in this prospectus supplement.

OPERATING ADVISER....................   The holders of certificates representing
                                        more than 50% of the aggregate
                                        certificate balance of the most
                                        subordinate class of certificates,
                                        outstanding at any time of
                                        determination, or, if the certificate
                                        balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement.
                                        The initial operating adviser will be
                                        GMAC Institutional Advisors LLC.


SELLERS..............................   Principal Commercial Funding, LLC, as to
                                        54 mortgage loans, representing 32.2% of the initial outstanding pool balance.

                                        Morgan Stanley Dean Witter Mortgage
                                        Capital Inc., as to 17 mortgage loans,
                                        representing 25.8% of the initial
                                        outstanding pool balance.

                                        Wells Fargo Bank, National Association,
                                        as to 60 mortgage loans, representing
                                        23.6% of the initial outstanding pool
                                        balance.

                                        Bear, Stearns Funding, Inc., as to 19
                                        mortgage loans, representing 18.4% of
                                        the initial outstanding pool balance.


UNDERWRITERS.........................   Bear, Stearns & Co. Inc., Morgan Stanley
                                        & Co. Incorporated, Goldman, Sachs & Co.
                                        and Wells Fargo Brokerage Services, LLC.


CUT-OFF DATE.........................   March 1, 2002. For purposes of the
                                        information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in March
                                        2002 with respect to mortgage loans not
                                        having payment dates on the first of
                                        each month have been deemed received on
                                        March 1, 2002, not the actual day on
                                        which such scheduled payments were due.


CLOSING DATE.........................   On or about March 21, 2002.


DISTRIBUTION DATE....................   The 15th day of each month, or, if such
                                        15th day is not a business day, the
                                        business day immediately following such
                                        15th day, commencing in April 2002.


RECORD DATE..........................   With respect to each distribution date,
                                        the close of business on the last
                                        business day of the preceding calendar
                                        month.

                                         ---------- ----------------------------
EXPECTED FINAL DISTRIBUTION DATES...     Class A-1        January 15, 2011
                                         ---------- ----------------------------
                                         Class A-2        March 15, 2012
                                         ---------- ----------------------------
                                         Class B          March 15, 2012
                                         ---------- ----------------------------
                                         Class C          March 15, 2012
                                         ---------- ----------------------------

                                        The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates. Mortgage loans with anticipated repayment dates are assumed to repay in full on such dates.

RATED FINAL DISTRIBUTION DATE........   As to each class of certificates, the
                                        distribution date in October 2036.

                             OFFERED CERTIFICATES

GENERAL.............................    Bear Stearns Commercial Mortgage
                                        Securities Inc. is offering the
                                        following four (4) classes of its Series
                                        2002-TOP6 Commercial Mortgage
                                        Pass-Through Certificates:

                                        o Class A-l

                                        o Class A-2

                                        o Class B

                                        o Class C

                                        The entire series will consist of a
                                        total of nineteen (19) classes, the
                                        following fifteen (15) of which are not
                                        being offered by this prospectus
                                        supplement and the accompanying
                                        prospectus: Class X-1, Class X-2, Class
                                        D, Class E, Class F, Class G, Class H,
                                        Class J, Class K, Class L, Class M,
                                        Class N, Class R-I, Class R-II and Class
                                        R-III.


CERTIFICATE BALANCE.................    Your certificates will have the
                                        approximate aggregate initial
                                        certificate balance presented in the
                                        chart below and this balance below may
                                        vary by up to 5%:

                                 ---------- ---------------------------------

                                 Class A-1  $304,970,000 Certificate Balance
                                 ---------- ---------------------------------

                                 Class A-2  $647,947,000 Certificate Balance
                                 ---------- ---------------------------------
                                 Class B     $30,739,000 Certificate Balance
                                 ---------- ---------------------------------

                                  Class C    $30,739,000 Certificate Balance
                                 ---------- ---------------------------------

                                  The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.


                                  The Class X-1 Certificates and the Class X-2
                                  Certificates, which are private certificates, will not have certificate balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates at any time on or before the distribution date occurring in July 2005 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-1B Component (as defined herein) and the certificate balances of the Class A-2, Class B, Class C and Class D Certificates outstanding from time to time. The notional amount of the Class X-2 Certificates at any time after the distribution date occurring in July 2005 and on or before the distribution date occurring in March 2009 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component (as defined herein) and the certificate balances of the Class B and Class C Certificates outstanding from time to time. After that distribution date, the notional amount of the Class X-2 Certificates will be equal to zero. Accordingly, the notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any class of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any Component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates on such distribution date, as described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in March 2009.


PASS-THROUGH RATES...........     Your certificates will accrue interest at an
                                  annual rate called a pass-through rate. The following table lists the initial pass-through rates for each class of offered certificates:

                                  --------- ------------------------------
                                  Class A-1      5.92% (Fixed)
                                  --------- ------------------------------
                                  Class A-2      6.46% (Fixed)
                                  --------- ------------------------------
                                   Class B       6.75% (Fixed)
                                  --------- ------------------------------
                                   Class C       6.75% (Fixed)
                                  --------- ------------------------------

                                  Interest on your certificates will be
                                  calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                  The pass-through rates for the Class A-1 and Class A-2 Certificates presented in the table are fixed at their respective per annum rates set forth above. The pass-through rate applicable to the Class B Certificates will, at all times, be equal to the lesser of 6.62% per annum and the weighted average net mortgage rate. The pass-through rate applicable to the Class C Certificates will, at all times, be equal to the lesser of 6.75% per annum and the weighted average net mortgage rate.

                                  The weighted average net mortgage rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                                  The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately 0.26% per annum. The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will, in general, equal the weighted average of the Class X-1 Strip Rates for the respective classes of Principal Balance Certificates (or, in the case of the Class A-1 Certificates, the Class A-1A and Class A-1B Components thereof, or in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof) for such distribution date (weighted on the basis of the respective balances of such classes of Certificates or such Components outstanding immediately prior to such distribution date).

                                  The "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates (or, in the case of the Class A-1 Certificates, the Class A-1A Component and Class A-1B Component or, in the case of the Class A-2 Certificates, the Class A-2A Component and Class A-2B Component) will, in general, equal (A) for any distribution date occurring on or before July 2005 (i) the weighted average net mortgage rate for such distribution date minus (ii) (x) in the case of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-1A Component, the pass-through rate for such class of Certificates (or such Component) and
                                  (y) in the case of the Class A-1B Component, Class A-2 Certificates, Class B Certificates, Class C Certificates and Class D Certificates, the rate per annum corresponding to such distribution date as set forth on Schedule A hereto; (B) for any distribution date occurring after July 2005 and on or before March 2009 (i) the weighted average net mortgage rate for such distribution date minus
                                  (ii) (x) in the case of the Class A-1, Class
                                  D, Class E, Class F, Class G, Class H, Class
                                  J, Class K, Class L, Class M and Class N
                                  Certificates and the Class A-2A Component, the pass-through rate for such class of Certificates (or such Component) and (y) in the case of the Class A-2B Component, Class B Certificates and Class C Certificates, the rate per annum corresponding to such distribution date as set forth on Schedule A hereto; and (C) for any distribution date occurring after March 2009 and any class of Principal Balance Certificates, (i) the weighted average net mortgage rate for such distribution date minus (ii) the pass-through rate for each such class of Certificates. In no event will any Class X-1 Strip Rate be less than zero.

                                  The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately 0.88% per annum. The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date will, in general, equal (A) on or before the Distribution Date in July 2005, the weighted average of the Class X-2 Strip Rates for the Class A-1B Component and the Class A-2, Class B, Class C and Class D Certificates for such distribution date and (B) after the distribution date in July 2005 the weighted average of the Class X-2 Strip Rates of the Class A-2B Component, the Class B Certificates and the Class C Certificates (in each case, weighted on the basis of the respective balances of such classes of Certificates or such Component outstanding immediately prior to such distribution date).


                                  The "Class X-2 Strip Rate" in respect of the
                                  Class A-1B Component, the Class A-2B
                                  Component, the Class A-2 Certificates, the
                                  Class B

                                  Certificates, the Class C Certificates and the Class D Certificates for any distribution date (subject to the provision below) will, in general, equal the excess, if any, of (i) the lesser of (x) the rate per annum corresponding to such distribution date as set forth on Schedule A hereto and (y) the weighted average net mortgage rate for such distribution date, over (ii) the pass-through rate of the applicable classes of Certificates or Components referred to above. In no event will any Class X-2 Strip Rate be less than zero.

                                  For the purposes of calculating the
                                  pass-through rate applicable to the Class X-1 and Class X-2 Certificates for each distribution date and the notional amount of the Class X-2 Certificates, the aggregate certificate balance of the Class A-1 Certificates and the Class A-2 Certificates will each be deemed to consist of two components (each a "Component"), each having the same "pass-through rate" as the Class A-1 Certificates and the Class A-2 Certificates, respectively. The Components will have the initial balances (each a "Component Balance") shown in the table below.


                              --------------------------------------------------
                                                 A Component
       ---------------------- ----------------- --------------------------------
         Certificate Class       Component             Component Balance
       ---------------------- ----------------- --------------------------------
                A-1                 A-1A                  $140,063,000
                A-2                 A-2A                   $76,191,000
       ---------------------- ----------------- --------------------------------


                              --------------------------------------------------
                                                 B Component
       ---------------------- ----------------- --------------------------------
         Certificate Class       Component             Component Balance
       ---------------------- ----------------- --------------------------------
                A-1                 A-1B                  $164,907,000
                A-2                 A-2B                  $571,756,000
       ---------------------- ----------------- --------------------------------

                                  The Class A-1A and Class A-2A Component
                                  Balances will be deemed reduced by the amount of all distributions of principal made to the Class A-1 and Class A-2 Certificates, respectively, until each such Component Balance is reduced to zero. Following such reduction to zero, the Class A-1B and Class A-2B Component Balances will be deemed reduced by the amount of all subsequent distributions of principal in reduction of the certificate balances of the Class A-1 and Class A-2 Certificates, respectively, until each such Component Balance (and each such certificate balance) has been reduced to zero.

                                  The pass-through rate applicable to the Class D Certificates will, at all times, be equal to the lesser of 6.88% per annum and the weighted average net mortgage rate. The pass-through rate applicable to the Class E Certificates will, at all times, be equal to the weighted average net mortgage rate. The pass-through rate applicable to the Class F Certificates will, at all times, be equal to the weighted average net mortgage rate. The pass-through rate applicable to the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, be equal to the lesser of 6.00% per annum and the weighted average net mortgage rate.

DISTRIBUTIONS


     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS........    On each distribution date, funds
                                        available for distribution from the
                                        mortgage loans, net of specified trust
                                        expenses, including all servicing fees,
                                        trustee fees and related compensation,
                                        will be distributed in the following
                                        amounts and priority:

                                                  Step l/Class A and Class X: To
                                        interest on Classes A-1, A-2, X-1 and
                                        X-2, pro rata, in accordance with their
                                        interest entitlements.

                                                  Step 2/Class A: To the extent
                                        of amounts then required to be
                                        distributed as principal, (i) first, to
                                        the Class A-1 Certificates, until the
                                        Class A-1 Certificates are reduced to
                                        zero and (ii) second, to the Class A-2
                                        Certificates, until the Class A-2
                                        Certificates are reduced to zero. If the principal amount of each class of certificates other than Classes A-1 and A-2 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1 and A-2, pro rata.

                                                  Step 3/Class A and Class X: To
                                        reimburse Classes A-1 and A-2 and, in
                                        respect of interest only, Classes X-1
                                        and X-2, pro rata, for any previously
                                        unreimbursed losses on the mortgage
                                        loans that were previously borne by
                                        those classes, together with interest at the applicable pass-through rate.

                                                  Step 4/Class B: To Class B as
                                        follows: (a) to interest on Class B in
                                        the amount of its interest entitlement;
                                        (b) to principal on Class B in the
                                        amount of its principal entitlement
                                        until its principal balance is reduced
                                        to zero; and (c) to reimburse Class B
                                        for any previously unreimbursed losses
                                        on the mortgage loans allocable to
                                        principal that were previously borne by
                                        that class, together with interest at
                                        the applicable pass-through rate.

                                                  Step 5/Class C: To Class C in
                                        a manner analogous to the Class B
                                        allocations of Step 4.

                                                  Step 6/Subordinate Private
                                        Certificates: In the amounts and order
                                        of priority described in this prospectus supplement.

                                        Each certificateholder will receive its
                                        share of distributions on its class of
                                        certificates on a pro rata basis with
                                        all other holders of certificates of the same class. See "Description of the Offered Certificates-Distributions" in this prospectus supplement.


     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS..    A description of the interest
                                        entitlement payable to each Class can be found in "Description of the Offered
                                        Certificates--Distributions" in this
                                        prospectus supplement. As described in
                                        that section, there are circumstances
                                        relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of the master servicer, the trustee and the fiscal agent to reimbursement for payment of non-recoverable advances will be prior to your right to receive distributions of principal or interest.

                                        The Class X Certificates will not be
                                        entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                        o   the principal portion of all
                                            scheduled payments, other than
                                            balloon payments, to the
                                            extent received or advanced by
                                            the master servicer or other
                                            party (in accordance with the
                                            Pooling and Servicing
                                            Agreement) during the related
                                            collection period;

                                        o   all principal prepayments and
                                            the principal portion of
                                            balloon payments received
                                            during the related collection
                                            period;

                                        o   the principal portion of other
                                            collections on the mortgage
                                            loans received during the
                                            related collection period,
                                            such as liquidation proceeds,
                                            condemnation proceeds,
                                            insurance proceeds and income
                                            on "real estate owned"; and

                                        o   the principal portion of
                                            proceeds of mortgage loan
                                            repurchases received during
                                            the related collection period.

     C.  PREPAYMENT
            PREMIUMS/YIELD
            MAINTENANCE CHARGES.....    The manner in which any prepayment
                                        premiums and yield maintenance charges
                                        received during a particular collection
                                        period will be allocated to the Class X
                                        Certificates, on the one hand, and the
                                        classes of certificates entitled to
                                        principal, on the other hand, is
                                        described in "Description of the Offered
                                        Certificates--Distributions" in this
                                        prospectus supplement.

SUBORDINATION

     A.  GENERAL....................    The chart below describes the manner in
                                        which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than certain excess interest in connection with hyperamortizing loans) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest other than certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with hyperamortizing loans) are allocated is depicted in ascending order.

                                        ------------------------------

                                            Class A-l, Class A-2,
                                               Class X-1* and
                                                 Class X-2*
                                        ------------------------------

                                        ------------------------------
                                                   Class B
                                        ------------------------------

                                        ------------------------------
                                                   Class C
                                        ------------------------------

                                        ------------------------------
                                                 Classes D-N
                                        ------------------------------

                                        NO OTHER FORM OF CREDIT ENHANCEMENT WILL
                                        BE AVAILABLE TO YOU AS A HOLDER OF
                                        OFFERED CERTIFICATES.

                                        *Interest only certificates. No
                                        principal payments or realized loan
                                        losses of principal will be allocated to the Class X-1 or Class X-2 Certificates. However, any loan losses will reduce the notional amount of the Class X-1 Certificates and loan losses allocated (i) to the Class A-1B Component, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates and the Class D
                                        Certificates prior to and including the
                                        July 2005 distribution date and (ii) to
                                        the Class A-2B Component, Class B
                                        Certificates and Class C Certificates
                                        after the July 2005 distribution date,
                                        will reduce the notional amount of the
                                        Class X-2 Certificates.


     B.  SHORTFALLS IN
            AVAILABLE FUNDS.........   The following types of shortfalls in
                                       available funds will reduce amounts
                                       available for distribution and will be
                                       allocated in the same manner as mortgage loan losses:

                                       o   shortfalls resulting from
                                           compensation which the special
                                           servicer is entitled to
                                           receive;

                                       o   shortfalls resulting from
                                           interest on advances made by
                                           the master servicer, the
                                           trustee or the fiscal agent,
                                           to the extent not covered by
                                           default interest and late
                                           payment charges paid by the
                                           borrower;

                                       o   shortfalls resulting from a
                                           reduction of a mortgage loan's
                                           interest rate by a bankruptcy
                                           court or from other
                                           unanticipated, extraordinary
                                           or default-related expenses of
                                           the trust.

                                        Shortfalls in mortgage loan interest as
                                        a result of the timing of voluntary and
                                        involuntary prepayments (net of certain
                                        amounts required to be used by the
                                        master servicer to offset such
                                        shortfalls) will be allocated to each
                                        class of certificates, pro rata, in
                                        accordance with their respective
                                        interest entitlements as described
                                        herein.


                      INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A.  GENERAL....................    All numerical information in this
                                        prospectus supplement concerning the
                                        mortgage loans is approximate. All
                                        weighted average information regarding
                                        the mortgage loans reflects the
                                        weighting of the mortgage loans based
                                        upon their outstanding principal
                                        balances as of March 1, 2002. With
                                        respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in March 2002 have been deemed received on March 1, 2002.


     B.  PRINCIPAL BALANCES.........    The trust's primary assets will be 150
                                        mortgage loans with an aggregate
                                        principal balance as of March 1, 2002 of approximately $1,117,792,180. It is possible that the aggregate mortgage loan balance will vary by up to 5%. As of March 1, 2002, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $696,781 to approximately $86,451,522 and the mortgage loans had an approximate average balance of $7,451,948.


     C.  FEE SIMPLE/LEASEHOLD.......    One hundred forty-five (145) mortgage
                                        loans, representing 91.2% of the initial outstanding pool balance, are secured by a first mortgage lien on a fee simple estate in an income-producing real property.

                                        Three (3) mortgage loans, representing
                                        7.3% of the initial outstanding pool
                                        balance, are secured by both a fee and a leasehold interest in an income-producing real property.

                                        Two (2) mortgage loans, representing
                                        1.5% of the initial outstanding pool
                                        balance, are secured by a first mortgage lien on a leasehold interest in an income-producing real property.

     D.  PROPERTY TYPES.............    The following table shows how the
                                        mortgage loans are secured by collateral which is distributed among different types of properties.

                          ----------------- ------------------------ -----------
                                                                      Number of
                                             Percentage of Initial    Mortgaged
                             Property Type  Outstanding Pool Balance Properties
                          ----------------- ------------------------ -----------
                          Retail                      40.4%               79
                          ----------------- ------------------------ -----------
                          Office                      34.6%               31
                          ----------------- ------------------------ -----------
                          Industrial                  16.7%               40
                          ----------------- ------------------------ -----------
                          Multifamily                  5.5%               17
                          ----------------- ------------------------ -----------
                          Self Storage                 2.0%                9
                          ----------------- ------------------------ -----------
                          Other                        0.5%                1
                          ----------------- ------------------------ -----------
                          Manufactured                 0.2%                2
                          Housing
                          Community
                          ----------------- ------------------------ -----------

     E.  PROPERTY LOCATION..........    The number of mortgaged properties, and
                                        the approximate percentage of the
                                        aggregate principal balance of the
                                        mortgage loans secured by mortgaged
                                        properties located in the geographic
                                        areas with the highest concentrations of mortgaged properties, are as described in the table below:

                       ----------------- ------------------------ -------------
                                                                   Number of
                                           Percentage of Initial   Mortgaged
                       Geographic Areas  Outstanding Pool Balance  Properties
                       ----------------- ------------------------ -------------
                       North Carolina               13.1%              9
                       ----------------- ------------------------ -------------
                       California                   11.7%              41
                       ----------------- ------------------------ -------------
                          Southern                   5.5%              23
                       ----------------- ------------------------ -------------
                          Northern                   6.2%              18
                       ----------------- ------------------------ -------------
                       Texas                         9.5%              17
                       ----------------- ------------------------ -------------
                       Michigan                      7.9%              2
                       ----------------- ------------------------ -------------
                       Florida                       7.9%              20
                       ----------------- ------------------------ -------------
                       Pennsylvania                  7.3%              6
                       ----------------- ------------------------ -------------
                       Virginia                      5.8%              7
                       ----------------- ------------------------ -------------
                       Louisiana                     5.8%              1
                       ----------------- ------------------------ -------------
                       New Jersey                    5.3%              8
                       ----------------- ------------------------ -------------

                                  The remaining mortgaged properties are located throughout 25 other states. None of these states has a concentration of mortgaged properties that represents security for more than 5.0% of the aggregate principal balance of the mortgage loans, as of March 1, 2002.

     F.  OTHER MORTGAGE
            LOAN FEATURES...........    As of March 1, 2002, the mortgage loans
                                        had the following characteristics:

                                        o    No scheduled payment of principal
                                             and interest on any mortgage loan
                                             was thirty days or more past due,
                                             and no mortgage loan had been
                                             thirty days or more delinquent in
                                             the past year.

                                        o    Fifteen (15) groups of mortgage
                                             loans were made to the same
                                             borrower or to borrowers that are
                                             affiliated with one another through
                                             partial or complete direct or
                                             indirect common ownership. The
                                             three (3) largest groups represent
                                             10.3%, 2.6% and 2.3% respectively,
                                             of the initial outstanding pool
                                             balance. See Appendix II attached
                                             hereto.

                                        o    Sixty-eight (68) of the mortgaged
                                             properties, representing 34.7% of
                                             the initial outstanding pool
                                             balance, are each 100% leased to a
                                             single tenant.

                                        o    All of the mortgage loans bear
                                             interest at fixed rates.

                                        o    No mortgage loan permits negative
                                             amortization or the deferral of
                                             accrued interest (except excess
                                             interest that would accrue in the
                                             case of hyperamortizing loans after
                                             the applicable anticipated
                                             repayment date for such loans).

     G.  BALLOON LOANS/ARD LOANS....    As of March 1, 2002, the mortgage loans
                                        had the following additional
                                        characteristics:

                                        o    One hundred thirty-five (135) of
                                             the mortgage loans, representing
                                             87.0% of the initial outstanding
                                             pool balance, are "balloon loans"
                                             (including the hyperamortizing
                                             loans). For purposes of this
                                             prospectus supplement, we consider
                                             a mortgage loan to be a "balloon
                                             loan" if its principal balance is
                                             not scheduled to be fully or
                                             substantially amortized by the
                                             loan's maturity date or anticipated
                                             repayment date, as applicable. Of
                                             these 135 mortgage loans:

                                              o    One (1) mortgage loan,
                                                   representing 1.1% of the
                                                   initial outstanding pool
                                                   balance, is a hyperamortizing
                                                   loan which provides for
                                                   increases in the mortgage
                                                   rate and/or principal
                                                   amortization at a date prior
                                                   to stated maturity that
                                                   creates an incentive for the
                                                   related borrower to prepay
                                                   the loan. This loan is
                                                   structured this way to
                                                   encourage the borrower to
                                                   repay it in full on or prior
                                                   to the date (which is prior
                                                   to its stated maturity date)
                                                   upon which these increases
                                                   occur.

                                              o    Four (4) of the mortgage
                                                   loans, representing 1.7% of
                                                   the initial outstanding pool
                                                   balance, have amortization
                                                   schedules that change during
                                                   the loan term. See Appendix
                                                   II attached hereto.

                                        o    The remaining fifteen (15) mortgage
                                             loans, representing 13.0% of the
                                             initial outstanding pool balance,
                                             are fully amortizing and are
                                             expected to have less than 5.0% of
                                             the original principal balance
                                             outstanding as of their related
                                             stated maturity dates.

                                              o    One (1) mortgage loan,
                                                   representing 7.7% of the
                                                   initial outstanding pool
                                                   balance is fully amortizing
                                                   in accordance with a
                                                   predetermined schedule.

     H.  INTEREST ONLY LOANS.......     As of March 1, 2002, the mortgage loans
                                        had the following additional
                                        characteristics:

                                        o         Eight (8) mortgage loans,
                                                  representing 6.2% of the
                                                  initial outstanding pool
                                                  balance, provide for monthly
                                                  payments of interest only for
                                                  their entire respective terms.

                                        o         Three (3) mortgage loans,
                                                  representing 6.6% of the
                                                  initial outstanding pool
                                                  balance, provide for monthly
                                                  payments of interest only for
                                                  a portion of their respective
                                                  terms and then provide for the
                                                  monthly payment of principal
                                                  and interest over their
                                                  respective remaining terms.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS..............    As of March 1, 2002, all of the mortgage
                                        loans restricted voluntary principal
                                        prepayments as follows:

                                        o    One hundred thirty-three (133)
                                             mortgage loans, representing 81.5%
                                             of the initial outstanding pool
                                             balance, prohibit voluntary
                                             principal prepayments for a period
                                             ending on a date determined by the
                                             related mortgage note (which may be
                                             the maturity date), which period is
                                             referred to in this prospectus
                                             supplement as a lock-out period,
                                             but permit the related borrower,
                                             after an initial period of at least
                                             two years following the date of
                                             issuance of the certificates, to
                                             defease the loan by pledging
                                             direct, non-callable United States
                                             Treasury obligations and obtaining
                                             the release of the mortgaged
                                             property from the lien of the
                                             mortgage.

                                        o    Five (5) mortgage loans,
                                             representing 4.2% of the initial
                                             outstanding pool balance, prohibit
                                             voluntary principal prepayments
                                             during a lock-out period, and
                                             following the lock-out period
                                             provide for prepayment premiums or
                                             yield maintenance charges
                                             calculated on the basis of the
                                             greater of a yield maintenance
                                             formula and 1% of the amount
                                             prepaid.

                                        o    Nine (9) mortgage loans,
                                             representing 12.7% of the initial
                                             outstanding pool balance, prohibit
                                             voluntary principal prepayments
                                             during a lock-out period, and
                                             following the lock-out period
                                             provide for a prepayment premium or
                                             yield maintenance charge calculated
                                             on the basis of the greater of a
                                             yield maintenance formula and 1% of
                                             the amount prepaid, and also permit
                                             the related borrower, after an
                                             initial period of at least two
                                             years following the date of the
                                             issuance of the certificates, to
                                             defease the loan by pledging
                                             direct, non-callable United States
                                             Treasury obligations and obtaining
                                             the release of the mortgaged
                                             property from the lien of the
                                             mortgage.

                                        o    One (1) mortgage loan, representing
                                             0.5% of the initial outstanding
                                             pool balance, prohibits voluntary
                                             principal prepayments during a
                                             lock-out period and following the
                                             lock-out period, provides for a
                                             prepayment premium or yield
                                             maintenance charge calculated on
                                             the basis of (i) the greater of a
                                             yield maintenance formula and 1% of
                                             the amount prepaid for 79 months
                                             and (ii) a yield maintenance
                                             formula for the next 9 months, and
                                             also permits the related borrower,
                                             after an initial period of at least
                                             two years following the date of the
                                             issuance of the certificates, to
                                             defease the loan by pledging
                                             direct, non-callable United States
                                             Treasury obligations and obtaining
                                             the release of the mortgaged
                                             property from the lien of the
                                             mortgage.

                                        o    One (1) mortgage loan, representing
                                             0.3% of the initial outstanding
                                             pool balance, permits voluntary
                                             principal prepayments at any time
                                             with a prepayment premium or yield
                                             maintenance charge calculated on
                                             the basis of the greater of a yield
                                             maintenance formula and 1% of the
                                             amount prepaid.

                                        o    One (1) mortgage loan, representing
                                             0.7% of the initial outstanding
                                             pool balance, permits voluntary
                                             principal prepayments at any time
                                             with a prepayment premium or yield
                                             maintenance charge calculated on
                                             the basis of the greater of a yield
                                             maintenance formula and 1% of the
                                             amount prepaid, and also permits
                                             the related borrower, after an
                                             initial period of at least two
                                             years following the date of the
                                             issuance of the certificates, to
                                             defease the loan by pledging
                                             direct, non-callable United States
                                             Treasury obligations and obtaining
                                             the release of the mortgaged
                                             property from the lien of the
                                             mortgage.

                                        With respect to the prepayment and
                                        defeasance provisions set forth above,
                                        certain of the mortgage loans also
                                        include provisions described below:

                                        o    Four (4) mortgage loans,
                                             representing 7.6% of the initial
                                             outstanding pool balance, permit
                                             the release of a mortgaged property
                                             from the lien of the mortgage, if
                                             there is a defeasance of a portion
                                             of the mortgage loan in connection
                                             with such release.

                                        o    Three (3) mortgage loans,
                                             representing 1.1% of the initial
                                             outstanding pool balance, permit
                                             the release of a portion of the
                                             related mortgaged property from the
                                             lien of the related mortgage, and a
                                             prepayment (with a yield
                                             maintenance charge) of a portion of
                                             the mortgage loan in connection
                                             with such release.

                                        o    Notwithstanding the above, the
                                             mortgage loans generally provide
                                             for a maximum period commencing one
                                             (1) to thirteen (13) payment dates
                                             prior to and including the maturity
                                             date or the anticipated repayment
                                             date during which the related
                                             borrower may prepay the mortgage
                                             loan without premium or defeasance
                                             requirements.

                                        See Appendix II attached hereto for
                                        specific yield maintenance provisions
                                        with respect to the prepayment and
                                        defeasance provisions set forth above.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES...    As of March 1, 2002, the mortgage loans
                                        had the following additional
                                        characteristics:

           i.   MORTGAGE INTEREST
                RATES Mortgage interest rates ranging from 5.960% per annum to 9.270% per annum, and a weighted average mortgage interest rate of 7.127% per annum;


           ii.  REMAINING TERMS         Remaining terms to scheduled maturity
                                        ranging from 54 months to 238 months,
                                        and a weighted average remaining term to scheduled maturity of 122 months;


           iii. REMAINING
                AMORTIZATION TERMS      Remaining amortization terms (excluding
                                        loans which provide for interest only
                                        payments for the entire loan term)
                                        ranging from 117
                                        months to 391 months, and a weighted
                                        average remaining amortization term of
                                        316 months;


           iv.  LOAN-TO-VALUE RATIOS    Loan-to-value ratios ranging from 19.0%
                                        to 79.5% and a weighted average
                                        loan-to-value ratio, calculated as
                                        described in this prospectus supplement, of 61.1%*; and


            v.  DEBT SERVICE
                COVERAGE RATIOS         Debt service coverage ratios, determined
                                        according to the methodology presented
                                        in this prospectus supplement, ranging
                                        from 1.23x to 5.38x and a weighted
                                        average debt service coverage ratio,
                                        calculated as described in this
                                        prospectus supplement, of 1.71x*.

            * Weighted averages of loan-to-value ratios and debt service coverage ratios exclude Mortgage Loan No. 1, which fully amortizes over its 15 year term and has a 1.23x debt service coverage ratio and a loan-to-value ratio equal to 76.5% as of the Cut-off Date, and is secured by a mortgaged property fully leased to an investment-grade tenant for the term of that mortgage loan pursuant to a bond type net lease.

ADVANCES


     A.  PRINCIPAL AND
             INTEREST ADVANCES.......   Subject to a recoverability
                                        determination described in this
                                        prospectus supplement, the master
                                        servicer is required to advance
                                        delinquent monthly mortgage loan
                                        payments for those mortgage loans that
                                        are part of the trust. The master
                                        servicer will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer also is not required --- to advance prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If this type of advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.


                                        For an REO Property, the advance will
                                        equal the scheduled payment that would
                                        have been due if the predecessor
                                        mortgage loan had remained outstanding
                                        and continued to amortize in accordance
                                        with its amortization schedule in effect immediately before the REO Property was acquired.


     B.  SERVICING ADVANCES..........   Subject to a recoverability
                                        determination described in this
                                        prospectus supplement, the master
                                        servicer, trustee and fiscal agent may
                                        also make servicing advances to pay
                                        delinquent real estate taxes, insurance
                                        premiums and similar expenses necessary
                                        to maintain and protect the mortgaged
                                        property, to maintain the lien on the
                                        mortgaged property or to enforce the
                                        mortgage loan documents.


     C.  INTEREST ON ADVANCES........   All advances made by the master
                                        servicer, the trustee or the fiscal
                                        agent will accrue interest at a rate
                                        equal to the "prime rate" as reported in The Wall Street Journal.


     D.  BACK-UP ADVANCES............   If the master servicer fails to make a
                                        required advance, the trustee will be
                                        required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

     E.  RECOVERABILITY..............   None of the master servicer, the trustee
                                        nor the fiscal agent will be obligated
                                        to make any advance if it reasonably
                                        determines that such advance would not
                                        be recoverable in accordance with the
                                        servicing standard and the trustee and
                                        the fiscal agent may rely on any such
                                        determination made by the master
                                        servicer.

     F.  ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT   The occurrence of certain adverse events
                                        affecting a mortgage loan will require
                                        the special servicer to obtain a new
                                        appraisal or other valuation of the
                                        related mortgaged property. In general,
                                        if the principal amount of the mortgage
                                        loan plus all other amounts due
                                        thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement.
                                        If there exists an appraisal reduction
                                        for any mortgage loan, the amount of
                                        interest required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                                        See "Description of the Offered
                                        Certificates - Advances" in this
                                        prospectus supplement.


                      ADDITIONAL ASPECTS OF CERTIFICATES


RATINGS...........................      The certificates offered to you will not
                                        be issued unless each of the classes of
                                        certificates being offered by this
                                        prospectus supplement receives the
                                        following ratings from Standard & Poor's
                                        Ratings Services, a division of The
                                        McGraw-Hill Companies, Inc. and Moody's
                                        Investors Service, Inc.

                                        ---------------------- ------------
                                                                 Ratings
                                                Class          Moody's/S&P
                                        ---------------------- ------------
                                        Classes A-1 and A-2      Aaa/AAA
                                        ---------------------- ------------
                                        Class B                  Aa2/AA
                                        ---------------------- ------------
                                        Class C                   A2/A
                                        ---------------------- ------------

                                        A rating agency may lower or withdraw a
                                        security rating at any time.


                                        See "Ratings" in this prospectus
                                        supplement and in the prospectus for a
                                        discussion of the basis upon which
                                        ratings are given, the limitations of
                                        and restrictions on the ratings, and the conclusions that should not be drawn from a rating.


OPTIONAL TERMINATION..............      On any distribution date on which the
                                        aggregate certificate balance of all
                                        classes of certificates is less than or
                                        equal to 1% of the initial outstanding
                                        pool balance, the master servicer, the
                                        special servicer and any holder of a
                                        majority interest in the Class R-I
                                        Certificates, each in turn, will have
                                        the option to purchase all of the
                                        remaining mortgage loans, and all
                                        property acquired through exercise of
                                        remedies in respect of any mortgage
                                        loan, at the price specified in this
                                        prospectus supplement. Exercise of this
                                        option would terminate the trust and
                                        retire the then outstanding certificates at par plus accrued interest.

DENOMINATIONS.....................      The Class A-1 and Class A-2 Certificates
                                        will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.................      Your certificates will be registered in
                                        the name of Cede & Co., as nominee of
                                        The Depository Trust Company, and will
                                        not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement.
                                        As a result, you will hold your
                                        certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through
                                        The Depository Trust Company,
                                        Clearstream Banking, societe anonyme or
                                        the Euroclear System or through
                                        participants in The Depository Trust
                                        Company, Clearstream Banking or
                                        Euroclear.

                                        You may hold your certificates through:

                                        o         The Depository Trust Company
                                                  in the United States; or

                                        o         Clearstream Banking or
                                                  Euroclear in Europe.

                                        Transfers within The Depository Trust
                                        Company, Clearstream Banking or
                                        Euroclear will be made in accordance
                                        with the usual rules and operating
                                        procedures of those systems.
                                        Cross-market transfers between persons
                                        holding directly through The Depository
                                        Trust Company, Clearstream Banking or
                                        Euroclear will be effected in The
                                        Depository Trust Company through the
                                        relevant depositories of Clearstream
                                        Banking or Euroclear.

                                        We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the certificates offered to you.

                                        We expect that the certificates offered
                                        to you will be delivered in book-entry
                                        form through the facilities of The
                                        Depository Trust Company, Clearstream
                                        Banking or Euroclear on or about the
                                        closing date.

TAX STATUS........................      Elections will be made to treat
                                        designated portions of the trust as
                                        three separate "real estate mortgage
                                        investment conduits" --REMIC I, REMIC II and REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular interests" in
                                        REMIC III. The portion of the trust
                                        consisting of the right to excess
                                        interest (above the amount of interest
                                        that would have accrued if the interest
                                        rate did not increase) and the related
                                        excess interest sub-account will be
                                        treated as a grantor trust for federal
                                        income tax purposes.

                                        Pertinent federal income tax
                                        consequences of an investment in the
                                        offered certificates include:

                                        o    The regular interests will be
                                             treated as newly originated debt
                                             instruments for federal income tax
                                             purposes.

                                        o    Beneficial owners of offered
                                             certificates will be required to
                                             report income on the certificates
                                             in accordance with the accrual
                                             method of accounting.

                                        o    We anticipate that the offered
                                             certificates will not be issued
                                             with original issue discount.

                                        See "Material Federal Income Tax
                                        Consequences" in this prospectus
                                        supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974.......      Subject to the satisfaction of important
                                        conditions described under "ERISA
                                        Considerations" in this prospectus
                                        supplement and in the accompanying
                                        prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.


LEGAL INVESTMENTS.................      The offered certificates will not
                                        constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984, as
                                        amended.

                                        For purposes of any applicable legal
                                        investment restrictions, regulatory
                                        capital requirements or other similar
                                        purposes, neither the prospectus nor
                                        this prospectus supplement makes any
                                        representation to you regarding the
                                        proper characterization of the
                                        certificates offered by this prospectus
                                        supplement. Regulated entities should
                                        consult with their own advisors
                                        regarding these matters.

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                                      S-24

                                 RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS       Payments under the mortgage loans are
                                        not insured or guaranteed by any
                                        governmental entity or mortgage insurer.
                                        Accordingly, the sources for repayment
                                        of your certificates are limited to
                                        amounts due with respect to the mortgage loans.

                                        You should consider all of the mortgage
                                        loans to be nonrecourse loans. Even in
                                        those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                        In limited circumstances, Principal
                                        Commercial Funding, LLC, Morgan Stanley
                                        Dean Witter Mortgage Capital Inc., Wells
                                        Fargo Bank, National Association and
                                        Bear, Stearns Funding, Inc., each as
                                        mortgage loan seller, may be obligated
                                        to repurchase or replace a mortgage loan that it sold to Bear Stearns Commercial Mortgage Securities Inc. if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES            The mortgage loans are secured by
                                        various types of income-producing
                                        commercial, multifamily and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                        One hundred forty-six (146) mortgage
                                        loans, representing 96.7% of the initial outstanding pool balance, were originated within twelve (12) months prior to the cut-off date. Consequently, these mortgage loans do not have a long-standing payment history.

                                        The repayment of a commercial mortgage
                                        loan is typically dependent upon the
                                        ability of the applicable property to
                                        produce cash flow. Even the liquidation
                                        value of a commercial property is
                                        determined, in substantial part, by the
                                        amount of the property's cash flow (or
                                        its potential to generate cash flow).
                                        However, net operating income and cash
                                        flow can be volatile and may be
                                        insufficient to cover debt service on
                                        the loan at any given time.

                                        The net operating income, cash flow and
                                        property value of the mortgaged
                                        properties may be adversely affected by
                                        any one or more of the following
                                        factors:

                                        o    the age, design and construction
                                             quality of the property;

                                        o    perceptions regarding the safety,
                                             convenience and attractiveness of
                                             the property;

                                        o    the proximity and attractiveness of
                                             competing properties;

                                        o    the adequacy of the property's
                                             management and maintenance;

                                        o    increases in operating expenses at
                                             the property and in relation to
                                             competing properties;

                                        o    an increase in the capital
                                             expenditures needed to maintain the
                                             property or make improvements;

                                        o    the dependence upon a single
                                             tenant, or a concentration of
                                             tenants in a particular business or
                                             industry;

                                        o    a decline in the financial
                                             condition of a major tenant;

                                        o    an increase in vacancy rates; and

                                        o    a decline in rental rates as leases
                                             are renewed or entered into with
                                             new tenants.

                                        Other factors are more general in
                                        nature, such as:

                                        o    national, regional or local
                                             economic conditions (including
                                             plant closings, military base
                                             closings, industry slowdowns and
                                             unemployment rates);

                                        o    local real estate conditions (such
                                             as an oversupply of competing
                                             properties, rental space or
                                             multifamily housing);

                                        o    demographic factors;

                                        o    decreases in consumer confidence;

                                        o    changes in consumer tastes and
                                             preferences; and

                                        o    retroactive changes in building
                                             codes.

                                        The volatility of net operating income
                                        will be influenced by many of the
                                        foregoing factors, as well as by:

                                        o    the length of tenant leases;

                                        o    the creditworthiness of tenants;

                                        o    the level of tenant defaults;

                                        o    the ability to convert an
                                             unsuccessful property to an
                                             alternative use;

                                        o    new construction in the same market
                                             as the mortgaged property;

                                        o    rent control laws;

                                        o    the number and diversity of
                                             tenants;

                                        o    the rate at which new rentals
                                             occur; and

                                        o    the property's operating leverage
                                             (which is the percentage of total
                                             property expenses in relation to
                                             revenue), the ratio of fixed
                                             operating expenses to those that
                                             vary with revenues, and the level
                                             of capital expenditures required to
                                             maintain the property and to retain
                                             or replace tenants.

                                        A decline in the real estate market or
                                        in the financial condition of a major
                                        tenant will tend to have a more
                                        immediate effect on the net operating
                                        income of properties with short-term
                                        revenue sources (such as short-term or
                                        month-to-month leases) and may lead to
                                        higher rates of delinquency or defaults
                                        under mortgage loans secured by such
                                        properties.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES           Some of the mortgaged properties may not
                                        be readily convertible to alternative
                                        uses if those properties were to become
                                        unprofitable for any reason. This is
                                        because:

                                        o    converting commercial properties to
                                             alternate uses or converting
                                             single-tenant commercial properties
                                             to multi-tenant properties
                                             generally requires substantial
                                             capital expenditures; and

                                        o    zoning or other restrictions also
                                             may prevent alternative uses.

                                        The liquidation value of a mortgaged
                                        property not readily convertible to an
                                        alternative use may be substantially
                                        less than would be the case if the
                                        mortgaged property were readily
                                        adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT  OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:


                                        o    changes in governmental
                                             regulations, fiscal policy, zoning
                                             or tax laws;

                                        o    potential environmental legislation
                                             or liabilities or other legal
                                             liabilities;

                                        o    proximity and attractiveness of
                                             competing properties;

                                        o    new construction of competing
                                             properties in the same market;

                                        o    convertibility of a property to an
                                             alternative use;

                                        o    the availability of refinancing;
                                             and

                                        o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                       A deterioration in the financial
                                        condition of a tenant can be
                                        particularly significant if a mortgaged
                                        property is leased to a single or large
                                        tenant or a small number of tenants,
                                        because rent interruptions by a tenant
                                        may cause the borrower to default on its obligations to the lender. Sixty-eight
                                        (68) of the mortgaged properties,
                                        representing 34.7% of the initial
                                        outstanding pool balance, are leased to
                                        single tenants, and in some cases the
                                        tenant is related to the borrower.
                                        Mortgaged properties leased to a single
                                        tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                        o    the financial effect of the absence
                                             of rental income may be severe;

                                        o    more time may be required to
                                             re-lease the space; and

                                        o    substantial capital costs may be
                                             incurred to make the space
                                             appropriate for replacement
                                             tenants.

                                        Another factor that you should consider
                                        is that retail, industrial and office
                                        properties also may be adversely
                                        affected if there is a concentration of
                                        tenants or of tenants in the same or
                                        similar business or industry.

                                        For further information with respect to
                                        tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                    If a mortgaged property has multiple
                                        tenants, re-leasing costs and costs of
                                        enforcing remedies against defaulting
                                        tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
                                        These costs may cause a borrower to
                                        default in its obligations to a lender
                                        which could reduce cash flow available
                                        for debt service payments.
                                        Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS                        Repayment of mortgage loans secured by
                                        retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

                                        Even if vacated space is successfully
                                        relet, the costs associated with
                                        reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Sixty-three (63) of the mortgaged properties, representing approximately
                                        54.0% of the initial outstanding pool
                                        balance (excluding multifamily,
                                        manufactured housing community and self
                                        storage properties), as of the cut-off
                                        date have reserves for tenant
                                        improvements and leasing commissions
                                        which may serve to defray such costs.
                                        There can be no assurances, however,
                                        that the funds (if any) held in such
                                        reserves for tenant improvements and
                                        leasing commissions will be sufficient
                                        to cover any of the costs and expenses
                                        associated with tenant improvements or
                                        leasing commission obligations. In
                                        addition, if a tenant defaults in its
                                        obligations to a borrower, the borrower
                                        may incur substantial costs and
                                        experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                    The effect of mortgage pool loan losses
                                        will be more severe:

                                        o    if the pool is comprised of a small
                                             number of loans, each with a
                                             relatively large principal amount;
                                             or

                                        o    if the losses relate to loans that
                                             account for a disproportionately
                                             large percentage of the pool's
                                             aggregate principal balance of all
                                             mortgage loans.

                                        Fifteen (15) groups of mortgage loans,
                                        are made to the same borrower or
                                        borrowers related through common
                                        ownership and where, in general, the
                                        related mortgaged properties are
                                        commonly managed. The related
                                        borrower concentrations of the three (3) largest groups represent 10.3%, 2.6% and 2.3% respectively of the initial outstanding pool balance.

                                        The largest mortgage loan represents
                                        7.7% of the initial outstanding pool
                                        balance. The ten largest mortgage loans
                                        in the aggregate represent 40.0% of the
                                        initial outstanding pool balance. Each
                                        of the other mortgage loans represents
                                        less than 7.0% of the initial
                                        outstanding pool balance.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                            A concentration of mortgaged property
                                        types also can pose increased risks. A
                                        concentration of mortgage loans secured
                                        by the same property type can increase
                                        the risk that a decline in a particular
                                        industry will have a disproportionately
                                        large impact on the pool of mortgage
                                        loans. The following property types
                                        represent the indicated percentage of
                                        the initial outstanding pool balance:

                                        o    retail properties represent 40.4%;

                                        o    office properties represent 34.6%;

                                        o    industrial properties represent
                                             16.7%;

                                        o    multifamily properties represent
                                             5.5%;

                                        o    self storage properties represent
                                             2.0%;

                                        o    other properties represent 0.5%;
                                             and

                                        o    manufactured housing community
                                             properties represent 0.2%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                            Concentrations of mortgaged properties
                                        in geographic areas may increase the
                                        risk that adverse economic or other
                                        developments or a natural disaster or
                                        act of terrorism affecting a particular
                                        region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not.
                                        Regional economic declines or adverse
                                        conditions in regional real estate
                                        markets could adversely affect the
                                        income from, and market value of, the
                                        mortgaged properties located in the
                                        region. Other regional factors--e.g.,
                                        earthquakes, floods or hurricanes or
                                        changes in governmental rules or fiscal
                                        policies--also may adversely affect
                                        those mortgaged properties.

                                        The mortgaged properties are located
                                        throughout 34 states. In particular,
                                        investors should note that approximately
                                        11.7% of the mortgaged properties, based on the initial outstanding pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                        In addition, 13.1%, 9.5%, 7.9%, 7.9%,
                                        7.3%, 5.8%, 5.8%, and 5.3% of the
                                        mortgaged properties, based on the
                                        initial outstanding pool balance, are
                                        located in the North Carolina, Texas,
                                        Michigan, Florida, Pennsylvania,
                                        Virginia, Louisiana and New Jersey,
                                        respectively, and concentrations of
                                        mortgaged properties, in each case,
                                        representing less than 5.0% of the
                                        initial outstanding pool balance, also
                                        exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                              Seventy-nine (79) of the mortgaged
                                        properties, representing 40.4% of the
                                        initial outstanding pool balance, are
                                        retail properties. The quality and
                                        success of a retail property's tenants
                                        significantly affect the property's
                                        value. The success of retail properties
                                        can be adversely affected by local
                                        competitive conditions and changes in
                                        consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

                                        An "anchor tenant" is proportionately
                                        larger in size and is vital in
                                        attracting customers to a retail
                                        property, whether or not it is part of
                                        the mortgaged property. Seventy-three
                                        (73) of the mortgaged properties,
                                        securing 38.4% of the initial
                                        outstanding pool balance, are properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                        The presence or absence of an anchor
                                        store in a shopping center also can be
                                        important because anchor stores play a
                                        key role in generating customer traffic
                                        and making a center desirable for other
                                        tenants. Consequently, the economic
                                        performance of an anchored retail
                                        property will be adversely affected by:

                                        o    an anchor store's failure to renew
                                             its lease;

                                        o    termination of an anchor store's
                                             lease;

                                        o    the bankruptcy or economic decline
                                             of an anchor store or self-owned
                                             anchor or the parent company
                                             thereof; or

                                        o    the cessation of the business of an
                                             anchor store at the shopping
                                             center, even if, as a tenant, it
                                             continues to pay rent.

                                        There may be retail properties with
                                        anchor stores that are permitted to
                                        cease operating at any time if certain
                                        other stores are not operated at those
                                        locations. Furthermore, there may be
                                        non-anchor tenants that are permitted to offset all or a portion of their rent or to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

                                        Retail properties also face competition
                                        from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                              Thirty-one (31) of the mortgaged
                                        properties, representing 34.6% of the
                                        initial outstanding pool balance, are
                                        office properties.

                                        A large number of factors affect the
                                        value of these office properties,
                                        including:

                                        o    the quality of an office building's
                                             tenants;

                                        o    the diversity of an office
                                             building's tenants (or reliance on
                                             a single or dominant tenant);

                                        o    the physical attributes of the
                                             building in relation to competing
                                             buildings, e.g., age, condition,
                                             design, location, access to
                                             transportation and ability to offer
                                             certain amenities, such as
                                             sophisticated building systems;

                                        o    the desirability of the area as a
                                             business location;

                                        o    the strength and nature of the
                                             local economy (including labor
                                             costs and quality, tax environment
                                             and quality of life for employees);
                                             and

                                        o    certain office properties have
                                             tenants that are technology and
                                             internet start-up companies.
                                             Technology and internet start-up
                                             companies have recently experienced
                                             a variety of circumstances that
                                             tend to make their businesses
                                             relatively volatile. Many of those
                                             companies have little or no
                                             operating history, their owners and
                                             management are often inexperienced
                                             and such companies may be heavily
                                             dependent on obtaining venture
                                             capital financing. In addition,
                                             technology and internet start-up
                                             companies often require significant
                                             build-out related to special
                                             technology which may adversely
                                             affect the ability of the landlord
                                             to relet the properties. The
                                             relative instability of these
                                             tenants may have an adverse impact
                                             on certain of the properties.

                                        Moreover, the cost of refitting office
                                        space for a new tenant is often higher
                                        than the cost of refitting other types
                                        of property.


A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES          Forty (40) of the mortgaged properties,
                                        representing 16.7% of the initial
                                        outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                        o    reduced demand for industrial space
                                             because of a decline in a
                                             particular industry segment;

                                        o    increased supply of competing
                                             industrial space because of
                                             relative ease in constructing
                                             buildings of this type;

                                        o    a property becoming functionally
                                             obsolete;

                                        o    insufficient supply of labor to
                                             meet demand;

                                        o    changes in access to the property,
                                             energy prices, strikes, relocation
                                             of highways or the construction of
                                             additional highways;

                                        o    location of the property in
                                             relation to access to
                                             transportation;

                                        o    suitability for a particular
                                             tenant;

                                        o    building design and adaptability;

                                        o    a change in the proximity of supply
                                             sources; and

                                        o    environmental hazards.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES         Seventeen (17) of the mortgaged
                                        properties, representing 5.5% of the
                                        initial outstanding pool balance, are
                                        multifamily properties.

                                        A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                        o    the physical attributes of the
                                             apartment building, such as its
                                             age, appearance and construction
                                             quality;

                                        o    the location of the property;

                                        o    the ability of management to
                                             provide adequate maintenance and
                                             insurance;

                                        o    the types of services and amenities
                                             provided at the property;

                                        o    the property's reputation;

                                        o    the level of mortgage interest
                                             rates and favorable income and
                                             economic conditions (which may
                                             encourage tenants to purchase
                                             rather than rent housing);

                                        o    the presence of competing
                                             properties;

                                        o    adverse local or national economic
                                             conditions which may limit the rent
                                             that may be charged and which may
                                             result in increased vacancies;

                                        o    the tenant mix (such as tenants
                                             being predominantly students or
                                             military personnel or employees of
                                             a particular business);

                                        o    state and local regulations (which
                                             may limit the ability to increase
                                             rents); and

                                        o    government assistance/rent subsidy
                                             programs (which may influence
                                             tenant mobility).



TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES           The bankruptcy or insolvency of a major
                                        tenant, or a number of smaller tenants,
                                        in retail, industrial and office
                                        properties may adversely affect the
                                        income produced by the property. Under
                                        the federal bankruptcy code, a
                                        tenant/debtor has the option of
                                        affirming or rejecting any unexpired
                                        lease. If the tenant rejects the lease,
                                        the landlord's claim for breach of the
                                        lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.


DEPENDENCE ON CERTAIN LEASES
HAS SPECIAL RISKS RELATED TO
THE CREDITWORTHINESS OF THE
TENANT One (1) of the mortgage loans (Mortgage Loan No. 1), representing 7.7% of the initial outstanding pool balance, is secured by a mortgaged property that is subject to a bond type lease. Mortgage loans backed by these leases may be underwritten to lower debt service coverage ratios and higher loan-to-value ratios than would have been the case if the underlying real properties had been leased to less creditworthy tenants. The payment of interest and principal on such loans depends principally on the payment by the tenant and/or its guarantor of monthly rental payments and other payments due under its lease. In the event that the tenant defaults in its obligations under its lease, the underlying real property may not be relet for sufficiently high rent to support debt service on the related mortgage loan or funds received in liquidation of that property may not be sufficient to satisfy the borrower's obligations under the mortgage loan.

                                        Any rating assigned to the tenant under
                                        such a lease, an affiliate of that
                                        tenant or another guarantor of that
                                        tenant's obligations under the lease, as applicable, by a rating agency will reflect only the rating agency's current assessment of the creditworthiness of that entity. In addition, the assigning rating agency may downgrade, withdraw or qualify that rating at any time, and there is no assurance that the assigning rating agency is not currently contemplating the taking of such action. A downgrade, withdrawal or qualification in the rating of such a tenant and/or its guarantor may have a related adverse effect on the ratings of the certificates even if there is no default under the related mortgage loan in the pool. See Appendix II for further information with respect to Mortgage Loan No. 1.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                            Various environmental laws may make a
                                        current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup.
                                        In some states, this lien has priority
                                        over the lien of a pre-existing
                                        mortgage. Additionally, third parties
                                        may seek recovery from owners or
                                        operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                        The owner's liability for any required
                                        remediation generally is not limited by
                                        law and could, accordingly, exceed the
                                        value of the property and/or the
                                        aggregate assets of the owner. The
                                        presence of hazardous or toxic
                                        substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                        In addition, under certain
                                        circumstances, a lender (such as the
                                        trust) could be liable for the costs of
                                        responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                    Except for mortgaged properties securing
                                        mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In some cases a Phase II site assessment was also performed. The applicable mortgage loan seller has either (a) represented that with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date (i) no hazardous material is present on the mortgaged property and
                                        (ii) the mortgaged property is in
                                        material compliance with all applicable
                                        federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property. In all cases, the environmental site assessment was a Phase I environmental assessment. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                        Forty-six (46) mortgaged properties,
                                        representing 7.0% of the initial
                                        outstanding pool balance, are the
                                        subject of a group secured creditor
                                        impaired property policy, providing
                                        coverage for certain losses that may
                                        arise from adverse environmental
                                        conditions that may exist at the related mortgaged properties. Six (6) mortgaged properties, representing 2.3% of the initial outstanding pool balance are the subject of a separate group secured creditor impaired property policy, providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. We describe those policies under
                                        "Description of the Mortgage
                                        Pool--Environmental Insurance" in this
                                        prospectus supplement. Generally,
                                        environmental site assessments were not
                                        performed with respect to those
                                        mortgaged properties covered by the
                                        group secured creditor impaired property policy.

                                        We cannot assure you, however, that the
                                        environmental assessments revealed all
                                        existing or potential environmental
                                        risks or that all adverse environmental
                                        conditions have been completely abated
                                        or remediated or that any reserves,
                                        insurance or operations and maintenance
                                        plans will be sufficient to remediate
                                        the environmental conditions. Moreover,
                                        we cannot assure you that:

                                        o    future laws, ordinances or
                                             regulations will not impose any
                                             material environmental liability;
                                             or

                                        o    the current environmental condition
                                             of the mortgaged properties will
                                             not be adversely affected by
                                             tenants or by the condition of land
                                             or operations in the vicinity of
                                             the mortgaged properties (such as
                                             underground storage tanks).

                                        Portions of some of the mortgaged
                                        properties securing the mortgage loans
                                        may include tenants which operate as
                                        on-site dry-cleaners and gasoline
                                        stations. Both types of operations
                                        involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                        Before the special servicer acquires
                                        title to a mortgaged property on behalf
                                        of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS One hundred thirty-five (135) mortgage loans, representing 87.0% of the initial outstanding pool balance, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a hyperamortizing loan) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date. Balloon loans involve greater risk than fully amortizing loans because borrower's ability to repay the loan on its Anticipated Repayment Date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                        o    the availability of, and
                                             competition for, credit for
                                             commercial real estate projects;

                                        o    prevailing interest rates;

                                        o    the fair market value of the
                                             related mortgaged property;

                                        o    the borrower's equity in the
                                             related mortgaged property;

                                        o    the borrower's financial condition;

                                        o    the operating history and occupancy
                                             level of the mortgaged property;

                                        o    tax laws; and

                                        o    prevailing general and regional
                                             economic conditions.

                                        The availability of funds in the credit
                                        markets fluctuates over time.

                                        Principal Commercial Funding, LLC,
                                        Morgan Stanley Dean Witter Mortgage
                                        Capital Inc., Wells Fargo Bank, National
                                        Association and Bear, Stearns Funding,
                                        Inc., each as a mortgage loan seller,
                                        and their respective affiliates are not
                                        under any obligation to refinance any
                                        mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES            Four (4) mortgage loans, representing
                                        1.7% of the initial outstanding pool
                                        balance, permit the borrower to enter
                                        into additional financing that is not
                                        secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

                                        One (1) mortgage loan, representing 0.4% of the initial outstanding pool balance, permits the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio tests are satisfied.

                                        One (1) mortgage loan, representing 1.1% of the initial outstanding pool balance, currently has additional financing in place which is not secured by the mortgaged property related to such mortgage loan.

                                        We make no representation as to whether
                                        any other secured subordinate financing
                                        currently encumbers any mortgaged
                                        property or whether a third-party holds
                                        debt secured by a pledge of equity
                                        interest in a related borrower. Debt
                                        that is incurred by the owner of equity
                                        in one or more borrowers and is secured
                                        by a guaranty of the borrower or by a
                                        pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                        Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                        When a mortgage loan borrower, or its
                                        constituent members, also has one or
                                        more other outstanding loans, even if
                                        the loans are subordinated or are
                                        mezzanine loans not directly secured by
                                        the mortgaged property, the trust is
                                        subjected to the following additional
                                        risks. For example, the borrower may
                                        have difficulty servicing and repaying
                                        multiple loans. Also, the existence of
                                        another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                        Additionally, if the borrower, or its
                                        constituent members, are obligated to
                                        another lender, actions taken by other
                                        lenders could impair the
                                        security available to the trust. If a
                                        junior lender files an involuntary
                                        bankruptcy petition against the
                                        borrower, or the borrower files a
                                        voluntary bankruptcy petition to stay
                                        enforcement by a junior lender, the
                                        trust's ability to foreclose on the
                                        property will be automatically stayed,
                                        and principal and interest payments
                                        might not be made during the course of
                                        the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                        Further, if another loan secured by the
                                        mortgaged property is in default, the
                                        other lender may foreclose on the
                                        mortgaged property, absent an agreement
                                        to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                        For further information with respect to
                                        subordinate and other financing, see
                                        Appendix II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN                   Under the federal bankruptcy code, the
                                        filing of a bankruptcy petition by or
                                        against a borrower will stay the
                                        commencement or continuation of a
                                        foreclosure action. In addition, if a
                                        court determines that the value of the
                                        mortgaged property is less than the
                                        principal balance of the mortgage loan
                                        it secures, the court may reduce the
                                        amount of secured indebtedness to the
                                        then-current value of the mortgaged
                                        property. Such an action would make the
                                        lender a general unsecured creditor for
                                        the difference between the then-current
                                        value and the amount of its outstanding
                                        mortgage indebtedness. A bankruptcy
                                        court also may:

                                        o    grant a debtor a reasonable time to
                                             cure a payment default on a
                                             mortgage loan;

                                        o    reduce monthly payments due under a
                                             mortgage loan;

                                        o    change the rate of interest due on
                                             a mortgage loan; or

                                        o    otherwise alter the mortgage loan's
                                             repayment schedule.

                                        Additionally, the trustee of the
                                        borrower's bankruptcy or the borrower,
                                        as debtor in possession, has special
                                        powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                        The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                        As a result of the foregoing, the
                                        recovery with respect to borrowers in
                                        bankruptcy proceedings may be
                                        significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                        A number of the borrowers under the
                                        mortgage loans are limited or general
                                        partnerships. Under some circumstances,
                                        the bankruptcy of a general partner of
                                        the partnership may result in the
                                        dissolution of that partnership. The
                                        dissolution of a borrower partnership,
                                        the winding up of its affairs and the
                                        distribution of its assets could result
                                        in an early repayment of the related
                                        mortgage loan.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                    While many of the borrowers have agreed
                                        to certain special purpose covenants to
                                        limit the bankruptcy risk arising from
                                        activities unrelated to the operation of the property, some borrowers are not special purpose entities, and these borrowers and their owners generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                   The successful operation of a real
                                        estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                        o    responding to changes in the local
                                             market;

                                        o    planning and implementing the
                                             rental structure;

                                        o    operating the property and
                                             providing building services;

                                        o    managing operating expenses; and

                                        o    assuring that maintenance and
                                             capital improvements are carried
                                             out in a timely fashion.

                                        Properties deriving revenues primarily
                                        from short-term sources are generally
                                        more management-intensive than
                                        properties leased to creditworthy
                                        tenants under long-term leases.

                                        A property manager, by controlling
                                        costs, providing appropriate service to
                                        tenants and seeing to property
                                        maintenance and general upkeep, can
                                        improve cash flow, reduce vacancy,
                                        leasing and repair costs and preserve
                                        building value. On the other hand,
                                        management errors can, in some cases,
                                        impair short-term cash flow and the
                                        long-term viability of an income
                                        producing property.

                                        We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                          Provisions requiring yield maintenance
                                        charges or lockout periods may not be
                                        enforceable in some states and under
                                        federal bankruptcy law. Provisions
                                        requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable.
                                        Also, we cannot assure you that
                                        foreclosure proceeds will be sufficient
                                        to pay an enforceable yield maintenance
                                        charge.

                                        Additionally, although the collateral
                                        substitution provisions related to
                                        defeasance do not have the same effect
                                        on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                    The mortgage loans generally do not
                                        require the related borrower to cause
                                        rent and other payments to be made into
                                        a lock box account maintained on behalf
                                        of the mortgagee. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                       Although many of the mortgage loans
                                        require that funds be put aside for
                                        specific reserves, certain mortgage
                                        loans do not require any reserves.
                                        Furthermore, we cannot assure you that
                                        any reserve amounts will be sufficient
                                        to cover the actual costs of the items
                                        for which the reserves were established.
                                        We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                    Title insurance for a mortgaged property
                                        generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                        o    a title insurer will have the
                                             ability to pay title insurance
                                             claims made upon it;

                                        o    the title insurer will maintain its
                                             present financial strength; or

                                        o    a title insurer will not contest
                                             claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                            Noncompliance with zoning and building
                                        codes may cause the borrower to
                                        experience cash flow delays and
                                        shortfalls that would reduce or delay
                                        the amount of proceeds available for
                                        distributions on your certificates. The
                                        mortgage loan sellers have taken steps
                                        to establish that the use and operation
                                        of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents.
                                        These steps may not have revealed all
                                        possible violations.

                                        Some violations of zoning, land use and
                                        building regulations may be known to
                                        exist at any particular mortgaged
                                        property, but the mortgage loan sellers
                                        generally do not consider those defects
                                        known to them to be material. In some
                                        cases, the use, operation and/or
                                        structure of a mortgaged property
                                        constitutes a permitted nonconforming
                                        use and/or structure as a result of
                                        changes in zoning laws after such
                                        mortgaged properties were constructed
                                        and the structure may not be rebuilt to
                                        its current state or be used for its
                                        current purpose if a material casualty
                                        event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                        Certain mortgaged properties may be
                                        subject to use restrictions pursuant to
                                        reciprocal easement or operating
                                        agreements which could limit the
                                        borrower's right to operate certain
                                        types of facilities within a prescribed
                                        radius. These limitations could
                                        adversely affect the ability of the
                                        borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                       From time to time, there may be
                                        condemnations pending or threatened
                                        against one or more of the mortgaged
                                        properties. There can be no assurance
                                        that the proceeds payable in connection
                                        with a total
                                        condemnation will be sufficient to
                                        restore the related mortgaged property
                                        or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF RECENT EVENTS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                         On September 11, 2001, the United States
                                        was subjected to multiple terrorist
                                        attacks, resulting in the loss of many
                                        lives and massive property damage and
                                        destruction in New York City, the
                                        Washington D.C. area and Pennsylvania.
                                        As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the certificates.
                                        According to publicly available reports, the financial markets are in part responding to uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as disruptions in air travel, substantial losses by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that could cause a general slowdown in economic growth.

                                        The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES           The mortgaged properties may suffer
                                        casualty losses due to risks that are
                                        not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

                                        Moreover, if reconstruction or major
                                        repairs are required following a
                                        casualty, changes in laws that have
                                        occurred since the time of original
                                        construction may materially impair the
                                        borrower's ability to effect such
                                        reconstruction or major repairs or may
                                        materially increase the cost thereof.

                                        In light of the September 11, 2001
                                        terrorist attacks in New York City, the
                                        Washington, D.C. area and Pennsylvania,
                                        the comprehensive general liability and
                                        business interruption or rent loss
                                        insurance policies required by typical
                                        mortgage loans, which are generally
                                        subject to periodic renewals during the
                                        term of the related mortgage loans, have been affected. According to publicly available reports, recent delays in federal legislation have put pressure on commercial insurers to withdraw from lines of business that are viewed as exposing them to terrorism risks and have resulted in some insurers sending provisional notices of nonrenewal to commercial customers. Most state regulators have permitted insurance carriers admitted in their states to exclude terrorism risks from coverage under certain lines of commercial insurance. Insurance carriers in those states where regulators have not allowed an exclusion for terrorism risks may withdraw from offering those lines and such withdrawals could further decrease the availability and increase the cost of insurance required with respect to mortgaged properties. There can be no certainty that insurance policies which are renewed will continue to provide coverage for terrorist attacks. The insurance policies on certain mortgaged properties may be renewed without such coverage and it is expected that other mortgaged properties may be similarly affected in the future.

                                        The Depositor has been informed by the
                                        related mortgage loan seller that
                                        Mortgage Loan No. 2, representing 6.5%
                                        of the initial outstanding pool balance, is secured by a sixty acre parcel improved with six buildings which are insured by a policy that specifically excludes coverage for acts of terrorism.

                                        With respect to the remaining loans in
                                        the mortgage pool, the mortgage loan
                                        sellers have informed the Depositor that they are aware of twelve (12) mortgaged properties securing eleven (11) mortgage loans, representing 3.5% of the initial outstanding pool balance, which are covered by insurance policies that specifically exclude terrorism coverage.

                                        The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, casualty insurance associations have proposed a terrorism reinsurance pool that would be backed by the federal government. However, this proposal has been met with skepticism by legislators and others and even if such proposals are instituted it is unclear what acts will fall under the category of "terrorism" as opposed to "acts of war" or "natural disasters," which may not be covered.

                                        If such casualty losses are not covered
                                        by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.


CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                       Some of the mortgaged properties are
                                        covered by blanket insurance policies
                                        which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                    A FIRREA appraisal was conducted in
                                        respect of each mortgaged property in
                                        connection with the origination or
                                        securitization of the related mortgage
                                        loan. The resulting estimates of value
                                        are the basis of the March 1, 2002
                                        loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property.
                                        Moreover, the values of the mortgaged
                                        properties may have changed
                                        significantly since the appraisal or
                                        market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II hereto. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of March 1, 2002, although we generally have not obtained updates to the appraisals. There is no assurance that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                            As principal payments or prepayments are
                                        made on mortgage loans, the remaining
                                        mortgage pool may be subject to
                                        increased concentrations of property
                                        types, geographic locations and other
                                        pool characteristics of the mortgage
                                        loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                            As described in this prospectus
                                        supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class N, Class M, Class L, Class
                                        K, Class J, Class H, Class G, Class F,
                                        Class E, Class D, Class C and Class B
                                        Certificates, in that order, reducing
                                        amounts otherwise payable to each class.
                                        Any remaining losses would then be
                                        allocated or cause shortfalls to the
                                        Class A-1 Certificates and the Class A-2
                                        Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                    If the trust acquires a mortgaged
                                        property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax.
                                        In this event, the net proceeds
                                        available for distribution on your
                                        certificates will be reduced. The
                                        special servicer may permit the trust
                                        to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                       Some states, including California, have
                                        laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                       Fifteen (15) groups of mortgage loans,
                                        the 3 largest of which represent 10.3%,
                                        2.6% and 2.3% respectively, of the
                                        initial outstanding pool balance, were
                                        made to borrowers that are affiliated
                                        through common ownership of partnership
                                        or other equity interests and where, in
                                        general, the related mortgaged
                                        properties are commonly managed.

                                        The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY
HAVE PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                    In certain jurisdictions, if tenant
                                        leases are subordinate to the liens
                                        created by the mortgage and do not
                                        contain attornment provisions which
                                        require the tenant to recognize a
                                        successor owner, following foreclosure,
                                        as landlord under the lease, the leases
                                        may terminate upon the transfer of the
                                        property to a foreclosing lender or
                                        purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                        Some of the leases at the mortgaged
                                        properties securing the mortgage loans
                                        included in the trust may not be
                                        subordinate to the related mortgage. If
                                        a lease is not subordinate to a
                                        mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                       There may be pending or threatened legal
                                        proceedings against the borrowers and
                                        managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES    Under the Americans with Disabilities
                                        Act of 1990, public accommodations are
                                        required to meet certain federal
                                        requirements related to access and use
                                        by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                            Conflicts between various
                                        certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates.
                                        For instance, the holders of
                                        certificates of the controlling class
                                        might desire to mitigate the potential
                                        for loss to that class from a troubled
                                        mortgage loan by deferring enforcement
                                        in the hope of maximizing future
                                        proceeds. However, the interests of the
                                        trust may be better served by prompt
                                        action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                        The master servicer, any primary
                                        servicer, the special servicer or an
                                        affiliate of any of them may acquire
                                        certain of the most subordinated
                                        certificates, including those of the
                                        initial controlling class. Under such
                                        circumstances, the master servicer, a
                                        primary servicer and the special
                                        servicer may have interests that
                                        conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and the primary servicing agreement each provides that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicers or the special servicer, as applicable. The initial special servicer will be GMAC Commercial Mortgage Corporation; the initial operating adviser will be GMAC Institutional Advisors LLC.

                                        Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                        Conflicts between the trust and sellers.
                                        The activities of the sellers may
                                        involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                        Affiliates of the sellers may acquire a
                                        portion of the certificates. Under such
                                        circumstances, they may become the
                                        controlling class, and as such have
                                        interests that may conflict with their
                                        interests as a seller of the mortgage
                                        loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES          The yield to maturity on your
                                        certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                                        The investment performance of your
                                        certificates may vary materially and
                                        adversely from your expectations if the
                                        actual rate of prepayment is higher or
                                        lower than you anticipate.

                                        Voluntary prepayments under some of the
                                        mortgage loans require payment of a
                                        prepayment premium or a yield
                                        maintenance charge unless the prepayment occurs within generally one (1) to thirteen (13) payments prior to and including the anticipated repayment date or stated maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                        o    the terms of the mortgage loans;

                                        o    the length of any prepayment
                                             lockout period;

                                        o    the level of prevailing interest
                                             rates;

                                        o    the availability of mortgage
                                             credit;

                                        o    the applicable yield maintenance
                                             charges or prepayment premiums and
                                             the ability of the master servicer,
                                             primary servicer or special
                                             servicer to enforce the related
                                             provisions;

                                        o    the failure to meet requirements
                                             for release of escrows/reserves
                                             that result in a prepayment;

                                        o    the occurrence of casualties or
                                             natural disasters; and

                                        o    economic, demographic, tax or legal
                                             factors.

                                        Generally, no yield maintenance charge
                                        or prepayment premium will be required
                                        for prepayments in connection with a
                                        casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                                        Although all of the mortgage loans have
                                        prepayment protection in the form of
                                        lockout periods, defeasance provisions,
                                        yield maintenance provisions and/or
                                        prepayment premium provisions, there can be no assurance that borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium or that involuntary prepayments or repurchases will not occur.

                                        Also, the description in the mortgage
                                        notes of the method of calculation of
                                        prepayment premiums and yield
                                        maintenance charges is complex and
                                        subject to legal interpretation and it
                                        is possible that another person would
                                        interpret the methodology differently
                                        from the way we did in estimating an
                                        assumed yield to maturity on your
                                        certificates as
                                        described in this prospectus supplement.
                                        See Appendix II attached hereto for a
                                        description of the various pre-payment
                                        provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                        The yield on any certificate will depend
                                        on (1) the price at which such
                                        certificate is purchased by you and (2)
                                        the rate, timing and amount of
                                        distributions on your certificate. The
                                        rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                        o    the interest rate for such
                                             certificate;

                                        o    the rate and timing of principal
                                             payments (including principal
                                             prepayments) and other principal
                                             collections (including loan
                                             purchases in connection with
                                             breaches of representations and
                                             warranties) on or in respect of the
                                             mortgage loans and the extent to
                                             which such amounts are to be
                                             applied or otherwise result in a
                                             reduction of the certificate
                                             balance of such certificate;

                                        o    the rate, timing and severity of
                                             losses on or in respect of the
                                             mortgage loans or unanticipated
                                             expenses of the trust;

                                        o    the timing and severity of any
                                             interest shortfalls resulting from
                                             prepayments to the extent not
                                             offset by a reduction in master
                                             servicer compensation as described
                                             in this prospectus supplement;

                                        o    the timing and severity of any
                                             reductions in the appraised value
                                             of any mortgaged property in a
                                             manner that has an effect on the
                                             amount of advancing required on the
                                             related mortgage loan; and


                                        o    the method of calculation of
                                             prepayment premiums and yield
                                             maintenance charges and the extent
                                             to which prepayment premiums and
                                             yield maintenance charges are
                                             collected and, in turn, distributed
                                             on such certificate.

                                        In addition, any change in the weighted
                                        average life of a certificate may
                                        adversely affect yield. Prepayments
                                        resulting in a shortening of weighted
                                        average lives of certificates may be
                                        made at a time of lower interest rates
                                        when you may be unable to reinvest the
                                        resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                       The rate and timing of delinquencies or
                                        defaults on the mortgage loans could
                                        affect the following aspects of the
                                        offered certificates:


                                        o    the aggregate amount of
                                             distributions on them;

                                        o    their yields to maturity;

                                        o    their rates of principal payments;
                                             and

                                        o    their weighted average lives.

                                        The rights of holders of each class of
                                        subordinate certificates to receive
                                        payments of principal and interest
                                        otherwise payable on their certificates
                                        will be subordinated to such rights of
                                        the holders of the more senior
                                        certificates having an earlier
                                        alphabetical class designation. Losses
                                        on the mortgage loans will be allocated
                                        to the Class N, Class M, Class L, Class
                                        K, Class J, Class H, Class G, Class F,
                                        Class E, Class D, Class C and Class B
                                        Certificates, in that order, reducing
                                        amounts otherwise payable to each class.
                                        Any remaining losses would then be
                                        allocated to the Class A-1 Certificates
                                        and the Class A-2 Certificates, pro rata and, with respect to interest losses only, the Class X Certificates based on their respective entitlements.

                                        If losses on the mortgage loans exceed
                                        the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                        If you calculate your anticipated yield
                                        based on assumed rates of default and
                                        losses that are lower than the default
                                        rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                        Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                        Also, if the related borrower does not
                                        repay a mortgage loan with a
                                        hyperamortization feature by its
                                        anticipated repayment date, the effect
                                        will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                    To the extent described in this
                                        prospectus supplement, the master
                                        servicer, the trustee or the fiscal
                                        agent will be entitled to receive
                                        interest at the "Prime Rate" on
                                        unreimbursed advances they have made
                                        with respect to defaulted monthly
                                        payments or that are made with respect
                                        to the preservation and protection of
                                        the related mortgaged property. This
                                        interest will generally accrue from the
                                        date on which the related advance is
                                        made or the related expense is incurred
                                        to the date of reimbursement. This
                                        interest may be offset in part by
                                        default interest and late payment
                                        charges paid by the borrower or by
                                        certain other amounts. In addition,
                                        under certain circumstances, including
                                        delinquencies in the payment of
                                        principal and interest, a mortgage loan
                                        will be serviced by the special
                                        servicer, and the special servicer is
                                        entitled to compensation for special
                                        servicing activities. The right to
                                        receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                       Leasehold interests under ground leases
                                        secure two (2) of the mortgage loans,
                                        representing 1.5% of the initial
                                        outstanding pool balance. Three (3)
                                        mortgage loans, representing 7.3% of the initial outstanding pool balance, are secured by both a fee and leasehold interest in an income-producing real property.

                                        Leasehold mortgage loans are subject to
                                        certain risks not associated with
                                        mortgage loans secured by a lien on the
                                        fee estate of the borrower. The most
                                        significant of these risks is that if
                                        the borrower's leasehold were to be
                                        terminated upon a lease default, the
                                        lender would lose its security.
                                        Generally, each related ground lease
                                        requires the lessor to give the lender
                                        notice of the borrower's defaults under
                                        the ground lease and an opportunity to
                                        cure them, permits the leasehold
                                        interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                        Upon the bankruptcy of a lessor or a
                                        lessee under a ground lease, the debtor
                                        entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                        Most of the ground leases securing the
                                        mortgaged properties provide that the
                                        ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY LAWS
THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF
THE MORTGAGE LOANS                      In the event of the insolvency of any
                                        seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                        Based upon opinions of counsel that the
                                        conveyance of the mortgage loans would
                                        generally be respected in the event of
                                        insolvency of the sellers, which
                                        opinions are subject to various
                                        assumptions and qualifications, the
                                        sellers believe that such a challenge
                                        will be
                                        unsuccessful, but there can be no
                                        assurance that a bankruptcy trustee, if
                                        applicable, or other interested party
                                        will not attempt to assert such a
                                        position. Even if actions seeking such
                                        results were not successful, it is
                                        possible that payments on the
                                        certificates would be delayed while a
                                        court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY EFFECT
PAYMENTS ON YOUR CERTIFICATES           Your certificates will not be listed on
                                        any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While Bear,
                                        Stearns & Co. Inc., Morgan Stanley & Co.
                                        Incorporated, Goldman, Sachs & Co. and
                                        Wells Fargo Brokerage Services, LLC each currently intends to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates.
                                        Furthermore, you should be aware that
                                        the market for securities of the same
                                        type as the certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                       The interest rates on the Class E and
                                        Class F Certificates are based on a
                                        weighted average of the mortgage loan
                                        interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rate on the Class B, Class C and Class D
                                        Certificates may not exceed such
                                        weighted average rate. This weighted
                                        average rate is further described in
                                        this prospectus supplement under the
                                        definition of "Weighted Average Net
                                        Mortgage Rate". Any class of
                                        certificates which is either fully or
                                        partially based upon the weighted
                                        average net mortgage rate may be
                                        adversely affected by disproportionate
                                        principal payments, prepayments,
                                        defaults and other unscheduled payments
                                        on the mortgage loans. Because some
                                        mortgage loans will amortize their
                                        principal more quickly than others, the
                                        rate may fluctuate over the life of
                                        those classes of your certificates.

                                        In general, mortgage loans with
                                        relatively high mortgage interest rates
                                        are more likely to prepay than mortgage
                                        loans with relatively low mortgage
                                        interest rates. For instance, varying
                                        rates of unscheduled principal payments
                                        on mortgage loans which have interest
                                        rates above the weighted average net
                                        mortgage rate may have the effect of
                                        reducing the interest rate of your
                                        certificates.


         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

         The Series 2002-TOP6 Commercial Mortgage Pass-Through Certificates will be issued on or about March 21, 2002 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, among Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

o certain rights of Bear Stearns Commercial Mortgage Securities Inc. under, or assigned to Bear Stearns Commercial Mortgage Securities Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

         The certificates will be issued on or about March 21, 2002 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after March 1, 2002.

o    The certificates will consist of various classes, to be designated as:

     o    the Class A-1 Certificates and the Class A-2 Certificates;

     o    the Class X-1 Certificates and the Class X-2 Certificates;

     o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates; and

     o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B and Class C Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through the relevant depositaries of Clearstream Banking and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class B and Class C Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                      APPROXIMATE
                            INITIAL AGGREGATE      PERCENT OF INITIAL          RATINGS            APPROXIMATE
           CLASS           CERTIFICATE BALANCE        POOL BALANCE          (MOODY'S/S&P)        CREDIT SUPPORT
           -----           -------------------        ------------          -------------        --------------
         Class A-1             $304,970,000             27.28%                  Aaa/AAA             14.75%
         Class A-2             $647,947,000             57.97%                  Aaa/AAA             14.75%
         Class B               $ 30,739,000              2.75%                  Aa2/AA              12.00%
         Class C               $ 30,739,000              2.75%                   A2/A                9.25%


         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by the principal portion of any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in July 2005 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-1B Component (as defined herein) and the Certificate Balances of the Class A-2, Class B, Class C and Class D Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates at any time after the Distribution Date occurring in July 2005 and on or before the Distribution Date occurring in March 2009 will be an amount equal to the aggregate of the Component Balance (as defined herein) of the Class A-2B Component (as defined herein) and the Certificate Balances of the Class B and Class C Certificates outstanding from time to time. After such Distribution Date, the Notional Amount of the Class X-2 Certificates will be equal to zero. Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any Component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in March 2009. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,117,792,180 and $886,907,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1 and Class A-2 Certificates for each Distribution Date will be equal to 5.92% and 6.46% per annum, respectively.

         The Pass-Through Rate applicable to the Class B Certificates will at all times, be equal to the lesser of 6.62% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to the Class C Certificates will at all times, be equal to the lesser of 6.75% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.26% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the Class X-1 Strip Rates for the respective classes of Principal Balance Certificates (or, in the case of the Class A-1 Certificates, the Class A-1A and Class A-1B Components thereof or, in the case of the Class A-2 Certificates, the Class A-2A and Class A-2B Components thereof) for such Distribution Date (weighted on the basis of the respective balances of such classes of Certificates or such Components outstanding immediately prior to such Distribution Date).

         The "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates (or, in the case of the Class A-1 Certificates, the Class A-1A Component and Class A-1B Component or, in the case of the Class A-2 Certificates, the Class A-2A Component and Class A-2B Component) will, in general, equal (A) for any Distribution Date occurring on or before July 2005
(i) the Weighted Average Net Mortgage Rate for such Distribution Date minus
(ii) (x) in the case of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-1A Component, the Pass-Through Rate for such class of Certificates (or such Component) and (y) in the case of the Class A-1B Component, Class A-2 Certificates, Class B Certificates, Class C Certificates and Class D Certificates, the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto; (B) for any Distribution Date occurring after July 2005 and on or before March 2009 (i) the

Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) (x) in the case of the Class A-1, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-2A Component, the Pass-Through Rate for such class of Certificates (or such Component) and (y) in the case of the Class A-2B Component, Class B Certificates and Class C Certificates, the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto; and (C) for any Distribution Date occurring after March 2009 and any Class of Principal Balance Certificates, (i) the Weighted Average Net Mortgage Rate for such Distribution Date minus (ii) the Pass-Through Rate for each such class of Certificates. In no event will any Class X-1 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.88% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal (A) on or before the Distribution Date in July 2005, the weighted average of the Class X-2 Strip Rates for the Class A-1B Component and the Class A-2, Class B, Class C and Class D Certificates for such Distribution Date and (B) after the Distribution Date in July 2005, the weighted average of the Class X-2 Strip Rates of the Class A-2B Component, the Class B Certificates and the Class C Certificates (in each case, weighted on the basis of the respective balances of such classes of Certificates or such Component outstanding immediately prior to such Distribution Date).

         The "Class X-2 Strip Rate" in respect of the Class A-1B Component, the Class A-2B Component, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates for any Distribution Date (subject to the provision below) will, in general, equal the excess, if any, of (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth on Schedule A hereto and (y) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the Pass-Through Rate of the applicable classes of Certificates or Components referred to above. In no event will any Class X-2 Strip Rate be less than zero.

         For the purposes of calculating the Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for each Distribution Date and the Notional Amount of the Class X-2 Certificates, the aggregate Certificate Balance of the Class A-1 Certificates and the Class A-2 Certificates will each be deemed to consist of two components (each a "Component"), each having the same "Pass-Through Rate" as the Class A-1 Certificates and the Class A-2 Certificates, respectively. The Components will have the initial balances (each a "Component Balance") shown in the table below.

                        --------------------------------------------------
                                           A Component
----------------------- ---------------- ---------------------------------
  Certificate Class        Component            Component Balance
----------------------- ---------------- ---------------------------------
         A-1                 A-1A                  $140,063,000
         A-2                 A-2A                   $76,191,000
----------------------- ---------------- ---------------------------------


                       ---------------------------------------------------
                                          B Component
---------------------- ---------------------------------------------------
  Certificate Class       Component             Component Balance
---------------------- ----------------- ---------------------------------
         A-1                 A-1B                  $164,907,000
         A-2                 A-2B                  $571,756,000
---------------------- ----------------- ---------------------------------

         The Class A-1A and Class A-2A Component Balances will be deemed reduced by the amount of all distributions of principal made to the Class A-1 and Class A-2 Certificates, respectively, until each such Component Balance is reduced to zero. Following such reduction to zero, the Class A-1B and Class A-2B Component Balances will be deemed reduced by the amount of all subsequent distributions of principal in reduction of the Certificate Balances of the Class A-1 and Class A-2 Certificates, respectively, until each such Component Balance (and each such Certificate Balance) has been reduced to zero.

         The Pass-Through Rate applicable to the Class D Certificates will at all times, be equal to the lesser of 6.88% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to the Class E Certificates will, at all times, be equal to the Weighted
Average Net Mortgage Rate
for such Distribution Date. The Pass-Through Rate applicable to the Class F Certificates will, at all times, be equal to the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rate applicable to the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will, at all times, be equal to the lesser of 6.00% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in April 2002. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

         (i) to the holders of the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

         (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

         (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

         (iv) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (vi) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

         (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

         (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

         (xi) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1 Certificates and Class A-2 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1 Certificates and Class A-2 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class D Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N
Certificates:

         (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

         (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class N Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

         Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class
F Certificates then entitled
to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of the Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before July 2005, 85% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 15% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in July 2005, any Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

         No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least three consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain -- at the Operating Adviser's expense -- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class N Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 Certificates and Class A-2 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or a primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

         The master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to advance prepayment or yield maintenance premiums, Excess Interest or default interest, or make any P&I Advances on a B Note.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and Primary Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o        any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

                  (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and
                           (B) Prepayment Premiums or Yield Maintenance
                           Charges;

                  (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

                  (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                           (A)      delinquent 30 to 59 days,

                           (B)      delinquent 60 to 89 days,

                           (C)      delinquent 90 days or more,

                           (D) as to which foreclosure proceedings have been commenced, or

                           (E) as to which bankruptcy proceedings have been commenced;

                  (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

                  (vi)     as of the related Determination Date:

                           (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                           (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers and the special servicer and the holders of the rights to Excess Servicing Fees;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses;

                  (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

                  (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

                  (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

         (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Bear Stearns Commercial Mortgage Securities Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Bear Stearns Commercial Mortgage Securities Inc. and anyone Bear Stearns Commercial Mortgage Securities Inc. or any Underwriter reasonably designates, the special servicer, the Rating Agencies, and, any Certificateholder.

         The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each rating agency, the special servicer and the depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either rating agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Bear Stearns Commercial Mortgage Securities Inc., originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o        the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o all officer's certificates delivered to the paying agent since the Closing Date;

o all accountants' reports delivered to the paying agent since the Closing Date;

o        the mortgage loan files;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent or trustee upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and Bear Stearns Commercial Mortgage Securities Inc. are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in March 2002:

The close of business on
March 1                   (A)  Cut-off Date.

March 29                  (B)  Record Date for all Classes of Certificates.

March 2 - April 8         (C)  The Collection Period. The master servicer
                               receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to April 8.

April 8                   (D)  Determination Date.

April 12                  (E)  Master Servicer Remittance Date.

April 15                  (F)  Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to April 8, 2002 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle
Bank National Association is a subsidiary of LaSalle National Corporation which is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" by S&P and "Aa2" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group
- Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6. As of June 30, 2001, the trustee had assets of approximately $52 billion. See "Description of the Agreements--Duties of the Trustee", "Description of the Agreements--Matters Regarding the Trustee" and "Description of the Pooling and Servicing Agreement--Resignation and Removal of the Trustee" in the prospectus.

         The trustee will be paid a portion of the Trustee Fee as compensation for its duties under the Pooling and Servicing Agreement.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2001, the fiscal agent had consolidated assets of approximately $520.8 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank is an affiliate of the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the Distribution Date in October 2036.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.


AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

o        to cure any ambiguity;

o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC (or the interest represented by the Class N Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

o to amend any provision thereof to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC (or the interest represented by the Class N Certificates that evidence beneficial ownership of the grantor trust assets). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through
(iv) of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

o adversely affect the status of any REMIC for federal income tax purposes or the interest represented by the Class N Certificate, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o        the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on the Class E and Class F Certificates are based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rate on the Class B, Class C and Class D Certificates may not exceed such weighted average rate. Accordingly, the yield on the Class B, Class C and Class D, and particularly on the Class E and Class F Certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E and Class F Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class N Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from M to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such Class; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2 and Class X Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o        summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

          PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
------------------------------            -----        -----         -----        -----         -----
Closing Date                               100%         100%          100%         100%         100%
March 2003                                  95%          95%          95%           95%          95%
March 2004                                  90%          90%          90%           90%          90%
March 2005                                  85%          85%          85%           85%          85%
March 2006                                  78%          78%          78%           78%          78%
March 2007                                  60%          60%          60%           60%          60%
March 2008                                  53%          53%          53%           53%          53%
March 2009                                  27%          27%          27%           27%          27%
March 2010                                  19%          19%          19%           18%          17%
March 2011                                  0%           0%            0%           0%           0%
Weighted average life (years)              5.70         5.69          5.68         5.67         5.58


          PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
------------------------------            -----        -----         -----        -----         -----
Closing Date                               100%         100%          100%         100%         100%
March 2003                                 100%         100%          100%         100%         100%
March 2004                                 100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                  97%          96%          96%           96%          94%
March 2012                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.71         9.70          9.68         9.66         9.47



          PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
------------------------------            -----        -----         -----        -----         -----
Closing Date                               100%         100%          100%         100%         100%
March 2003                                 100%         100%          100%         100%         100%
March 2004                                 100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.98         9.98          9.98         9.98         9.73

          PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
------------------------------            -----        -----         -----        -----         -----
Closing Date                               100%         100%          100%         100%         100%
March 2003                                 100%         100%          100%         100%         100%
March 2004                                 100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.98         9.98          9.98         9.98         9.80

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of one hundred fifty (150) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,117,792,180 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $696,781 to $86,451,522, and the mortgage loans have an average Cut-off Date Balance of $7,451,948. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between August 24, 2000 and March 1, 2002. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

         One hundred forty-five (145) mortgage loans, representing 91.2% of the Initial Pool Balance, are evidenced by a mortgage note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. Three (3) mortgage loans, representing 7.3% of the Initial Pool Balance, are secured by both a fee and a leasehold interest in an income-producing real property. Two (2) mortgage loans, representing 1.5% of the Initial Pool Balance, are secured by a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in one or more income-producing real properties.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred thirty-five (135) mortgage loans, representing 85.5% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Fifteen (15) mortgage loans, representing 14.5% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

         The mortgage loans consist of the following property types:

          o Retail - Seventy-nine (79) of the mortgaged properties, which secure 40.4% of the Initial Pool Balance, are retail properties;

          o Office - Thirty-one (31) of the mortgaged properties, which secure 34.6% of the Initial Pool Balance, are office properties;

          o Industrial - Forty (40) of the mortgaged properties, which secure 16.7% of the Initial Pool Balance, are industrial properties;

          o Multifamily - Seventeen (17) of the mortgaged properties, which secure 5.5% of the Initial Pool Balance, are multifamily properties;

          o Self Storage - Nine (9) mortgaged properties, which secure 2.0% of the Initial Pool Balance, are self storage properties;

          o Other - One (1) mortgaged property, which secures 0.5% of the Initial Pool Balance, is an other property type; and

          o Manufactured Housing Community - Two (2) of the mortgaged properties, which secure 0.2% of the Initial Pool Balance, are manufactured housing community properties.

Property Location

         The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: North Carolina, California, Texas, Michigan, Florida, Pennsylvania, Virginia, Louisiana and New Jersey.

          o Nine (9) mortgaged properties, representing security for 13.1% of the Initial Pool Balance are located in North Carolina;

          o Forty-one (41) mortgaged properties, representing security for 11.7% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, eighteen (18) of such mortgaged properties, representing security for 6.2% of the Initial Pool Balance, are located in Northern California, and twenty-three (23) mortgaged properties, representing security for 5.5% of the Initial Pool Balance, are located in Southern California.

          o Seventeen (17) mortgaged properties, representing security for 9.5% of the Initial Pool Balance are located in Texas;

          o Two (2) mortgaged properties, representing security for 7.9% of the Initial Pool Balance are located in Michigan;

          o Twenty (20) mortgaged properties, representing security for 7.9% of the Initial Pool Balance are located in Florida;

          o Six (6) mortgaged properties, representing security for 7.3% of the Initial Pool Balance are located in Pennsylvania;

          o Seven (7) mortgaged properties, representing security for 5.8% of the Initial Pool Balance are located in Virginia;

          o One (1) mortgaged property, representing security for 5.8% of the Initial Pool Balance is located in Louisiana; and

          o Eight (8) mortgaged properties, representing security for 5.3% of the Initial Pool Balance are located in New Jersey.

Due Dates

         One hundred forty-four (144) of the mortgage loans, representing 95.8% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. One (1) mortgage loan, representing 2.2% of the Initial Pool Balance, has a Due Date on the third day of each calendar month. One (1) mortgage loan, representing 0.3% of the Initial Pool Balance, has a Due Date on the fifth day of each calendar month without any grace period prior to the imposition of late payment charges. Four (4) of the mortgage loans, representing 1.7% of the Initial Pool Balance, have Due Dates on the tenth day of each calendar month without any grace period prior to the imposition of late payment charges. The mortgage loans have various grace periods prior to the imposition of late payment charges including one hundred forty-two (142) of the mortgage loans, representing 87.5% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of 0 to 5 days, one (1) mortgage loan, representing 6.5% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 10 days and seven (7) mortgage loans, representing 6.0% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 15 days.

Amortization

         The mortgage loans have the following amortization features:

          o One hundred thirty-five (135) of the mortgage loans, representing 87.0% of the Initial Pool Balance, are Balloon Loans. One (1) of these mortgage loans, representing 1.1% of the Initial Pool Balance, is an ARD Loan and four (4) of these mortgage loans, representing 1.7% of the Initial Pool Balance, have amortization schedules that change during the loan term. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

          o The fifteen (15) remaining mortgage loans, representing 13.0% of the Initial Pool Balance of the mortgage loans as of March 1, 2002 are fully amortizing and are expected to have less than 5.0% of the original principal balance as of its respective stated maturity date. One (1) of these mortgage loans, representing 7.7% of the Initial Pool Balance is fully amortizing in accordance with a predetermined schedule.

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

o One hundred thirty-three (133) of the mortgage loans, representing 81.5% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

o Five (5) of the mortgage loans, representing 4.2% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

o Nine (9) of the mortgage loans, representing 12.7% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

o One (1) mortgage loan, representing 0.5% of the Initial Pool Balance, prohibits voluntary principal prepayments during a lock-out period and following the lock-out period, provides for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of (i) the greater of a yield maintenance formula and 1% of the amount prepaid for 79 months and (ii) a yield maintenance formula for the next 9 months, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

o One (1) mortgage loan, representing 0.3% of the Initial Pool Balance, permits voluntary principal prepayments at any time with a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

o One (1) mortgage loan, representing 0.7% of the Initial Pool Balance, permits voluntary principal prepayments at any time with a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

o Four (4) of the mortgage loans, representing 7.6% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

o Three (3) mortgage loans, representing 1.1% of the Initial Pool Balance, permit the release of a portion of the related mortgaged property from the lien of the related mortgage, and a prepayment (with a yield maintenance charge) of a portion of the mortgage loan in connection with such release.

o Notwithstanding the foregoing, the mortgage loans generally provide for a period of one (1) to thirteen (13) payments prior to and including the maturity date or Anticipated Repayment Date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

         The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         Four (4) of the mortgage loans, representing 1.7% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

         One (1) mortgage loan, representing 0.4% of the Initial Pool Balance, permits the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio tests are satisfied.

         One (1) mortgage loan, representing 1.1% of the Initial Pool Balance, currently has additional financing in place which is not secured by the mortgaged property related to such mortgage loan.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects of the Mortgage Loans--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

         Three (3) of the mortgage loans, representing 2.4% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

         Three (3) mortgage loans, representing 6.5% of the Initial Pool Balance, permit the substitution of the related mortgaged property in accordance with the conditions set forth in the related mortgage loan documents.

THE ARD LOAN

         One (1) mortgage loan, representing 1.1% of the Initial Pool Balance, provides that if the related borrower has not prepaid that mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date shall thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization. The Revised Rate for the ARD Loan will be equal to the lesser of (x) the Treasury Rate plus a spread, which for such loan equals 5.0% per annum or (y) the Initial Rate plus a spread, which for such loan equals 5.0% per annum.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of forty-six (46) mortgaged properties, representing 7.0% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. In the case of six (6) mortgaged properties, representing 2.3% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a separate group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by the policies has a Cut-off Date Balance in excess of $12,814,551. The premiums for all the environmental policies have been or, as of the date of initial issuance of the certificates, will be, paid in full.

         In general, each group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

          o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

          o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

          o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

         Each secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for forty-six (46) of the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $3,500,000 for forty-six (46) of the mortgaged properties, or 125% of the applicable loan balance for six (6) of the mortgaged properties, and the total claims under each group policy is subject to a maximum, which for the forty-six (46) mortgaged properties may not exceed $17,200,000, and for the six (6) mortgaged properties may not exceed $35,477,325. There is no deductible under any policy.

         Each secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends eight years beyond the terms of the respective mortgage loans.

         The secured creditor impaired property policies will be issued by American International Specialty Lines Insurance Company or an affiliate thereof.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained
(a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects of Mortgage Loans" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

          (1) References to "DSCR" are references to "Debt Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of

               Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

               The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans. Weighted averages of DSCR, Cut-off Date LTV and Balloon LTV exclude Mortgage Loan No. 1, which fully amortizes over its 15 year term and has a 1.23x DSCR and a Cut-off Date LTV equal to 76.5%, and is secured by a mortgaged property fully leased to an investment-grade tenant for the term of that mortgage loan pursuant to a bond type net lease.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

          o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. Neither the master servicer nor the special servicer will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

         Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Principal Commercial Funding, LLC

         PCF is a wholly owned subsidiary of Principal Capital Management, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was

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originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

Morgan Stanley Dean Witter Mortgage Capital Inc.

         MSDWMC is a subsidiary of Morgan Stanley Dean Witter & Co. and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSDWMC Loans was originated or purchased by MSDWMC, and all of the MSDWMC Loans were underwritten by MSDWMC underwriters. The principal offices of MSDWMC are located at 1585 Broadway, New York, New York 10036. MSDWMC's telephone number is (212) 761-4700.

Wells Fargo Bank, National Association

         A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans - The Master Servicer and Special Servicer - Master Servicer" in this prospectus supplement.

Bear, Stearns Funding, Inc.

         BSFI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a Delaware corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSFI originated all of the BSFI Loans and underwrote all of the BSFI Loans. The principal offices of BSFI are located at 383 Madison Avenue, New York, New York 10179. BSFI's telephone number is (212) 272-2000.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to Bear Stearns Commercial Mortgage Securities Inc., and Bear Stearns Commercial Mortgage Securities Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

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         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

         (12) except in the case of the mortgage loans covered by the secured creditor impaired property policies that we describe above, an environmental site assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to Bear Stearns Commercial Mortgage Securities Inc., and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

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         (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Bear Stearns Commercial Mortgage Securities Inc. and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

         (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

                                      S-91
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          o    repurchase the affected mortgage loan from the trust at the
               Purchase Price; or,

          o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

          o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or the Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 85 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or a special servicer, as the case may be.

         Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

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

         On the Closing Date, the master servicer will enter into an agreement with each of the Primary Servicers under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of any primary servicers. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

         Each of the master servicer, the Primary Servicers and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

          o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

          o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

          o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as primary servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The Primary Servicers, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust against any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the pooling and servicing agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is an affiliate of Wells Fargo Bank Minnesota, National Association, the paying agent and certificate registrar and Wells Fargo Brokerage Services, LLC, one of the underwriters.

         Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

         As of December 31, 2001, Wells Fargo was responsible for servicing approximately 4,113 commercial and multifamily mortgage loans, totaling approximately $25.49 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

         GMAC Commercial Mortgage Corporation, a California corporation ("GMACCM"), will initially be appointed as special servicer of the mortgage loans. As of February 28, 2002, GMACCM was responsible for performing certain special servicing functions with respect to commercial and multifamily loans with an aggregate outstanding principal balance of approximately $68.5 billion. The principal executive offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

         The information set forth herein concerning the special servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement.

         The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Bear Stearns Commercial Mortgage Securities Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Bear Stearns Commercial Mortgage Securities Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of a Primary Servicer under a primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred so long as the initial master servicer is on the approved list of commercial mortgage loan servicers maintained by S&P.

         Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer, will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer, will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

         The special servicer will be entitled to receive:

         o    a Special Servicing Fee;

         o    a Workout Fee; and

         o    a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

         As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to consult with the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the previous paragraphs.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

         o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

         o any foreclosure or comparable conversion of the ownership of a mortgaged property;

         o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

         o any determination to bring an REO Property into compliance with applicable environmental laws;

         o any acceptance of substitute or additional collateral for a mortgage loan;

         o    any acceptance of a discounted payoff;

         o    any waiver of a "due on sale" or "due on encumbrance" clause;

         o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

         o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

         o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

         o extend the maturity date of any Specially Serviced Mortgage Loan; and/or

         o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

         In no event, however, will the special servicer be permitted to:

         o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

         o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The Option Purchase Price for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, or
(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off).

FORECLOSURES

         The special servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

         If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material Federal Income Tax Consequences-Federal Income Tax Consequences for REMIC Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft, counsel to Bear Stearns Commercial Mortgage Securities Inc., will deliver its opinion generally to the effect that, assuming:

         o    the making of proper elections;

         o the accuracy of all representations made with respect to the mortgage loans;

         o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

         o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

         for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3) the REMIC Regular Certificates (including the Class N Certificates, but only to the extent of the Class N REMIC Interest represented thereby) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class N Certificates will represent both a REMIC regular interest and beneficial ownership of the assets of the grantor trust.

         The offered certificates will be REMIC Regular Certificates issued by REMIC III. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. Obligations.

         Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" in this prospectus supplement and "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Original Issue Discount" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Acquisition Premium" and "--Sale or Exchange of Regular Certificates" in the prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such certificates.

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         As explained under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tax-Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic Residual Interests" in the prospectus, transfers of a noneconomic REMIC Residual Certificate are disregarded for tax purposes if the transferor either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future and (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they came due. A proposed Treasury Regulation (the "Proposed Regulation") would, if finalized in its present form, provide that such a presumption would not apply where the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate exceeds the sum of (1) the present value of any consideration given to the transferee to acquire the noneconomic REMIC Residual Certificate, (2) the present value of the expected future distributions on the noneconomic REMIC Residual Certificate and (3) the present value of the anticipated tax savings associated with holding the noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of making this calculation, the transferor is assumed to pay tax at the highest corporate rate and present values are computed using a discount rate equal to the applicable federal rate, compounded semiannually, unless the transferor can demonstrate that it regularly borrows substantial funds in the course of its business at a lower rate. The Proposed Regulation, if finalized in its present form, would be effective as of February 4, 2000. A subsequently issued revenue procedure (the "Revenue Procedure") would allow the presumption to apply despite the failure to meet the present value test of the Proposed Regulation if (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the transferee is an eligible corporation (as defined in Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy the Revenue Procedure and (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure also provides that if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

         Under certain circumstances, as described under the headings "Material Federal Income Tax Consequences--Reporting Requirements and Backup Withholding" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates. The Economic Growth and Tax Relief Reconciliation Act of 2001 has replaced the 31% backup withholding rate with rates less than or equal to 31%, and the actual backup withholding rate that will apply to a particular payment will depend on when such payment is made.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--Federal Income Tax Consequences--for REMIC Certificates" and "State and Other Tax Considerations" in the prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in North Carolina (approximately 13.1% of the Initial Pool Balance), California (approximately 11.7% of the Initial Pool Balance), Texas (approximately 9.5% of the Initial Pool Balance), Michigan (approximately 7.9% of the Initial Pool Balance), Florida (approximately 7.9% of the Initial Pool Balance), Pennsylvania (approximately 7.3% of the Initial Pool Balance), Virginia (approximately 5.8% of the Initial Pool Balance), Louisiana (approximately 5.8% of the Initial Pool Balance, and New Jersey (approximately 5.3% of the Initial Pool Balance), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NORTH CAROLINA

         Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of the superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale, statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess to the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

TEXAS

         Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certainty of the non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the mortgage loan because of the limited nature of its recourse liabilities.

MICHIGAN

         Mortgage loans in Michigan are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Michigan may be accomplished by a non-judicial sale under a specific provision in the mortgage or by judicial foreclosure. In either case, the sale is generally conducted by the Sheriff of the county where the property is located and is commonly referred to as a "sheriff's sale." Public notice of the sheriff's sale is given for a statutory period of time after the mortgaged real estate may be sold by the Sheriff. Following a sheriff's sale, the borrower or its successor in interest may, for a period of either six (6) months or one (1) year (depending on the type of property), redeem the property. Michigan's foreclosure statutes provide that a foreclosure action may not be commenced if there is a pending action to collect the indebtedness secured by the mortgage. The only defense to an action for a deficiency following a foreclosure sale in Michigan is that the successful bid at the sheriff's sale was for less than the fair market value of the property at the time of the sale. Michigan's assignment of rents statutes require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances, but Michigan courts have generally expressed a preference not to appoint receivers except in the most extreme circumstances.

FLORIDA

         Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

PENNSYLVANIA

         Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court's equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by referee at public auction. The proceeds received by the referee from the sale are applied first to the cost and expenses of the sale and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other claims or liens, the remaining proceeds are generally payable to the borrower. There is not right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of receiver for the mortgaged real estate is infrequently used.

VIRGINIA

         Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee's sale, containing certain information, must be given within the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of receiver to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions. The decision to appoint a receiver is solely within the court's decision, regardless of what the deed of trust provides.

LOUISIANA

         Foreclosure of mortgages in Louisiana state court is accomplished by either ordinary or executory process. Executory process is the most commonly used method of foreclosing and is largely non-judicial. Ordinary process is used in certain circumstances, particularly when the mortgage documents do not satisfy the requirements for foreclosure by executory process. Executory proceedings to foreclose can be completed in as little as sixty (60) days, and foreclosure by ordinary process can take several months. If a borrower raises defenses to the mortgage, the foregoing time periods for consummating the foreclosure may be considerably longer. If provided for in the mortgage, the lender can have a keeper or receiver appointed during the pendency of the foreclosure proceedings. Louisiana's Deficiency Judgment Act can impair a lender's ability to seek a deficiency judgment if certain substantive and procedural requirements are not satisfied. After the foreclosure sale, mortgage borrowers do not have the right to redeem the subject property.

NEW JERSEY

         New Jersey is considered a "lien theory" jurisdiction; that is to say, upon the execution, delivery and recording of the mortgage, and although the instrument contains language of transfer and conveyance, no particular estate is vested in the mortgagee/lender; rather, the mortgage instrument only vests in the mortgagee/lender a right of entry upon the mortgaged property in the event of a breach of a condition, unless there is a contrary provision in the mortgage. Until the occurrence of any such event, the borrower/owner continues to be the legal owner of the land.

         A borrower, in defending against a foreclosing mortgagee, will generally assert as many defenses as possible, including without limitation, duress, fraud, illegality, mistake, statute of limitations, lack of consideration, usury, fraudulent conveyance, and the like. There are presently no New Jersey limitations on the interposition of defenses. Additionally, a borrower has the right to file for protection under the federal bankruptcy statutes. Such a filing has the immediate effect of "staying" any existing or future actions by a mortgagee to enforce the provisions of its mortgage and collateral documents, unless the "automatic stay" is lifted by the bankruptcy court. There may be other equitable remedies available to a defaulting borrower to enable the borrower to work-out the troubled debt that may result in the mortgagee realizing less than the full principal amount of the debt which the mortgage secures.

         Following a judgment of foreclosure and sale of the property at a sheriff's auction, and provided that the mortgage loan is not "non-recourse", the foreclosing mortgagee may pursue a deficiency judgment. The mortgage loans are generally non-recourse obligations of the related borrowers. In those cases, the holder's/mortgagee's rights in the event of the occurrence of a default thereunder are strictly limited to foreclosing the mortgage against the mortgaged property and any other assets that have been pledged to secure the mortgage loan; and no recourse may be had by the mortgagee to seek personal or other liability against the borrower or to otherwise reach and realize on other assets of the borrower not specifically pledged to the mortgagee.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Government plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and
Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of Bear Stearns Commercial Mortgage Securities Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions--" within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and
Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

         o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

         o The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         o The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2000-58, generally effective for transactions occurring on or after August 23, 2000) set forth the following five general conditions which must be satisfied for exemptive relief:

         o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Inc., S&P or Moody's Investors Service, Inc.;

         o the trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, each Primary Servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

         o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Bear Stearns Commercial Mortgage Securities Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Bear Stearns Commercial Mortgage Securities Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because
Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of
Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Bear Stearns Commercial Mortgage Securities Inc., the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2000-58, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Bear Stearns Commercial Mortgage Securities Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC. Subject to the terms and conditions set forth in the Underwriting Agreement, Bear Stearns Commercial Mortgage Securities Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Bear Stearns Commercial Mortgage Securities Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.





             UNDERWRITERS                 CLASS A-1       CLASS A-2        CLASS B         CLASS C
-----------------------------------      ------------    ------------    -----------    ------------
Bear, Stearns & Co. Inc.                 $121,988,000    $259,178,800    $12,295,600    $12,295,600

Morgan Stanley & Co. Incorporated        $121,988,000    $259,178,800    $12,295,600    $12,295,600

Goldman, Sachs & Co.                      $45,745,500     $97,192,050     $4,610,850     $4,610,850

Wells Fargo Brokerage Services, LLC       $15,248,500     $32,397,350     $1,536,950     $1,536,950
                                         ------------    ------------    -----------    -----------
     Total                               $304,970,000    $647,947,000    $30,739,000    $30,739,000
                                         ============    ============    ===========    ===========

         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Bear Stearns Commercial Mortgage Securities Inc. from the sale of the offered certificates, before deducting expenses payable by Bear Stearns Commercial Mortgage Securities Inc., will be approximately $1,018,807,137, plus accrued interest.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by Bear Stearns Commercial Mortgage Securities Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March 21, 2002, which is the ninth business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         Bear Stearns Commercial Mortgage Securities Inc. is an affiliate of Bear, Stearns & Co. Inc., an Underwriter and Bear Stearns Funding, Inc., a seller.

         A former senior executive of Bear Stearns Securities Corporation, an affiliate of the Depositor and Bear, Stearns & Co. Inc. (one of the Underwriters), is the principal of the borrower under Mortgage Loan No. 160 made by BSFI in January 2002, having a Cut-Off Date Balance of $1,597,592 and representing 0.1 % of the Initial Pool Balance. This former senior executive, who resigned from Bear Stearns Securities Corporation in August 1999, agreed to the settlement of charges of, and the imposition of sanctions on him by, the Securities and Exchange Commission on April 20, 2000 in connection with alleged violations of the federal securities laws by A.R. Baron & Co., Inc.

                                  LEGAL MATTERS

         The validity of the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, and by Latham & Watkins, New York, New York, and material federal income tax consequences of investing in the offered certificates will be passed upon for us by Cadwalader, Wickersham & Taft. Certain legal matters will be passed upon for the underwriters by Latham & Watkins and by Cadwalader, Wickersham & Taft. Certain legal matters will be passed upon for Wells Fargo Bank, National Association by Sidley Austin Brown & Wood LLP, New York, New York, for Principal Commercial Funding, LLC by Dechert, New York, New York, for Bear, Stearns Funding, Inc. by Cadwalader, Wickersham & Taft and for Morgan Stanley Dean Witter Mortgage Capital Inc. by Latham & Watkins.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from S&P and Moody's.

CLASS                                               MOODY'S            S&P
-------------------------------------------         -------            ---
Class A-1..................................           Aaa              AAA
Class A-2..................................           Aaa              AAA
Class B....................................           Aa2               AA
Class C....................................           A2                A

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of
(1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Bear Stearns Commercial Mortgage Securities Inc. to do so may be lower than the ratings assigned thereto at the request of Bear Stearns Commercial Mortgage Securities Inc.

                               GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "A/B Mortgage Loan" means, each mortgage loan, if any, designated as an A/B Mortgage Loan on Appendix II of this prospectus supplement. There are no A/B Mortgage Loans in the trust.

         "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

         "Accrued Certificate Interest" means, in respect of each class of Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

o        the sum of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution Date:

         (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

                  o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                  o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

                  o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

                  o amounts deposited in the Certificate Account in error;

                  o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account; and

                  o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement;

         (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or ARD, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and
(y) the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "B Note" means, with respect to any A/B Mortgage Loan, the mortgage note not included in the trust.

         "BSFI" means Bear, Stearns Funding Inc.

         "BSFI Loans" means the mortgage loans that were originated or purchased by BSFI.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement .

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means a Person in whose name a certificate is registered in the certificate registrar.

         "Certificate Owner" means a Person acquiring an interest in an offered certificate.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates and the Class A-2 Certificates.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

         "Clearstream Banking" means Clearstream Banking, societe anonyme.

         "Closing Date" means March 21, 2002.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note) during the related Collection Period over (B) Prepayment Interest Excesses incurred in respect of such mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note) during the same Collection Period but such Compensating Interest shall not in any event exceed the portion of the Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties.

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means March 1, 2002. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in March 2002 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on March 1, 2002, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

         "Depositor" means, Bear Stearns Commercial Mortgage Securities Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 5th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

         o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

         o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R.
Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicers on its behalf) pursuant to the Pooling and Servicing Agreement.

         "Euroclear" means The Euroclear System.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee, provided, however, that if the master servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o the master servicer is removed from S&P's approved master servicer list and the ratings then assigned by S&P to any classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action.

         "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o any interest paid to the master servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Bear Stearns Commercial Mortgage Securities Inc., the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $1,117,792,180.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan or B Note, excluding, in each case, any amounts required to be paid to the related borrower.

         "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the special servicer, the master servicer, Bear Stearns Commercial Mortgage Securities Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property; provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan by a mortgage loan seller due to the breach of a representation and warranty or document defect, such fee will only be paid by the applicable mortgage loan seller if such loan is repurchased after the date that is 180 days after the applicable mortgage loan seller receives notice of the breach causing the repurchase.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or B Note or related REO Property, net of expenses and any related Advances and interest thereon.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note.

         "Master Servicing Fee Rate" means 0.02% per annum each month payable with respect to a mortgage loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and
(ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

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o        an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o        when relevant, the related ground lease or a copy thereof.

         "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Bear Stearns Commercial Mortgage Securities Inc. and the respective seller, as the case may be.

         "Mortgage Pool" means the one hundred fifty (150) mortgage loans with an aggregate principal balance, as of March 1, 2002, of approximately $1,117,792,180, which may vary by up to 5%.

         "MSDWMC" means Morgan Stanley Dean Witter Mortgage Capital Inc.

         "MSDWMC Loans" means the mortgage loans that were originated or purchased by MSDWMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment
Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2003) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

         "NWAC Rate" - See "Weighted Average Net Mortgage Rate".

         "OID" means original issue discount.

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         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees and Primary Servicing Fees), other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

         "PCF" means Principal Commercial Funding, LLC.

         "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

         "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 85-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 85-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of March 1, 2002, between Bear Stearns Commercial Mortgage Securities Inc., as depositor, Wells Fargo, as master servicer, GMACCM, as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Primary Servicing Fee and Excess

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Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage
Loan, net of the Special Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special Servicing Fee and the Trustee
         Fee).

         "Prepayment Premium" means, with respect to any mortgage loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan or B Note.

         "Primary Servicer" means Principal Capital Management, LLC.

         "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

         "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B Note or its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any B Note or its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

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         "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan or B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan or B Note in advance of its scheduled Due Date.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and/or (if applicable) its related B Note or the related REO Property (including any Servicing Advances, Advance Interest related to such mortgage loan and/or (if applicable) its related B Note and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, Bear Stearns Commercial Mortgage Securities Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Moody's and S&P.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan or B Note that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not

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constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off Date), thereof, reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any B Note) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of such B Note, the holder of the B Note) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans and B Note,

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and in the case of the A Note and the B Note, the related
intercreditor agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and any B Note or, if a mortgage loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note, the maximization of recovery thereon to the Certificateholders and the holder of the related B Note, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note, in the case of any A/B Mortgage Loan and its related B Note); and without regard to:

             i. any other relationship that the master servicer or the special servicer, as the case may be, or any Affiliate thereof may have with the related borrower;

             ii. the ownership of any certificate by the master servicer or the special servicer, as the case may be, or any Affiliate thereof;

             iii. the master servicer's obligation to make Advances; and

             iv. the right of the master servicer (or any Affiliate thereof) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan or B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan (other than an A/B Mortgage Loan) as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

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o        any mortgage loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of any related B Note and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or
         (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related B Note (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month), (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Bear Stearns Commercial Mortgage Securities Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Bear Stearns Commercial Mortgage Securities Inc. or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o the special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o        the closing date for the sale of the certificates is March 21, 2002;

o distributions on the certificates are made on the 15th day of each month, commencing in April, 2002;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o        the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance

         Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o        no Prepayment Interest Shortfalls occur;

o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs;

o        each ARD Loan pays in full on its Anticipated Repayment Date; and

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates.

         "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) except in the case of Mortgage Loan No. 1 whose related mortgaged property is net-leased to a single investment-grade tenant for the term of the mortgage loan, reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriters" means Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Underwriting Agreement" means that agreement, dated March 8, 2002, entered into by Bear Stearns Commercial Mortgage Securities Inc., Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage
Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo" means Wells Fargo Bank, National Association.

         "WFB Loans" means the mortgage loans that were originated by Wells Fargo or its affiliates.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY    WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                 AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                               NUMBER OF      CUT-OFF DATE    CUT-OFF DATE  MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
LOAN SELLER                   MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (x)       LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Principal Commercial
  Funding, LLC                      54         360,225,958           32.2      6.924         118      1.74          63.9      53.5
Morgan Stanley Dean Witter
  Mortgage Capital Inc.             17         288,729,681           25.8      7.417         115      1.55          64.5      56.9
Wells Fargo Bank, N.A.              60         263,620,241           23.6      7.069         120      1.77          56.0      43.4
Bear, Stearns Funding, Inc.         19         205,216,300           18.4      7.148         142      1.85          55.1      38.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             150      $1,117,792,180          100.0%     7.127%        122      1.71x         61.1%     50.1%
===================================================================================================================================


CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                  AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                 NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)      MORTGAGE LOANS     BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 1,000,000                       6             5,256,332            0.5      7.406         137      2.08          40.8      28.0
1,000,001 - 2,000,000              36            58,377,065            5.2      7.268         114      1.73          55.0      43.0
2,000,001 - 3,000,000              20            50,026,657            4.5      7.099         125      1.55          58.2      40.6
3,000,001 - 4,000,000              21            74,797,813            6.7      6.785         121      2.04          53.9      41.9
4,000,001 - 5,000,000               7            31,945,723            2.9      7.068         135      1.53          64.3      46.5
5,000,001 - 6,000,000              14            78,187,258            7.0      6.986         114      1.89          59.1      50.4
6,000,001 - 7,000,000               6            37,381,065            3.3      7.111         139      1.53          65.3      40.8
7,000,001 - 8,000,000               6            45,079,599            4.0      6.755         119      2.10          58.3      44.6
8,000,001 - 9,000,000               5            43,418,556            3.9      7.005         105      1.53          66.2      57.6
9,000,001 - 10,000,000              3            28,711,347            2.6      6.888         117      1.56          67.3      58.7
10,000,001 - 15,000,000            11           132,719,161           11.9      6.955         103      1.81          60.3      53.0
15,000,001 - 20,000,000             6           104,668,453            9.4      7.263         121      1.59          63.3      47.6
20,000,001 - 25,000,000             1            24,872,605            2.2      6.850         116      2.10          52.9      42.5
25,000,001 >=                       8           402,350,545           36.0      7.313         131      1.58          63.6      55.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            150        $1,117,792,180         100.0%     7.127%         122     1.71X         61.1%     50.1%
====================================================================================================================================

Minimum: $696,781
Maximum: $86,451,522
Average: $7,451,948

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION


STATES

----------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                               NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
STATE                     MORTGAGE PROPERTIES   BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
North Carolina                  9             146,827,785           13.1      6.960         125      1.68          60.4      46.5
California                     41             130,691,617           11.7      7.019         124      1.97          52.0      38.4
Texas                          17             106,240,055            9.5      7.255         120      1.70          60.3      45.5
Michigan                        2              88,260,129            7.9      7.396         176      1.63          62.4      55.6
Florida                        20              88,186,515            7.9      6.927         103      1.84          63.8      56.7
Pennsylvania                    6              81,840,781            7.3      7.393         117      1.69          65.3      58.2
Virginia                        7              64,680,084            5.8      7.204         119      1.47          66.6      56.3
Louisiana                       1              64,500,000            5.8      7.330         120      1.41          69.7      61.5
New Jersey                      8              58,741,485            5.3      7.244         106      1.51          63.0      54.0
Georgia                         6              35,998,214            3.2      7.255         115      1.56          67.4      60.0
Maryland                        3              29,568,816            2.6      7.350         123      1.40          68.6      60.0
Massachusetts                   8              28,406,874            2.5      6.823         127      1.52          65.4      44.2
Illinois                        5              27,134,393            2.4      6.628          93      2.32          54.8      51.9
Nevada                          3              25,580,173            2.3      7.142         117      1.57          64.4      56.3
Connecticut                     6              21,337,670            1.9      7.375         117      2.26          46.4      41.2
New York                        3              15,793,254            1.4      6.874         141      1.84          48.0      27.0
Oregon                          3              15,356,411            1.4      6.635          63      1.67          51.7      44.6
Arizona                         5              14,186,713            1.3      6.978         117      1.58          67.4      58.5
Washington                      1              11,300,000            1.0      6.475          83      2.47          47.1      47.1
Wisconsin                       3               9,765,477            0.9      6.530         117      1.56          64.9      53.7
Colorado                        4               7,643,747            0.7      7.300         151      1.72          53.5      32.3
Minnesota                       3               7,113,664            0.6      7.024         116      1.81          51.8      41.6
South Carolina                  1               5,781,396            0.5      7.150         116      1.37          79.3      69.7
Ohio                            1               5,053,218            0.5      7.600         107      1.43          64.0      57.2
New Hampshire                   1               4,546,537            0.4      7.490         119      1.50          62.6      51.1
Kansas                          2               4,173,823            0.4      6.976         170      1.69          57.1      27.0
Maine                           1               3,996,109            0.4      6.120         119      2.32          45.9      38.7
New Mexico                      2               2,867,826            0.3      7.408         116      1.72          53.9      44.0
Alabama                         1               2,656,702            0.2      7.300         140      1.53          65.3      55.2
North Dakota                    1               2,336,804            0.2      7.250         117      1.36          71.9      49.9
Nebraska                        1               2,264,712            0.2      7.300         175      1.36          60.4       1.8
Tennessee                       2               2,051,217            0.2      7.568         115      1.53          64.7      55.7
Kentucky                        1               1,986,586            0.2      7.520         114      1.25          79.5      65.2
Utah                            1                 923,394            0.1      7.450         113      1.27          19.0      14.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        179          $1,117,792,180         100.0%     7.127%         122     1.71X         61.1%     50.1%
==================================================================================================================================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                  AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                               NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
PROPERTY TYPE             MORTGAGE PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail
  Anchored                         43           347,876,594           31.1      7.057         115      1.72          63.5      53.4
  Big Box                          17            43,617,563            3.9      7.276         114      1.58          58.2      46.3
  Free Standing                     7            28,931,759            2.6      7.321         125      1.40          70.3      58.5
  Unanchored                        6            22,902,327            2.0      7.369         115      1.70          58.5      50.6
  Shadow Anchored                   6             8,755,242            0.8      7.271         125      1.77          51.4      38.2
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                  79          $452,083,486          40.4%     7.115%         116     1.68X         63.0%     52.6%
Office
  Suburban                         23           300,425,163           26.9      7.072         134      1.95          55.0      46.8
  Urban                             3            68,469,051            6.1      7.338         120      1.41          69.0      60.6
  Medical                           3            15,361,370            1.4      6.922         117      1.53          67.9      59.4
  Retail/Office                     2             2,462,530            0.2      7.564         115      1.47          65.8      56.2
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                  31          $386,718,115          34.6%     7.116%         131     1.80X         58.9%     50.7%
Industrial
  Warehouse                        20           110,756,929            9.9      7.218         125      1.52          63.1      44.1
  Light Industrial                 12            53,670,425            4.8      7.269         123      1.65          56.9      42.6
  Flex Industrial                   8            21,975,832            2.0      7.501         123      1.56          57.6      44.7
------------------------------------------------------------------------------------------------------------------------------------
          SUBTOTAL:                40          $186,403,187          16.7%     7.266%         124     1.56X         60.7%     43.7%
Multifamily
  Garden                           12            44,854,674            4.0      6.467         117      1.97          60.6      51.8
  Mid-Rise                          1             9,831,399            0.9      6.830         118      1.81          49.7      43.2
  Low-Rise                          4             7,262,361            0.6      7.147         123      1.73          58.1      47.8
------------------------------------------------------------------------------------------------------------------------------------
          SUBTOTAL:                17           $61,948,435           5.5%     6.605%         118     1.92X         58.6%     50.0%
Self Storage
  Self Storage                      9            21,886,568            2.0      7.260          70      1.64          62.0      56.3
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                   9           $21,886,568           2.0%     7.260%          70     1.64X         62.0%     56.3%
Other
  Theatre                           1             6,070,845            0.5      9.270         222      1.25          63.9       4.5
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                   1            $6,070,845           0.5%     9.270%         222     1.25X         63.9%      4.5%
Manufactured Housing
 Community
Manufactured Housing
 Community                          2             2,681,544            0.2      6.945          70      2.34          47.0      41.6
------------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                   2            $2,681,544           0.2%     6.945%          70     2.34X         47.0%     41.6%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            179        $1,117,792,180         100.0%     7.127%         122     1.71X         61.1%     50.1%
====================================================================================================================================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------

                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                  AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                               NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)           MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
                                                                           ---------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
5.960 - 6.500                     17            122,540,035           11.0      6.321         100      2.28          52.7      45.1
6.501 - 7.000                     50            336,651,548           30.1      6.813         118      1.83          58.6      47.6
7.001 - 7.500                     63            455,165,651           40.7      7.307         129      1.52          64.4      54.0
7.501 - 8.000                     17            181,068,339           16.2      7.642         123      1.53          63.5      50.3
8.001 - 8.500                      2             16,295,761            1.5      8.086         110      1.30          70.7      63.9
8.501 - 9.270                      1              6,070,845            0.5      9.270         222      1.25          63.9       4.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           150         $1,117,792,180         100.0%     7.127%         122     1.71X         61.1%     50.1%
====================================================================================================================================

Minimum: 5.960%
Maximum: 9.270%
Weighted Average: 7.127%


ORIGINAL TERMS TO STATED MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

                                                               PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                 AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
ORIGINAL TERM TO STATED       NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
MATURITY (MOS.)             MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
                                                                          ---------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
1 - 60                            11            36,737,154            3.3      6.911          57      1.75          56.5      51.3
61 - 120                         119           904,870,141           81.0      7.087         114      1.73          61.4      53.2
121 - 180                         14           156,518,008           14.0      7.320         170      1.48          60.0      21.7
181 - 240                          6            19,666,877            1.8      7.818         232      1.45          59.1       3.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           150        $1,117,792,180         100.0%     7.127%         122     1.71X         61.1%     50.1%
===================================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 125 mos.

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION


REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                  AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
REMAINING TERM TO STATED       NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
MATURITY (MOS.)             MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
                                                                           ---------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                             12            40,407,154            3.6      6.851          57      1.81          56.3      51.5
61 - 120                          118           901,200,141           80.6      7.090         114      1.73          61.4      53.2
121 - 180                          14           156,518,008           14.0      7.320         170      1.48          60.0      21.7
181 - 240                           6            19,666,877            1.8      7.818         232      1.45          59.1       3.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            150        $1,117,792,180         100.0%     7.127%         122     1.71X         61.1%     50.1%
====================================================================================================================================

Minimum: 54 mos.
Maximum: 238 mos.
Weighted Average: 122 mos.



ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                  AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
ORIGINAL AMORTIZATION          NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
TERM (MOS.)                 MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                       8            69,380,000            6.2      6.389          90      2.85          46.2      46.2
  181 - 240                         8            35,539,083            3.2      7.244         111      1.55          55.4      35.1
  241 - 300                        49           205,541,894           18.4      7.136         109      1.78          57.0      46.9
  301 - 360                        66           643,359,378           57.6      7.148         117      1.60          64.9      57.1
  361 - 398                         4            18,596,677            1.7      7.526         109      1.42          51.5      39.1
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         135          $972,417,031          87.0%     7.102%         113     1.72X         61.3%     53.0%

FULLY AMORTIZING LOANS
  61 - 120                          1             2,358,740            0.2      7.250         117      1.30          43.7       0.9
  121 - 180                         9           129,420,377           11.6      7.307         178      1.45          57.8       1.5
  181 - 240                         5            13,596,031            1.2      7.169         237      1.54          56.9       2.3
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                          15          $145,375,148          13.0%     7.293%         182     1.47X         57.0%      1.6%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            150        $1,117,792,180         100.0%     7.127%         122     1.71X         61.1%     50.1%
====================================================================================================================================

Minimum: 120 mos.
Maximum: 398 mos.
Weighted Average: 319 mos.

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION


REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                 AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
REMAINING AMORTIZATION        NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
TERM (MOS.)                 MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
Interest Only                      8            69,380,000            6.2      6.389          90      2.85          46.2      46.2
  181 - 240                        8            35,539,083            3.2      7.244         111      1.55          55.4      35.1
  241 - 300                       49           205,541,894           18.4      7.136         109      1.78          57.0      46.9
  301 - 360                       66           643,359,378           57.6      7.148         117      1.60          64.9      57.1
  361 - 398                        4            18,596,677            1.7      7.526         109      1.42          51.5      39.1
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        135          $972,417,031          87.0%     7.102%         113     1.72X         61.3%     53.0%

FULLY AMORTIZING LOANS
  61 - 120                         1             2,358,740            0.2      7.250         117      1.30          43.7       0.9
  121 - 180                        9           129,420,377           11.6      7.307         178      1.45          57.8       1.5
  181 - 240                        5            13,596,031            1.2      7.169         237      1.54          56.9       2.3
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         15          $145,375,148          13.0%     7.293%         182     1.47X         57.0%      1.6%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           150        $1,117,792,180         100.0%     7.127%         122     1.71X         61.1%     50.1%
===================================================================================================================================

Minimum: 117 mos.
Maximum: 391 mos.
Weighted Average: 316 mos.



DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                 AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
DEBT SERVICE COVERAGE         NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
RATIO (X)                   MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1.21 - 1.30                       12            41,850,624            4.1      7.747         132      1.27          62.1      39.7
1.31 - 1.40                       26           133,932,589           13.0      7.192         133      1.37          67.9      45.2
1.41 - 1.50                       30           291,941,441           28.3      7.265         120      1.44          66.8      55.6
1.51 - 1.60                       16            59,509,327            5.8      7.054         112      1.55          66.8      58.0
1.61 - 1.70                       13           136,188,449           13.2      7.436         111      1.63          64.3      57.1
1.71 - 1.80                       11           150,238,958           14.6      6.890         113      1.75          57.0      48.7
1.81 - 1.90                       10            55,633,110            5.4      6.902         115      1.85          58.6      51.1
1.91 >=                           31           162,046,158           15.7      6.586         108      2.61          44.6      38.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           149        $1,031,340,658         100.0%     7.105%         117     1.71X         61.1%     50.1%
===================================================================================================================================

Minimum: 1.23x
Maximum: 5.38x
Weighted Average: 1.71x

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION


LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                  AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                               NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)     MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
10.1 - 20.0                         1               923,394            0.1      7.450         113      1.27          19.0      14.5
20.1 - 30.0                         8            28,367,784            2.8      6.762         119      3.65          25.3      22.5
30.1 - 40.0                         9            18,238,073            1.8      6.845         131      2.66          35.6      25.3
40.1 - 50.0                        17            88,476,142            8.6      6.604         104      2.25          47.0      40.3
50.1 - 60.0                        32           241,830,899           23.4      6.902         120      1.79          55.4      41.7
60.1 - 70.0                        55           493,993,279           47.9      7.357         119      1.51          65.3      53.7
70.1 - 80.0                        27           159,511,088           15.5      6.996         115      1.45          74.0      64.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            149        $1,031,340,658         100.0%     7.105%         117     1.71X         61.1%     50.1%
====================================================================================================================================

Minimum: 19.0%
Maximum: 79.5%
Weighted Average: 61.1%




BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------


                                                                PERCENT BY   WEIGHTED    WEIGHTED                WEIGHTED  WEIGHTED
                                                  AGGREGATE      AGGREGATE    AVERAGE     AVERAGE  WEIGHTED       AVERAGE   AVERAGE
BALLOON LOAN-TO-VALUE          NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
RATIO (%)                   MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)  DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.1 - 30.0                        29            102,811,699           10.0      7.158         166      2.15          46.6       9.8
30.1 - 40.0                       11             33,037,197            3.2      6.734         113      2.19          43.6      35.7
40.1 - 50.0                       33            260,549,815           25.3      6.781         108      1.91          54.2      46.2
50.1 - 60.0                       46            381,465,478           37.0      7.351         113      1.58          63.8      55.9
60.1 - 70.0                       30            253,476,468           24.6      7.093         115      1.45          72.2      63.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           149         $1,031,340,658         100.0%     7.105%         117     1.71X         61.1%     50.1%
====================================================================================================================================

Minimum: 0.4%
Maximum: 69.7%
Weighted Average: 50.1%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             MAR-02           MAR-03            MAR-04           MAR-05            MAR-06           MAR-07
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                          98.96%           98.95%            98.95%           81.21%            81.09%           80.62%
Greater of YM and 1.00% (2)(3)      1.04%            1.05%              1.05%           18.79%            18.91%           19.38%
Open                                0.00%            0.00%              0.00%           0.00%              0.00%           0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%            100.00%         100.00%            100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,117,792,180   $1,103,387,528    $1,087,877,169   $1,070,574,896    $1,051,755,057    $995,049,858
% Initial Pool Balance             100.00%           98.71%            97.32%           95.78%            94.09%           89.02%
------------------------------------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      MAR-08          MAR-09          MAR-10        MAR-11             MAR-12           MAR-13
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                            80.47%          84.48%          84.39%        82.50%             96.81%           96.19%
Greater of YM and 1.00% (2)(3)        19.53%          15.52%          14.93%        15.16%              3.19%           3.81%
Open                                  0.00%           0.00%            0.68%        2.34%               0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%         100.00%          100.00%      100.00%             100.00%         100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $974,602,957    $895,794,730    $871,778,148  $790,474,555       $100,082,242     $69,162,589
% Initial Pool Balance                87.19%          80.14%          77.99%        70.72%              8.95%           6.19%
-----------------------------------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      MAR-14          MAR-15
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                            96.21%          96.46%
Greater of YM and 1.00% (2)(3)        3.79%           3.54%
Open                                  0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%         100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $53,820,852     $39,525,189
% Initial Pool Balance                4.81%           3.54%
-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
        (2)  See Appendix II for a description of the Yield Maintenance.
        (3) Mortgage Loan No. 2, Coliseum Centre, Mortgage Loan No. 31, Broadcom Corporation, Mortgage Loan No. 54, Woodland Commons Shopping Center, Mortgage Loan No. 65, Lowe's Home Center, Mortgage Loan No. 70, Exchange Plaza Shopping Center, Mortgage Loan No. 71, Sawgrass Concourse, Mortgage Loan No. 72, Spectrum Office Park, Mortgage Loan No. 74, American Airlines Building, Mortgage Loan No. 79, Peachtree Corners Distribution Center, Mortgage Loan No. 86, Canning Shaws Plaza, Mortgage Loan No. 102, Sable Oaks, and Mortgage Loan No. 119, Huntington Woods Apartments, have been modeled as Yield Maintenance after their lockout periods (if any).

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














                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------
   MORTGAGE     MORTGAGE
   LOAN NO.     LOAN SELLER(1)     PROPERTY NAME(2)
------------------------------------------------------------------------------------------------
       1        BSFI               Regent Court
       2        WFB                Coliseum Centre
       3        MSDWMC             Bank One Center Office
       4        MSDWMC             Capital City Mall
       5        MSDWMC             Fair City Mall
       6        MSDWMC             Nortel Networks
       7        MSDWMC             PETsMART Portfolio - Braintree (I)
       8        MSDWMC             PETsMART Portfolio - Boca Raton (I)
       9        MSDWMC             PETsMART Portfolio - Southlake (I)
      10        MSDWMC             PETsMART Portfolio - Westlake Village (I)
      11        MSDWMC             PETsMART Portfolio - Evanston (I)
      12        MSDWMC             PETsMART Portfolio - Plantation (I)
      13        MSDWMC             PETsMART Portfolio - Dallas (I)
      14        MSDWMC             PETsMART Portfolio - Oxon Hill (I)
      15        MSDWMC             PETsMART Portfolio - Lake Mary (I)
      16        MSDWMC             PETsMART Portfolio - Flint (I)
      17        MSDWMC             PETsMART Portfolio - Fridley (I)
      18        MSDWMC             PETsMART Portfolio - Tallahassee (I)
      19        WFB                Best Buy Portfolio - Virginia Beach, Virginia (II)
      20        WFB                Best Buy Portfolio - Nashua, New Hampshire (II)
      21        WFB                Best Buy Portfolio - North Attleboro, Massachusetts (II)
      22        WFB                Best Buy Portfolio - Schaumburg, IL (II)
      23        WFB                Best Buy Portfolio - Arlington, Texas (II)
      24        WFB                Best Buy Portfolio - Fort Worth (Ridgemar), Texas (II)
      25        WFB                Best Buy Portfolio - Dallas (Duncanville), Texas (II)
      26        WFB                Best Buy Portfolio - Matteson, IL (II)
      27        WFB                Best Buy Portfolio - Houston (Willowbrook), Texas (II)
      28        WFB                Best Buy Portfolio - Beaumont, Texas (II)
      29        WFB                Best Buy Portfolio - Fort Collins, CO (II)
      30        WFB                Best Buy Portfolio - Albuquerque, New Mexico (II)
      31        PCF                Broadcom Corporation
      32        WFB                Boca Park Retail Center
      33        BSFI               Overton Park Plaza
      34        BSFI               220 Elm Street
      35        PCF                Blackwell II
      36        PCF                Henderson Square
      37        PCF                777 Central Boulevard
      38        PCF                New Haven At The Park Apartments
      39        MSDWMC             Atrium Industrial Portfolio - North Carolina (III)
      40        MSDWMC             Atrium Industrial Portfolio - Texas (III)
      41        MSDWMC             Atrium Industrial Portfolio - Pennsylvania (III)
      42        WFB                Cascade Boulevard Center (IV)
      43        WFB                Powell Street Station (IV)
      44        MSDWMC             Hide Away - Pine Ridge (A)
      45        MSDWMC             Hide Away - Skyway (A)
      46        MSDWMC             Hide Away - 32nd Street (A)
      47        MSDWMC             Hide Away - Ellenton (A)
      48        MSDWMC             Sears - Garland, TX
      49        MSDWMC             Gerber Portfolio Building #2 (V)
      50        MSDWMC             Gerber Portfolio Building #3 (V)
      51        MSDWMC             Gerber Portfolio Building #1 (V)
      52        MSDWMC             Pinecrest Plaza
      53        BSFI               Cascade Plaza
      54        PCF                Woodland Commons Shopping Center
      55        PCF                Industrial Building - Moonachie
      56        WFB                Golden Springs Business Center (Building C-1)
      57        PCF                Shady Grove Medical Village II
      58        BSFI               40 Prince Street
      59        PCF                MetroWest Village Shopping Center
      60        PCF                Lowe's Shopping Center
      61        BSFI               Middletown Shopping Center
      62        PCF                Marco Town Center
      63        PCF                Kirkman Oaks Shopping Center
      64        PCF                Time Customer Service Office - Service Facilities
      65        PCF                Lowe's Home Center
      66        BSFI               Aurora Commons
      67        PCF                Vienna Square Shopping Center
      68        PCF                Lowe's Home Improvement Store
      69        PCF                South Riding Town Center
      70        PCF                Exchange Plaza Shopping Center
      71        PCF                Sawgrass Concourse (VI)
      72        PCF                Spectrum Office Park (VI)
      73        PCF                80 Little Falls
      74        PCF                American Airlines Building
      75        PCF                501/601 Penhorn Avenue
      76        BSFI               Big Y Supermarket
      77        PCF                Time Customer Service - Distribution Warehouse
      78        WFB                Cinemark 18 Theatres
      79        PCF                Peachtree Corners Distribution Center
      80        PCF                One Presidential Boulevard
      81        WFB                Ventura Pettit East Building
      82        BSFI               Aborn Square Shopping Center
      83        PCF                RAZ Imports
      84        WFB                Ladson Crossing Shopping Center
      85        PCF                Birchview Garden Apartments
      86        PCF                Canning Shaws Plaza
      87        PCF                TASQ Technology Building
      88        PCF                Shoppes at Packway
      89        PCF                Home Depot Distribution Center
      90        PCF                Cardinal Restaurant Supply
      91        BSFI               Normandy Square West
      92        BSFI               Bridge Park Shopping Center
      93        MSDWMC             Pateley Portfolio: Pitney-Bowes - Stamford, CT (B)
      94        MSDWMC             Pateley Portfolio: Pitney-Bowes - Newtown, CT (B)
      95        PCF                Broadway Tech Center
      96        PCF                McKee Commercial Center
      97        PCF                Park Centre Office Building
      98        MSDWMC             Brentwood Shopping Center
      99        PCF                Staples & Dollar Tree
      100       WFB                Ticketmaster
      101       PCF                Westport Shopping Center
      102       PCF                SableOaks
      103       WFB                Rancho Bernardo Courtyard
      104       BSFI               Verizon Communications - Manhattan
      105       WFB                Sylvan Square Shopping Center
      106       PCF                Lake St. Charles
      107       BSFI               Aberdeen Square Shopping Center
      108       PCF                Camden Court Apartments
      109       PCF                530 and 555 East Pamalyn Avenue
      110       WFB                9700 Goethe Road
      111       PCF                Morningstar Self Storage
      112       PCF                Great Western V
      113       WFB                560 W. Brown Road
      114       PCF                Portion of Reuten Corporate Park
      115       WFB                Chautauqua Apartments
      116       BSFI               Plumstead Square
      117       BSFI               Hunter's Ridge Apartments
      118       PCF                Walgreens - Lithonia
      119       PCF                Huntington Woods Apartments
      120       BSFI               Autumnwood Apartments
      121       PCF                Island Estates Plaza
      122       WFB                Byerly's Park Center
      123       PCF                Walgreens - Virginia Beach
      124       PCF                Heritage Crest Apartments
      125       PCF                Northbank Office Building
      126       PCF                Walgreens - Mobile
      127       WFB                Broadway Center
      128       PCF                Walgreen-Center
      129       WFB                Chaparral Apartments
      130       WFB                Miller Avenue
      131       WFB                West Fargo Warehouses
      132       WFB                Northwinds Apartments
      133       WFB                Nogg Chemical & Paper Co.
      134       WFB                Lochwood Square Shopping Center
      135       PCF                Brighton Walgreens
      136       WFB                Andover Property
      137       WFB                Gateway Centre
      138       WFB                Auburn Oaks Plaza
      139       WFB                Polo Center
      140       BSFI               35 Fremont Street (VII)
      141       BSFI               14 Mt. Pleasant St. & 160 W. Main Street (VII)
      142       BSFI               Verizon Communications - Brooklyn
      143       WFB                Creekside Apartments
      144       WFB                Lakeside View Estates
      145       WFB                Rancho Gowan Business Park
      146       WFB                Polk Street
      147       WFB                S. Figueroa Street
      148       WFB                San Remo Apartments
      149       WFB                Walgreen's- Wichita
      150       PCF                125 Asia Place
      151       WFB                Sherman Way
      152       WFB                Eastham Industrial Park
      153       WFB                Willow Street
      154       WFB                PETsMART Salem, OR
      155       WFB                Goodrich Boulevard
      156       WFB                Good Shepherd Shopping Center
      157       WFB                Superstores - Albuquerque
      158       WFB                Grocery Outlet Retail Center
      159       WFB                A-American Truxtun, Bakersfield
      160       BSFI               2150 Cabot Blvd. West
      161       WFB                2431 Mercantile Drive
      162       WFB                2034 E. Southern Avenue
      163       WFB                17th Street Center
      164       WFB                Grossmont Estates
      165       WFB                Borrego Self Storage
      166       WFB                White Bridge Place
      167       WFB                Andrews Commercial Center
      168       WFB                Lok-Tite Self Storage
      169       WFB                Brunswick Corner
      170       WFB                Victorville South Self Storage
      171       WFB                Yates Commerce Associates
      172       WFB                Laguna Woods Town Center
      173       WFB                Lincoln Estates
      174       WFB                Reed Street
      175       WFB                Bank of the West
      176       MSDWMC             American Stores Properties - Salt Lake City, Utah
      177       WFB                Folsom Retail Plaza
      178       WFB                Wal-Mart Center
      179       WFB                Tulare Inn MHP

                                   TOTALS/WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE
    LOAN NO.     STREET ADDRESS                                                      CITY                          STATE  ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
       1         16800 Executive Plaza Drive                                         Dearborn                       MI     48121
       2         2300 & 2400 Yorkmont Road; 2550 & 2730 Tyvola Road; 2810 & 2815
                   Coliseum Center Drive                                             Charlotte                      NC     28217
       3         201 St. Charles Avenue                                              New Orleans                    LA     70170
       4         3506 Capital City Mall                                              Camp Hill                      PA     17011
       5         9600 Main Street                                                    Fairfax                        VA     22031
       6         2370 Performance Drive                                              Richardson                     TX     75082
       7         250 Grossman Drive                                                  Braintree                      MA     02184
       8         20861 Highway 441                                                   Boca Raton                     FL     33428
       9         200 Village Center Drive                                            Southlake                      TX     76092
       10        5766 Lindero Canyon Road                                            Westlake Village               CA     91362
       11        2221 Oakton Avenue                                                  Evanston                       IL     60202
       12        12051 W. Sunrise Boulevard                                          Plantation                     FL     33323
       13        12100 Inwood Road                                                   Dallas                         TX     75244
       14        6005 Oxon Hill Road                                                 Oxon Hill                      MD     20745
       15        4550 W. Lake Mary Boulevard                                         Lake Mary                      FL     32746
       16        4061 Miller Road                                                    Flint                          MI     48507
       17        5660 Main Street NE                                                 Fridley                        MN     55432
       18        3220 Capital Circle NE                                              Tallahassee                    FL     32308
       19        217 South Independence Blvd.                                        Virginia Beach                 VA     23462
       20        220 Daniel Webster Highway                                          Nashua                         NH     03060
       21        1377 South Washington Street                                        North Attleboro                MA     02760
       22        900 East Golf Road                                                  Schaumburg                     IL     60173
       23        1730 West Pleasant Ridge Rd.                                        Arlington                      TX     76015
       24        6750 West Freeway                                                   Fort Worth                     TX     76116
       25        4225 Gannon Lane                                                    Dallas                         TX     75237
       26        4707 Lincoln Mall Drive                                             Matteson                       IL     60443
       27        7318 Farm Market Road 1960                                          Houston                        TX     77070
       28        4375 Eastex Freeway                                                 Beaumont                       TX     77706
       29        4040 South College Avenue                                           Fort Collins                   CO     80525
       30        55 Hotel Circle North East                                          Albuquerque                    NM     87123
       31        3151 Zanker Road                                                    San Jose                       CA     95134
       32        Charleston and Rampart                                              Las Vegas                      NV     89117
       33        4600-4860 Southwest  Loop 820                                       Forth Worth                    TX     76132
       34        220 South  Elm Street                                               High Point                     NC     27260
       35        9600 Blackwell Road                                                 Rockville                      MD     20850
       36        310 Henderson Road                                                  Upper Merion                   PA     19406
       37        777 Central Boulevard                                               Carlstadt                      NJ     07072
       38        3001 New Haven Drive                                                Durham                         NC     27703
       39        300 Welcome Center Boulevard                                        Welcome                        NC     27374
       40        930 Hensley Lane                                                    Wylie                          TX     75098
       41        3700 Haney Drive                                                    Murrysville                    PA     15668
       42        10329-10487 Cascade Boulevard                                       Tigard                         OR     97223
       43        7900 SE Powell Boulevard                                            Portland                       OR     97206
       44        1597 Pine Ridge Road                                                Naples                         FL     34109
       45        3950 34th Street South                                              St. Petersburg                 FL     33711
       46        4305 West 32nd Street South                                         Bradenton                      FL     34205
       47        2900 U.S. Highway 301 North                                         Ellenton                       FL     34222
       48        2775 West Miller Road                                               Garland                        TX     75041
       49        83 Gerber Road West                                                 South Windsor                  CT     06074
       50        151 Batson Drive                                                    Manchester                     CT     06040
       51        55 Gerber Road West                                                 South Windsor                  CT     06074
       52        US Hwy 15/501& Morganton Rd.                                        Southern Pines                 NC     28387
       53        7601 Evergreen Way                                                  Everett                        WA     98203
       54        480 W. Half Day Road                                                Buffalo Grove                  IL     60089
       55        115 Moonachie Avenue                                                Moonachie                      NJ     07074
       56        12816 South Shoemaker Avenue                                        Santa Fe Springs               CA     90670
       57        9850 Key West Avenue                                                Rockville                      MD     20850
       58        40 Prince Street                                                    New York                       NY     10012
       59        2405-2461 South Hiawassee Road                                      Orlando                        FL     32835
       60        3206 Peach Orchard Road                                             Augusta                        GA     30901
       61        1157 State Route 35                                                 Middletown                     NJ     07748
       62        1013-1093 North Collier Boulevard                                   Marco Island                   FL     34145
       63        4550-4666 Kirkman Road                                              Orlando                        FL     32835
       64        10419 North 30th Street                                             TAMPA                          FL     33612
       65        1955 Buford Mill Drive                                              Buford                         GA     30519
       66        1200-1276 North Lake Street (Route 31)                              Aurora                         IL     60506
       67        116-224 West Maple Avenue                                           Vienna                         VA     22180
       68        940 Concord Parkway North                                           Concord                        NC     28027
       69        43063-43114 Peacock Market Plaza                                    South Riding                   VA     20152
       70        5819 N.W. Loop 410                                                  San Antonio                    TX     78238
       71        789 & 799 International Parkway                                     Sunrise                        FL     33325
       72        1700 & 1800 NW 49th Street                                          Fort Lauderdale                FL     33309
       73        80 Little Falls Road                                                Fairfield                      NJ     07004
       74        500 Gregson Drive                                                   Cary                           NC     27511
       75        501/601 Penhorn Avenue                                              Secaucus                       NJ     07094
       76        650 Memorial Drive                                                  Chicopee                       MA     10120
       77        3102 Queen Palm DR NE                                               Tampa                          FL     33619
       78        20915 Gulf Freeway                                                  Webster                        TX     77598
       79        5405 Buford Highway                                                 Norcross                       GA     30071
       80        1 Presidential Boulvard                                             Bala Cynwyd                    PA     19004
       81        16633 Ventura Blvd                                                  Encino                         CA     91346
       82        1845 Aborn Square Loop Road                                         San Jose                       CA     95121
       83        1000 & 1020 Eden Road                                               Arlington                      TX     76001
       84        9616 Hwy 78                                                         Ladson (Charleston-Metro)      SC     29456
       85        410 River Road                                                      Piscataway                     NJ     08854
       86        455 & 465 S. Canning Boulevard                                      Fall River                     MA     02721
       87        660 Menlo Drive                                                     Rocklin                        CA     95765
       88        6119 W. Irlo Bronson Memorial Highway                               Kissimmee                      FL     34747
       89        501 Black Satchel Road                                              Charlotte                      NC     28216
       90        710 Del Norte Boulevard                                             Oxnard                         CA     93030
       91        431-645 Miamisburg-Centerville Road                                 Washington Township            OH     45458
       92        11105 State Bridge Road                                             Alpharetta                     GA     33022
       93        23 Barry Place                                                      Stamford                       CT     06926
       94        29 Schoolhouse Hill Road, Building #2                               Newtown                        CT     06470
       95        3906-3908 East Broadway Road                                        Phoenix                        AZ     85040
       96        1657 - 1661 McKee Road                                              San Jose                       CA     95116
       97        2401 Lake Park Drive                                                Smyrna                         GA     30080
       98        11701 Wilshire Blvd                                                 Los Angeles                    CA     90025
       99        230 Independence Way                                                Danvers                        MA     01923
      100        807 S. Jackson Road                                                 Pharr (McAllen area)           TX     78577
      101        1790 - 1804 Post Road East (U.S. Route 1)                           Westport                       CT     06880
      102        707 Sable Oaks Drive                                                South Portland                 ME     04106
      103        16935 West Bernardo Drive                                           San Diego                      CA     92127
      104        440-454 West 18th Street                                            New York                       NY     10011
      105        3500 Coffee Road                                                    Modesto                        CA     95355
      106        6913-6929 U.S. Highway 301 South                                    Riverview                      FL     33569
      107        4956-4966 Le Chalet Boulevard                                       Boynton Beach                  FL     33463
      108        2601 Old Camden Square Road                                         Madison                        WI     53718
      109        530 and 555 E. Pamalyn Avenue                                       Las Vegas                      NV     89119
      110        9700 Goethe Road                                                    Rancho Cordova                 CA     95827
      111        5800 West W.T. Harris Boulevard, 5641 David Cox Road                Charlotte                      NC     28210
      112        9221 Corbin Avenue                                                  Chatsworth                     CA     91324
      113        560 W. Brown Road                                                   Mesa                           AZ     85201
      114        81 & 91 Ruckman Road, 3-4 Reuten Drive                              Closter                        NJ     07624
      115        717 Alvarado Ave                                                    Davis                          CA     95616
      116        5831 Easton Road                                                    Plumsteadville                 PA     18949
      117        1755 Linnerud Drive                                                 Sun Prairie                    WI     53590
      118        2945 Panola Road                                                    Lithonia                       GA     30038
      119        701 S. Friendswood Drive                                            Friendswood                    TX     77546
      120        4809 Lien Road                                                      Madison                        WI     53704
      121        130 Island Way                                                      Clearwater                     FL     33767
      122        3777 Park Center Boulevard                                          St. Louis Park                 MN     55416
      123        2044 Lynnhaven Parkway                                              Virginia Beach                 VA     23456
      124        2620 West Ball Road                                                 Anaheim                        CA     92804
      125        5110 North 40th Street                                              Phoenix                        AZ     85018
      126        2490 Schillinger Road                                               Mobile                         AL     36695
      127        501-621 West Broadway Avenue                                        Minneapolis                    MN     55411
      128        1857 Centerville Turnpike                                           Virginia Beach                 VA     23464
      129        2689 Sycamore Lane                                                  Davis                          CA     95616
      130        10062 Miller Avenue                                                 Cupertino                      CA     95014
      131        1700 & 1740 West Main Ave.                                          West Fargo                     ND     58078
      132        1311 George Court                                                   Lawrence                       KS     66044
      133        6260 Abbott Drive                                                   Omaha                          NE     68110
      134        1535-1555 South Kipling Parkway                                     Lakewood                       CO     80232
      135        1821 Bridge Street                                                  Brighton                       CO     80601
      136        8 Connector Road                                                    Andover                        MA     01810
      137        7403 Gateway Court                                                  Manassas                       VA     20109
      138        8421 Auburn Boulevard                                               Citrus Heights                 CA     95610
      139        1512-1624 N. Academy Boulevard                                      Colorado Springs               CO     80909
      140        35 Fremont Street                                                   Arlington                      MA     02474
      141        14 Mt. Pleasant St. & 160 W. Main Street                            Marlborough                    MA     01752
      142        70 Central Avenue                                                   Brooklyn                       NY     11206
      143        100-500 Creekside Place                                             LaGrange                       KY     40031
      144        10880 Highway 67                                                    Lakeside                       CA     92040
      145        3600, 3602, 3660 N. Rancho Drive                                    Las Vegas                      NV     89130
      146        555-575 Polk Street                                                 San Francisco                  CA     94102
      147        15100 S. Figueroa Street and 400 Compton Blvd.                      Gardena                        CA     90248
      148        3477 Maricopa Street                                                Torrance                       CA     90503
      149        333 West 13th Street                                                Wichita                        KS     67203
      150        125 Asia Place                                                      Carlstadt                      NJ     07092
      151        22048 Sherman Way                                                   Canoga Park                    CA     91303
      152        3613-3623 Eastham Drive & 8437-8445 Warner Drive                    Culver City                    CA     90232
      153        1122 Willow Street                                                  San Jose                       CA     95125
      154        2925 Lancaster Drive                                                Salem                          OR     97305
      155        1000 S. Goodrich Blvd                                               Commerce                       CA     90022
      156        1810 W. Northern Avenue                                             Phoenix                        AZ     85021
      157        4920 Menaul Boulevard NE                                            Albuquerque                    NM     87110
      158        1825 E. Ashland Ave./4250 & 4260 N. Blackstone                      Fresno                         CA     93726
      159        3301 Truxtun Avenue                                                 Bakersfield                    CA     93301
      160        2150 Cabot Blvd. West                                               Middletown                     PA     19047
      161        2431 Mercantile Drive                                               Rancho Cordova                 CA     95742
      162        2034 E. Southern Avenue                                             Tempe                          AZ     85282
      163        259-275 East 17th Street                                            Costa Mesa                     CA     92627
      164        8991 Grossmont Blvd.                                                La Mesa                        CA     91941
      165        14421 Borego Road                                                   Victorville                    CA     92392
      166        99 White Bridge Road                                                Nashville                      TN     37205
      167        2050 North Andrews Avenue Extension                                 Pompano Beach                  FL     33069
      168        1609 FM 359                                                         Richmond                       TX     77469
      169        10450 Brunswick Road                                                Grass Valley                   CA     95945
      170        12474 Industrial Boulevard                                          Victorville                    CA     92392
      171        2421-2439 Yates Avenue                                              Commerce                       CA     90040
      172        24365-24371 El Toro Road                                            Laguna Woods                   CA     92653
      173        649 Lincoln Ave.                                                    El Cajon                       CA     92020
      174        364 Reed Street                                                     Santa Clara                    CA     95050
      175        93 First Street North                                               Pacheco                        CA     94553
      176        369 Billy Mitchell Road                                             Salt Lake City                 UT     84116
      177        1013 Riley Street                                                   Folsom                         CA     95630
      178        424 Obed Plaza / Highway 127                                        Crossville                     TN     38555
      179        1401 E. Paige Avenue                                                Tulare                         CA     93274



------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE
    LOAN NO.     PROPERTY TYPE                   PROPERTY SUB-TYPE                      UNITS/SF     YEAR BUILT     YEAR RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
       1         Office                          Suburban                                 566,648       1989              NAP
       2         Office                          Suburban                                 974,329    1990-1999            NAP
       3         Office                          Urban                                  1,004,625       1985              NAP
       4         Retail                          Anchored                                 487,817       1974             1998
       5         Retail                          Anchored                                 392,102       1974             1988
       6         Office                          Suburban                                 281,758       2001              NAP
       7         Retail                          Anchored                                  25,587       1997              NAP
       8         Retail                          Anchored                                  26,045       1997              NAP
       9         Retail                          Anchored                                  34,247       1998              NAP
       10        Retail                          Anchored                                  30,000       1998              NAP
       11        Retail                          Anchored                                  26,416       1998              NAP
       12        Retail                          Anchored                                  26,040       1997              NAP
       13        Retail                          Anchored                                  26,370       1998              NAP
       14        Retail                          Anchored                                  26,956       1998              NAP
       15        Retail                          Anchored                                  26,096       1997              NAP
       16        Retail                          Anchored                                  26,151       1996              NAP
       17        Retail                          Anchored                                  26,060       1996              NAP
       18        Retail                          Anchored                                  26,040       1997              NAP
       19        Retail                          Big Box                                   47,441       1999              NAP
       20        Retail                          Big Box                                   45,345       1999              NAP
       21        Retail                          Big Box                                   45,638       1999              NAP
       22        Retail                          Big Box                                   51,104       1965             1992
       23        Retail                          Big Box                                   46,641       1990             1993
       24        Retail                          Big Box                                   28,050       1992              NAP
       25        Retail                          Big Box                                   27,700       1990              NAP
       26        Retail                          Big Box                                   28,050       1992              NAP
       27        Retail                          Big Box                                   44,383       1999              NAP
       28        Retail                          Big Box                                   28,255       1992              NAP
       29        Retail                          Big Box                                   42,769       1992             2001
       30        Retail                          Big Box                                   45,653       1991              NAP
       31        Office                          Suburban                                 200,000       1990              NAP
       32        Retail                          Anchored                                 127,485    1999-2001            NAP
       33        Retail                          Anchored                                 350,856       1990              NAP
       34        Industrial                      Warehouse                                362,661       2001              NAP
       35        Office                          Suburban                                 102,632       2001              NAP
       36        Retail                          Anchored                                 102,334       2000              NAP
       37        Industrial                      Light Industrial                         301,827       2000              NAP
       38        Multifamily                     Garden                                       369    1999-2001            NAP
       39        Industrial                      Light Industrial                         453,780       1994              NAP
       40        Industrial                      Light Industrial                         207,700       2001              NAP
       41        Industrial                      Warehouse                                165,222       1950             1980
       42        Retail                          Big Box                                  100,376       1996              NAP
       43        Retail                          Anchored                                 117,766       1988              NAP
       44        Self Storage                    Self Storage                             124,342  1986/1987/1996         NAP
       45        Self Storage                    Self Storage                             101,126    1990/1995            NAP
       46        Self Storage                    Self Storage                              87,094  1977/1990/1993         NAP
       47        Self Storage                    Self Storage                              60,761  1982/1986/1997         NAP
       48        Industrial                      Warehouse                                882,000       1979              NAP
       49        Industrial                      Flex Industrial                          194,000       1965             1999
       50        Industrial                      Flex Industrial                           93,500       1984             1986
       51        Industrial                      Flex Industrial                           60,000       1977             1997
       52        Retail                          Anchored                                 250,176       1987              NAP
       53        Retail                          Anchored                                 217,633       1980             2000
       54        Retail                          Anchored                                 170,070       1991              NAP
       55        Industrial                      Warehouse                                168,800       2000              NAP
       56        Industrial                      Warehouse                                306,890       2000              NAP
       57        Office                          Medical                                   66,373       1999              NAP
       58        Multifamily                     Mid-Rise                                      27       1900        1987, 1998-2001
       59        Retail                          Anchored                                 107,015       1990              NAP
       60        Retail                          Anchored                                 135,197       2000              NAP
       61        Retail                          Anchored                                 125,613       1962             1994
       62        Retail                          Anchored                                 109,574    1974-1998            NAP
       63        Retail                          Anchored                                  98,902       1987              NAP
       64        Office                          Suburban                                 132,981       1987             1990
       65        Retail                          Free Standing                            128,997       1998              NAP
       66        Retail                          Anchored                                 126,908       1988              NAP
       67        Retail                          Anchored                                  72,820    1954-1963         1990/1991
       68        Retail                          Free Standing                            135,197       1999              NAP
       69        Retail                          Anchored                                  85,371    1999-2001            NAP
       70        Retail                          Anchored                                 144,371       1986              NAP
       71        Office                          Suburban                                 112,456       2000              NAP
       72        Office                          Suburban                                  90,000    1999/2000            NAP
       73        Industrial                      Light Industrial                         126,076       1984              NAP
       74        Office                          Suburban                                 106,340       1987              NAP
       75        Industrial                      Warehouse                                 99,276    1999/2000            NAP
       76        Retail                          Anchored                                  64,223       1991              NAP
       77        Industrial                      Warehouse                                229,605       1986              NAP
       78        Other                           Theatre                                   83,660       2000              NAP
       79        Industrial                      Warehouse                                356,355    1987-1989            NAP
       80        Office                          Suburban                                 120,569       1956             1993
       81        Office                          Suburban                                 170,706       1970             1997
       82        Retail                          Anchored                                  63,377       1974           2000-2001
       83        Industrial                      Warehouse                                239,903       2001              NAP
       84        Retail                          Anchored                                  52,607       2000              NAP
       85        Multifamily                     Garden                                       170       1981              NAP
       86        Retail                          Anchored                                  65,360       1985             1999
       87        Industrial                      Light Industrial                          64,600       1997             2001
       88        Retail                          Unanchored                                33,231    1998-1999            NAP
       89        Industrial                      Warehouse                                228,800       1989              NAP
       90        Industrial                      Warehouse                                125,568       1988              NAP
       91        Retail                          Unanchored                                83,416       1981             1990
       92        Retail                          Unanchored                                66,331       2001              NAP
       93        Industrial                      Flex Industrial                          193,046       1979              NAP
       94        Industrial                      Light Industrial                         156,838       1979              NAP
       95        Industrial                      Warehouse                                 87,462       1997              NAP
       96        Retail                          Anchored                                  22,415       2001              NAP
       97        Office                          Suburban                                  88,707       1984              NAP
       98        Retail                          Unanchored                                34,000       1981             1992
       99        Retail                          Anchored                                  36,004    1999-2000            NAP
      100        Office                          Suburban                                  55,818       1994             1999
      101        Retail                          Anchored                                  82,214       1961             1992
      102        Office                          Suburban                                  68,400       1991              NAP
      103        Office                          Suburban                                  71,138       1980             1995
      104        Industrial                      Light Industrial                          38,380       1915             2001
      105        Retail                          Anchored                                  79,675       1977             1994
      106        Retail                          Anchored                                  57,015       1999              NAP
      107        Retail                          Anchored                                  70,555       1990              NAP
      108        Multifamily                     Garden                                        65       1997              NAP
      109        Industrial                      Warehouse                                234,826    1990-1992            NAP
      110        Office                          Suburban                                  40,224       1984             2001
      111        Self Storage                    Self Storage                             109,510    1995/1999            NAP
      112        Office                          Suburban                                  51,943       1983              NAP
      113        Office                          Medical                                   56,631       1982             1994
      114        Industrial                      Warehouse                                 90,960  1980/1981/1990         NAP
      115        Multifamily                     Garden                                       138       1976             1995
      116        Retail                          Anchored                                  66,254       1987              NAP
      117        Multifamily                     Garden                                       102       1994              NAP
      118        Retail                          Free Standing                             15,120       2000              NAP
      119        Multifamily                     Garden                                        72       1991              NAP
      120        Multifamily                     Garden                                        78       1994              NAP
      121        Retail                          Anchored                                  50,096       1973             1999
      122        Retail                          Big Box                                   92,469       1980              NAP
      123        Retail                          Free Standing                             14,490       2001              NAP
      124        Multifamily                     Garden                                        44       1985              NAP
      125        Office                          Suburban                                  31,286       1983              NAP
      126        Retail                          Free Standing                             15,120    2000/2001            NAP
      127        Retail                          Anchored                                  61,266       1983              NAP
      128        Retail                          Free Standing                             14,490       2001              NAP
      129        Multifamily                     Garden                                        60       1983              NAP
      130        Office                          Suburban                                  17,883       1980             1999
      131        Industrial                      Warehouse                                 83,220       1999             2000
      132        Multifamily                     Low-Rise                                      91       1990              NAP
      133        Industrial                      Warehouse                                 97,683       1988             2000
      134        Retail                          Shadow Anchored                           29,691       1982             2001
      135        Retail                          Free Standing                             14,490       2001              NAP
      136        Industrial                      Warehouse                                 40,020       2001              NAP
      137        Industrial                      Flex Industrial                           38,655       1989             1997
      138        Office                          Suburban                                  41,594       1981              NAP
      139        Retail                          Unanchored                                39,403       1969             2000
      140        Multifamily                     Garden                                        22       1968              NAP
      141        Multifamily                     Garden                                        24    1963-1964            NAP
      142        Industrial                      Light Industrial                          14,000       2000              NAP
      143        Multifamily                     Low-Rise                                      48       2000              NAP
      144        Manufactured Housing Community  Manufactured Housing Community               129       1974             2000
      145        Office                          Urban                                     30,318       1999              NAP
      146        Office                          Urban                                     18,430       1913             1991
      147        Industrial                      Light Industrial                         100,309       1954             1990
      148        Multifamily                     Low-Rise                                      42       1969              NAP
      149        Retail                          Big Box                                   15,120       2001              NAP
      150        Industrial                      Light Industrial                          52,192    1967/1982            NAP
      151        Office                          Suburban                                  34,580       1982              NAP
      152        Industrial                      Flex Industrial                           26,539       1955             2000
      153        Office                          Suburban                                  11,038       2000              NAP
      154        Retail                          Big Box                                   25,499       1994              NAP
      155        Industrial                      Warehouse                                 50,560       1962             2000
      156        Retail                          Shadow Anchored                           16,534       1992              NAP
      157        Retail                          Big Box                                   59,238       1974             2001
      158        Retail                          Shadow Anchored                           32,671       1970             2000
      159        Self Storage                    Self Storage                              63,180       1971             1998
      160        Industrial                      Flex Industrial                           40,900       1984              NAP
      161        Industrial                      Warehouse                                 54,451       2001              NAP
      162        Office                          Medical                                   24,081       1976             1994
      163        Retail                          Shadow Anchored                           14,717       1963             1995
      164        Multifamily                     Garden                                        94       1974              NAP
      165        Self Storage                    Self Storage                              53,786       1990              NAP
      166        Office                          Retail/Office                             12,475       1987              NAP
      167        Industrial                      Flex Industrial                           23,836       2000              NAP
      168        Self Storage                    Self Storage                              38,450       1996             2000
      169        Office                          Retail/Office                             12,598       1990              NAP
      170        Self Storage                    Self Storage                              54,590       1990              NAP
      171        Industrial                      Light Industrial                          42,517       1954             1999
      172        Retail                          Unanchored                                12,968       2000              NAP
      173        Multifamily                     Low-Rise                                      48       1978             1988
      174        Industrial                      Light Industrial                          21,237       1965             1991
      175        Office                          Suburban                                  21,129       1976             1998
      176        Industrial                      Warehouse                                144,482       1977              NAP
      177        Retail                          Shadow Anchored                            9,880       2001              NAP
      178        Retail                          Shadow Anchored                           13,520       1998              NAP
      179        Manufactured Housing Community  Manufactured Housing Community                42       1972              NAP

------------------------------------------------------------------------------------------------------
    MORTGAGE             PERCENT         PERCENT LEASED
    LOAN NO.            LEASED(3)        AS OF DATE(3)          SECURITY TYPE(4)     LIEN POSITION
------------------------------------------------------------------------------------------------------
       1                  100.0%           12/01/2001           Fee                      First
       2                   94.4%           01/31/2002           Fee/Leasehold            First
       3                   93.2%           01/16/2002           Fee                      First
       4                   97.8%           10/02/2001           Fee                      First
       5                   92.6%           12/31/2001           Fee                      First
       6                  100.0%           11/29/2001           Fee                      First
       7                  100.0%           09/25/2001           Fee                      First
       8                  100.0%           09/26/2001           Fee                      First
       9                  100.0%           10/01/2001           Fee                      First
       10                 100.0%           09/28/2001           Fee                      First
       11                 100.0%           09/26/2001           Fee                      First
       12                 100.0%           09/27/2001           Fee                      First
       13                 100.0%           10/01/2001           Fee                      First
       14                 100.0%           09/25/2001           Fee                      First
       15                 100.0%           09/26/2001           Fee                      First
       16                 100.0%           09/26/2001           Fee                      First
       17                 100.0%           09/26/2001           Fee                      First
       18                 100.0%           09/27/2001           Fee                      First
       19                 100.0%           01/25/2002           Fee                      First
       20                 100.0%           01/25/2002           Fee                      First
       21                 100.0%           01/25/2002           Fee                      First
       22                 100.0%           01/25/2002           Fee                      First
       23                 100.0%           01/25/2002           Fee                      First
       24                 100.0%           01/25/2002           Fee                      First
       25                 100.0%           01/25/2002           Fee                      First
       26                 100.0%           01/25/2002           Fee                      First
       27                 100.0%           01/25/2002           Fee                      First
       28                 100.0%           01/25/2002           Fee                      First
       29                 100.0%           01/25/2002           Fee                      First
       30                 100.0%           01/25/2002           Fee                      First
       31                 100.0%           10/12/2001           Fee                      First
       32                  92.7%           01/31/2002           Fee                      First
       33                  99.0%           09/19/2001           Fee                      First
       34                  95.3%           03/07/2002           Fee                      First
       35                  94.6%           10/26/2001           Fee                      First
       36                  97.9%           12/11/2001           Fee                      First
       37                 100.0%           12/07/2001           Fee                      First
       38                  97.8%           11/26/2001           Fee                      First
       39                 100.0%           11/29/2001           Fee                      First
       40                 100.0%           11/29/2001           Fee                      First
       41                 100.0%           11/29/2001           Fee                      First
       42                 100.0%           11/13/2001           Fee                      First
       43                 100.0%           11/13/2001           Fee                      First
       44                  92.1%           09/29/2001           Fee                      First
       45                  96.4%           09/29/2001           Fee                      First
       46                  94.2%           09/29/2001           Fee                      First
       47                  96.9%           09/29/2001           Fee                      First
       48                 100.0%           03/01/2001           Leasehold                First
       49                 100.0%           09/30/2001           Fee                      First
       50                 100.0%           09/30/2001           Fee                      First
       51                 100.0%           09/30/2001           Fee                      First
       52                 100.0%           06/01/2001           Fee                      First
       53                  98.1%           12/05/2001           Fee                      First
       54                  94.5%           11/09/2001           Fee                      First
       55                 100.0%           12/07/2001           Fee                      First
       56                 100.0%           10/24/2001           Fee                      First
       57                  97.4%           11/26/2001           Fee                      First
       58                  91.3%           11/06/2001           Fee                      First
       59                 100.0%           10/15/2001           Fee                      First
       60                 100.0%           12/13/2001           Fee                      First
       61                  84.0%           12/18/2001           Fee                      First
       62                  83.9%           12/14/2001           Fee                      First
       63                  97.7%           10/15/2001           Fee                      First
       64                 100.0%           12/18/2001           Fee                      First
       65                 100.0%           09/30/2001           Fee                      First
       66                  97.4%           12/03/2001           Fee                      First
       67                  97.4%           11/12/2001           Fee                      First
       68                 100.0%           11/23/2001           Fee                      First
       69                 100.0%           12/11/2001           Fee                      First
       70                  98.1%           12/18/2001           Fee                      First
       71                 100.0%           12/13/2001           Fee                      First
       72                  86.8%           12/13/2001           Fee                      First
       73                 100.0%           10/17/2001           Fee                      First
       74                 100.0%           11/27/2001           Fee                      First
       75                 100.0%           12/19/2001           Fee                      First
       76                 100.0%           11/08/2001           Fee                      First
       77                 100.0%           12/18/2001           Fee                      First
       78                 100.0%           05/03/2001           Fee/Leasehold            First
       79                  96.4%           10/26/2001           Fee                      First
       80                  94.0%           12/07/2001           Fee                      First
       81                  99.4%           11/07/2001           Fee                      First
       82                 100.0%           11/01/2001           Fee                      First
       83                 100.0%           10/26/2001           Fee                      First
       84                  97.1%           10/30/2001           Fee                      First
       85                  98.8%           01/04/2002           Fee                      First
       86                 100.0%           01/03/2002           Fee                      First
       87                 100.0%           01/02/2002           Fee                      First
       88                 100.0%           12/18/2001           Fee                      First
       89                 100.0%           11/30/2001           Fee                      First
       90                 100.0%           11/09/2001           Fee                      First
       91                  92.5%           08/23/2001           Fee/Leashold             First
       92                  96.7%           12/31/2001           Fee                      First
       93                 100.0%           03/01/2001           Fee                      First
       94                 100.0%           03/01/2001           Fee                      First
       95                 100.0%           12/06/2001           Fee                      First
       96                 100.0%           12/04/2001           Fee                      First
       97                  85.7%           11/28/2001           Fee                      First
       98                 100.0%           09/28/2001           Fee                      First
       99                 100.0%           01/10/2002           Fee                      First
      100                 100.0%           10/28/2001           Fee                      First
      101                 100.0%           11/30/2001           Fee                      First
      102                 100.0%           01/11/2002           Fee                      First
      103                  95.6%           01/02/2002           Fee                      First
      104                 100.0%           05/01/2001           Fee                      First
      105                  95.9%           01/02/2002           Fee                      First
      106                 100.0%           10/08/2001           Fee                      First
      107                 100.0%           11/08/2001           Fee                      First
      108                  98.5%           11/13/2001           Fee                      First
      109                  81.6%           12/18/2001           Fee                      First
      110                 100.0%           10/22/2001           Fee                      First
      111                  79.3%           10/29/2001           Fee                      First
      112                 100.0%           11/28/2001           Leasehold                First
      113                  96.9%           11/12/2001           Fee                      First
      114                  86.4%           12/11/2001           Fee                      First
      115                 100.0%           09/13/2001           Fee                      First
      116                  97.4%           11/08/2001           Fee                      First
      117                  97.1%           12/12/2001           Fee                      First
      118                 100.0%           11/26/2001           Fee                      First
      119                  98.6%           10/31/2001           Fee                      First
      120                 100.0%           12/01/2001           Fee                      First
      121                 100.0%           12/18/2001           Fee                      First
      122                 100.0%           09/12/2001           Fee                      First
      123                 100.0%           11/01/2001           Fee                      First
      124                 100.0%           11/16/2001           Fee                      First
      125                  90.5%           11/30/2001           Fee                      First
      126                 100.0%           10/09/2001           Fee                      First
      127                  98.6%           10/12/2001           Fee                      First
      128                 100.0%           12/19/2001           Fee/Leasehold            First
      129                 100.0%           11/15/2001           Fee                      First
      130                 100.0%           11/19/2001           Fee                      First
      131                 100.0%           11/26/2001           Fee                      First
      132                  95.6%           10/12/2001           Fee                      First
      133                 100.0%           11/16/2001           Fee                      First
      134                  94.6%           11/01/2001           Fee                      First
      135                 100.0%           12/15/2001           Fee                      First
      136                 100.0%           10/23/2001           Fee                      First
      137                 100.0%           10/03/2001           Fee                      First
      138                 100.0%           10/11/2001           Fee                      First
      139                  98.1%           11/09/2001           Fee                      First
      140                 100.0%           11/01/2001           Fee                      First
      141                 100.0%           07/19/2001           Fee                      First
      142                 100.0%           11/01/2001           Fee                      First
      143                  95.8%           11/01/2001           Fee                      First
      144                 100.0%           12/12/2001           Fee                      First
      145                  89.7%           11/30/2001           Fee                      First
      146                 100.0%           10/16/2001           Fee                      First
      147                 100.0%           11/25/2001           Fee                      First
      148                 100.0%           05/01/2001           Fee                      First
      149                 100.0%           10/12/2001           Fee                      First
      150                 100.0%           10/02/2001           Fee                      First
      151                  88.7%           10/31/2001           Fee                      First
      152                 100.0%           12/05/2001           Fee                      First
      153                 100.0%           11/05/2001           Fee                      First
      154                 100.0%           09/12/2001           Fee                      First
      155                 100.0%           08/17/2001           Fee                      First
      156                  91.8%           11/27/2001           Fee                      First
      157                 100.0%           08/15/2001           Fee                      First
      158                  79.6%           11/07/2001           Fee                      First
      159                  99.5%           09/26/2001           Fee                      First
      160                 100.0%           12/05/2001           Fee                      First
      161                 100.0%           12/12/2001           Fee                      First
      162                  96.8%           11/20/2001           Fee                      First
      163                 100.0%           11/06/2001           Fee                      First
      164                 100.0%           09/01/2001           Fee                      First
      165                  96.3%           10/02/2001           Fee                      First
      166                  90.3%           10/01/2001           Fee                      First
      167                 100.0%           12/05/2001           Fee                      First
      168                  90.3%           07/16/2001           Fee                      First
      169                  93.7%           12/27/2001           Fee                      First
      170                  93.5%           10/02/2001           Fee                      First
      171                  79.4%           10/31/2001           Fee                      First
      172                 100.0%           12/12/2001           Fee                      First
      173                 100.0%           09/01/2001           Fee                      First
      174                 100.0%           10/02/2001           Fee                      First
      175                 100.0%           12/24/2001           Fee                      First
      176                 100.0%           03/01/2001           Fee                      First
      177                 100.0%           10/22/2001           Fee                      First
      178                 100.0%           09/12/2001           Fee                      First
      179                  96.0%           12/06/2001           Fee                      First

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                        RELATED
    LOAN NO.                                                     BORROWER LIST
------------------------------------------------------------------------------------------------------------------------------------
       1                                                              NAP
       2                                                              NAP
       3                                                              NAP
       4                                                              NAP
       5                                                              NAP
       6         7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       7         6, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       8         6, 7, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       9         6, 7, 8, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       10        6, 7, 8,  9, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       11        6, 7, 8,  9, 10, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       12        6, 7, 8,  9, 10, 11, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       13        6, 7, 8,  9, 10, 11, 12, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       14        6, 7, 8,  9, 10, 11, 12, 13, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       15        6, 7, 8,  9, 10, 11, 12, 13, 14, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       16        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       17        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       18        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       19        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       20        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       21        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       22        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       23        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       24        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       25        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       26        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 27, 28, 29, 30, 39, 40, 41, 49, 50, 51
       27        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 28, 29, 30, 39, 40, 41, 49, 50, 51
       28        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 29, 30, 39, 40, 41, 49, 50, 51
       29        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 30, 39, 40, 41, 49, 50, 51
       30        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 39, 40, 41, 49, 50, 51
       31                                                             NAP
       32                                                             NAP
       33                                                              53
       34                                                             NAP
       35                                                             NAP
       36                                                             NAP
       37                                                              55
       38                                                             NAP
       39        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 40, 41, 49, 50, 51
       40        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 41, 49, 50, 51
       41        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 49, 50, 51
       42                                                              NAP
       43                                                              NAP
       44                                                           45, 46, 47
       45                                                           44, 46, 47
       46                                                           44, 45, 47
       47                                                           44, 45, 46
       48                                                          93, 94, 176
       49        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 50, 51
       50        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 51
       51        6, 7, 8,  9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 39, 40, 41, 49, 50
       52                                                             NAP
       53                                                              33
       54                                                             NAP
       55                                                              37
       56                                                             NAP
       57                                                             NAP
       58                                                             NAP
       59                                                              63
       60                                                             NAP
       61                                                             NAP
       62                                                             NAP
       63                                                              59
       64                                                              77
       65                                                             NAP
       66                                                             NAP
       67                                                             NAP
       68                                                             NAP
       69                                                             NAP
       70                                                             NAP
       71                                                             NAP
       72                                                             NAP
       73                                                             NAP
       74                                                             NAP
       75                                                             NAP
       76                                                             NAP
       77                                                              64
       78                                                             NAP
       79                                                             NAP
       80                                                             NAP
       81                                                             NAP
       82                                                             NAP
       83                                                             NAP
       84                                                             NAP
       85                                                             NAP
       86                                                             NAP
       87                                                             NAP
       88                                                             NAP
       89                                                             NAP
       90                                                             NAP
       91                                                             NAP
       92                                                             NAP
       93                                                         48, 94, 176
       94                                                         48, 93, 176
       95                                                             NAP
       96                                                             NAP
       97                                                             NAP
       98                                                             NAP
       99                                                             NAP
      100                                                             NAP
      101                                                             NAP
      102                                                             NAP
      103                                                             NAP
      104                                                             142
      105                                                             NAP
      106                                                             NAP
      107                                                             NAP
      108                                                             NAP
      109                                                             NAP
      110                                                             NAP
      111                                                             NAP
      112                                                             NAP
      113                                                             162
      114                                                             NAP
      115                                                             129
      116                                                             NAP
      117                                                             120
      118                                                             NAP
      119                                                             NAP
      120                                                             117
      121                                                             NAP
      122                                                             NAP
      123                                                             128
      124                                                             NAP
      125                                                             NAP
      126                                                             NAP
      127                                                             NAP
      128                                                             123
      129                                                             115
      130                                                             NAP
      131                                                             NAP
      132                                                             NAP
      133                                                             NAP
      134                                                             NAP
      135                                                             NAP
      136                                                             NAP
      137                                                             NAP
      138                                                             NAP
      139                                                             NAP
      140                                                             NAP
      141                                                             NAP
      142                                                             104
      143                                                             NAP
      144                                                             NAP
      145                                                             NAP
      146                                                             NAP
      147                                                             NAP
      148                                                             NAP
      149                                                             NAP
      150                                                             NAP
      151                                                             NAP
      152                                                             171
      153                                                             NAP
      154                                                             NAP
      155                                                             NAP
      156                                                             NAP
      157                                                             NAP
      158                                                             NAP
      159                                                           165, 170
      160                                                             NAP
      161                                                             NAP
      162                                                             113
      163                                                             NAP
      164                                                             173
      165                                                           159, 170
      166                                                             NAP
      167                                                             NAP
      168                                                             NAP
      169                                                             NAP
      170                                                           159, 165
      171                                                             152
      172                                                             NAP
      173                                                             164
      174                                                             NAP
      175                                                             NAP
      176                                                          48, 93, 94
      177                                                             NAP
      178                                                             NAP
      179                                                             NAP

--------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                  ORIGINAL          CUT-OFF DATE           CUT-OFF DATE BALANCE                   FIRST PAYMENT
    LOAN NO.                   BALANCE             BALANCE(5)                PER UNIT OR SF   NOTE DATE         DATE (P&I)
--------------------------------------------------------------------------------------------------------------------------------
       1                   $87,000,000           $86,451,522                  $153            12/01/2001        01/01/2002
       2                   $73,000,000           $73,000,000                   $75            02/08/2002        04/01/2002
       3                   $64,500,000           $64,500,000                   $64            02/11/2002        04/01/2002
       4                   $53,250,000           $53,250,000                  $109            01/02/2002        03/01/2004
       5                   $37,000,000           $36,934,701                   $94            12/06/2001        02/01/2002
       6                   $30,000,000           $29,947,896                  $106            12/20/2001        02/01/2002
       7                    $4,062,500            $4,053,773                   $91            12/01/2001        01/01/2002
       8                    $3,437,500            $3,430,116                   $91            12/01/2001        01/01/2002
       9                    $3,125,000            $3,118,287                   $91            12/01/2001        01/01/2002
       10                   $3,062,500            $3,055,921                   $91            12/01/2001        01/01/2002
       11                   $2,687,500            $2,681,727                   $91            12/01/2001        01/01/2002
       12                   $2,625,000            $2,619,361                   $91            12/01/2001        01/01/2002
       13                   $2,437,500            $2,432,264                   $91            12/01/2001        01/01/2002
       14                   $2,250,000            $2,245,167                   $91            12/01/2001        01/01/2002
       15                   $1,875,000            $1,870,972                   $91            12/01/2001        01/01/2002
       16                   $1,812,500            $1,808,607                   $91            12/01/2001        01/01/2002
       17                   $1,500,000            $1,496,778                   $91            12/01/2001        01/01/2002
       18                   $1,000,000              $997,852                   $91            12/01/2001        01/01/2002
       19                   $4,840,223            $4,832,683                   $59            01/25/2002        03/01/2002
       20                   $4,553,631            $4,546,537                   $59            01/25/2002        03/01/2002
       21                   $4,139,665            $4,133,216                   $59            01/25/2002        03/01/2002
       22                   $4,012,291            $4,006,040                   $59            01/25/2002        03/01/2002
       23                   $1,528,492            $1,526,111                   $59            01/25/2002        03/01/2002
       24                   $1,528,492            $1,526,111                   $59            01/25/2002        03/01/2002
       25                   $1,464,804            $1,462,522                   $59            01/25/2002        03/01/2002
       26                   $1,448,883            $1,446,626                   $59            01/25/2002        03/01/2002
       27                   $1,337,430            $1,335,346                   $59            01/25/2002        03/01/2002
       28                   $1,241,899            $1,239,964                   $59            01/25/2002        03/01/2002
       29                   $1,222,793            $1,220,888                   $59            01/25/2002        03/01/2002
       30                   $1,181,397            $1,179,557                   $59            01/25/2002        03/01/2002
       31                  $25,000,000           $24,872,605                  $124            10/12/2001        12/03/2001
       32                  $20,000,000           $19,952,991                  $157            11/23/2001        01/01/2002
       33                  $18,300,000           $18,300,000                   $52            12/06/2001           NAP
       34                  $17,805,000           $17,805,000                   $49            03/01/2002        04/01/2002
       35                  $17,000,000           $16,949,435                  $165            10/26/2001        12/01/2001
       36                  $16,000,000           $15,901,269                  $155            06/18/2001        08/01/2001
       37                  $16,000,000           $15,759,759                   $52            12/15/2000        02/01/2001
       38                  $14,500,000           $14,500,000               $39,295            11/02/2001        01/01/2003
       39                   $7,075,000            $7,058,371                   $17            12/01/2001        01/01/2002
       40                   $5,000,000            $4,988,248                   $17            12/01/2001        01/01/2002
       41                   $1,925,000            $1,920,475                   $17            12/01/2001        01/01/2002
       42                   $6,952,247            $6,909,515                   $63            11/12/2001        01/01/2002
       43                   $6,797,753            $6,755,971                   $63            11/12/2001        01/01/2002
       44                   $5,215,000            $5,201,764                   $35            12/14/2001        02/01/2002
       45                   $3,800,000            $3,790,356                   $35            12/14/2001        02/01/2002
       46                   $2,600,000            $2,593,401                   $35            12/14/2001        02/01/2002
       47                   $1,355,000            $1,351,561                   $35            12/14/2001        02/01/2002
       48                  $13,097,000           $12,814,551                   $15            07/17/2001        09/10/2001
       49                   $6,711,823            $6,700,514                   $36            12/20/2001        02/01/2002
       50                   $3,509,852            $3,503,938                   $36            12/20/2001        02/01/2002
       51                   $2,278,325            $2,274,486                   $36            12/20/2001        02/01/2002
       52                  $11,850,000           $11,821,307                   $47            11/09/2001        01/01/2002
       53                  $11,300,000           $11,300,000                   $52            01/22/2002           NAP
       54                  $11,000,000           $11,000,000                   $65            11/01/2001           NAP
       55                  $10,500,000           $10,402,257                   $62            11/22/2000        01/01/2001
       56                  $10,450,000           $10,395,315                   $34            10/24/2001        12/01/2001
       57                  $10,400,000           $10,374,214                  $156            11/28/2001        01/01/2002
       58                   $9,850,000            $9,831,399              $364,126            12/27/2001        02/01/2002
       59                   $9,600,000            $9,566,951                   $89            10/15/2001        12/01/2001
       60                   $9,330,000            $9,312,996                   $69            12/13/2001        02/01/2002
       61                   $9,000,000            $8,976,560                   $71            12/28/2001        02/01/2002
       62                   $9,000,000            $8,974,977                   $82            12/14/2001        02/01/2002
       63                   $8,850,000            $8,819,533                   $89            10/15/2001        12/01/2001
       64                   $8,500,000            $8,484,206                   $64            12/18/2001        02/01/2002
       65                   $8,226,000            $8,163,280                   $63            03/21/2001        05/01/2001
       66                   $8,000,000            $8,000,000                   $63            02/11/2002           NAP
       67                   $8,000,000            $7,979,929                  $110            11/14/2001        01/01/2002
       68                   $7,500,000            $7,462,293                   $55            06/19/2001        09/01/2001
       69                   $8,200,000            $7,375,998                   $86            05/07/2001        07/01/2001
       70                   $7,200,000            $7,151,379                   $50            12/17/2001        02/01/2002
       71                   $4,021,230            $4,021,230                   $35            12/12/2001           NAP
       72                   $3,088,770            $3,088,770                   $35            12/12/2001           NAP
       73                   $6,500,000            $6,477,448                   $51            10/17/2001        12/01/2001
       74                   $6,300,000            $6,300,000                   $59            08/27/2001        10/01/2004
       75                   $6,250,000            $6,237,303                   $63            12/19/2001        02/01/2002
       76                   $6,200,000            $6,156,988                   $96            12/21/2001        02/01/2002
       77                   $6,150,000            $6,138,480                   $27            12/18/2001        02/01/2002
       78                   $6,234,000            $6,070,845                   $73            08/24/2000        10/01/2000
       79                   $6,000,000            $6,000,000                   $17            10/05/2001           NAP
       80                   $6,000,000            $5,979,505                   $50            10/29/2001        12/01/2001
       81                   $6,000,000            $5,976,778                   $35            10/23/2001        01/01/2002
       82                   $5,900,000            $5,893,505                   $93            01/31/2002        03/01/2002
       83                   $5,850,000            $5,829,604                   $24            10/26/2001        01/01/2002
       84                   $5,800,000            $5,781,396                  $110            10/09/2001        12/01/2001
       85                   $5,700,000            $5,694,293               $33,496            01/04/2002        03/01/2002
       86                   $5,500,000            $5,490,515                   $84            01/18/2002        03/01/2002
       87                   $5,500,000            $5,487,981                   $85            01/04/2002        03/01/2002
       88                   $5,400,000            $5,390,031                  $162            12/18/2001        02/01/2002
       89                   $5,350,000            $5,339,530                   $23            12/13/2001        02/01/2002
       90                   $5,100,000            $5,069,136                   $40            09/21/2001        11/01/2001
       91                   $5,100,000            $5,053,218                   $61            01/17/2001        03/01/2001
       92                   $4,950,000            $4,938,189                   $74            12/31/2001        02/01/2002
       93                   $2,871,000            $2,782,919                   $14            08/01/2001        09/10/2001
       94                   $2,143,000            $2,075,813                   $14            08/01/2001        09/10/2001
       95                   $4,800,000            $4,791,081                   $55            12/13/2001        02/01/2002
       96                   $4,575,000            $4,556,442                  $203            12/04/2001        02/01/2002
       97                   $4,550,000            $4,539,263                   $51            11/14/2001        01/01/2002
       98                   $4,500,000            $4,485,162                  $132            10/23/2001        12/01/2001
       99                   $4,425,000            $4,419,490                  $123            01/10/2002        03/01/2002
      100                   $4,250,000            $4,216,096                   $76            09/19/2001        12/01/2001
      101                   $4,000,000            $4,000,000                   $49            11/02/2001           NAP
      102                   $4,000,000            $3,996,109                   $58            01/11/2002        03/01/2002
      103                   $4,000,000            $3,979,824                   $56            09/25/2001        12/01/2001
      104                   $4,000,000            $3,974,511                  $104            12/21/2001        02/01/2002
      105                   $4,000,000            $3,969,954                   $50            10/01/2001        12/01/2001
      106                   $3,950,000            $3,937,280                   $69            10/29/2001        12/01/2001
      107                   $3,670,000            $3,670,000                   $52            12/10/2001           NAP
      108                   $3,675,000            $3,665,241               $56,388            11/20/2001        01/01/2002
      109                   $3,650,000            $3,642,549                   $16            12/18/2001        02/01/2002
      110                   $3,600,000            $3,581,727                   $89            10/22/2001        12/01/2001
      111                   $3,550,000            $3,541,284                   $32            11/21/2001        01/01/2002
      112                   $3,500,000            $3,493,380                   $67            12/05/2001        02/01/2002
      113                   $3,500,000            $3,491,062                   $62            11/15/2001        01/01/2002
      114                   $3,450,000            $3,399,674                   $37            06/12/2001        08/05/2001
      115                   $3,300,000            $3,286,428               $23,815            11/16/2001        01/01/2002
      116                   $3,200,000            $3,191,940                   $48            11/13/2001        01/01/2002
      117                   $3,100,000            $3,087,466               $30,269            11/02/2001        01/01/2002
      118                   $3,050,000            $3,044,486                  $201            11/27/2001        02/01/2002
      119                   $3,050,000            $3,041,774               $42,247            11/08/2001        01/01/2002
      120                   $3,025,000            $3,012,769               $38,625            11/02/2001        01/01/2002
      121                   $3,000,000            $2,994,335                   $60            12/18/2001        02/01/2002
      122                   $3,000,000            $2,987,525                   $32            09/05/2001        11/01/2001
      123                   $2,950,000            $2,942,955                  $203            11/01/2001        01/01/2002
      124                   $2,800,000            $2,792,680               $63,470            11/16/2001        01/01/2002
      125                   $2,725,000            $2,720,089                   $87            11/30/2001        02/01/2002
      126                   $2,665,000            $2,656,702                  $176            10/22/2001        12/01/2001
      127                   $2,650,000            $2,629,361                   $43            09/18/2001        12/01/2001
      128                   $2,475,000            $2,470,625                  $171            12/19/2001        02/01/2002
      129                   $2,400,000            $2,390,129               $39,835            11/09/2001        01/01/2002
      130                   $2,400,000            $2,358,740                  $132            10/30/2001        01/01/2002
      131                   $2,350,000            $2,336,804                   $28            11/14/2001        01/01/2002
      132                   $2,300,000            $2,288,095               $25,144            09/19/2001        12/01/2001
      133                   $2,300,000            $2,264,712                   $23            08/31/2001        11/01/2001
      134                   $2,250,000            $2,242,566                   $76            09/07/2001        12/01/2001
      135                   $2,200,000            $2,191,418                  $151            12/19/2001        02/01/2002
      136                   $2,175,000            $2,164,594                   $54            10/15/2001        12/01/2001
      137                   $2,170,000            $2,143,193                   $55            10/05/2001        12/01/2001
      138                   $2,000,000            $1,992,380                   $48            10/22/2001        01/01/2002
      139                   $2,000,000            $1,988,875                   $50            08/27/2001        11/01/2001
      140                   $1,037,847            $1,036,959               $43,224            01/24/2002        03/01/2002
      141                     $952,153              $951,338               $43,224            01/24/2002        03/01/2002
      142                   $2,000,000            $1,987,343                  $142            12/21/2001        02/01/2002
      143                   $2,000,000            $1,986,586               $41,387            07/31/2001        10/01/2001
      144                   $2,000,000            $1,984,763               $15,386            08/13/2001        10/01/2001
      145                   $2,000,000            $1,984,634                   $65            07/17/2001        09/01/2001
      146                   $2,000,000            $1,984,418                  $108            07/27/2001        09/01/2001
      147                   $2,000,000            $1,981,760                   $20            08/29/2001        11/01/2001
      148                   $1,970,000            $1,960,919               $46,689            07/30/2001        10/01/2001
      149                   $1,900,000            $1,885,728                  $125            10/05/2001        12/01/2001
      150                   $1,800,000            $1,794,192                   $34            10/16/2001        12/01/2001
      151                   $1,800,000            $1,789,501                   $52            08/22/2001        11/01/2001
      152                   $1,740,000            $1,727,852                   $65            08/10/2001        10/01/2001
      153                   $1,700,000            $1,694,064                  $153            10/05/2001        01/01/2002
      154                   $1,700,000            $1,690,924                   $66            08/23/2001        11/01/2001
      155                   $1,700,000            $1,688,406                   $33            08/22/2001        10/01/2001
      156                   $1,700,000            $1,688,386                  $102            08/14/2001        10/01/2001
      157                   $1,700,000            $1,688,269                   $29            08/15/2001        10/01/2001
      158                   $1,700,000            $1,686,939                   $52            07/11/2001        09/01/2001
      159                   $1,665,000            $1,656,713                   $26            09/18/2001        12/01/2001
      160                   $1,600,000            $1,597,592                   $39            01/25/2002        03/01/2002
      161                   $1,600,000            $1,594,065                   $29            11/09/2001        01/01/2002
      162                   $1,500,000            $1,496,094                   $62            11/13/2001        01/01/2002
      163                   $1,500,000            $1,485,727                  $101            11/01/2001        01/01/2002
      164                   $1,400,000            $1,395,597               $14,847            09/21/2001        12/01/2001
      165                   $1,325,000            $1,318,405                   $25            10/01/2001        12/01/2001
      166                   $1,250,000            $1,245,527                  $100            08/22/2001        11/01/2001
      167                   $1,250,000            $1,245,338                   $52            08/16/2001        11/01/2001
      168                   $1,250,000            $1,239,056                   $32            09/06/2001        11/01/2001
      169                   $1,225,000            $1,217,003                   $97            08/03/2001        10/01/2001
      170                   $1,200,000            $1,194,027                   $22            09/27/2001        12/01/2001
      171                   $1,100,000            $1,092,510                   $26            08/03/2001        10/01/2001
      172                   $1,052,000            $1,046,853                   $81            07/25/2001        09/01/2001
      173                   $1,030,000            $1,026,761               $21,391            10/04/2001        12/01/2001
      174                   $1,000,000              $992,489                   $47            10/02/2001        12/01/2001
      175                   $1,000,000              $992,045                   $47            07/13/2001        09/01/2001
      176                     $981,000              $923,394                    $6            08/01/2001        09/10/2001
      177                     $850,000              $845,933                   $86            10/17/2001        12/01/2001
      178                     $810,000              $805,691                   $60            08/23/2001        11/01/2001
      179                     $700,000              $696,781               $16,590            10/01/2001        12/01/2001

                        $1,122,579,000        $1,117,792,180

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE        FIRST PAYMENT                             GRACE                       LOCKBOX       LOCKBOX       ORIGINAL TERM
    LOAN NO.          DATE (IO)         MATURITY DATE        PERIOD        ARD LOAN        STATUS        TYPE          TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------
       1                 NAP              12/01/2016            0             No          In Place       Hard              180
       2                 NAP              03/01/2012           10             No          In Place       Soft              120
       3                 NAP              03/01/2012            0             No          In Place       Hard              120
       4             03/01/2002           02/01/2012            3             No          In Place       Soft              120
       5                 NAP              01/01/2012            0             No            None          NAP              120
       6                 NAP              01/01/2012            5             No          In Place       Hard              120
       7                 NAP              12/01/2011            5             No            None          NAP              120
       8                 NAP              12/01/2011            5             No            None          NAP              120
       9                 NAP              12/01/2011            5             No            None          NAP              120
       10                NAP              12/01/2011            5             No            None          NAP              120
       11                NAP              12/01/2011            5             No            None          NAP              120
       12                NAP              12/01/2011            5             No            None          NAP              120
       13                NAP              12/01/2011            5             No            None          NAP              120
       14                NAP              12/01/2011            5             No            None          NAP              120
       15                NAP              12/01/2011            5             No            None          NAP              120
       16                NAP              12/01/2011            5             No            None          NAP              120
       17                NAP              12/01/2011            5             No            None          NAP              120
       18                NAP              12/01/2011            5             No            None          NAP              120
       19                NAP              02/01/2012            5             No          In Place       Hard              120
       20                NAP              02/01/2012            5             No          In Place       Hard              120
       21                NAP              02/01/2012            5             No          In Place       Hard              120
       22                NAP              02/01/2012            5             No          In Place       Hard              120
       23                NAP              02/01/2012            5             No          In Place       Hard              120
       24                NAP              02/01/2012            5             No          In Place       Hard              120
       25                NAP              02/01/2012            5             No          In Place       Hard              120
       26                NAP              02/01/2012            5             No          In Place       Hard              120
       27                NAP              02/01/2012            5             No          In Place       Hard              120
       28                NAP              02/01/2012            5             No          In Place       Hard              120
       29                NAP              02/01/2012            5             No          In Place       Hard              120
       30                NAP              02/01/2012            5             No          In Place       Hard              120
       31                NAP              11/03/2011            0             No            None          NAP              120
       32                NAP              12/01/2011            5             No            None          NAP              120
       33            02/01/2002           01/01/2009            5             No         Springing       Hard              84
       34                NAP              03/01/2017           15             No          In Place       Hard              180
       35                NAP              11/01/2012            0             No            None          NAP              132
       36                NAP              07/01/2011            0             No            None          NAP              120
       37                NAP              01/01/2011            0             No            None          NAP              120
       38            01/01/2002           12/01/2011           15             No            None          NAP              120
       39                NAP              12/01/2011            5             No          In Place       Hard              120
       40                NAP              12/01/2011            5             No          In Place       Hard              120
       41                NAP              12/01/2011            5             No          In Place       Hard              120
       42                NAP              12/01/2006            5             No            None          NAP              60
       43                NAP              12/01/2006            5             No            None          NAP              60
       44                NAP              01/01/2007            5             No            None          NAP              60
       45                NAP              01/01/2007            5             No            None          NAP              60
       46                NAP              01/01/2007            5             No            None          NAP              60
       47                NAP              01/01/2007            5             No            None          NAP              60
       48                NAP              02/10/2011            0             No          In Place       Hard              114
       49                NAP              01/01/2012            5             No            None          NAP              120
       50                NAP              01/01/2012            5             No            None          NAP              120
       51                NAP              01/01/2012            5             No            None          NAP              120
       52                NAP              12/01/2011           15             Yes           None          NAP              120
       53            03/01/2002           02/01/2009            5             No            None          NAP              84
       54            01/01/2002           12/01/2008            0             No            None          NAP              84
       55                NAP              12/01/2010            0             No            None          NAP              120
       56                NAP              11/01/2011            5             No          In Place       Hard              120
       57                NAP              12/01/2011            0             No            None          NAP              120
       58                NAP              01/01/2012            5             No            None          NAP              120
       59                NAP              11/01/2011            0             No            None          NAP              120
       60                NAP              01/01/2012            0             No            None          NAP              120
       61                NAP              01/01/2009            5             No         Springing       Hard              84
       62                NAP              01/01/2012            0             No            None          NAP              120
       63                NAP              11/01/2011            0             No            None          NAP              120
       64                NAP              08/01/2010            0             No            None          NAP              103
       65                NAP              04/01/2011            0             No            None          NAP              120
       66            04/01/2002           03/01/2009            0             No            None          NAP              84
       67                NAP              12/01/2011            0             No            None          NAP              120
       68                NAP              08/01/2011           15             No            None          NAP              120
       69                NAP              06/01/2011            0             No            None          NAP              120
       70                NAP              01/01/2017            0             No            None          NAP              180
       71            02/01/2002           01/01/2012            0             No            None          NAP              120
       72            02/01/2002           01/01/2012            0             No            None          NAP              120
       73                NAP              11/01/2011            5             No            None          NAP              120
       74            10/01/2001           09/01/2010           15             No            None          NAP              108
       75                NAP              01/01/2012            0             No            None          NAP              120
       76                NAP              01/01/2017            5             No         Springing       Hard              180
       77                NAP              08/01/2010            0             No            None          NAP              103
       78                NAP              09/01/2020            5             No         Springing       Hard              240
       79            12/01/2001           11/01/2011            0             No            None          NAP              120
       80                NAP              11/01/2011            0             No            None          NAP              120
       81                NAP              12/01/2011            5             No            None          NAP              120
       82                NAP              02/01/2012            5             No         Springing       Hard              120
       83                NAP              12/01/2011            0             No            None          NAP              120
       84                NAP              11/01/2011            5             No            None          NAP              120
       85                NAP              02/01/2012            0             No            None          NAP              120
       86                NAP              02/01/2012            0             No            None          NAP              120
       87                NAP              02/01/2012            0             No            None          NAP              120
       88                NAP              01/01/2012            0             No            None          NAP              120
       89                NAP              01/01/2012           15             No            None          NAP              120
       90                NAP              10/01/2012            0             No            None          NAP              132
       91                NAP              02/01/2011            5             No         Springing        NAP              120
       92                NAP              01/01/2012            5             No            None          NAP              120
       93                NAP              08/10/2011            0             No          In Place       Hard              120
       94                NAP              08/10/2011            0             No          In Place       Hard              120
       95                NAP              01/01/2012            0             No            None          NAP              120
       96                NAP              01/01/2022            0             No            None          NAP              240
       97                NAP              12/01/2011            0             No            None          NAP              120
       98                NAP              11/01/2011            5             No            None          NAP              120
       99                NAP              02/01/2012            0             No            None          NAP              120
      100                NAP              11/01/2011            5             No         Springing       Hard              120
      101            01/01/2002           12/01/2011            0             No            None          NAP              120
      102                NAP              02/01/2012            0             No            None          NAP              120
      103                NAP              11/01/2011            5             No            None          NAP              120
      104                NAP              01/01/2017            5             No            None          NAP              180
      105                NAP              11/01/2021            5             No            None          NAP              240
      106                NAP              11/01/2011            0             No            None          NAP              120
      107            02/01/2002           02/01/2007            5             No            None          NAP              61
      108                NAP              12/01/2011            0             No            None          NAP              120
      109                NAP              01/01/2012            0             No            None          NAP              120
      110                NAP              11/01/2011            5             No         Springing       Hard              120
      111                NAP              12/01/2011           15             No            None          NAP              120
      112                NAP              01/01/2012            0             No            None          NAP              120
      113                NAP              12/01/2011            5             No            None          NAP              120
      114                NAP              07/05/2011            0             No            None          NAP              120
      115                NAP              12/01/2011            5             No            None          NAP              120
      116                NAP              12/01/2011            5             No         Springing       Hard              120
      117                NAP              12/01/2011            5             No            None          NAP              120
      118                NAP              01/01/2012            0             No            None          NAP              120
      119                NAP              12/01/2011            0             No            None          NAP              120
      120                NAP              12/01/2011            5             No            None          NAP              120
      121                NAP              01/01/2012            0             No         Springing       Soft              120
      122                NAP              10/01/2011            5             No            None          NAP              120
      123                NAP              12/01/2011            0             No            None          NAP              120
      124                NAP              12/01/2011            0             No            None          NAP              120
      125                NAP              01/01/2012            0             No            None          NAP              120
      126                NAP              11/01/2013            0             No            None          NAP              144
      127                NAP              11/01/2011            5             No            None          NAP              120
      128                NAP              01/01/2012            0             No            None          NAP              120
      129                NAP              12/01/2011            5             No            None          NAP              120
      130                NAP              12/01/2011            5             No            None          NAP              120
      131                NAP              12/01/2011            5             No            None          NAP              120
      132                NAP              11/01/2011            5             No            None          NAP              120
      133                NAP              10/01/2016            5             No            None          NAP              180
      134                NAP              11/01/2011            5             No            None          NAP              120
      135                NAP              01/01/2022            0             No            None          NAP              240
      136                NAP              11/01/2011            5             No            None          NAP              120
      137                NAP              11/01/2016            5             No            None          NAP              180
      138                NAP              12/01/2006            5             No            None          NAP              60
      139                NAP              10/01/2011            5             No            None          NAP              120
      140                NAP              02/01/2007            5             No            None          NAP              60
      141                NAP              02/01/2007            5             No            None          NAP              60
      142                NAP              01/01/2017            5             No            None          NAP              180
      143                NAP              09/01/2011            5             No            None          NAP              120
      144                NAP              09/01/2006            5             No            None          NAP              60
      145                NAP              08/01/2011            5             No            None          NAP              120
      146                NAP              08/01/2011            5             No            None          NAP              120
      147                NAP              10/01/2011            5             No            None          NAP              120
      148                NAP              09/01/2011            5             No            None          NAP              120
      149                NAP              11/01/2021            5             No          In Place       Hard              240
      150                NAP              11/01/2011            0             No            None          NAP              120
      151                NAP              10/01/2011            5             No            None          NAP              120
      152                NAP              09/01/2011            5             No            None          NAP              120
      153                NAP              12/01/2011            5             No            None          NAP              120
      154                NAP              10/01/2011            5             No            None          NAP              120
      155                NAP              09/01/2011            5             No            None          NAP              120
      156                NAP              09/01/2011            5             No            None          NAP              120
      157                NAP              09/01/2011            5             No            None          NAP              120
      158                NAP              08/01/2011            5             No            None          NAP              120
      159                NAP              11/01/2006            5             No            None          NAP              60
      160                NAP              02/01/2012            5             No            None          NAP              120
      161                NAP              12/01/2011            5             No            None          NAP              120
      162                NAP              12/01/2011            5             No            None          NAP              120
      163                NAP              12/01/2016            5             No            None          NAP              180
      164                NAP              11/01/2016            5             No            None          NAP              180
      165                NAP              11/01/2006            5             No            None          NAP              60
      166                NAP              10/01/2011            5             No            None          NAP              120
      167                NAP              10/01/2011            5             No            None          NAP              120
      168                NAP              10/01/2011            5             No            None          NAP              120
      169                NAP              09/01/2011            5             No            None          NAP              120
      170                NAP              11/01/2006            5             No            None          NAP              60
      171                NAP              09/01/2011            5             No            None          NAP              120
      172                NAP              08/01/2011            5             No            None          NAP              120
      173                NAP              11/01/2016            5             No            None          NAP              180
      174                NAP              11/01/2021            5             No            None          NAP              240
      175                NAP              08/01/2011            5             No            None          NAP              120
      176                NAP              08/10/2011            0             No          In Place       Hard              120
      177                NAP              11/01/2011            5             No            None          NAP              120
      178                NAP              10/01/2011            5             No            None          NAP              120
      179                NAP              11/01/2011            5             No            None          NAP              120

                                                                                                                           125

---------------------------------------------------------------------------------------------------------------------
    MORTGAGE         REMAINING TERM           ORIGINAL            REMAINING            MORTGAGE              MONTHLY
    LOAN NO.          TO MATURITY          AMORT. TERM(6)        AMORT. TERM               RATE         PAYMENT (P&I)
---------------------------------------------------------------------------------------------------------------------
       1                  177                    180                 177                 7.390%             $717,623
       2                  120                    360                 360                 6.780%             $474,933
       3                  120                    360                 360                 7.330%             $443,509
       4                  119                    336                 336                 7.610%             $383,544
       5                  118                    360                 358                 7.250%             $252,405
       6                  118                    360                 358                 7.350%             $206,692
       7                  117                    360                 357                 7.700%              $28,964
       8                  117                    360                 357                 7.700%              $24,508
       9                  117                    360                 357                 7.700%              $22,280
       10                 117                    360                 357                 7.700%              $21,834
       11                 117                    360                 357                 7.700%              $19,161
       12                 117                    360                 357                 7.700%              $18,715
       13                 117                    360                 357                 7.700%              $17,378
       14                 117                    360                 357                 7.700%              $16,042
       15                 117                    360                 357                 7.700%              $13,368
       16                 117                    360                 357                 7.700%              $12,922
       17                 117                    360                 357                 7.700%              $10,694
       18                 117                    360                 357                 7.700%               $7,130
       19                 119                    300                 299                 7.490%              $35,737
       20                 119                    300                 299                 7.490%              $33,621
       21                 119                    300                 299                 7.490%              $30,565
       22                 119                    300                 299                 7.490%              $29,624
       23                 119                    300                 299                 7.490%              $11,285
       24                 119                    300                 299                 7.490%              $11,285
       25                 119                    300                 299                 7.490%              $10,815
       26                 119                    300                 299                 7.490%              $10,698
       27                 119                    300                 299                 7.490%               $9,875
       28                 119                    300                 299                 7.490%               $9,169
       29                 119                    300                 299                 7.490%               $9,028
       30                 119                    300                 299                 7.490%               $8,723
       31                 116                    300                 296                 6.850%             $174,310
       32                 117                    360                 357                 7.250%             $136,435
       33                  82                    IO                   IO                 6.420%                  NAP
       34                 180                    180                 180                 7.720%             $167,288
       35                 128                    360                 356                 7.530%             $119,216
       36                 112                    360                 352                 6.940%             $105,804
       37                 106                    300                 286                 7.780%             $121,168
       38                 117                    360                 360                 6.480%              $91,459
       39                 117                    360                 357                 7.250%              $48,264
       40                 117                    360                 357                 7.250%              $34,109
       41                 117                    360                 357                 7.250%              $13,132
       42                  57                    240                 237                 6.500%              $51,834
       43                  57                    240                 237                 6.500%              $50,682
       44                  58                    300                 298                 7.370%              $38,099
       45                  58                    300                 298                 7.370%              $27,761
       46                  58                    300                 298                 7.370%              $18,994
       47                  58                    300                 298                 7.370%               $9,899
       48                 107                    376                 369                 7.560%             $122,909
       49                 118                    360                 358                 7.540%              $47,114
       50                 118                    360                 358                 7.540%              $24,638
       51                 118                    360                 358                 7.540%              $15,993
       52                 117                    360                 357                 7.100%              $79,636
       53                  83                    IO                   IO                 6.475%                  NAP
       54                  81                    IO                   IO                 5.960%                  NAP
       55                 105                    360                 345                 8.030%              $77,265
       56                 116                    300                 296                 6.680%              $71,739
       57                 117                    360                 357                 6.980%              $69,052
       58                 118                    360                 358                 6.830%              $64,412
       59                 116                    360                 356                 6.790%              $62,521
       60                 118                    360                 358                 7.050%              $62,386
       61                  82                    300                 298                 7.180%              $64,647
       62                 118                    300                 298                 6.700%              $61,898
       63                 116                    360                 356                 6.790%              $57,636
       64                 101                    360                 358                 6.930%              $56,152
       65                 109                    360                 349                 7.460%              $57,292
       66                  84                    IO                   IO                 6.600%                  NAP
       67                 117                    360                 357                 6.920%              $52,795
       68                 113                    360                 353                 7.350%              $51,673
       69                 111                    360                 351                 7.050%              $49,696
       70                 178                    180                 178                 6.560%              $62,957
       71                 118                    IO                   IO                 6.010%                  NAP
       72                 118                    IO                   IO                 6.010%                  NAP
       73                 116                    360                 356                 6.750%              $42,159
       74                 102                    360                 360                 7.220%              $42,849
       75                 118                    360                 358                 6.380%              $39,012
       76                 178                    180                 178                 6.220%              $53,059
       77                 101                    360                 358                 6.880%              $40,422
       78                 222                    240                 222                 9.270%              $57,176
       79                 116                    IO                   IO                 6.920%                  NAP
       80                 116                    360                 356                 6.830%              $39,235
       81                 117                    300                 297                 6.750%              $41,455
       82                 119                    360                 359                 8.185%              $44,055
       83                 117                    300                 297                 7.410%              $42,889
       84                 116                    360                 356                 7.150%              $39,174
       85                 119                    360                 359                 5.970%              $34,065
       86                 119                    300                 299                 6.320%              $36,520
       87                 119                    252                 251                 6.740%              $40,851
       88                 118                    360                 358                 6.970%              $35,818
       89                 118                    360                 358                 6.610%              $34,204
       90                 127                    300                 295                 6.990%              $36,013
       91                 107                    360                 347                 7.600%              $36,010
       92                 118                    300                 298                 7.825%              $37,633
       93                 113                    389                 382                 7.450%              $30,348
       94                 113                    389                 382                 7.450%              $22,855
       95                 118                    360                 358                 6.930%              $31,709
       96                 238                    240                 238                 6.970%              $35,388
       97                 117                    360                 357                 7.230%              $30,977
       98                 116                    360                 356                 7.010%              $29,969
       99                 119                    360                 359                 6.670%              $28,466
      100                 116                    240                 236                 6.750%              $32,315
      101                 117                    IO                   IO                 6.770%                  NAP
      102                 119                    360                 359                 6.120%              $24,291
      103                 116                    300                 296                 6.920%              $28,067
      104                 178                    180                 178                 6.920%              $35,774
      105                 236                    240                 236                 7.250%              $31,615
      106                 116                    360                 356                 7.130%              $26,625
      107                  59                    IO                   IO                 6.250%                  NAP
      108                 117                    360                 357                 6.630%              $23,544
      109                 118                    360                 358                 6.350%              $22,712
      110                 116                    300                 296                 6.875%              $25,158
      111                 117                    360                 357                 7.030%              $23,690
      112                 118                    360                 358                 6.820%              $22,864
      113                 117                    360                 357                 6.830%              $22,887
      114                 112                    240                 232                 7.250%              $27,268
      115                 117                    300                 297                 6.360%              $21,994
      116                 117                    360                 357                 6.900%              $21,075
      117                 117                    300                 297                 6.470%              $20,873
      118                 118                    360                 358                 7.100%              $20,497
      119                 117                    360                 357                 6.550%              $19,378
      120                 117                    300                 297                 6.470%              $20,368
      121                 118                    360                 358                 6.830%              $19,618
      122                 115                    360                 355                 6.750%              $19,458
      123                 117                    360                 357                 7.170%              $19,964
      124                 117                    360                 357                 6.710%              $18,086
      125                 118                    360                 358                 7.120%              $18,350
      126                 140                    360                 356                 7.300%              $18,270
      127                 116                    240                 236                 6.950%              $20,466
      128                 118                    360                 358                 7.240%              $16,867
      129                 117                    300                 297                 6.360%              $15,996
      130                 117                    120                 117                 7.250%              $28,176
      131                 117                    240                 237                 7.250%              $18,574
      132                 116                    300                 296                 6.750%              $15,891
      133                 175                    180                 175                 7.300%              $21,061
      134                 116                    360                 356                 7.000%              $14,969
      135                 238                    240                 238                 7.330%              $17,495
      136                 116                    300                 296                 7.250%              $15,721
      137                 176                    180                 176                 7.350%              $19,932
      138                  57                    300                 297                 6.850%              $13,945
      139                 115                    300                 295                 7.490%              $14,767
      140                  59                    360                 359                 6.780%               $6,752
      141                  59                    360                 359                 6.780%               $6,195
      142                 178                    180                 178                 7.000%              $17,977
      143                 114                    300                 294                 7.520%              $14,806
      144                  54                    300                 294                 6.750%              $13,818
      145                 113                    300                 293                 7.510%              $14,793
      146                 113                    300                 293                 7.430%              $14,689
      147                 115                    240                 235                 7.330%              $15,905
      148                 114                    360                 354                 7.180%              $13,345
      149                 236                    240                 236                 7.250%              $15,017
      150                 116                    360                 356                 7.120%              $12,121
      151                 115                    300                 295                 7.210%              $12,964
      152                 114                    300                 294                 7.280%              $12,610
      153                 117                    300                 297                 7.400%              $12,452
      154                 115                    300                 295                 7.730%              $12,818
      155                 114                    300                 294                 7.420%              $12,475
      156                 114                    300                 294                 7.410%              $12,464
      157                 114                    300                 294                 7.350%              $12,397
      158                 113                    300                 293                 7.510%              $12,574
      159                  56                    300                 296                 7.000%              $11,768
      160                 119                    300                 299                 7.920%              $12,264
      161                 117                    300                 297                 7.020%              $11,329
      162                 117                    360                 357                 6.730%               $9,709
      163                 177                    180                 177                 7.000%              $13,482
      164                 176                    360                 356                 7.250%               $9,550
      165                  56                    300                 296                 7.000%               $9,365
      166                 115                    360                 355                 7.450%               $8,697
      167                 115                    360                 355                 7.260%               $8,536
      168                 115                    240                 235                 7.650%              $10,185
      169                 114                    300                 294                 7.680%               $9,197
      170                  56                    300                 296                 7.000%               $8,481
      171                 114                    300                 294                 7.430%               $8,079
      172                 113                    360                 353                 7.470%               $7,334
      173                 176                    360                 356                 7.250%               $7,026
      174                 236                    240                 236                 7.250%               $7,904
      175                 113                    300                 293                 7.310%               $7,267
      176                 113                    398                 391                 7.450%              $14,227
      177                 116                    300                 296                 7.250%               $6,144
      178                 115                    300                 295                 7.750%               $6,118
      179                 116                    300                 296                 7.500%               $5,173

                          122                    319                 316                 7.127%

-------------------------------------------------------------------------------------------------------------
    MORTGAGE                MONTHLY       UNDERWRITABLE       UNDERWRITABLE             NOI              NCF
    LOAN NO.            PAYMENT (IO)                NOI           CASH FLOW          DSCR(7)          DSCR(7)
-------------------------------------------------------------------------------------------------------------
       1                        NAP         $10,600,000         $10,600,000            1.23             1.23
       2                        NAP         $11,620,982         $10,087,956            2.04             1.77
       3                        NAP          $8,980,071          $7,523,213            1.69             1.41
       4                   $337,694          $6,833,747          $6,522,130            1.69             1.61
       5                        NAP          $4,402,498          $4,272,631            1.45             1.41
       6                        NAP          $4,623,034          $4,246,859            1.86             1.71
       7                        NAP            $570,974            $555,328            1.67             1.63
       8                        NAP            $488,203            $474,919            1.67             1.63
       9                        NAP            $443,248            $428,008            1.67             1.63
       10                       NAP            $428,448            $415,448            1.67             1.63
       11                       NAP            $377,263            $367,309            1.67             1.63
       12                       NAP            $371,893            $362,259            1.67             1.63
       13                       NAP            $341,299            $332,439            1.67             1.63
       14                       NAP            $335,796            $326,731            1.67             1.63
       15                       NAP            $279,519            $272,447            1.67             1.63
       16                       NAP            $267,382            $260,792            1.67             1.63
       17                       NAP            $221,469            $216,248            1.67             1.63
       18                       NAP            $149,190            $146,327            1.67             1.63
       19                       NAP            $721,677            $669,485            1.61             1.50
       20                       NAP            $658,958            $611,301            1.61             1.50
       21                       NAP            $584,021            $541,784            1.61             1.50
       22                       NAP            $549,811            $510,048            1.61             1.50
       23                       NAP            $216,259            $200,619            1.61             1.50
       24                       NAP            $216,259            $200,619            1.61             1.50
       25                       NAP            $207,706            $192,685            1.61             1.50
       26                       NAP            $203,634            $188,907            1.61             1.50
       27                       NAP            $186,121            $172,661            1.61             1.50
       28                       NAP            $177,568            $164,726            1.61             1.50
       29                       NAP            $173,089            $160,571            1.61             1.50
       30                       NAP            $177,568            $164,726            1.61             1.50
       31                       NAP          $4,760,346          $4,385,346            2.28             2.10
       32                       NAP          $2,499,269          $2,380,634            1.53             1.45
       33                   $97,905          $3,084,880          $2,839,864            2.63             2.42
       34                       NAP          $2,977,520          $2,749,753            1.48             1.37
       35                       NAP          $2,113,218          $1,986,221            1.48             1.39
       36                       NAP          $1,860,211          $1,811,803            1.47             1.43
       37                       NAP          $2,182,574          $2,092,025            1.50             1.44
       38                   $79,388          $1,882,101          $1,808,301            1.98             1.90
       39                       NAP          $1,157,555          $1,021,421            2.03             1.82
       40                       NAP            $792,943            $736,864            2.03             1.82
       41                       NAP            $378,589            $329,022            2.03             1.82
       42                       NAP          $1,270,205          $1,178,449            1.87             1.71
       43                       NAP          $1,026,653            $919,603            1.87             1.71
       44                       NAP            $797,019            $778,368            1.72             1.67
       45                       NAP            $580,849            $565,680            1.72             1.67
       46                       NAP            $400,937            $387,873            1.72             1.67
       47                       NAP            $173,016            $163,902            1.72             1.67
       48                       NAP          $2,328,480          $2,196,180            1.58             1.49
       49                       NAP          $1,026,565            $929,565            1.83             1.65
       50                       NAP            $557,935            $495,544            1.83             1.65
       51                       NAP            $343,820            $310,820            1.83             1.65
       52                       NAP          $1,551,121          $1,428,813            1.62             1.50
       53                   $60,973          $1,966,658          $1,804,247            2.69             2.47
       54                   $54,633          $2,028,481          $1,912,575            3.09             2.92
       55                       NAP          $1,193,062          $1,137,043            1.29             1.23
       56                       NAP          $1,738,958          $1,663,669            2.02             1.93
       57                       NAP          $1,231,626          $1,137,132            1.49             1.37
       58                       NAP          $1,399,286          $1,399,286            1.81             1.81
       59                       NAP          $1,193,089          $1,126,739            1.59             1.50
       60                       NAP          $1,038,502          $1,018,222            1.39             1.36
       61                       NAP          $1,195,956          $1,106,216            1.54             1.43
       62                       NAP          $1,381,512          $1,298,980            1.86             1.75
       63                       NAP          $1,109,966          $1,058,538            1.60             1.53
       64                       NAP          $1,178,988          $1,052,657            1.75             1.56
       65                       NAP            $971,746            $952,396            1.41             1.39
       66                   $44,000          $1,271,980          $1,207,711            2.41             2.29
       67                       NAP          $1,100,963          $1,030,328            1.74             1.63
       68                       NAP            $868,780            $834,981            1.40             1.35
       69                       NAP          $1,032,747            $976,354            1.73             1.64
       70                       NAP          $1,174,053          $1,028,672            1.55             1.36
       71                   $20,140          $1,274,218          $1,092,528            5.12             4.43
       72                   $15,470            $914,775            $798,747            5.12             4.43
       73                       NAP            $993,196            $909,939            1.96             1.80
       74                   $38,431            $946,223            $825,628            2.05             1.79
       75                       NAP            $722,221            $668,778            1.54             1.43
       76                       NAP            $914,962            $880,602            1.44             1.38
       77                       NAP            $812,669            $720,828            1.68             1.49
       78                       NAP            $901,520            $854,670            1.31             1.25
       79                   $34,600          $1,086,669            $900,764            2.62             2.17
       80                       NAP          $1,649,926          $1,401,217            3.50             2.98
       81                       NAP          $2,399,560          $2,070,881            4.82             4.16
       82                       NAP            $782,300            $751,963            1.48             1.42
       83                       NAP            $739,910            $667,679            1.44             1.30
       84                       NAP            $666,616            $642,725            1.42             1.37
       85                       NAP            $949,257            $906,757            2.32             2.22
       86                       NAP            $804,236            $740,104            1.84             1.69
       87                       NAP            $696,460            $637,091            1.42             1.30
       88                       NAP            $692,350            $656,794            1.61             1.53
       89                       NAP            $665,565            $599,556            1.62             1.46
       90                       NAP            $652,511            $596,006            1.51             1.38
       91                       NAP            $687,547            $619,173            1.59             1.43
       92                       NAP            $787,737            $717,470            1.74             1.59
       93                       NAP            $491,473            $462,516            1.35             1.27
       94                       NAP            $371,836            $348,310            1.35             1.27
       95                       NAP            $595,733            $545,599            1.57             1.43
       96                       NAP            $610,438            $599,187            1.44             1.41
       97                       NAP            $691,513            $585,066            1.86             1.57
       98                       NAP            $703,310            $657,410            1.96             1.83
       99                       NAP            $546,043            $515,153            1.60             1.51
      100                       NAP            $584,821            $520,628            1.51             1.34
      101                   $22,880          $1,567,293          $1,477,261            5.71             5.38
      102                       NAP            $757,945            $675,896            2.60             2.32
      103                       NAP          $1,091,294            $944,667            3.24             2.80
      104                       NAP            $855,844            $842,411            1.99             1.96
      105                       NAP            $626,441            $545,519            1.65             1.44
      106                       NAP            $499,642            $483,701            1.56             1.51
      107                   $19,115            $578,241            $549,354            2.52             2.40
      108                       NAP            $404,672            $390,047            1.43             1.38
      109                       NAP            $758,926            $644,158            2.78             2.36
      110                       NAP            $471,763            $423,504            1.56             1.40
      111                       NAP            $467,673            $452,965            1.65             1.59
      112                       NAP            $463,282            $405,481            1.69             1.48
      113                       NAP            $586,477            $487,372            2.14             1.77
      114                       NAP            $516,767            $458,228            1.58             1.40
      115                       NAP            $872,258            $830,858            3.30             3.15
      116                       NAP            $529,382            $468,669            2.09             1.85
      117                       NAP            $429,603            $429,603            1.72             1.72
      118                       NAP            $325,982            $323,714            1.33             1.32
      119                       NAP            $404,025            $386,025            1.74             1.66
      120                       NAP            $390,774            $390,774            1.60             1.60
      121                       NAP            $354,645            $333,933            1.51             1.42
      122                       NAP            $545,345            $468,875            2.34             2.01
      123                       NAP            $349,484            $347,310            1.46             1.45
      124                       NAP            $302,716            $291,716            1.39             1.34
      125                       NAP            $342,409            $297,921            1.56             1.35
      126                       NAP            $337,109            $334,839            1.54             1.53
      127                       NAP            $470,001            $411,438            1.91             1.68
      128                       NAP            $294,708            $292,534            1.46             1.45
      129                       NAP            $506,479            $482,473            2.64             2.51
      130                       NAP            $462,838            $441,200            1.37             1.30
      131                       NAP            $336,450            $302,028            1.51             1.36
      132                       NAP            $385,756            $358,456            2.02             1.88
      133                       NAP            $374,154            $344,001            1.48             1.36
      134                       NAP            $395,345            $358,816            2.20             2.00
      135                       NAP            $317,434            $315,260            1.51             1.50
      136                       NAP            $265,857            $249,449            1.41             1.32
      137                       NAP            $325,210            $303,787            1.36             1.27
      138                       NAP            $374,423            $316,204            2.24             1.89
      139                       NAP            $354,538            $315,727            2.00             1.78
      140                       NAP            $132,108            $132,108            1.60             1.60
      141                       NAP            $115,726            $115,726            1.60             1.60
      142                       NAP            $380,240            $375,340            1.76             1.74
      143                       NAP            $233,401            $221,401            1.31             1.25
      144                       NAP            $456,489            $449,723            2.75             2.71
      145                       NAP            $264,064            $232,100            1.49             1.31
      146                       NAP            $283,820            $256,434            1.61             1.45
      147                       NAP            $473,293            $431,400            2.48             2.26
      148                       NAP            $316,646            $304,046            1.98             1.90
      149                       NAP            $265,858            $262,682            1.48             1.46
      150                       NAP            $246,597            $210,297            1.70             1.45
      151                       NAP            $275,745            $221,879            1.77             1.43
      152                       NAP            $301,028            $279,451            1.99             1.85
      153                       NAP            $224,217            $202,409            1.50             1.35
      154                       NAP            $228,172            $214,547            1.48             1.39
      155                       NAP            $241,745            $208,333            1.61             1.39
      156                       NAP            $247,144            $229,998            1.65             1.54
      157                       NAP            $309,959            $278,573            2.08             1.87
      158                       NAP            $235,595            $219,728            1.56             1.46
      159                       NAP            $235,175            $225,698            1.67             1.60
      160                       NAP            $258,267            $232,049            1.75             1.58
      161                       NAP            $237,460            $215,392            1.75             1.58
      162                       NAP            $280,199            $237,453            2.40             2.04
      163                       NAP            $332,936            $308,549            2.06             1.91
      164                       NAP            $410,567            $382,367            3.58             3.34
      165                       NAP            $201,206            $193,139            1.79             1.72
      166                       NAP            $182,879            $165,080            1.75             1.58
      167                       NAP            $155,304            $138,928            1.52             1.36
      168                       NAP            $180,576            $172,019            1.48             1.41
      169                       NAP            $168,332            $150,160            1.53             1.36
      170                       NAP            $181,188            $173,000            1.78             1.70
      171                       NAP            $141,288            $121,385            1.46             1.25
      172                       NAP            $333,529            $320,884            3.79             3.65
      173                       NAP            $183,349            $169,121            2.17             2.01
      174                       NAP            $282,090            $263,431            2.97             2.78
      175                       NAP            $301,317            $266,091            3.46             3.05
      176                       NAP            $238,496            $216,824            1.40             1.27
      177                       NAP            $179,927            $167,379            2.44             2.27
      178                       NAP            $117,941            $107,513            1.61             1.46
      179                       NAP             $81,528             $79,428            1.31             1.28

                                                                                       1.86             1.71

------------------------------------------------------------------------------------------------------
    MORTGAGE           CUT-OFF DATE         BALLOON         BALLOON         APPRAISED    VALUATION
    LOAN NO.                  LTV(8)          LTV(8)        BALANCE             VALUE     DATE(9)
------------------------------------------------------------------------------------------------------
       1                      76.5%            0.8%        $941,092      $113,000,000   10/29/2001
       2                      55.6%           47.6%     $62,437,210      $131,200,000   12/27/2001
       3                      69.7%           61.5%     $56,867,381       $92,500,000   12/28/2001
       4                      66.6%           59.9%     $47,897,617       $80,000,000   09/21/2001
       5                      67.2%           59.1%     $32,518,871       $55,000,000   10/11/2001
       6                      62.7%           55.4%     $26,433,482       $47,750,000   11/27/2001
       7                      62.4%           55.6%      $3,612,028        $6,500,000   09/25/2001
       8                      62.4%           55.6%      $3,056,331        $5,500,000   09/26/2001
       9                      62.4%           55.6%      $2,778,483        $5,000,000   10/01/2001
       10                     62.4%           55.6%      $2,722,915        $4,900,000   09/28/2001
       11                     62.4%           55.6%      $2,389,496        $4,300,000   09/26/2001
       12                     62.4%           55.6%      $2,333,925        $4,200,000   09/27/2001
       13                     62.4%           55.6%      $2,167,218        $3,900,000   10/01/2001
       14                     62.4%           55.6%      $2,000,509        $3,600,000   09/25/2001
       15                     62.4%           55.6%      $1,667,091        $3,000,000   09/26/2001
       16                     62.4%           55.6%      $1,611,521        $2,900,000   09/26/2001
       17                     62.4%           55.6%      $1,333,672        $2,400,000   09/26/2001
       18                     62.4%           55.6%        $889,115        $1,600,000   09/27/2001
       19                     62.6%           51.1%      $3,938,337        $7,600,000   12/07/2001
       20                     62.6%           51.1%      $3,705,145        $7,150,000   01/01/2002
       21                     62.6%           51.1%      $3,368,314        $6,500,000   01/01/2002
       22                     62.6%           51.1%      $3,264,675        $6,300,000   12/10/2001
       23                     62.6%           51.1%      $1,243,686        $2,400,000   12/14/2001
       24                     62.6%           51.1%      $1,243,686        $2,400,000   12/10/2001
       25                     62.6%           51.1%      $1,191,864        $2,300,000   12/10/2001
       26                     62.6%           51.1%      $1,178,909        $2,300,000   12/09/2001
       27                     62.6%           51.1%      $1,088,223        $2,100,000   12/11/2001
       28                     62.6%           51.1%      $1,010,493        $2,600,000   12/13/2001
       29                     62.6%           51.1%        $994,948        $1,920,000   12/06/2001
       30                     62.6%           51.1%        $961,265        $1,855,000   12/05/2001
       31                     52.9%           42.5%     $19,955,047       $47,000,000   09/04/2001
       32                     68.8%           60.6%     $17,584,020       $29,000,000   01/01/2002
       33                     48.8%           48.8%     $18,300,000       $37,500,000   09/18/2001
       34                     59.4%            1.9%        $568,129       $30,000,000   08/22/2001
       35                     67.3%           58.6%     $14,758,334       $25,200,000   10/01/2001
       36                     75.7%           66.5%     $13,957,459       $21,000,000   08/01/2001
       37                     60.6%           50.5%     $13,131,077       $26,000,000   10/21/2000
       38                     70.4%           61.9%     $12,758,006       $20,600,000   10/10/2001
       39                     59.1%           52.0%      $6,220,348       $12,000,000   06/05/2001
       40                     59.1%           52.0%      $4,396,006        $8,400,000   10/18/2001
       41                     59.1%           52.0%      $1,692,463        $3,250,000   06/06/2001
       42                     51.2%           44.5%      $6,005,663       $13,500,000   09/28/2001
       43                     51.2%           44.5%      $5,872,205       $13,200,000   09/27/2001
       44                     62.2%           57.6%      $4,815,701        $8,100,000   09/13/2001
       45                     62.2%           57.6%      $3,509,044        $6,200,000   09/07/2001
       46                     62.2%           57.6%      $2,400,925        $4,400,000   09/10/2001
       47                     62.2%           57.6%      $1,251,252        $2,100,000   09/07/2001
       48                     63.6%           47.7%      $9,608,801       $20,150,000   03/01/2001
       49                     61.5%           54.5%      $5,941,967       $10,900,000   07/19/2001
       50                     61.5%           54.5%      $3,107,267        $5,700,000   07/19/2001
       51                     61.5%           54.5%      $2,016,998        $3,700,000   07/19/2001
       52                     64.1%           56.3%     $10,378,409       $18,450,000   06/12/2001
       53                     47.1%           47.1%     $11,300,000       $24,000,000   01/02/2002
       54                     48.9%           48.9%     $11,000,000       $22,500,000   10/03/2001
       55                     74.0%           67.0%      $9,409,000       $14,050,000   12/11/2001
       56                     51.0%           40.7%      $8,296,866       $20,400,000   09/04/2001
       57                     72.0%           63.1%      $9,079,999       $14,400,000   01/01/2002
       58                     49.7%           43.2%      $8,562,920       $19,800,000   10/15/2001
       59                     74.7%           65.1%      $8,336,963       $12,800,000   09/06/2001
       60                     78.3%           68.6%      $8,157,949       $11,900,000   10/17/2001
       61                     60.4%           53.3%      $7,922,034       $14,850,000   11/13/2001
       62                     56.1%           44.7%      $7,149,868       $16,000,000   11/12/2001
       63                     74.1%           64.6%      $7,685,637       $11,900,000   09/06/2001
       64                     69.0%           61.9%      $7,613,679       $12,300,000   11/26/2001
       65                     72.2%           64.3%      $7,270,341       $11,300,000   01/25/2001
       66                     55.2%           55.2%      $8,000,000       $14,500,000   12/03/2001
       67                     62.8%           54.9%      $6,973,582       $12,700,000   06/04/2001
       68                     71.4%           63.3%      $6,609,929       $10,450,000   06/08/2001
       69                     67.1%           59.0%      $6,490,371       $11,000,000   04/01/2001
       70                     62.7%            1.5%        $175,911       $11,400,000   12/01/2001
       71                     29.6%           29.6%      $4,021,230       $13,400,000   11/20/2001
       72                     29.6%           29.6%      $3,088,770       $10,600,000   11/20/2001
       73                     58.4%           50.8%      $5,638,769       $11,100,000   09/01/2001
       74                     61.2%           57.4%      $5,909,351       $10,300,000   08/01/2001
       75                     74.7%           64.3%      $5,367,058        $8,350,000   11/27/2001
       76                     61.6%            1.4%        $141,581       $10,000,000   11/14/2001
       77                     72.2%           64.7%      $5,502,710        $8,500,000   11/26/2001
       78                     63.9%            4.5%        $430,545        $9,500,000   08/01/2000
       79                     49.6%           49.6%      $6,000,000       $12,100,000   09/05/2001
       80                     35.2%           30.7%      $5,216,166       $17,000,000   09/20/2001
       81                     21.0%           16.8%      $4,775,721       $28,500,000   09/18/2001
       82                     64.8%           58.3%      $5,303,143        $9,100,000   10/22/2001
       83                     68.6%           55.9%      $4,751,443        $8,500,000   10/15/2001
       84                     79.3%           69.7%      $5,084,713        $7,290,000   05/23/2001
       85                     50.8%           42.6%      $4,776,560       $11,200,000   12/07/2001
       86                     63.8%           50.2%      $4,315,958        $8,600,000   12/01/2001
       87                     69.5%           49.2%      $3,884,823        $7,900,000   11/30/2001
       88                     66.1%           57.8%      $4,711,790        $8,150,000   11/01/2001
       89                     74.2%           64.2%      $4,623,448        $7,200,000   11/19/2001
       90                     65.0%           50.6%      $3,943,752        $7,800,000   11/01/2001
       91                     64.0%           57.2%      $4,520,636        $7,900,000   10/26/2000
       92                     59.5%           49.0%      $4,068,001        $8,300,000   11/20/2001
       93                     25.9%           21.1%      $2,273,388       $10,720,000   03/01/2001
       94                     25.9%           21.1%      $1,691,541        $8,040,000   03/01/2001
       95                     73.7%           64.4%      $4,183,857        $6,500,000   10/16/2001
       96                     65.1%            2.5%        $178,087        $7,000,000   10/29/2001
       97                     63.0%           55.5%      $3,998,322        $7,200,000   09/10/2001
       98                     54.7%           47.9%      $3,930,742        $8,200,000   07/03/2001
       99                     74.9%           64.9%      $3,829,793        $5,900,000   11/26/2001
      100                     59.0%           40.3%      $2,880,948        $7,150,000   07/05/2001
      101                     24.1%           24.1%      $4,000,000       $16,600,000   09/24/2001
      102                     45.9%           38.7%      $3,365,224        $8,700,000   11/01/2001
      103                     25.0%           19.8%      $3,148,169       $15,900,000   08/20/2001
      104                     43.7%            0.4%         $35,571        $9,100,000   07/17/2001
      105                     54.8%            2.3%        $167,781        $7,250,000   08/15/2001
      106                     72.2%           63.5%      $3,461,081        $5,450,000   09/10/2001
      107                     54.0%           54.0%      $3,670,000        $6,800,000   10/04/2001
      108                     78.8%           68.4%      $3,178,648        $4,650,000   10/17/2001
      109                     41.9%           36.0%      $3,131,733        $8,700,000   11/07/2001
      110                     69.5%           55.8%      $2,875,762        $5,150,000   06/26/2001
      111                     68.6%           60.1%      $3,103,484        $5,160,000   10/15/2001
      112                     40.6%           35.4%      $3,041,851        $8,600,000   10/09/2001
      113                     61.2%           53.4%      $3,043,658        $5,700,000   10/08/2001
      114                     55.3%           38.7%      $2,382,829        $6,150,000   04/24/2001
      115                     32.9%           25.9%      $2,594,126       $10,000,000   10/29/2001
      116                     54.6%           47.7%      $2,787,958        $5,850,000   05/08/2001
      117                     54.2%           42.9%      $2,445,579        $5,700,000   09/09/2001
      118                     76.1%           66.8%      $2,670,315        $4,000,000   10/22/2001
      119                     67.2%           58.2%      $2,632,290        $4,525,000   09/24/2001
      120                     59.1%           46.8%      $2,386,412        $5,100,000   09/09/2001
      121                     73.0%           63.6%      $2,607,996        $4,100,000   11/12/2001
      122                     42.8%           37.3%      $2,603,348        $6,980,000   07/26/2001
      123                     71.8%           63.1%      $2,588,330        $4,100,000   11/01/2001
      124                     71.6%           62.2%      $2,427,092        $3,900,000   10/03/2001
      125                     74.7%           65.6%      $2,387,006        $3,640,000   10/31/2001
      126                     65.3%           55.2%      $2,247,725        $4,070,000   09/13/2001
      127                     55.9%           38.5%      $1,809,446        $4,700,000   08/01/2001
      128                     70.6%           62.1%      $2,174,695        $3,500,000   12/01/2001
      129                     39.8%           31.4%      $1,886,636        $6,000,000   10/29/2001
      130                     43.7%            0.9%         $50,826        $5,400,000   10/04/2001
      131                     71.9%           49.9%      $1,622,539        $3,250,000   07/20/2001
      132                     59.1%           47.3%      $1,830,134        $3,870,000   08/15/2001
      133                     60.4%            1.8%         $65,927        $3,750,000   07/27/2001
      134                     50.5%           44.3%      $1,964,857        $4,440,000   08/15/2001
      135                     55.5%            2.4%         $93,931        $3,950,000   12/05/2001
      136                     72.2%           58.6%      $1,757,504        $3,000,000   09/10/2001
      137                     64.9%            0.6%         $19,812        $3,300,000   05/24/2001
      138                     50.4%           46.4%      $1,834,475        $3,950,000   10/03/2001
      139                     49.2%           40.3%      $1,628,369        $4,040,000   07/17/2001
      140                     64.8%           60.9%        $975,848        $1,670,000   06/07/2001
      141                     64.8%           60.9%        $895,274        $1,400,000   06/07/2001
      142                     48.5%            0.4%         $17,871        $4,100,000   07/18/2001
      143                     79.5%           65.2%      $1,629,242        $2,500,000   05/22/2001
      144                     40.7%           37.6%      $1,831,531        $4,875,000   06/15/2001
      145                     61.1%           50.1%      $1,629,072        $3,250,000   05/29/2001
      146                     53.1%           43.5%      $1,625,206        $3,740,000   06/11/2001
      147                     42.4%           29.6%      $1,384,890        $4,675,000   07/23/2001
      148                     45.6%           40.2%      $1,728,443        $4,300,000   06/07/2001
      149                     54.7%            2.3%         $79,698        $3,450,000   09/10/2001
      150                     63.0%           55.3%      $1,576,794        $2,850,000   09/19/2001
      151                     62.8%           51.0%      $1,453,277        $2,850,000   07/20/2001
      152                     57.6%           46.9%      $1,407,335        $3,000,000   06/22/2001
      153                     60.9%           49.7%      $1,380,349        $2,780,000   08/21/2001
      154                     55.3%           45.6%      $1,393,906        $3,060,000   06/25/2001
      155                     67.5%           55.2%      $1,380,756        $2,500,000   08/02/2001
      156                     61.4%           50.2%      $1,380,345        $2,750,000   07/21/2001
      157                     47.9%           39.1%      $1,377,875        $3,525,000   07/01/2001
      158                     56.3%           46.2%      $1,384,710        $2,995,000   05/23/2001
      159                     61.8%           57.1%      $1,529,981        $2,680,000   08/09/2001
      160                     59.2%           48.8%      $1,318,215        $2,700,000   12/05/2001
      161                     53.1%           42.8%      $1,284,270        $3,000,000   08/16/2001
      162                     55.4%           48.2%      $1,300,930        $2,700,000   10/08/2001
      163                     35.2%            1.0%         $40,436        $4,220,000   10/16/2001
      164                     25.6%           19.9%      $1,085,628        $5,455,000   08/17/2001
      165                     62.8%           58.0%      $1,217,553        $2,100,000   08/14/2001
      166                     63.1%           55.9%      $1,104,609        $1,975,000   07/07/2001
      167                     75.5%           66.6%      $1,099,323        $1,650,000   07/02/2001
      168                     37.5%           26.5%        $875,343        $3,300,000   07/14/2001
      169                     68.6%           56.5%      $1,002,606        $1,775,000   06/19/2001
      170                     64.5%           59.6%      $1,102,689        $1,850,000   08/14/2001
      171                     64.3%           52.6%        $893,697        $1,700,000   06/22/2001
      172                     22.5%           20.0%        $929,947        $4,650,000   06/12/2001
      173                     38.4%           29.9%        $798,711        $2,675,000   08/17/2001
      174                     35.4%            1.5%         $41,945        $2,800,000   08/21/2001
      175                     30.8%           25.1%        $809,690        $3,225,000   06/05/2001
      176                     19.0%           14.5%        $702,806        $4,850,000   03/01/2001
      177                     37.9%           30.8%        $686,840        $2,230,000   09/26/2001
      178                     67.1%           55.4%        $664,543        $1,200,000   07/24/2001
      179                     64.8%           53.0%        $569,871        $1,075,000   08/14/2001

                              61.1%           50.1%

--------------------------------------------------------------------------------------------------------
    MORTGAGE                                                              LEASE
    LOAN NO.     LARGEST TENANT(10)                                  EXPIRATION DATE              % NSF
--------------------------------------------------------------------------------------------------------
       1         Ford Motor Company                                    12/31/2016                100.0%
       2         Duke Fluor Daniel                                     10/14/2004                 13.9%
       3         Bank One                                              01/31/2011                 29.1%
       4         JC Penney                                             11/30/2010                 21.1%
       5         Shoppers Food Warehouse                               09/30/2015                 15.8%
       6         Nortel Networks, Inc.                                 12/19/2016                100.0%
       7         PETsMART                                              12/31/2021                100.0%
       8         PETsMART                                              12/31/2021                100.0%
       9         PETsMART                                              12/31/2021                100.0%
       10        PETsMART                                              12/31/2021                100.0%
       11        PETsMART                                              12/31/2021                100.0%
       12        PETsMART                                              12/31/2021                100.0%
       13        PETsMART                                              12/31/2021                100.0%
       14        PETsMART                                              12/31/2021                100.0%
       15        PETsMART                                              12/31/2021                100.0%
       16        PETsMART                                              12/31/2021                100.0%
       17        PETsMART                                              12/31/2021                100.0%
       18        PETsMART                                              12/31/2021                100.0%
       19        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       20        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       21        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       22        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       23        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       24        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       25        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       26        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       27        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       28        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       29        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       30        Best Buy Stores, L.P.                                 04/30/2018                100.0%
       31        Broadcom Corporation                                  05/31/2010                100.0%
       32        Ross                                                  01/31/2012                 23.7%
       33        Albertsons                                            11/09/2009                 17.0%
       34        Palliser Furniture                                    10/31/2015                 24.8%
       35        NASDAQ                                                09/27/2011                 76.3%
       36        Genuardi's Family Market                              11/30/2020                 47.6%
       37        Sungard Recovery Services, LP                         09/30/2015                100.0%
       38        NAP                                                       NAP                      NAP
       39        Atrium Companies, Inc.                                11/30/2021                100.0%
       40        Atrium Companies, Inc.                                11/30/2021                100.0%
       41        Atrium Companies, Inc.                                11/30/2021                100.0%
       42        Wickes Furniture Co.                                  11/16/2011                 45.4%
       43        Associated Grocers, Inc.                              05/31/2008                 45.6%
       44        NAP                                                       NAP                      NAP
       45        NAP                                                       NAP                      NAP
       46        NAP                                                       NAP                      NAP
       47        NAP                                                       NAP                      NAP
       48        Sears, Roebuck and Company                            07/31/2006                100.0%
       49        Gerber Scientific, Inc.                               07/31/2018                100.0%
       50        Gerber Scientific, Inc.                               07/31/2018                100.0%
       51        Gerber Scientific, Inc.                               07/31/2018                100.0%
       52        Belk Women's Store                                    10/31/2007                 23.0%
       53        Safeway                                               04/30/2010                 22.7%
       54        Dominick's Finer Foods, Inc.                          09/30/2011                 41.3%
       55        Central Gottesman Inc.                                08/31/2015                 58.8%
       56        Performance Team                                      07/31/2011                100.0%
       57        Cato Research, LTD                                    08/31/2008                 26.9%
       58        NAP                                                       NAP                      NAP
       59        Publix Supermarket #0276                              11/14/2010                 45.4%
       60        Lowe's                                                03/07/2021                100.0%
       61        Pathmark                                              01/31/2008                 42.2%
       62        Publix Supermarkets #622                              02/01/2018                 25.5%
       63        Publix Supermarkets #331                              05/31/2007                 42.6%
       64        Time Customer Service, Inc.                           07/31/2010                100.0%
       65        Lowe's Home Centers, Inc.                             10/27/2018                100.0%
       66        Jewel Food Stores                                     08/01/2009                 51.2%
       67        Magruders                                             02/28/2014                 22.9%
       68        Lowe's Home Centers, Inc                              07/31/2019                100.0%
       69        Food Lion                                             11/14/2020                 50.9%
       70        Bally's Total Fitness                                 08/31/2011                 28.7%
       71        Motorola                                              05/31/2005                 56.8%
       72        Watson Title Insurance                                03/24/2007                 16.3%
       73        BLS Acquisition Corp.                                 07/31/2010                 35.6%
       74        American Airlines, Inc.                               08/31/2008                100.0%
       75        Vitamin Shoppe Industries, Inc.                       03/31/2002                 19.3%
       76        Big Y Foods                                           05/30/2012                100.0%
       77        Time Customer Service, Inc.                           07/31/2010                100.0%
       78        Cinemark USA, Inc.                                    01/01/2021                100.0%
       79        Direct Express, Inc.                                  11/30/2005                 18.5%
       80        AAMCO Transmissions, Inc.                             12/31/2011                 39.7%
       81        Lewitt Hackman Etal                                   12/01/2002                  8.4%
       82        Bally's Total Fitness                                 11/01/2016                 60.7%
       83        RAZ Imports                                           05/31/2016                100.0%
       84        Piggly Wiggly                                         08/15/2020                 63.5%
       85        NAP                                                       NAP                      NAP
       86        Shaws Supermarkets, Inc.                              08/31/2010                 79.6%
       87        TASQ Technology                                       02/28/2011                100.0%
       88        Nike Retail Services, Inc.                            09/30/2006                 60.9%
       89        Home Depot                                            01/31/2008                 90.4%
       90        Cardinal Restaurant Supply                            11/30/2011                100.0%
       91        Q-Zar                                                 12/31/2002                 11.0%
       92        Gold's Gym                                            09/30/2011                 33.0%
       93        Pitney-Bowes                                          12/31/2003                100.0%
       94        Pitney-Bowes                                          12/31/2003                100.0%
       95        Precision Academy Systems, Inc.                       06/30/2013                 30.3%
       96        Walgreen Co.                                          05/23/2021                 67.1%
       97        Sunshine Mortgage Corp.                               11/30/2006                 29.7%
       98        Asakuma Restaurant                                    04/30/2006                 14.9%
       99        Staples                                               12/31/2014                 68.4%
      100        TicketMaster, LLC                                     11/30/2009                 74.8%
      101        Stop & Shop                                           01/31/2012                 92.4%
      102        Commercial Union Company                              03/31/2007                 94.6%
      103        MusicMatch                                            06/30/2002                 15.8%
      104        New York Telephone Company                            04/30/2021                100.0%
      105        Richland Market                                       01/31/2005                 34.9%
      106        Kash N Karry                                          06/30/2019                 81.2%
      107        Publix Supermarket                                    11/30/2010                 68.8%
      108        NAP                                                       NAP                      NAP
      109        Exhibit Fair International                            02/28/2003                 20.5%
      110        County of Sacramento - Public Works Agency            10/31/2011                100.0%
      111        NAP                                                       NAP                      NAP
      112        Washington Mutual Inc                                 07/31/2005                100.0%
      113        Stuart H. Agren MD                                    12/31/2001                  9.0%
      114        Nippon Express U.S.A., Inc.                           06/30/2004                 18.7%
      115        NAP                                                       NAP                      NAP
      116        Clemens Markets                                       04/23/2011                 44.8%
      117        NAP                                                       NAP                      NAP
      118        Walgreen Co.                                          01/31/2061                100.0%
      119        NAP                                                       NAP                      NAP
      120        NAP                                                       NAP                      NAP
      121        Publix                                                05/10/2019                 57.3%
      122        Byerly's, Inc.                                        03/31/2005                100.0%
      123        Walgreen Co.                                          10/31/2061                100.0%
      124        NAP                                                       NAP                      NAP
      125        Republic Indemnity Company of America                 04/30/2005                 25.0%
      126        Walgreen Co.                                          03/31/2061                100.0%
      127        Sullivans Newmarket                                   08/31/2003                 51.1%
      128        Walgreen Co.                                          09/30/2061                100.0%
      129        NAP                                                       NAP                      NAP
      130        Formula Systems, Inc.                                 07/24/2002                 24.5%
      131        JM Smuckers                                           06/30/2005                 45.9%
      132        NAP                                                       NAP                      NAP
      133        Nogg Chemical & Paper                                 12/31/2010                100.0%
      134        Lochwood Square Liquors (A)                           09/30/2006                 12.9%
      135        Walgreen Co.                                          09/30/2061                100.0%
      136        YKK AP America, Inc.                                  06/04/2006                 75.0%
      137        Government Micro Resources, Inc.                      07/31/2016                100.0%
      138        Sutter Medical Foundation                             03/31/2004                 12.5%
      139        Hollywood Entertainment Corp.                         03/31/2007                 23.3%
      140        NAP                                                       NAP                      NAP
      141        NAP                                                       NAP                      NAP
      142        New York Telephone Company                            11/14/2015                100.0%
      143        NAP                                                       NAP                      NAP
      144        NAP                                                       NAP                      NAP
      145        Inter-American Data Inc.                              03/31/2006                 34.9%
      146        Old Republic Title                                    12/31/2003                 51.9%
      147        New Maverick Desk, Inc.                               01/06/2005                 78.0%
      148        NAP                                                       NAP                      NAP
      149        Walgreen Co.                                          06/30/2021                100.0%
      150        Unik International, Inc.                              09/14/2003                 61.3%
      151        Cyberspace Information Systems                            MTM                     8.2%
      152        Woo Agency Inc.                                       02/28/2006                 14.6%
      153        Mobilehome Communities of America, Inc.               07/31/2006                 53.6%
      154        PETsMART, Inc.                                        06/30/2020                100.0%
      155        ENKI Health & Research Systems                        06/30/2006                100.0%
      156        Blockbuster Video                                     04/30/2004                 39.3%
      157        Superstores of America, Inc.                          06/30/2011                100.0%
      158        Canned Foods, Inc. dba Grocery Outlet                 09/08/2015                 62.2%
      159        NAP                                                       NAP                      NAP
      160        Palma LaZar & Ulsh (PLU)                              02/28/2007                 59.7%
      161        Mail Systems, Inc.                                    09/30/2011                 32.6%
      162        Edward D Szmuc MD PC                                  10/31/2004                  9.2%
      163        Sam Woo                                               07/31/2006                 17.2%
      164        NAP                                                       NAP                      NAP
      165        NAP                                                       NAP                      NAP
      166        Belle Meade Chiropractic Center, P.C.                 05/01/2002                 17.1%
      167        Electbus Corporation                                  04/30/2003                 14.8%
      168        NAP                                                       NAP                      NAP
      169        Cal Land Title Co.                                    12/31/2002                 30.2%
      170        NAP                                                       NAP                      NAP
      171        Gold Coast                                            01/31/2004                 38.9%
      172        Sushi Wok Restaurant                                  03/02/2011                 29.8%
      173        NAP                                                       NAP                      NAP
      174        California Radomes                                    08/15/2006                100.0%
      175        Bank of the West                                      06/30/2006                100.0%
      176        American Stores Properties, Inc.                      01/31/2003                100.0%
      177        Home Comfort Center                                   04/16/2006                 37.2%
      178        Dollar Tree Stores, Inc.                              10/31/2004                 45.6%
      179        NAP                                                       NAP                      NAP


--------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                                    LEASE
    LOAN NO.     SECOND LARGEST TENANT(10)                                 EXPIRATION DATE              % NSF
--------------------------------------------------------------------------------------------------------------
       1         NAP                                                             NAP                      NAP
       2         Compass Group USA                                           12/31/2006                 13.7%
       3         Jones Walker                                                12/31/2005                 14.2%
       4         Sears, Roebuck and Co.                                      07/28/2004                 20.8%
       5         Lifetime Fitness                                            07/31/2026                 15.0%
       6         NAP                                                             NAP                      NAP
       7         NAP                                                             NAP                      NAP
       8         NAP                                                             NAP                      NAP
       9         NAP                                                             NAP                      NAP
       10        NAP                                                             NAP                      NAP
       11        NAP                                                             NAP                      NAP
       12        NAP                                                             NAP                      NAP
       13        NAP                                                             NAP                      NAP
       14        NAP                                                             NAP                      NAP
       15        NAP                                                             NAP                      NAP
       16        NAP                                                             NAP                      NAP
       17        NAP                                                             NAP                      NAP
       18        NAP                                                             NAP                      NAP
       19        NAP                                                             NAP                      NAP
       20        NAP                                                             NAP                      NAP
       21        NAP                                                             NAP                      NAP
       22        NAP                                                             NAP                      NAP
       23        NAP                                                             NAP                      NAP
       24        NAP                                                             NAP                      NAP
       25        NAP                                                             NAP                      NAP
       26        NAP                                                             NAP                      NAP
       27        NAP                                                             NAP                      NAP
       28        NAP                                                             NAP                      NAP
       29        NAP                                                             NAP                      NAP
       30        NAP                                                             NAP                      NAP
       31        NAP                                                             NAP                      NAP
       32        Lamps Plus                                                  01/31/2012                  8.7%
       33        Oshman's                                                    01/01/2011                 11.4%
       34        Sauder woodworking                                          10/31/2005                  8.6%
       35        Foulger Pratt                                               11/02/2011                 16.0%
       36        Staples                                                     11/30/2010                 23.4%
       37        NAP                                                             NAP                      NAP
       38        NAP                                                             NAP                      NAP
       39        NAP                                                             NAP                      NAP
       40        NAP                                                             NAP                      NAP
       41        NAP                                                             NAP                      NAP
       42        Comp USA                                                    11/30/2011                 25.5%
       43        Dollar Zone                                                 01/31/2009                 17.9%
       44        NAP                                                             NAP                      NAP
       45        NAP                                                             NAP                      NAP
       46        NAP                                                             NAP                      NAP
       47        NAP                                                             NAP                      NAP
       48        NAP                                                             NAP                      NAP
       49        NAP                                                             NAP                      NAP
       50        NAP                                                             NAP                      NAP
       51        NAP                                                             NAP                      NAP
       52        Food Lion                                                   09/30/2007                 13.0%
       53        Ross Dress for Less                                         01/31/2011                 13.9%
       54        Jewish Community Center of Chicago                          03/31/2009                 12.4%
       55        Vari-Lite Int. Inc.                                         11/30/2010                 20.9%
       56        NAP                                                             NAP                      NAP
       57        Childrens Hospital                                          09/30/2011                 26.2%
       58        NAP                                                             NAP                      NAP
       59        Blockbuster Video #12097                                    04/30/2006                  6.5%
       60        NAP                                                             NAP                      NAP
       61        Wendy's Drugs                                               08/31/2004                 11.1%
       62        Harbor Grill, Inc.                                          10/31/2006                  5.6%
       63        Walgreen Co.                                                06/30/2007                 13.1%
       64        NAP                                                             NAP                      NAP
       65        NAP                                                             NAP                      NAP
       66        Blockbuster Video                                           11/01/2004                  6.2%
       67        Tuesday Morning, Inc.                                       12/31/2002                  8.2%
       68        NAP                                                             NAP                      NAP
       69        Chun Tae Kwon Do                                            03/31/2006                  5.9%
       70        Circuit City                                                01/31/2008                 21.9%
       71        World Medical Manufacturing                                 11/30/2005                 43.2%
       72        AT&T Corp                                                   09/21/2005                 15.5%
       73        Knight Securities, L.P.                                     12/31/2015                 22.2%
       74        NAP                                                             NAP                      NAP
       75        Choice & Joy International, Inc                             03/31/2005                 13.8%
       76        NAP                                                             NAP                      NAP
       77        NAP                                                             NAP                      NAP
       78        NAP                                                             NAP                      NAP
       79        L.J. Smith, Inc.                                            04/30/2004                  9.3%
       80        American Business Financial Services, Inc                   11/15/2004                 20.5%
       81        West Rec Marina Mgmt                                        03/14/2003                  5.7%
       82        Office Depot                                                04/15/2010                 39.3%
       83        NAP                                                             NAP                      NAP
       84        Video World                                                 04/14/2003                  5.7%
       85        NAP                                                             NAP                      NAP
       86        Cardoza's Wine & Spirit                                     11/30/2010                 11.0%
       87        NAP                                                             NAP                      NAP
       88        Vista Enterprises, Inc.                                     02/28/2008                 13.3%
       89        Spectrum Lighting Group                                     06/30/2005                  9.6%
       90        NAP                                                             NAP                      NAP
       91        Dayton Sport Center                                         10/31/2005                  9.4%
       92        Wild Times Cafe                                             03/31/2011                 31.5%
       93        NAP                                                             NAP                      NAP
       94        NAP                                                             NAP                      NAP
       95        Hawthorne & York                                            09/30/2002                 18.3%
       96        China Express                                               05/31/2008                  6.3%
       97        Aspect Telecommunications                                   09/30/2002                 13.2%
       98        El Pollo Inka                                               12/04/2004                 14.9%
       99        Dollar Tree                                                 07/31/2006                 31.6%
      100        Hotel Reservations Network, Inc.                            05/14/2006                 25.2%
      101        Leslie Byelas                                               05/31/2009                  4.6%
      102        Conversent Communications, LLC                              12/31/2005                  5.4%
      103        Imperial Business Credit                                    11/30/2003                 11.8%
      104        NAP                                                             NAP                      NAP
      105        Marie Callenders                                            03/31/2008                 14.0%
      106        Nelson's Enterprises of Tampa Inc.                          07/31/2002                  3.4%
      107        CJ's Draft House                                            09/30/2006                  3.5%
      108        NAP                                                             NAP                      NAP
      109        Western Mailing                                             06/14/2003                 13.7%
      110        NAP                                                             NAP                      NAP
      111        NAP                                                             NAP                      NAP
      112        NAP                                                             NAP                      NAP
      113        Mesa Ear Nose & Throat                                      05/31/2006                  6.5%
      114        Promotion in Motion, Inc.                                   10/31/2005                 17.3%
      115        NAP                                                             NAP                      NAP
      116        Eckerd Drug                                                 06/30/2007                 12.8%
      117        NAP                                                             NAP                      NAP
      118        NAP                                                             NAP                      NAP
      119        NAP                                                             NAP                      NAP
      120        NAP                                                             NAP                      NAP
      121        Zaleski Enterprizes                                         12/31/2006                  9.2%
      122        NAP                                                             NAP                      NAP
      123        NAP                                                             NAP                      NAP
      124        NAP                                                             NAP                      NAP
      125        Camp Fire Council of America                                02/28/2006                 17.4%
      126        NAP                                                             NAP                      NAP
      127        Walgreen Co.                                                01/31/2004                 17.8%
      128        NAP                                                             NAP                      NAP
      129        NAP                                                             NAP                      NAP
      130        Pivia                                                       02/04/2004                 23.5%
      131        General Fasteners                                           05/31/2004                 15.6%
      132        NAP                                                             NAP                      NAP
      133        NAP                                                             NAP                      NAP
      134        Dr. Feelgood's Sports Bar (B)                               12/31/2002                  9.4%
      135        NAP                                                             NAP                      NAP
      136        Alaska Diesel Electric, Inc.                                06/04/2011                 25.0%
      137        NAP                                                             NAP                      NAP
      138        Cross Creek Family Counseling                               10/31/2004                  9.6%
      139        Rent Way                                                    10/31/2002                  7.7%
      140        NAP                                                             NAP                      NAP
      141        NAP                                                             NAP                      NAP
      142        NAP                                                             NAP                      NAP
      143        NAP                                                             NAP                      NAP
      144        NAP                                                             NAP                      NAP
      145        Centex Homes                                                08/31/2003                 20.5%
      146        City & County of San Francisco                              06/30/2011                 48.1%
      147        Moturis, Inc.                                               03/31/2003                 22.0%
      148        NAP                                                             NAP                      NAP
      149        NAP                                                             NAP                      NAP
      150        Harem Christensen Corp                                      03/14/2003                 38.7%
      151        Underhill Insurance Agency                                      MTM                     6.0%
      152        Progressive Events                                          09/30/2004                 12.4%
      153        Old Kent Mortg Co d/b/a Nat'l Pacific Mortgage              02/28/2006                 40.7%
      154        NAP                                                             NAP                      NAP
      155        NAP                                                             NAP                      NAP
      156        Chopstix                                                    05/31/2002                 14.5%
      157        NAP                                                             NAP                      NAP
      158        Blockbuster, Inc.                                           02/14/2011                 12.2%
      159        NAP                                                             NAP                      NAP
      160        Hydrogel Design Systems                                     01/31/2004                 40.3%
      161        Milgard Manufacturing, Inc.                                 06/14/2004                 25.0%
      162        Andrews - Brachfeld, MD PC                                  10/31/2002                  8.4%
      163        Mesa Dental Center                                          12/31/2002                 13.6%
      164        NAP                                                             NAP                      NAP
      165        NAP                                                             NAP                      NAP
      166        d/b/a Hair Voyant                                           04/30/2002                 16.0%
      167        Xcellent Kars Corp.                                         03/31/2003                  8.8%
      168        NAP                                                             NAP                      NAP
      169        Bank of the West                                            12/31/2005                 28.1%
      170        NAP                                                             NAP                      NAP
      171        Pulse Productions Inc.                                      07/31/2002                 18.0%
      172        Blockbuster DVD                                             10/19/2010                 23.4%
      173        NAP                                                             NAP                      NAP
      174        NAP                                                             NAP                      NAP
      175        NAP                                                             NAP                      NAP
      176        NAP                                                             NAP                      NAP
      177        Strings Italian Cafe                                        07/31/2011                 24.3%
      178        The Cato Corporation                                        01/31/2009                 31.4%
      179        NAP                                                             NAP                      NAP


----------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                         LEASE                                 INSURANCE
    LOAN NO.     THIRD LARGEST TENANT(10)                       EXPIRATION DATE               % NSF     ESCROW IN PLACE
----------------------------------------------------------------------------------------------------------------------------
       1         NAP                                                  NAP                       NAP           No
       2         B.F. Goodrich                                     08/31/2010                 12.3%           No
       3         Energy Partners                                   08/31/2011                  6.5%           No
       4         Toys "R" Us                                       01/31/2004                  9.5%           No
       5         Bed Bath & Beyond                                 01/31/2004                  8.9%           No
       6         NAP                                                  NAP                       NAP           No
       7         NAP                                                  NAP                       NAP           No
       8         NAP                                                  NAP                       NAP           No
       9         NAP                                                  NAP                       NAP           No
       10        NAP                                                  NAP                       NAP           No
       11        NAP                                                  NAP                       NAP           No
       12        NAP                                                  NAP                       NAP           No
       13        NAP                                                  NAP                       NAP           No
       14        NAP                                                  NAP                       NAP           No
       15        NAP                                                  NAP                       NAP           No
       16        NAP                                                  NAP                       NAP           No
       17        NAP                                                  NAP                       NAP           No
       18        NAP                                                  NAP                       NAP           No
       19        NAP                                                  NAP                       NAP           No
       20        NAP                                                  NAP                       NAP           No
       21        NAP                                                  NAP                       NAP           No
       22        NAP                                                  NAP                       NAP           No
       23        NAP                                                  NAP                       NAP           No
       24        NAP                                                  NAP                       NAP           No
       25        NAP                                                  NAP                       NAP           No
       26        NAP                                                  NAP                       NAP           No
       27        NAP                                                  NAP                       NAP           No
       28        NAP                                                  NAP                       NAP           No
       29        NAP                                                  NAP                       NAP           No
       30        NAP                                                  NAP                       NAP           No
       31        NAP                                                  NAP                       NAP           Yes
       32        Dress Barn                                        06/30/2005                  6.2%           Yes
       33        Circuit City                                      01/31/2007                  9.0%           No
       34        O'Sullivan Industries                             04/30/2006                  7.3%           Yes
       35        Eagle Bank                                        01/31/2012                  2.3%           Yes
       36        CVS                                               01/31/2023                 11.0%           No
       37        NAP                                                  NAP                       NAP           Yes
       38        NAP                                                  NAP                       NAP           Yes
       39        NAP                                                  NAP                       NAP           No
       40        NAP                                                  NAP                       NAP           No
       41        NAP                                                  NAP                       NAP           No
       42        Staples                                           11/30/2011                 24.4%           No
       43        Hollywood Video                                   12/31/2003                  7.6%           No
       44        NAP                                                  NAP                       NAP           Yes
       45        NAP                                                  NAP                       NAP           Yes
       46        NAP                                                  NAP                       NAP           Yes
       47        NAP                                                  NAP                       NAP           Yes
       48        NAP                                                  NAP                       NAP           No
       49        NAP                                                  NAP                       NAP           No
       50        NAP                                                  NAP                       NAP           No
       51        NAP                                                  NAP                       NAP           No
       52        Goody's Family Clothing                           11/30/2004                 12.3%           Yes
       53        Bally Total Fitness                               12/31/2015                 13.3%           No
       54        Coldwell Banker                                   09/30/2003                  4.2%           No
       55        AMSAN NY, Inc dba AMSAN METRO                     12/31/2006                 20.3%           No
       56        NAP                                                  NAP                       NAP           No
       57        Shady Grove Radiological Consultants              06/30/2010                  7.3%           Yes
       58        NAP                                                  NAP                       NAP           Yes
       59        S & J Sports Inc.                                 04/01/2002                  5.6%           No
       60        NAP                                                  NAP                       NAP           No
       61        Chuck E Cheese                                    05/31/2004                  7.2%           Yes
       62        Bubbalini's Restaurant                            09/30/2004                  5.0%           No
       63        Blockbuster Video #12089                          07/31/2002                  5.5%           No
       64        NAP                                                  NAP                       NAP           No
       65        NAP                                                  NAP                       NAP           No
       66        Sizes Unlimited                                   04/01/2007                  5.4%           No
       67        Hamilton Sofa Gallery                             01/31/2003                  8.2%           Yes
       68        NAP                                                  NAP                       NAP           No
       69        Blockbuster Video                                 06/30/2004                  4.7%           Yes
       70        Ross Stores, Inc.                                 01/31/2007                 20.8%           Yes
       71        NAP                                                  NAP                       NAP           No
       72        Liberty Mutual Insurance                          03/31/2005                 12.6%           No
       73        Nachi America Inc.                                03/31/2006                 16.8%           No
       74        NAP                                                  NAP                       NAP           No
       75        Cameo China (East) Inc.                           09/15/2004                 13.6%           No
       76        NAP                                                  NAP                       NAP           No
       77        NAP                                                  NAP                       NAP           No
       78        NAP                                                  NAP                       NAP           Yes
       79        Specialty Prod. & Insulation                      12/31/2004                  8.0%           No
       80        CORECOMM ATX, Inc.                                11/24/2005                 17.5%           No
       81        Union Bank of CA                                  10/01/2004                  5.5%           No
       82        NAP                                                  NAP                       NAP           Yes
       83        NAP                                                  NAP                       NAP           No
       84        Sylvan Learning Center                            11/09/2005                  4.6%           Yes
       85        NAP                                                  NAP                       NAP           No
       86        Delken Companies, Inc.                            12/31/2004                  5.6%           Yes
       87        NAP                                                  NAP                       NAP           No
       88        Alkowni-Khan, Inc.                                09/30/2003                  7.6%           No
       89        NAP                                                  NAP                       NAP           Yes
       90        NAP                                                  NAP                       NAP           No
       91        Hooter's                                          03/31/2004                  7.2%           Yes
       92        Edwards Interiors                                 04/30/2006                  5.2%           Yes
       93        NAP                                                  NAP                       NAP           No
       94        NAP                                                  NAP                       NAP           No
       95        SSF Imp. Auto Parts                               09/30/2004                 17.7%           Yes
       96        Quizno's                                          06/30/2006                  5.6%           Yes
       97        Frank Betz Assoc.                                 08/31/2007                  9.4%           Yes
       98        Hong Kong Sea Food                                06/27/2005                 14.3%           Yes
       99        NAP                                                  NAP                       NAP           Yes
      100        NAP                                                  NAP                       NAP           Yes
      101        Peoples Bank                                      12/31/2006                  2.9%           No
      102        NAP                                                  NAP                       NAP           No
      103        Living Church of God                              12/31/2003                 10.8%           Yes
      104        NAP                                                  NAP                       NAP           Yes
      105        Ace Hardware                                      10/31/2006                 11.6%           Yes
      106        T & L Nails                                       09/30/2004                  2.8%           No
      107        Master Lease                                      10/30/2002                  2.7%           Yes
      108        NAP                                                  NAP                       NAP           Yes
      109        Kelly Designs                                     02/28/2004                 10.9%           No
      110        NAP                                                  NAP                       NAP           No
      111        NAP                                                  NAP                       NAP           Yes
      112        NAP                                                  NAP                       NAP           No
      113        Russell A Beck, MD and Eric Tutt MD               11/30/2004                  6.1%           Yes
      114        East Coast                                        11/14/2002                 16.9%           No
      115        NAP                                                  NAP                       NAP           No
      116        Dollar General                                    04/30/2005                 12.4%           No
      117        NAP                                                  NAP                       NAP           No
      118        NAP                                                  NAP                       NAP           No
      119        NAP                                                  NAP                       NAP           No
      120        NAP                                                  NAP                       NAP           No
      121        D&H Pubs, Inc                                     10/31/2011                  6.4%           Yes
      122        NAP                                                  NAP                       NAP           No
      123        NAP                                                  NAP                       NAP           No
      124        NAP                                                  NAP                       NAP           Yes
      125        Stirling Bridge, L.L.C.                           08/30/2004                  8.5%           Yes
      126        NAP                                                  NAP                       NAP           No
      127        Rent-A-Center  (Bldg 3)                           12/31/2004                  5.5%           Yes
      128        NAP                                                  NAP                       NAP           No
      129        NAP                                                  NAP                       NAP           Yes
      130        Peninsula Bible Church                            07/21/2004                 18.1%           No
      131        Schiele Enterprises                               02/28/2006                 15.5%           Yes
      132        NAP                                                  NAP                       NAP           Yes
      133        NAP                                                  NAP                       NAP           No
      134        Cardsmart (B)                                     03/31/2006                  8.9%           Yes
      135        NAP                                                  NAP                       NAP           No
      136        NAP                                                  NAP                       NAP           No
      137        NAP                                                  NAP                       NAP           Yes
      138        Transportation Mgmt. Concepts                     07/31/2003                  9.2%           No
      139        Sherman, Inc.                                     02/28/2002                  6.3%           Yes
      140        NAP                                                  NAP                       NAP           Yes
      141        NAP                                                  NAP                       NAP           Yes
      142        NAP                                                  NAP                       NAP           Yes
      143        NAP                                                  NAP                       NAP           Yes
      144        NAP                                                  NAP                       NAP           No
      145        Centex Homes                                      11/30/2005                 16.6%           Yes
      146        NAP                                                  NAP                       NAP           No
      147        NAP                                                  NAP                       NAP           Yes
      148        NAP                                                  NAP                       NAP           Yes
      149        NAP                                                  NAP                       NAP           No
      150        NAP                                                  NAP                       NAP           No
      151        Warner Financial Group                               MTM                      4.5%           No
      152        Michael Bisco                                     12/31/2003                 12.2%           Yes
      153        Nexgen Investment Group                           07/31/2006                  5.7%           Yes
      154        NAP                                                  NAP                       NAP           No
      155        NAP                                                  NAP                       NAP           No
      156        Tower Cleaners                                    04/30/2002                 10.3%           Yes
      157        NAP                                                  NAP                       NAP           No
      158        Quizno's Classic Subs                             02/28/2008                  5.2%           No
      159        NAP                                                  NAP                       NAP           Yes
      160        NAP                                                  NAP                       NAP           Yes
      161        EdFund                                            08/30/2006                 25.0%           No
      162        Health First Primary Care PLLC                    12/31/2005                  8.4%           Yes
      163        French's Cupcake Bakery                           12/31/2006                 13.2%           No
      164        NAP                                                  NAP                       NAP           No
      165        NAP                                                  NAP                       NAP           Yes
      166        Dr. Parrish                                       10/31/2002                 12.1%           Yes
      167        Tropic Sunrise                                    03/31/2003                  8.8%           Yes
      168        NAP                                                  NAP                       NAP           Yes
      169        1st Union Securities                              06/30/2003                 18.3%           Yes
      170        NAP                                                  NAP                       NAP           Yes
      171        A.C.O. Labs                                       03/31/2002                 15.5%           Yes
      172        Happy Nails                                       01/18/2011                 14.1%           No
      173        NAP                                                  NAP                       NAP           No
      174        NAP                                                  NAP                       NAP           Yes
      175        NAP                                                  NAP                       NAP           No
      176        NAP                                                  NAP                       NAP           No
      177        Meissner Sewing Center                            07/01/2006                 21.3%           No
      178        Rentway TTIG, L.P.                                11/30/2005                 23.1%           Yes
      179        NAP                                                  NAP                       NAP           Yes

                                                                                                             30.0%

--------------------------------------------------------------------------------------------------------------------------
    MORTGAGE         TAX          CAPITAL EXPENDITURE               TI/LC                                 OTHER
    LOAN NO.   ESCROW IN PLACE    ESCROW IN PLACE(11)        ESCROW IN PLACE(12)                  ESCROW DESCRIPTION(13)
--------------------------------------------------------------------------------------------------------------------------
       1              No                  No                          No                                   NAP
       2              No                  No                         Yes                                   NAP
       3             Yes                  Yes                        Yes                           Air Rights Rent Fund
       4             Yes                  Yes                        Yes                            Performance Escrow
       5             Yes                  Yes                        Yes                                   NAP
       6              No                  No                          No                             Security Deposit
       7              No                  No                         Yes                             Security Deposit
       8              No                  No                         Yes                             Security Deposit
       9              No                  No                         Yes                             Security Deposit
       10             No                  No                         Yes                             Security Deposit
       11             No                  No                         Yes                             Security Deposit
       12             No                  No                         Yes                             Security Deposit
       13             No                  No                         Yes                             Security Deposit
       14             No                  No                         Yes                             Security Deposit
       15             No                  No                         Yes                             Security Deposit
       16             No                  No                         Yes                             Security Deposit
       17             No                  No                         Yes                             Security Deposit
       18             No                  No                         Yes                             Security Deposit
       19             No                  No                          No                                   NAP
       20             No                  No                          No                                   NAP
       21             No                  No                          No                                   NAP
       22             No                  No                          No                                   NAP
       23             No                  No                          No                                   NAP
       24             No                  No                          No                                   NAP
       25             No                  No                          No                                   NAP
       26             No                  No                          No                                   NAP
       27             No                  No                          No                                   NAP
       28             No                  No                          No                                   NAP
       29             No                  No                          No                                   NAP
       30             No                  No                          No                                   NAP
       31            Yes                  Yes                        Yes                                   NAP
       32            Yes                  Yes                        Yes                                   NAP
       33             No                  No                          No                           Dry Cleaner Holdback
       34            Yes                  Yes                        Yes                           Debt Service Reserve
       35            Yes                  Yes                        Yes                                   NAP
       36            Yes                  No                         Yes                                   NAP
       37            Yes                  No                          No                              Rental Reserve
       38            Yes                  Yes                         No                                   NAP
       39             No                  No                         Yes                                   NAP
       40             No                  No                         Yes                                   NAP
       41             No                  No                         Yes                                   NAP
       42            Yes                  No                          No                                   NAP
       43            Yes                  No                         Yes                                   NAP
       44            Yes                  Yes                         No                                   NAP
       45            Yes                  Yes                         No                                   NAP
       46            Yes                  Yes                         No                                   NAP
       47            Yes                  Yes                         No                                   NAP
       48             No                  No                          No                                   NAP
       49             No                  No                          No                             Security Deposit
       50             No                  No                          No                             Security Deposit
       51             No                  No                          No                             Security Deposit
       52            Yes                  Yes                        Yes                              Tenant Escrow
       53             No                  No                          No                                   NAP
       54             No                  No                          No                                   NAP
       55            Yes                  No                          No                                   NAP
       56             No                  No                         Yes                                   NAP
       57            Yes                  Yes                         No                                   NAP
       58            Yes                  Yes                        Yes                         Rental & Repair Reserve
       59            Yes                  Yes                        Yes                                   NAP
       60             No                  No                          No                                   NAP
       61            Yes                  Yes                        Yes                                   NAP
       62            Yes                  No                         Yes                                   NAP
       63            Yes                  Yes                        Yes                                   NAP
       64             No                  Yes                         No                                   NAP
       65            Yes                  Yes                         No                                   NAP
       66            Yes                  Yes                         No                                   NAP
       67            Yes                  Yes                        Yes                                   NAP
       68             No                  Yes                         No                                   NAP
       69            Yes                  Yes                        Yes                                   NAP
       70            Yes                  No                          No                                   NAP
       71             No                  No                          No                                   NAP
       72             No                  No                          No                                   NAP
       73             No                  Yes                        Yes                                   NAP
       74            Yes                  No                          No                                   NAP
       75            Yes                  No                         Yes                                   NAP
       76            Yes                  No                         Yes                                   NAP
       77             No                  Yes                         No                                   NAP
       78            Yes                  No                          No                                   NAP
       79             No                  No                          No                                   NAP
       80             No                  No                          No                                   NAP
       81             No                  No                          No                                   NAP
       82            Yes                  Yes                        Yes                                   NAP
       83            Yes                  No                          No                            Occupancy Reserve
       84            Yes                  Yes                        Yes                                   NAP
       85            Yes                  No                          No                                   NAP
       86            Yes                  Yes                         No                                   NAP
       87            Yes                  Yes                         No                                   NAP
       88            Yes                  Yes                        Yes                                   NAP
       89            Yes                  No                         Yes                                   NAP
       90            Yes                  Yes                        Yes                            Occupancy Reserve
       91            Yes                  Yes                        Yes                                   NAP
       92            Yes                  Yes                        Yes                                   NAP
       93             No                  No                          No                                   NAP
       94             No                  No                          No                                   NAP
       95            Yes                  No                         Yes                                   NAP
       96            Yes                  No                          No                             Security Deposit
       97            Yes                  Yes                        Yes                                   NAP
       98            Yes                  Yes                         No                                   NAP
       99            Yes                  Yes                         No                                   NAP
      100            Yes                  Yes                        Yes                                   NAP
      101             No                  No                          No                                   NAP
      102             No                  No                          No                                   NAP
      103            Yes                  No                          No                                   NAP
      104            Yes                  Yes                         No                                   NAP
      105            Yes                  Yes                        Yes                                   NAP
      106            Yes                  No                          No                                   NAP
      107            Yes                  Yes                         No                                   NAP
      108            Yes                  Yes                         No                                   NAP
      109             No                  No                          No                                   NAP
      110            Yes                  Yes                        Yes                                   NAP
      111            Yes                  Yes                         No                                   NAP
      112             No                  No                         Yes                                   NAP
      113            Yes                  Yes                        Yes                                   NAP
      114             No                  No                         Yes                                   NAP
      115             No                  No                          No                                   NAP
      116            Yes                  Yes                         No                                   NAP
      117             No                  No                          No                              Misc. Reserve
      118             No                  Yes                         No                                   NAP
      119             No                  No                          No                                   NAP
      120             No                  No                          No                              Misc. Reserve
      121            Yes                  No                          No                                   NAP
      122             No                  No                          No                                   NAP
      123             No                  Yes                         No                                   NAP
      124            Yes                  Yes                         No                                   NAP
      125            Yes                  Yes                        Yes               Entity, Permit, and Lease Extension Escrows
      126             No                  No                          No                                   NAP
      127            Yes                  No                          No                                   NAP
      128             No                  Yes                         No                                   NAP
      129            Yes                  No                          No                                   NAP
      130             No                  No                          No                                   NAP
      131            Yes                  No                         Yes                                   NAP
      132            Yes                  No                          No                                   NAP
      133             No                  No                          No                                   NAP
      134            Yes                  No                          No                                   NAP
      135             No                  Yes                         No                                   NAP
      136            Yes                  Yes                         No                                   NAP
      137            Yes                  Yes                        Yes                                   NAP
      138             No                  No                          No                                   NAP
      139            Yes                  No                          No                                   NAP
      140            Yes                  Yes                         No                          Environmental Reserve
      141            Yes                  Yes                         No                                   NAP
      142            Yes                  Yes                         No                                   NAP
      143            Yes                  Yes                         No                                   NAP
      144             No                  No                          No                                   NAP
      145            Yes                  No                          No                                   NAP
      146             No                  No                         Yes                                   NAP
      147            Yes                  No                         Yes                                   NAP
      148            Yes                  No                          No                                   NAP
      149             No                  No                          No                                   NAP
      150            Yes                  Yes                         No                                   NAP
      151             No                  No                          No                                   NAP
      152            Yes                  Yes                         No                                   NAP
      153            Yes                  Yes                        Yes                                   NAP
      154             No                  No                          No                                   NAP
      155             No                  No                          No                                   NAP
      156            Yes                  Yes                        Yes                                   NAP
      157            Yes                  Yes                        Yes                                   NAP
      158             No                  No                          No                                   NAP
      159            Yes                  No                          No                                   NAP
      160            Yes                  Yes                        Yes                              Rental Reserve
      161             No                  No                          No                                   NAP
      162            Yes                  Yes                         No                                   NAP
      163             No                  No                          No                                   NAP
      164             No                  No                          No                                   NAP
      165            Yes                  No                          No                                   NAP
      166            Yes                  Yes                        Yes                                   NAP
      167            Yes                  Yes                        Yes                                   NAP
      168            Yes                  Yes                         No                                   NAP
      169            Yes                  No                          No                                   NAP
      170            Yes                  No                          No                                   NAP
      171            Yes                  Yes                         No                                   NAP
      172             No                  No                          No                                   NAP
      173             No                  Yes                         No                                   NAP
      174            Yes                  No                          No                                   NAP
      175             No                  No                          No                                   NAP
      176             No                  No                          No                                   NAP
      177             No                  No                          No                                   NAP
      178            Yes                  Yes                        Yes                                   NAP
      179            Yes                  No                          No                                   NAP

                    56.9%                46.1%                      54.0%

--------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                  SPRINGING                     INITIAL CAPITAL EXPENDITURE             MONTHLY CAPITAL EXPENDITURE
    LOAN NO.            ESCROW DESCRIPTION(14)                    ESCROW REQUIREMENT(15)                  ESCROW REQUIREMENT(16)
--------------------------------------------------------------------------------------------------------------------------------
       1              RE Tax, Insurance, Cap Ex                                      $0                                      $0
       2          RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       3                  Insurance, TI/LC                                           $0                                 $16,746
       4                      Insurance                                              $0                                  $6,647
       5                  RE Tax, Insurance                                          $0                                  $4,901
       6              RE Tax, Insurance, TI/LC                                       $0                                      $0
       7          RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       8          RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       9          RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       10         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       11         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       12         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       13         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       14         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       15         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       16         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       17         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       18         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       19         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       20         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       21         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       22         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       23         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       24         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       25         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       26         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       27         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       28         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       29         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       30         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       31                        NAP                                            $40,000                                      $0
       32                        NAP                                                 $0                                  $1,595
       33             RE Tax, Insurance, Cap Ex                                      $0                                      $0
       34                        NAP                                            $18,148                                  $4,533
       35                       TI/LC                                                $0                                  $1,711
       36                       TI/LC                                                $0                                      $0
       37                        NAP                                                 $0                                      $0
       38                        NAP                                                 $0                                  $7,688
       39         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       40         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       41         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       42                        NAP                                                 $0                                      $0
       43                        NAP                                                 $0                                      $0
       44                        NAP                                                 $0                                  $1,554
       45                        NAP                                                 $0                                  $1,264
       46                        NAP                                                 $0                                  $1,089
       47                        NAP                                                 $0                                    $760
       48                 RE Tax, Insurance                                          $0                                      $0
       49         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       50         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       51         RE Tax, Insurance, Cap Ex, TI/LC                                   $0                                      $0
       52                        NAP                                           $360,000                                      $0
       53             RE Tax, Insurance, Cap Ex                                      $0                                      $0
       54                        NAP                                                 $0                                      $0
       55                        NAP                                                 $0                                      $0
       56                        NAP                                                 $0                                      $0
       57                       TI/LC                                                $0                                    $830
       58                        NAP                                               $604                                    $604
       59                        NAP                                           $200,000                                      $0
       60                        NAP                                                 $0                                      $0
       61                       TI/LC                                            $1,609                                  $1,609
       62                        NAP                                                 $0                                      $0
       63                        NAP                                           $250,000                                      $0
       64                       TI/LC                                          $332,500                                      $0
       65                        NAP                                                 $0                                  $1,612
       66                     Insurance                                          $1,586                                  $1,586
       67                        NAP                                                 $0                                  $1,214
       68                        NAP                                                 $0                                  $1,690
       69                        NAP                                                 $0                                  $1,068
       70                        NAP                                                 $0                                      $0
       71                        NAP                                                 $0                                      $0
       72                        NAP                                                 $0                                      $0
       73                       TI/LC                                          $150,000                                  $1,594
       74                       TI/LC                                                $0                                      $0
       75                       TI/LC                                                $0                                      $0
       76                 Insurance, Cap Ex                                          $0                                      $0
       77                       TI/LC                                          $114,500                                      $0
       78                        NAP                                                 $0                                      $0
       79                        NAP                                                 $0                                      $0
       80                        NAP                                                 $0                                      $0
       81                        NAP                                                 $0                                      $0
       82                        NAP                                               $792                                    $792
       83                        NAP                                                 $0                                      $0
       84                        NAP                                                 $0                                    $658
       85                        NAP                                                 $0                                      $0
       86                       TI/LC                                                $0                                    $817
       87                       TI/LC                                          $246,294                                      $0
       88                        NAP                                            $66,500                                      $0
       89                        NAP                                                 $0                                      $0
       90                        NAP                                                 $0                                  $2,050
       91                        NAP                                             $1,043                                  $1,043
       92                        NAP                                             $1,098                                  $1,098
       93                 RE Tax, Insurance                                          $0                                      $0
       94                 RE Tax, Insurance                                          $0                                      $0
       95                        NAP                                                 $0                                      $0
       96                       Other                                                $0                                      $0
       97                        NAP                                                 $0                                  $1,478
       98                        NAP                                                 $0                                    $425
       99                        NAP                                                 $0                                    $300
      100                        NAP                                                 $0                                    $698
      101                        NAP                                                 $0                                      $0
      102                        NAP                                                 $0                                      $0
      103                       TI/LC                                                $0                                      $0
      104                        NAP                                               $640                                    $640
      105                        NAP                                                 $0                                  $1,626
      106                        NAP                                                 $0                                      $0
      107                        NAP                                             $1,058                                  $1,058
      108                        NAP                                                 $0                                  $1,219
      109                        NAP                                                 $0                                      $0
      110                        NAP                                                 $0                                    $613
      111                        NAP                                                 $0                                  $1,100
      112                        NAP                                                 $0                                      $0
      113                        NAP                                                 $0                                  $1,174
      114                        NAP                                                 $0                                      $0
      115                        NAP                                                 $0                                      $0
      116                     Insurance                                          $1,604                                  $1,601
      117             RE Tax, Insurance, Cap Ex                                      $0                                      $0
      118                        NAP                                                 $0                                    $189
      119                        NAP                                                 $0                                      $0
      120             RE Tax, Insurance, Cap Ex                                      $0                                      $0
      121                        NAP                                                 $0                                      $0
      122             RE Tax, Insurance, TI/LC                                       $0                                      $0
      123                        NAP                                                 $0                                    $181
      124                        NAP                                            $22,000                                  $1,000
      125                       TI/LC                                                $0                                    $521
      126                        NAP                                                 $0                                      $0
      127                       TI/LC                                                $0                                      $0
      128                        NAP                                                 $0                                    $181
      129                        NAP                                                 $0                                      $0
      130                        NAP                                                 $0                                      $0
      131                        NAP                                                 $0                                      $0
      132                        NAP                                                 $0                                      $0
      133                       TI/LC                                                $0                                      $0
      134                        NAP                                                 $0                                      $0
      135                        NAP                                                 $0                                    $181
      136                       TI/LC                                                $0                                    $334
      137                        NAP                                                 $0                                    $902
      138                        NAP                                                 $0                                      $0
      139                        NAP                                                 $0                                      $0
      140                        NAP                                               $458                                    $458
      141                        NAP                                               $500                                    $500
      142                        NAP                                               $233                                    $233
      143                        NAP                                                 $0                                  $1,000
      144                        NAP                                                 $0                                      $0
      145                       TI/LC                                                $0                                      $0
      146             RE Tax, Insurance, TI/LC                                       $0                                      $0
      147                        NAP                                                 $0                                      $0
      148                        NAP                                                 $0                                      $0
      149                 RE Tax, Insurance                                          $0                                      $0
      150                       TI/LC                                                $0                                    $435
      151                       TI/LC                                                $0                                      $0
      152                       TI/LC                                                $0                                    $508
      153                        NAP                                                 $0                                    $184
      154             RE Tax, Insurance, TI/LC                                       $0                                      $0
      155                       TI/LC                                                $0                                      $0
      156                       TI/LC                                                $0                                    $262
      157                     Insurance                                              $0                                    $740
      158                        NAP                                                 $0                                      $0
      159                        NAP                                                 $0                                      $0
      160                        NAP                                               $511                                    $511
      161                        NAP                                                 $0                                      $0
      162                        NAP                                                 $0                                    $552
      163                        NAP                                                 $0                                      $0
      164                        NAP                                                 $0                                      $0
      165                        NAP                                                 $0                                      $0
      166                        NAP                                                 $0                                    $337
      167                        NAP                                                 $0                                    $298
      168                        NAP                                                 $0                                    $713
      169                        NAP                                                 $0                                      $0
      170                        NAP                                                 $0                                      $0
      171                       TI/LC                                                $0                                    $709
      172                        NAP                                                 $0                                      $0
      173                        NAP                                            $30,000                                      $0
      174                       TI/LC                                                $0                                      $0
      175                 RE Tax, Insurance                                          $0                                      $0
      176                 RE Tax, Insurance                                          $0                                      $0
      177                        NAP                                                 $0                                      $0
      178                        NAP                                                 $0                                    $169
      179                        NAP                                                 $0                                      $0

                                                                             $1,841,680                                 $89,784

----------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE    CURRENT CAPITAL EXPENDITURE            INITIAL TI/LC                    MONTHLY TI/LC               CURRENT TI/LC
    LOAN NO.              ESCROW BALANCE(17)   ESCROW REQUIREMENT(18)           ESCROW REQUIREMENT(19)          ESCROW BALANCE(20)
----------------------------------------------------------------------------------------------------------------------------------
       1                                 $0                       $0                               $0                          $0
       2                                 $0                 $177,678                               $0                          $0
       3                                 $0                       $0                          $65,957                          $0
       4                                 $0                       $0                          $25,968                          $0
       5                                 $0               $1,700,000                               $0                  $1,700,000
       6                                 $0                       $0                               $0                          $0
       7                                 $0                 $125,000                               $0                    $125,000
       8                                 $0                 $125,000                               $0                    $125,000
       9                                 $0                 $125,000                               $0                    $125,000
       10                                $0                 $125,000                               $0                    $125,000
       11                                $0                 $125,000                               $0                    $125,000
       12                                $0                 $125,000                               $0                    $125,000
       13                                $0                 $125,000                               $0                    $125,000
       14                                $0                 $125,000                               $0                    $125,000
       15                                $0                 $125,000                               $0                    $125,000
       16                                $0                 $125,000                               $0                    $125,000
       17                                $0                 $125,000                               $0                    $125,000
       18                                $0                 $125,000                               $0                    $125,000
       19                                $0                       $0                               $0                          $0
       20                                $0                       $0                               $0                          $0
       21                                $0                       $0                               $0                          $0
       22                                $0                       $0                               $0                          $0
       23                                $0                       $0                               $0                          $0
       24                                $0                       $0                               $0                          $0
       25                                $0                       $0                               $0                          $0
       26                                $0                       $0                               $0                          $0
       27                                $0                       $0                               $0                          $0
       28                                $0                       $0                               $0                          $0
       29                                $0                       $0                               $0                          $0
       30                                $0                       $0                               $0                          $0
       31                           $40,000                 $444,444                               $0                    $444,444
       32                                $0                 $996,980                           $8,075                    $996,980
       33                                $0                       $0                               $0                          $0
       34                                $0                 $450,000                               $0                          $0
       35                            $5,135                 $158,080                               $0                    $158,806
       36                                $0               $1,623,825                               $0                    $645,499
       37                                $0                       $0                               $0                          $0
       38                           $15,375                       $0                               $0                          $0
       39                                $0                 $707,500                               $0                    $707,500
       40                                $0                 $500,000                               $0                    $500,000
       41                                $0                 $192,500                               $0                    $192,500
       42                                $0                       $0                               $0                          $0
       43                                $0                 $130,000                               $0                    $130,000
       44                                $0                       $0                               $0                          $0
       45                                $0                       $0                               $0                          $0
       46                                $0                       $0                               $0                          $0
       47                                $0                       $0                               $0                          $0
       48                                $0                       $0                               $0                          $0
       49                                $0                       $0                               $0                          $0
       50                                $0                       $0                               $0                          $0
       51                                $0                       $0                               $0                          $0
       52                          $360,000                 $120,000                               $0                    $120,000
       53                                $0                       $0                               $0                          $0
       54                                $0                       $0                               $0                          $0
       55                                $0                       $0                               $0                          $0
       56                                $0                 $555,782                               $0                     $51,932
       57                            $1,659                       $0                               $0                          $0
       58                                $0                   $1,083                           $1,083                      $2,167
       59                          $200,000                 $300,000                               $0                    $300,000
       60                                $0                       $0                               $0                          $0
       61                                $0                       $0                           $4,167                          $0
       62                                $0                  $55,000                               $0                          $0
       63                          $250,000                 $350,000                               $0                    $350,000
       64                          $332,500                       $0                               $0                          $0
       65                           $16,125                       $0                               $0                          $0
       66                            $1,586                       $0                               $0                          $0
       67                            $2,427                 $100,000                           $2,300                    $104,600
       68                           $10,141                       $0                               $0                          $0
       69                            $8,547               $1,000,000                           $2,100                     $16,800
       70                                $0                       $0                               $0                          $0
       71                                $0                       $0                               $0                          $0
       72                                $0                       $0                               $0                          $0
       73                          $154,782                       $0                           $1,836                      $5,508
       74                                $0                       $0                               $0                          $0
       75                                $0                       $0                           $3,540                      $3,540
       76                                $0                   $1,667                           $1,667                      $1,667
       77                          $114,500                       $0                               $0                          $0
       78                                $0                       $0                               $0                          $0
       79                                $0                       $0                               $0                          $0
       80                                $0                       $0                               $0                          $0
       81                                $0                       $0                               $0                          $0
       82                                $0                   $1,667                           $1,667                      $1,668
       83                                $0                       $0                               $0                          $0
       84                              $658                       $0                           $1,425                      $1,425
       85                                $0                       $0                               $0                          $0
       86                                $0                       $0                               $0                          $0
       87                          $246,294                       $0                               $0                          $0
       88                           $66,500                 $100,000                               $0                    $100,000
       89                                $0                       $0                           $2,000                      $2,000
       90                            $8,200                 $300,000                           $4,000                    $316,002
       91                           $12,512                 $255,000                           $5,000                     $59,999
       92                                $0                   $4,667                           $4,667                      $4,667
       93                                $0                       $0                               $0                          $0
       94                                $0                       $0                               $0                          $0
       95                                $0                       $0                           $1,094                      $1,094
       96                                $0                       $0                               $0                          $0
       97                            $2,957                       $0                           $5,000                     $10,000
       98                              $850                       $0                               $0                          $0
       99                                $0                       $0                               $0                          $0
      100                              $698                       $0                           $4,175                      $4,175
      101                                $0                       $0                               $0                          $0
      102                                $0                       $0                               $0                          $0
      103                                $0                       $0                               $0                          $0
      104                                $0                       $0                               $0                          $0
      105                            $1,626                       $0                           $5,150                      $5,150
      106                                $0                       $0                               $0                          $0
      107                                $0                       $0                               $0                          $0
      108                            $2,438                       $0                               $0                          $0
      109                                $0                       $0                               $0                          $0
      110                              $613                       $0                           $3,334                      $3,334
      111                            $2,200                       $0                               $0                          $0
      112                                $0                 $300,000                               $0                    $300,175
      113                                $0                 $400,000                               $0                    $400,000
      114                                $0                       $0                           $1,894                     $13,315
      115                                $0                       $0                               $0                          $0
      116                            $4,804                       $0                               $0                          $0
      117                                $0                       $0                               $0                          $0
      118                              $189                       $0                               $0                          $0
      119                                $0                       $0                               $0                          $0
      120                                $0                       $0                               $0                          $0
      121                                $0                       $0                               $0                          $0
      122                                $0                       $0                               $0                          $0
      123                              $362                       $0                               $0                          $0
      124                           $24,000                       $0                               $0                          $0
      125                              $521                       $0                           $4,150                      $4,150
      126                                $0                       $0                               $0                          $0
      127                                $0                       $0                               $0                          $0
      128                              $181                       $0                               $0                          $0
      129                                $0                       $0                               $0                          $0
      130                                $0                       $0                               $0                          $0
      131                                $0                       $0                           $2,216                          $0
      132                                $0                       $0                               $0                          $0
      133                                $0                       $0                               $0                          $0
      134                                $0                       $0                               $0                          $0
      135                              $181                       $0                               $0                          $0
      136                              $334                       $0                               $0                          $0
      137                                $0                       $0                             $833                          $0
      138                                $0                       $0                               $0                          $0
      139                                $0                       $0                               $0                          $0
      140                                $0                       $0                               $0                          $0
      141                                $0                       $0                               $0                          $0
      142                                $0                       $0                               $0                          $0
      143                            $3,000                       $0                               $0                          $0
      144                                $0                       $0                               $0                          $0
      145                                $0                       $0                               $0                          $0
      146                                $0                       $0                           $1,975                      $7,900
      147                                $0                 $230,000                           $3,000                      $5,972
      148                                $0                       $0                               $0                          $0
      149                                $0                       $0                               $0                          $0
      150                            $1,305                       $0                               $0                          $0
      151                                $0                       $0                               $0                          $0
      152                            $1,524                       $0                               $0                          $0
      153                                $0                       $0                           $1,709                          $0
      154                                $0                       $0                               $0                          $0
      155                                $0                       $0                               $0                          $0
      156                              $786                  $31,057                               $0                     $31,057
      157                            $2,220                       $0                           $1,000                      $2,972
      158                                $0                       $0                               $0                          $0
      159                                $0                       $0                               $0                          $0
      160                              $511                   $9,000                           $9,000                      $9,000
      161                                $0                       $0                               $0                          $0
      162                                $0                       $0                               $0                          $0
      163                                $0                       $0                               $0                          $0
      164                                $0                       $0                               $0                          $0
      165                                $0                       $0                               $0                          $0
      166                                $0                       $0                           $1,050                          $0
      167                                $0                       $0                           $1,067                          $0
      168                            $1,426                       $0                               $0                          $0
      169                                $0                       $0                               $0                          $0
      170                                $0                       $0                               $0                          $0
      171                            $2,127                       $0                               $0                          $0
      172                                $0                       $0                               $0                          $0
      173                                $0                       $0                               $0                          $0
      174                                $0                       $0                               $0                          $0
      175                                $0                       $0                               $0                          $0
      176                                $0                       $0                               $0                          $0
      177                                $0                       $0                               $0                          $0
      178                                $0                       $0                             $684                          $0
      179                                $0                       $0                               $0                          $0

                                 $1,901,795              $12,695,930                         $182,783                  $9,215,997

---------------------------------------------------------------------------------
    MORTGAGE        ENVIRONMENTAL            INTEREST
    LOAN NO.          INSURANCE           ACCRUAL METHOD            SEASONING(21)
---------------------------------------------------------------------------------
       1                  No                Actual/360                         3
       2                  No                  30/360                           0
       3                  No                Actual/360                         0
       4                  No                Actual/360                         1
       5                  No                Actual/360                         2
       6           Yes - Individual         Actual/360                         2
       7                  No                Actual/360                         3
       8                  No                Actual/360                         3
       9                  No                Actual/360                         3
       10                 No                Actual/360                         3
       11            Yes - Group            Actual/360                         3
       12                 No                Actual/360                         3
       13                 No                Actual/360                         3
       14                 No                Actual/360                         3
       15                 No                Actual/360                         3
       16                 No                Actual/360                         3
       17                 No                Actual/360                         3
       18                 No                Actual/360                         3
       19                 No                Actual/360                         1
       20                 No                Actual/360                         1
       21                 No                Actual/360                         1
       22                 No                Actual/360                         1
       23                 No                Actual/360                         1
       24                 No                Actual/360                         1
       25                 No                Actual/360                         1
       26                 No                Actual/360                         1
       27                 No                Actual/360                         1
       28                 No                Actual/360                         1
       29                 No                Actual/360                         1
       30                 No                Actual/360                         1
       31          Yes - Individual         Actual/360                         4
       32                 No                Actual/360                         3
       33                 No                  30/360                           2
       34                 No                Actual/360                         0
       35                 No                Actual/360                         4
       36                 No                Actual/360                         8
       37          Yes - Individual         Actual/360                        14
       38                 No                Actual/360                         3
       39                 No                Actual/360                         3
       40                 No                Actual/360                         3
       41                 No                Actual/360                         3
       42                 No                Actual/360                         3
       43                 No                Actual/360                         3
       44                 No                Actual/360                         2
       45                 No                Actual/360                         2
       46                 No                Actual/360                         2
       47                 No                Actual/360                         2
       48            Yes - Group            Actual/360                         7
       49          Yes - Individual         Actual/360                         2
       50                 No                Actual/360                         2
       51                 No                Actual/360                         2
       52                 No                Actual/360                         3
       53                 No                  30/360                           1
       54                 No                  30/360                           3
       55                 No                Actual/360                        15
       56                 No                Actual/360                         4
       57                 No                Actual/360                         3
       58                 No                Actual/360                         2
       59          Yes - Individual         Actual/360                         4
       60                 No                Actual/360                         2
       61                 No                Actual/360                         2
       62                 No                Actual/360                         2
       63          Yes - Individual         Actual/360                         4
       64                 No                Actual/360                         2
       65                 No                Actual/360                        11
       66                 No                  30/360                           0
       67          Yes - Individual         Actual/360                         3
       68          Yes - Individual         Actual/360                         7
       69          Yes - Individual         Actual/360                         9
       70                 No                Actual/360                         2
       71                 No                  30/360                           2
       72                 No                  30/360                           2
       73          Yes - Individual         Actual/360                         4
       74                 No                Actual/360                         6
       75                 No                Actual/360                         2
       76                 No                Actual/360                         2
       77                 No                Actual/360                         2
       78                 No                Actual/360                        18
       79                 No                  30/360                           4
       80                 No                Actual/360                         4
       81                 No                Actual/360                         3
       82                 No                Actual/360                         1
       83                 No                Actual/360                         3
       84                 No                Actual/360                         4
       85                 No                  30/360                           1
       86                 No                Actual/360                         1
       87                 No                Actual/360                         1
       88                 No                Actual/360                         2
       89                 No                Actual/360                         2
       90                 No                Actual/360                         5
       91                 No                Actual/360                        13
       92                 No                Actual/360                         2
       93            Yes - Group            Actual/360                         7
       94            Yes - Group            Actual/360                         7
       95                 No                Actual/360                         2
       96                 No                Actual/360                         2
       97                 No                Actual/360                         3
       98            Yes - Group            Actual/360                         4
       99                 No                Actual/360                         1
      100                 No                Actual/360                         4
      101                 No                Actual/360                         3
      102                 No                  30/360                           1
      103                 No                  30/360                           4
      104                 No                  30/360                           2
      105                 No                Actual/360                         4
      106                 No                Actual/360                         4
      107                 No                  30/360                           2
      108                 No                Actual/360                         3
      109                 No                Actual/360                         2
      110                 No                Actual/360                         4
      111                 No                Actual/360                         3
      112                 No                Actual/360                         2
      113                 No                Actual/360                         3
      114                 No                Actual/360                         8
      115                 No                Actual/360                         3
      116                 No                Actual/360                         3
      117                 No                Actual/360                         3
      118                 No                Actual/360                         2
      119                 No                Actual/360                         3
      120                 No                Actual/360                         3
      121          Yes - Individual         Actual/360                         2
      122            Yes - Group            Actual/360                         5
      123                 No                Actual/360                         3
      124                 No                Actual/360                         3
      125                 No                Actual/360                         2
      126                 No                Actual/360                         4
      127            Yes - Group            Actual/360                         4
      128                 No                Actual/360                         2
      129            Yes - Group            Actual/360                         3
      130            Yes - Group            Actual/360                         3
      131            Yes - Group            Actual/360                         3
      132            Yes - Group            Actual/360                         4
      133            Yes - Group            Actual/360                         5
      134            Yes - Group            Actual/360                         4
      135                 No                Actual/360                         2
      136            Yes - Group            Actual/360                         4
      137            Yes - Group              30/360                           4
      138            Yes - Group            Actual/360                         3
      139            Yes - Group            Actual/360                         5
      140                 No                  30/360                           1
      141                 No                  30/360                           1
      142                 No                  30/360                           2
      143            Yes - Group            Actual/360                         6
      144            Yes - Group            Actual/360                         6
      145            Yes - Group            Actual/360                         7
      146            Yes - Group            Actual/360                         7
      147            Yes - Group            Actual/360                         5
      148            Yes - Group            Actual/360                         6
      149            Yes - Group            Actual/360                         4
      150                 No                Actual/360                         4
      151            Yes - Group            Actual/360                         5
      152            Yes - Group            Actual/360                         6
      153            Yes - Group            Actual/360                         3
      154            Yes - Group            Actual/360                         5
      155            Yes - Group            Actual/360                         6
      156            Yes - Group            Actual/360                         6
      157            Yes - Group            Actual/360                         6
      158            Yes - Group            Actual/360                         7
      159            Yes - Group            Actual/360                         4
      160                 No                Actual/360                         1
      161            Yes - Group            Actual/360                         3
      162            Yes - Group            Actual/360                         3
      163            Yes - Group            Actual/360                         3
      164            Yes - Group            Actual/360                         4
      165            Yes - Group            Actual/360                         4
      166            Yes - Group            Actual/360                         5
      167            Yes - Group            Actual/360                         5
      168            Yes - Group            Actual/360                         5
      169            Yes - Group            Actual/360                         6
      170            Yes - Group            Actual/360                         4
      171            Yes - Group            Actual/360                         6
      172            Yes - Group            Actual/360                         7
      173            Yes - Group            Actual/360                         4
      174            Yes - Group            Actual/360                         4
      175            Yes - Group            Actual/360                         7
      176            Yes - Group            Actual/360                         7
      177            Yes - Group            Actual/360                         4
      178            Yes - Group            Actual/360                         5
      179            Yes - Group            Actual/360                         4


------------------------------------------------------------------------------------------------------------------------------------
                      PREPAYMENT CODE(22)
    MORTGAGE  -----------------------------------------------------------------------       YM        ADMINISTRATIVE       MORTGAGE
    LOAN NO.      LO       DEF         DEF/YM1.00       DEF/YM       YM1.00     OPEN   FORMULA(23)      COST RATE(24)      LOAN NO.
------------------------------------------------------------------------------------------------------------------------------------
       1          27       152                  0            0            0        1                           3.240           1
       2          24         0                 92            0            0        4        A                  3.240           2
       3          24        92                  0            0            0        4                           3.240           3
       4          25        91                  0            0            0        4                           3.240           4
       5          26        90                  0            0            0        4                           3.240           5
       6          26        90                  0            0            0        4                           8.240           6
       7          27        89                  0            0            0        4                           3.240           7
       8          27        89                  0            0            0        4                           3.240           8
       9          27        89                  0            0            0        4                           3.240           9
       10         27        89                  0            0            0        4                           3.240          10
       11         27        89                  0            0            0        4                           3.240          11
       12         27        89                  0            0            0        4                           3.240          12
       13         27        89                  0            0            0        4                           3.240          13
       14         27        89                  0            0            0        4                           3.240          14
       15         27        89                  0            0            0        4                           3.240          15
       16         27        89                  0            0            0        4                           3.240          16
       17         27        89                  0            0            0        4                           3.240          17
       18         27        89                  0            0            0        4                           3.240          18
       19         25        91                  0            0            0        4                           3.240          19
       20         25        91                  0            0            0        4                           3.240          20
       21         25        91                  0            0            0        4                           3.240          21
       22         25        91                  0            0            0        4                           3.240          22
       23         25        91                  0            0            0        4                           3.240          23
       24         25        91                  0            0            0        4                           3.240          24
       25         25        91                  0            0            0        4                           3.240          25
       26         25        91                  0            0            0        4                           3.240          26
       27         25        91                  0            0            0        4                           3.240          27
       28         25        91                  0            0            0        4                           3.240          28
       29         25        91                  0            0            0        4                           3.240          29
       30         25        91                  0            0            0        4                           3.240          30
       31         28         0                 88            0            0        4        B                  3.240          31
       32         35        81                  0            0            0        4                           3.240          32
       33         35         0                  0            0           46        3        C                  3.240          33
       34         36       143                  0            0            0        1                           3.240          34
       35         28       100                  0            0            0        4                           3.240          35
       36         32        84                  0            0            0        4                           3.240          36
       37         38        78                  0            0            0        4                           3.240          37
       38         27        89                  0            0            0        4                           3.240          38
       39         27        89                  0            0            0        4                          13.240          39
       40         27        89                  0            0            0        4                          13.240          40
       41         27        89                  0            0            0        4                          13.240          41
       42         35        21                  0            0            0        4                           3.240          42
       43         35        21                  0            0            0        4                           3.240          43
       44         26        29                  0            0            0        5                           3.240          44
       45         26        29                  0            0            0        5                           3.240          45
       46         26        29                  0            0            0        5                           3.240          46
       47         26        29                  0            0            0        5                           3.240          47
       48         31        76                  0            0            0        7                           3.240          48
       49         26        90                  0            0            0        4                           3.240          49
       50         26        90                  0            0            0        4                           3.240          50
       51         26        90                  0            0            0        4                           3.240          51
       52         27        89                  0            0            0        4                           3.240          52
       53         35         0                  0            0           46        3        C                  3.240          53
       54         27         0                 53            0            0        4        B                  3.240          54
       55         39        77                  0            0            0        4                           3.240          55
       56         36        80                  0            0            0        4                           3.240          56
       57         27        89                  0            0            0        4                           3.240          57
       58         47        72                  0            0            0        1                           3.240          58
       59         28        88                  0            0            0        4                           3.240          59
       60         26        90                  0            0            0        4                           3.240          60
       61         47        33                  0            0            0        4                           6.240          61
       62         26        90                  0            0            0        4                           3.240          62
       63         28        88                  0            0            0        4                           3.240          63
       64         26        73                  0            0            0        4                           3.240          64
       65          0         0                116            0            0        4        B                  3.240          65
       66         35         0                  0            0           47        2        D                  6.240          66
       67         27        89                  0            0            0        4                           3.240          67
       68         31        85                  0            0            0        4                           3.240          68
       69         33        83                  0            0            0        4                           3.240          69
       70         26         0                150            0            0        4        B                  3.240          70
       71         26         0                 90            0            0        4        B                  3.240          71
       72         26         0                 90            0            0        4        B                  3.240          72
       73         28        88                  0            0            0        4                           3.240          73
       74         30         0                 65            0            0       13        B                  3.240          74
       75         26        90                  0            0            0        4                           3.240          75
       76         26       153                  0            0            0        1                           3.240          76
       77         26        73                  0            0            0        4                           3.240          77
       78         59       177                  0            0            0        4                           4.240          78
       79         28         0                 79            9            0        4        B                  3.240          79
       80         28         0                  0            0           88        4        B                  3.240          80
       81         27        89                  0            0            0        4                           4.240          81
       82         47        72                  0            0            0        1                           3.240          82
       83         27        89                  0            0            0        4                           3.240          83
       84         35        81                  0            0            0        4                           4.240          84
       85         25        91                  0            0            0        4                           3.240          85
       86         25         0                 91            0            0        4        B                  3.240          86
       87         25        91                  0            0            0        4                           3.240          87
       88         26        90                  0            0            0        4                           3.240          88
       89         26        90                  0            0            0        4                           3.240          89
       90         29        99                  0            0            0        4                           3.240          90
       91         47        72                  0            0            0        1                           3.240          91
       92         47        72                  0            0            0        1                           6.240          92
       93         31        82                  0            0            0        7                           3.240          93
       94         31        82                  0            0            0        7                           3.240          94
       95         26        90                  0            0            0        4                           3.240          95
       96         26       210                  0            0            0        4                           3.240          96
       97         27        89                  0            0            0        4                           3.240          97
       98         28        88                  0            0            0        4                          13.240          98
       99         25        91                  0            0            0        4                           3.240          99
      100         34        82                  0            0            0        4                           4.240          100
      101         27        89                  0            0            0        4                           3.240          101
      102         25         0                 91            0            0        4        B                  3.240          102
      103         34        82                  0            0            0        4                           6.240          103
      104         47       132                  0            0            0        1                           3.240          104
      105         35       201                  0            0            0        4                           6.240          105
      106         28        88                  0            0            0        4                           3.240          106
      107         35         0                  0            0           24        2        D                  3.240          107
      108         27        89                  0            0            0        4                           3.240          108
      109         26        90                  0            0            0        4                           3.240          109
      110         36        80                  0            0            0        4                           6.240          110
      111         27        89                  0            0            0        4                           3.240          111
      112          0         0                  0            0          116        4        B                  3.240          112
      113         35        81                  0            0            0        4                           6.240          113
      114         32        84                  0            0            0        4                           3.240          114
      115         35        81                  0            0            0        4                           6.240          115
      116         47        72                  0            0            0        1                          13.240          116
      117         47        70                  0            0            0        3                           6.240          117
      118         26        90                  0            0            0        4                           3.240          118
      119         27         0                 89            0            0        4        B                  3.240          119
      120         47        70                  0            0            0        3                           6.240          120
      121         26        90                  0            0            0        4                           3.240          121
      122         35        81                  0            0            0        4                           6.240          122
      123         27        89                  0            0            0        4                           3.240          123
      124         27        89                  0            0            0        4                           3.240          124
      125         26        90                  0            0            0        4                           3.240          125
      126         28       112                  0            0            0        4                           3.240          126
      127         34        82                  0            0            0        4                           6.240          127
      128         26        90                  0            0            0        4                           3.240          128
      129         35        81                  0            0            0        4                           6.240          129
      130         35        81                  0            0            0        4                           6.240          130
      131         35        81                  0            0            0        4                           6.240          131
      132         34        82                  0            0            0        4                           6.240          132
      133         34       142                  0            0            0        4                           6.240          133
      134         34        82                  0            0            0        4                           6.240          134
      135         26       210                  0            0            0        4                           3.240          135
      136         35        81                  0            0            0        4                           6.240          136
      137         36       140                  0            0            0        4                           6.240          137
      138         35        21                  0            0            0        4                           8.240          138
      139         34        82                  0            0            0        4                           8.240          139
      140         47        12                  0            0            0        1                           3.240          140
      141         47        12                  0            0            0        1                           3.240          141
      142         47       132                  0            0            0        1                           3.240          142
      143         34        82                  0            0            0        4                           8.240          143
      144         35        21                  0            0            0        4                           8.240          144
      145         35        81                  0            0            0        4                           8.240          145
      146         35        81                  0            0            0        4                           8.240          146
      147         34        82                  0            0            0        4                           8.240          147
      148         34        82                  0            0            0        4                           8.240          148
      149         35       201                  0            0            0        4                           8.240          149
      150         28        88                  0            0            0        4                           3.240          150
      151         34        82                  0            0            0        4                           8.240          151
      152         35        81                  0            0            0        4                           8.240          152
      153         34        82                  0            0            0        4                           8.240          153
      154         34        82                  0            0            0        4                           8.240          154
      155         35        81                  0            0            0        4                           8.240          155
      156         35        81                  0            0            0        4                           8.240          156
      157         35        81                  0            0            0        4                           8.240          157
      158         35        81                  0            0            0        4                           8.240          158
      159         34        22                  0            0            0        4                           8.240          159
      160         47        72                  0            0            0        1                           3.240          160
      161         35        81                  0            0            0        4                           8.240          161
      162         35        81                  0            0            0        4                          12.240          162
      163         35       141                  0            0            0        4                          12.240          163
      164         34       142                  0            0            0        4                          12.240          164
      165         35        21                  0            0            0        4                          12.240          165
      166         34        82                  0            0            0        4                          11.240          166
      167         34        82                  0            0            0        4                          11.240          167
      168         35        81                  0            0            0        4                          12.240          168
      169         35        81                  0            0            0        4                          12.240          169
      170         34        22                  0            0            0        4                          12.240          170
      171         35        81                  0            0            0        4                          12.240          171
      172         35        81                  0            0            0        4                          12.240          172
      173         35       141                  0            0            0        4                          12.240          173
      174         35       201                  0            0            0        4                          15.240          174
      175         35        81                  0            0            0        4                          15.240          175
      176         31        82                  0            0            0        7                           3.240          176
      177         35        81                  0            0            0        4                          15.240          177
      178         34        82                  0            0            0        4                          11.240          178
      179         35        81                  0            0            0        4                          15.240          179


FOOTNOTES TO APPENDIX II

1. "PCF", "MSDWMC", "WFB", and "BSFI" denote Principal Commercial Funding, LLC, Morgan Stanley Dean Witter Mortgage Capital Inc., Wells Fargo Bank, National Association, and Bear, Stearns Funding, Inc., respectively, as Sellers.

2. The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan Nos., 7-18, 19-30, 39-41, 42-43, 49-51, 71-72, and 140-141. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritable Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 44-47 and 93-94. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV, and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3. In general, for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

     With respect to Mortgage Loan No. 58, 40 Prince Street, there is a 10,000 square foot retail component that contributes approximately 23.6% of the square footage but has not been reflected in the property type, units, etc.

4. With respect to Mortgage Loan Nos. 4, Capital City Mall, 38, New Haven At The Park Apartments, 91, Normandy Square West, 93-94, Pateley Portfolio, and 176, American Stores Properties - Salt Lake City, Utah, the properties are subject to a ground lease on a portion of the related properties. However, in each case, the fee-owner has subjected its interest to the mortgage such that upon foreclosure, the ground lease is extinguished. As such, these loans are disclosed as fee loans.

     With respect to Mortgage Loan No. 2, the Coliseum Centre, Buildings One and Two are leased from the City of Charlotte under 99-year ground leases. One Coliseum's net ground lease terms are from April 17, 1989 to April 17, 2088. The annual rent is increased every fifth lease year, for the term of the lease, by 10%. The next increase in ground rent will be in 2004. Tenant has the right of first refusal for any offer on the lease fee interest of the land. Two Coliseum's net ground lease terms are from May 9, 1994 to May 9, 2093. The annual rent is increased every fifth lease year, for the term of the lease, by 10%. The next increase in ground rent will be in 2004. Tenant has the right of first refusal for any offer on the lease fee interest of the land.

5. The Cut-off Date is March 1, 2002 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this prospectus supplement, we present the loans as if scheduled payments due in March, 2002 were due on March 1, 2002, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 31, Broadcom Corporation, which is due on the 3rd of the month, Mortgage Loan No. 114, Portion of Reuten Corporate Park, which is due on the 5th of the month, and Mortgage Loan Nos. 48, Sears - Garland, TX, 93-94, Pateley Portfolio, and 176, American Stores Properties - Salt Lake City, Utah , which are due on the 10th of the month.

     With respect to Mortgage Loan No. 1, Regent Court, the loan is a 15-year, fully amortizing loan secured by a bondable lease to Ford Motor Company (rated BBB+ by S&P, BBB+ by Fitch, and Baa1 by Moody's). In addition to the credit worthiness of this tenant, the loan has been underwritten to maintain a debt service coverage of 1.23x for the entire term of the loan. See payment table contained in Footnote six.

     With respect to Mortgage Loan No. 6, Nortel Networks, in the event (i) the borrower is entitled to draw upon the letter of credit under the terms of the Nortel Networks lease, (ii) the Nortel Networks Lease has been terminated, and (iii) there is no continuing event of default under the Nortel Networks loan, proceeds from the letter of credit will be deposited by lender into a TI/LC reserve account to be used by the borrower to re-lease the property.

     With respect to Mortgage Loan No. 48, Sears - Garland, TX, there is approximately $1,300,000 of mezzanine financing in place from a borrower-affiliated lender.

     With respect to Mortgage Nos. 48, Sears - Garland, TX, 93-94, Pateley Portfolio, and 176, American Stores Properties - Salt Lake City, Utah, the borrower will be permitted to obtain mezzanine financing from an affiliated entity in an amount equal to the budgeted operating costs, approved by lender, should the tenant default or terminate its lease. Such mezzanine debt is to be fully subordinated and collaterally assigned to lender.

     With respect to Mortgage Loan No. 103, Rancho Bernardo Courtyard, the borrower shall be permitted to obtain a future junior deed of trust, with the prior consent of the lender and if the following conditions are satisfied: a) the property cash flow debt service coverage on the loan and the junior loan ("combined loans") must be 2.10x; b) the loan to value ratio of the combined loans shall not exceed 50%; c) lender may require borrower to fund an impound account for potential re-tenanting costs; d) borrower shall notify lender of any material monetary default under the junior loan, and lender shall record a request for notice of default; e) lender may require an Intercreditor Agreement between lender and junior lender; f) lender may call a default on the loan if a material monetary default exists under the junior loan or a Notice of Default has been recorded by the junior lender. Lender may determine that the default on the junior lien will have a negative effect on the Loan; g) lender must approve the junior lender; h) The junior loan must be co-terminus with the Loan; i) the junior loan must be fully amortizing; and j) the junior loan is not a "participating" or "convertible" obligation.

     With respect to Mortgage Loan Nos. 71, Sawgrass Concourse, and 72, Spectrum Office Park, the borrower may request the release of a portion of the premises upon the satisfaction of certain conditions specified in the mortgage document, including, in part: a) a prepayment of a portion of the unpaid balance equal to 110% allocated to the released parcel, b) 3.50x DSCR and c) 40% or less LTV.

     With respect to Mortgage Loan Nos. 7-18, the PETsMART Portfolio, the individual properties may be released, pursuant to the loan's partial defeasance structure, subject to rating agency confirmation. 125% of the allocated loan amount for each property being released is required to be defeased, and the DSCR, with respect to the remaining properties, is required to be the greater of (i) the DSCR of all individual properties (prior to the release) and (ii) 1.53x. The borrower may also substitute properties in the event the tenant exercises its option to substitute properties under the 12-property master lease. Such substitution rights are subject to certain tests including, but not limited to, (i) the appraised value for the substitute property must be equal to or greater than the substituted property, (ii) the DSCR of the remaining properties and the substitute property, on a combined basis, must not be less that the combined DSCR prior to the substitution, (iii) the preceding 12 month NOI and DSCR for the substitute property must be greater than the substituted property, (iv) rating agency confirmation and (v) the borrower must pay all lender expenses related to the substitution.

     With respect to Mortgage Loan Nos. 19-30, the Best Buy Portfolio, the individual properties may be released, pursuant to the loan's partial defeasance structure. 125% of the allocated loan amount for each property being released is required to be defeased, and the DSCR and LTV, with respect to the remaining properties, is required to be at least 1.80x, and a maximum of 65%, respectively. The borrower may also substitute 30% of the collateral (other Best Buy stores), subject to lender and rating agency approval, with a maximum LTV of 65%, a minimum DSCR of 1.80x, and automatic deferred maintenance impound of 150% of estimated cost.

     With respect to Mortgage Loan Nos. 39-41, the Atrium Industrial Portfolio, the individual properties may be released, pursuant to the loan's partial defeasance structure, subject to rating agency confirmation, and provided that the Pennsylvania property is not the sole remaining property. 125% of the allocated loan amount for each property being released is required to be defeased, and the DSCR, with respect to the remaining properties, is required to be the greater of (i) the DSCR of all individual properties (prior to the release) and (ii) 1.84x; and the LTV is equal to or less than the LTV prior to release and 55%. The borrower may also substitute properties in the event that the tenant exercises its option to substitute properties under the lease. Such substitution rights are subject to certain tests including, but not limited to, (i) no more than two properties may be substituted, (ii) the appraised value for the substitute property must be equal to or greater than the substituted property, (iii) the DSCR of the remaining properties and the substitute property, on a combined basis, must not be below 1.84x, (iv) the preceding 12-month NOI and DSCR of the substitute property must be greater than the substituted property, (v) rating agency confirmation and (vi) the borrower must pay all lender expenses related to the substitution.

     With respect to Mortgage Loan Nos. 49-51, the Gerber Portfolio, the individual properties may be released, pursuant to the loan's partial defeasance structure, subject to rating agency confirmation. 125% of the allocated loan amount for each property being released is required to be defeased, and the DSCR, with respect to the remaining properties, is required to be the greater of (i) the DSCR of all individual properties (prior to the release) and (ii) 1.80x; and the LTV is equal to or less than the LTV prior to release and 55%.

     With respect to Mortgage Loan Nos. 93-94, the Pateley Portfolio, each property may be released from the related crossed pool, upon satisfaction of certain conditions: a) 100% of the allocated loan amount for each property being released is prepaid subject to a yield maintenance premium,
     b) a minimum DSCR of 1.30x and c) a maximum LTV of 55%.

     With respect to Mortgage Loan Nos. 19-30, the Best Buy Portfolio, the appraised value for the portfolio as a whole was concluded to be slightly less than the aggregate of the individual properties. The portfolio value of $45,150,000 is $275,000 less than the sum of the individual values of $45,425,000. The difference is due to slight differences in the discount and cap rates used in the portfolio appraisal versus those used for the individual values. The values shown in Appendix II reflect Cut-off LTV of 62.6% and Balloon LTV of 51.1%. Based on the Portfolio Valuation, the Cut-off LTV is 63.0%, and the Balloon LTV is 51.4%.

     With respect to Mortgage Loan No. 32, Boca Park Retail, the owner obtained $415,000 in lease termination penalties from a former tenant in January 2002. Per the loan documents, the lease termination fee has been deposited into an account held by the lender for future retenanting costs at the subject property. This agreement was reached after origination.

     With respect to Mortgage Loan No. 69, South Riding Town Center, the original balance of the loan was $8,200,000; however, on January 7, 2002 the loan was paid down by $769,964.07 and the monthly principal & interest was reduced from $54,830.44 to $49,695.82 to reflect the new loan balance.

6. The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payments as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 1, Regent Court, the disclosed amortization term and debt service amount is based on the amortization schedule currently in place; however, the master lease encumbering the property secured by this loan contains rental increases during the loan term and the amortization schedule is structured to maintain a constant DSCR of 1.23x throughout the loan term.

     The related payment changes and dates for Regent Court are shown below:

---------------------------------------------------------------------------------------------
                                                           Master Lease
   Loan Payment    Loan Monthly Payment   Master Lease     Monthly Payment         DSCR
    Change Date           Amount          Change Date          Amount
---------------------------------------------------------------------------------------------
    02/01/2002         $717,622.78        12/01/2001           $883,333.33       1.23
    12/01/2002         $731,975.23        12/01/2002           $901,000.00       1.23
    12/01/2003         $746,614.74        12/01/2003           $919,020.00       1.23
    12/01/2004         $761,547.04        12/01/2004           $937,400.41       1.23
    12/01/2005         $776,777.97        12/01/2005           $956,148.41       1.23
    12/01/2006         $792,313.56        12/01/2006           $975,271.41       1.23
    12/01/2007         $808,159.82        12/01/2007           $994,776.83       1.23
    12/01/2008         $824,322.97        12/01/2008         $1,014,672.30       1.23
    12/01/2009         $840,809.39        12/01/2009         $1,034,965.70       1.23
    12/01/2010         $857,625.57        12/01/2010         $1,055,665.00       1.23
    12/01/2011         $874,778.16        12/01/2011         $1,076,778.40       1.23
    12/01/2012         $892,273.75        12/01/2012         $1,098,314.00       1.23
    12/01/2013         $910,119.16        12/01/2013         $1,120,280.20       1.23
    12/01/2014         $928,321.54        12/01/2014         $1,142,685.80       1.23
    12/01/2015         $946,887.95        12/01/2015         $1,165,539.50       1.23


     With respect to Mortgage Loan Nos. 48, Sears - Garland, TX, 93-94, Pateley Portfolio, and 176, American Stores Properties - Salt Lake City, Utah, all have amortization terms that change during the respective loan terms. The disclosed amortization terms and debt service payment amounts are based on amortization schedules currently in place; however, as the leases encumbering most of the properties secured by these loans contain rental reductions at lease renewals during the respective loan terms, the amortization schedules are structured to maintain a constant DSCR throughout the respective loan terms. Therefore, the average amortization schedules for each of the subject loans will be longer than the original amortization schedules disclosed above.

     The related payment changes and dates are shown below:

     -----------------------------------------------------------------------------------------------------------------------------
                                                                       First                     Second                     Third
                                                                     Monthly                    Monthly                   Monthly
     Mtg.                                             First          Payment    Second          Payment     Third         Payment
     Loan No.  Loan Name                           Change Date        Amount  Change Date        Amount  Change Date       Amount
     -----------------------------------------------------------------------------------------------------------------------------
     48        Sears - Garland, TX                  9/10/2006     $75,552.42      NAP          NAP           NAP          NAP
     93        Pateley Portfolio: Pitney-Bowes -    1/10/2004     $17,547.57      NAP          NAP           NAP          NAP
               Stamford, CT
     94        Pateley Portfolio: Pitney-Bowes -    1/10/2004     $13,052.82      NAP          NAP           NAP          NAP
               Newtown, CT
     176       American Stores Properties - Salt    2/10/2003      $6,457.49   1/10/2005      $6,785.57    2/10/2008    $5,362.86
               Lake City, Utah


7. The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

     With respect to Mortgage Loan Nos. 93-94, Pateley Portfolio, and 176, American Stores Properties - Salt Lake City, Utah, the loans are secured by single-tenant properties at below current estimated market rents. The disclosed DSCRs are based on these actual below-market rents in place. If the subject properties were leased to tenants at the appraiser's estimated market rents, the respective current estimated DSCRs (on a cross-collateralized basis, where applicable), would be as follows:

------------- ------------------------------------------------------ -----------
Mtg. Loan
No.
              Property Name                                          DSCR
------------- ------------------------------------------------------ -----------
93            Pateley Portfolio: Pitney-Bowes - Stamford, CT         3.42x
94            Pateley Portfolio: Pitney-Bowes - Newtown, CT          3.42x
176           American Stores Properties - Salt Lake City, Utah      3.00x

8. With respect to Mortgage Loan Nos. 48, Sears - Garland, TX, 93-94, Pateley Portfolio, and 176, American Stores Properties - Salt Lake City, Utah, the loans are secured by single-tenant properties at below current estimated market rents. The disclosed LTVs are based on "go dark" values as determined by an appraisal. The "go dark" values are based on the appraiser's estimates of current market rents for the subject properties should the current tenants vacate.

9. "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

10. "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan Nos. 118, Walgreens - Lithonia, 123, Walgreens - Virginia Beach, 126, Walgreens - Mobile, 128, Walgreen-Center, 135, Brighton Walgreens, and 149, Walgreen's- Wichita, the tenant is subject to a 60-year lease, with the option to terminate at the end of years 20, 25, 30, 35, 40, 45, 50 and 55.

11. For "Capital Expenditure Escrow in Place" identified as "Yes", collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

12. For "TI/LC Escrow in Place" identified as "Yes", collections may occur at one-time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgaged loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding multifamily, manufactured housing community, and self-storage mortgage properties.

13. "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax, Capital Expenditure, and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

14. "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

     With respect to Mortgage Loan No. 1, Regent Court, the loan requires certain springing escrows and cash management provisions based upon an occurrence of a downgrading of the long term senior unsecured debt rating of Ford Motor Company. The real estate tax, insurance and replacement reserve escrows spring into place in the event Ford Motor Company's long term senior unsecured debt rating falls below "BBB" / "Baa2" (a "Downgrade Event") or in the event of default under the lease with Ford Motor Company. Borrower has the right to cure a Downgrade Event once during the term of the loan, which will suspend all springing reserves. Additionally, a hard lockbox is in place with the tenant wiring monthly lease payments to an account directly controlled by the loan servicer.

15. "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

16. "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loans. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

17. "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February 1, 2002 due dates for PCF- and BSFI-originated mortgage loans, as of the January 1, 2002 due dates for MSDWMC-originated mortgage loans, and as of the December 31, 2001 due date for WFB-originated mortgage loans. In certain cases, the balances include collections from deferred maintenance.

18. "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

     With respect to Mortgage Loan No. 34, 220 Elm Street, Borrower has deposited a letter of credit in the amount of $450,000 in lieu of a required ongoing monthly escrow deposit equal to $37,500. The letter of credit must be increased to $900,000 on the first anniversary of the loan closing, or else the borrower must commence paying the required monthly deposits. If borrower provides evidence acceptable to Lender that no more than 20% of the property's leases expire in any 12 month period, the letter of credit shall be reduced to $600,000.

19. "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20. "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February 1, 2002 due dates for PCF- and BSFI-originated mortgage loans, as of the January 1, 2002 due dates for MSDWMC-originated mortgage loans, and as of the December 31, 2001 due date for WFB-originated mortgage loans.

21. "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

22. The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1%, generally at the choice of the borrower. "DEF/YM" represents either defeasance or the greater of yield maintenance, generally at the choice of the borrower. "YM1.00" represents the greater of yield maintenance and 1%. "Open" represents the number of payments, including the maturity date, at which principal payments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 23 and 25 for additional prepayment information.

23. Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 4 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", and "D". Exceptions to formulas are shown below formulas. Summaries for the 4 formulas are listed beginning on page II-9.

     With respect to Mortgage Loan No. 65, Lowe's Home Center, the loan is locked out to defeasance for two years following the date of the issuance of the certificates. However, the loan may be prepaid at any time during the term of the loan subject to a yield maintenance premium

24. The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

25. Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-10, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                       Escrowed Holdback
                                                                         or Letter of
    Mtg.                                            Escrow or LOC       Credit Initial       Outside Date     Prepayment Premium
  Loan No.     Property Name                      Release Conditions        Amount           for Release          Provisions
-------------- ---------------------------------- ------------------- -------------------- ----------------- ----------------------
     31        Broadcom Corporation                None - Held for          $547,550             NAP         Yield Maintenance
                                                         term
                                                          1                 $444,444             NAP         Yield Maintenance
                                                          2                  $40,000             NAP         Yield Maintenance
     37        777 Central Boulevard                      3                 $761,530             NAP         Yield Maintenance
     55        Industrial Building - Moonachie            4                 $225,000             NAP         Yield Maintenance
     59        MetroWest Village Shopping Center          5                 $300,000             NAP         Yield Maintenance
                                                          6                 $200,000             NAP         Yield Maintenance
     62        Marco Town Center                   None - Held for           $55,000             NAP         Yield Maintenance
                                                         term
     63        Kirkman Oaks Shopping Center               7                 $350,000             NAP         Yield Maintenance
                                                          6                 $250,000             NAP         Yield Maintenance
     64        Time Customer Service Office               6                 $332,500             NAP         Yield Maintenance
               Service Facilities                         6                  $21,250          6/15/2002      Yield Maintenance
     73        80 Little Falls                            6                 $150,000          10/1/2002      Yield Maintenance
     77        Time Customer Service -                    6                 $114,500             NAP         Yield Maintenance
               Distribution Warehouse
     83        RAZ Imports                                8                  $30,000             NAP         Yield Maintenance
     87        TASQ Technology Building                   9                 $246,294           3/1/2002      Yield Maintenance
     88        Shoppes at Packway                  None - Held for          $100,000             NAP         Yield Maintenance
                                                         term
                                                   None - Held for           $66,500             NAP         Yield Maintenance
                                                         term
     89        Home Depot Distribution Center             6                  $50,000           6/1/2003      Yield Maintenance
     90        Cardinal Restaurant Supply                 10                $135,600          10/31/2002     Yield Maintenance
                                                          10                  37,900          10/31/2002     Yield Maintenance
     95        Broadway Tech Center                       6                  $16,375           3/1/2002      Yield Maintenance


All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1. Borrower furnishes to lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, a fully executed lease(s) acceptable to lender, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions. Letter of Credit will begin with an initial amount of $444,444 and shall be increased by $444,444 each year through the loan term to a total of $4,000,000.

2. Borrower furnishes to lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs. Lender has inspected or waived right to inspection. Letter of Credit will begin with an initial amount of $40,000 and shall be increased by $40,000 each year through the loan term to a total of $400,000.

3. Borrower delivers to lender an estoppel certificate, in form and substance acceptable to lender, from Comdisco, Inc., indicating, among other things, that its rent has increased to at least $2,411,946 per year.

4. Borrower shall deliver a letter of credit to be held as additional security. The letter of credit may be reduced to the following amounts on the following dates, in accordance with the Vari-Lite Lease: (a) $225,000 on July 25, 2001; (b) $200,000 on July 25, 2002; (c) $175,000 on July 25,
     2003; (d) $150,000 on July 25, 2004; (e) $125,000 on July 25, 2005; (f)
     $100,000 on July 25, 2006; (g) $75,000 on July 25, 2007; (h) $50,000 on
     July 25, 2008; and (i) $25,000 on July 25, 2009.

5. Letter of credit may be released upon receipt of an executed extension to the Publix Super Markets, Inc. lease through at least November 14, 2012 with acceptable terms to lender and a DSCR based on leases with a minimum of 1 year remaining on their term of at least 1.35x. If this extension is not received, the letter of credit may be reduced upon the receipt of (1) an acceptable lease to a creditworthy successor tenant with acceptable terms including a termination date no earlier than November 14, 2012, lien waivers, title endorsement, evidence that any work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. The remainder of the letter of credit may be released provided that no more than 25% of the total space in the premises are scheduled to terminate or 'rollover' in one year.

6. Borrower furnishes to lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs. Lender has inspected or waived right to inspection.

7. Letter of credit may be released upon receipt of an executed extension to the Publix Super Markets, Inc. lease through at least May 31, 2009 with acceptable terms to lender and a DSCR based on leases with a minimum of 1 year remaining on their term of at least 1.32x. If this extension is not received, the letter of credit may be reduced upon the receipt of (1) an acceptable lease to a creditworthy successor tenant with acceptable terms including a termination date no earlier than May 31, 2009, lien waivers, title endorsement, evidence that any work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. The remainder of the letter of credit may be released provided that no more than 25% of the total space in the premises are scheduled to terminate or 'rollover' in one year.

8. Borrower shall deliver a letter of credit to be held as additional security. Letter of credit will begin with an initial amount of $30,000 and shall be increased by $30,000 each year through the loan term to a total of $300,000. In the event lender draws upon the LOC the Borrow shall immediately begin monthly payment of $2,500 until total is reached.

9. Borrower furnishes to lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, lessee's estoppel certificate and a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

10. Borrower furnishes to lender written disbursement request, lessee's estoppel certificate for Cardinal Restaurant Supply in form and substance acceptable to lender indicating, among other things, the lessee's occupancy, unconditional acceptance of the improvements, that period's free or partial rent having expired, and that the tenant is in full occupancy and compliance with the lease, a certified rent roll and the lessee's estoppel indicating that all rental concessions and deferments have expired.

YIELD MAINTENANCE FOOTNOTES


 A.  Prepayment Charge

     Section 13.2. Prepayment Charge

     (a) Basic Charge. Except as provided below, if this Note is prepaid prior to the last 3 months of the term, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid (but not including the prepayment charge calculated hereunder) and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means (i) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (ii) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly.

     (b) Additional Charge. If this Note is prepaid on any day other than the first day of a month, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in Section 13.2.a above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period commencing on the prepayment date and ending on the last day of the month in which the prepayment occurred.

     (c) Exclusion. Notwithstanding the foregoing, no prepayment charge of any kind (including the basic prepayment charge and additional prepayment charge described in Sections 13.2.a and 13.2.b above) shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan or for prepayment in the last three (3) months of the term of the Loan.

     (d) Effect of Prepayment. No partial prepayment of this Note shall change the dates or amounts of subsequent monthly installments of principal and interest, unless Lender otherwise agrees in writing.

     Section 13.3. Waiver.

     Borrower waives any right to prepay this Note except under the terms and conditions set forth in this Section 13 and agrees that if this Note is prepaid, Borrower shall pay the prepayment charge set forth above. Borrower hereby acknowledges that: (a) the inclusion of this waiver of prepayment rights and agreement to pay the prepayment charge for the right to prepay this Note was separately negotiated with Lender; (b) the economic value of the various elements of this waiver and agreement was discussed; (c) the consideration given by Borrower for the Loan was adjusted to reflect the specific waiver and agreement negotiated between Borrower and Lender and contained herein; and (d) this waiver is intended to comply with California Civil Code Section 2954.10.

B.   Loan Prepayment.
     ----------------

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three
     (3) months * prior to the Maturity Date. From and after such date, provided no Event of Default has occurred and is continuing, the principal balance of the Note may be prepaid, in whole but not in part, upon: (a) not less than 15 days prior written notice to Lender specifying the scheduled payment date on which prepayment is to be made, which prepayment must occur on any monthly payment due date under the Note; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     After the Lockout Date **, Borrower may prepay upon thirty (30) days' prior written notice to the Lender, in full, but not in part, by paying all principal and interest to and including the date of prepayment, along with all other Indebtedness then due, and (subject to the provisions in the Mortgage regarding the disposition of casualty and condemnation proceeds) upon the payment of a "Make Whole Premium". The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (1) through (3) below ***:

     (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue ("Primary Issue") published* one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

     (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.


     --------------------------------------------------------------------------
         * With respect to Mortgage Loan No. 74, American Airlines Building, references to 3 months shall be deleted and replaced with 12 months, references to one week shall be deleted and replaced with two weeks.

         ** With respect to Mortgage Loan Nos. 65, Lowe's Home Center, and 112, Great Western V, on any monthly payment due date prior to the date which is three (3) months prior to the Maturity Date, Borrower may prepay loan with Make Whole Premium.

         *** With respect to Mortgage Loan No. 79, Peachtree Corners Distribution Center, if the loan is prepaid in full on or after November 1, 2010, the Make Whole Premium will be solely calculated based on (1) - (3) above. With respect to Mortgage Loan No. 119, Huntington Woods Apartments, the Make Whole Premium shall be the lesser of (i) the maximum amount which is allowable under the law limiting the amount of interest which may be contracted for or received, after considering all other amounts constituting or deemed to constitute interest and (ii) the greater of 1% of the principal amount to be prepaid or a premium calculated under (1) - (3) above.

     --------------------------------------------------------------------------

C.   Article 1:  Prepayment

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the third anniversary of the Month-End Date.

     After the third anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     Borrower's right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty
     (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

     Notwithstanding anything to the contrary herein, upon not less than thirty, and not more than sixty days prior written notice, Borrower shall have the right to prepay during the two (2) calendar months immediately preceding the Maturity Date the principal balance of this Note, in whole but not in part, together with (i) any accrued interest or other sums due hereunder or under the Security Instrument or Other Security Documents, and (ii) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of such prepayment occurs had such prepayment not been made (which amount shall constitute additional consideration for such prepayment), but without any Prepayment Consideration.

D.   Voluntary Prepayments

     1.1.1    Voluntary Prepayments:
              ---------------------

     (a) Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date. After the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the portion of the principal balance of the Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) a prepayment consideration (the "Prepayment Consideration") equal to the greater of
          (A) one percent (1%) of the principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the principal amount of the Loan being prepaid. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

     (b) On February 1, 2009*, and on each day thereafter through the Maturity Date, Borrower may, at its option, prepay the Debt without payment of any Prepayment Consideration; provided, however, if such prepayment is not paid on a regularly scheduled Payment Date, the Debt shall include interest that would have accrued on such prepayment through and including the day immediately preceding the Maturity Date. Borrower's right to prepay any portion of the principal balance of the Loan shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

     * With respect to Mortgage Loan No. 107, Aberdeen Square Shopping Center, January 1, 2007.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 -- REGENT COURT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $87,000,000

CUT-OFF DATE BALANCE:            $86,451,522

FIRST PAYMENT DATE:              1/01/2002

INTEREST RATE:                   7.390%

AMORTIZATION:                    180 months(1)

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   12/01/2016

EXPECTED MATURITY BALANCE:       $941,092

SPONSOR(S):                      Ford Road Property, LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Defeasance with US Treasuries is
                                 permitted after the earlier of 24
                                 months from the date of securitization
                                 or 3 years after the origination of
                                 the loan.


LOAN PER SF:                     $152.57

UP-FRONT RESERVES:               None

ONGOING RESERVES(2):             RE Tax:             Springing
                                 Insurance:          Springing
                                 Cap Ex:             Springing

LOCKBOX(3):                      Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Office

PROPERTY SUB-TYPE:          Suburban

LOCATION:                   Dearborn, MI

YEAR BUILT/RENOVATED:       1989/NAP

OCCUPANCY(4):               100.0%

SQUARE FOOTAGE:             566,648

THE COLLATERAL:             11-story, class A office tower

OWNERSHIP INTEREST:         Fee Simple


MAJOR TENANTS               % NRSF     RENT PSF(5)   LEASE EXPIRATION
-------------               ------     -----------   ----------------
Ford Motor Company          100.0        $18.71         12/31/2016







PROPERTY MANAGEMENT:        Ford Motor Land Development Corporation

U/W NET OP. INCOME:         $10,600,000

U/W NET CASH FLOW:          $10,600,000

APPRAISED VALUE:            $113,000,000

CUT-OFF DATE LTV:           76.5%

MATURITY DATE LTV:          0.8%

DSCR(6):                    1.23x


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The loan is fully amortizing over a 15 year period utilizing a structured lease and mortgage payment schedule which incorporates yearly rental increases (see below for details).

(2) Real Estate Tax, Insurance and Replacement Reserve escrows spring into place in the event Ford Motor Company's long term senior unsecured debt rating falls below `BBB' /'Baa2' (a "Downgrade Event") or in the event of default under the lease with Ford Motor Company. Borrower has the right to cure a Downgrade Event once during the term of the loan which will suspend all springing reserves. Cap Ex Reserves will spring at $11,332.96 per month.

(3) A hard lockbox is in place with the tenant wiring monthly lease payments to an account directly controlled by the loan servicer.

(4) Pursuant to a bond type, triple net lease with Ford Motor Company as described herein.

(5) The rent increases annually throughout the term of the loan in accordance with the structured lease and mortgage schedule.

(6) DSCR is based on a structured lease and mortgage payment schedule which maintains a constant DSCR of at least 1.23x throughout the entire 15 year loan term.

REGENT COURT LOAN

    THE LOAN. The largest loan (the "Regent Court Loan") is evidenced by a promissory note secured by a first priority mortgage and assignment of lease on the Regent Court office complex located in Dearborn, Michigan (the "Regent Court Property"). The Regent Court Loan was originated on December 1, 2001 by Bear, Stearns Funding, Inc. ("BSFI") and is a 15-year, fully amortizing loan secured by a bond type, triple net lease with Ford Motor Company ("Ford"). The lease contains annual rental increases structured to maintain a constant DSCR of at least 1.23x throughout the loan term.

                                     III-1

    THE BORROWER. The borrower is Ford Road Property, LLC, a Delaware limited liability company that owns no material assets other than the Regent Court Property and related interests. The borrower is a special purpose entity, with two independent directors. The owner of the borrower is Ford Motor Land Development Corporation, which is wholly owned by Ford Holdings, Inc. which is, in turn, 100% owned by Ford Motor Company, the tenant. Ford is a publicly traded company based in Dearborn, Michigan, whose senior long term unsecured debt rating is currently Baa1/BBB+/BBB+ by Moody's, S&P and Fitch, respectively. Furthermore, upon Bear Stearns' request, both Moody's and S&P factored into their analyses a stressed scenario involving a two notch downgrade in the rating of Ford's long term senior unsecured debt (i.e., to BBB-/Baa3). Therefore that scenario, if it were to happen, should not have an adverse impact on the ratings of any of the certificates.

     THE LEASE. The property is leased pursuant to a bond type, triple net lease. The lease requires the tenant, Ford Motor Company, to pay rent, without abatement, offset or reduction for any reason, including casualty and condemnation. The lease permits Ford to terminate the lease only in the event of a major casualty or condemnation and then only if it pays a Stipulated Loss Value sufficient to pay off the mortgage loan including all interest and expenses. Ford Motor Company, as tenant, also is required to pay all expenses relating to the maintenance and operation of the property including real estate taxes, insurance premiums and structural and non-structural repairs (including rebuilding in the event of a casualty or condemnation) and all costs required to comply with all laws, including environmental laws.

    THE PROPERTY. The Regent Court Property is an 11 story Class A office complex in Dearborn, Michigan situated approximately 15 minutes from the Detroit Metropolitan Wayne County Airport with excellent visibility and convenient access to Interstate 94. The property was constructed in 1989 and contains 566,648 net rentable square feet with a large floor-plate design and Class A amenities that include modern high quality finishes, high speed wiring, conference rooms, kitchens, and a full service cafeteria. The property is 100% occupied by the Ford Motor Company's Marketing and Sales Group and the Automotive Consumer Services Group. The property lease and mortgage schedule below highlights the yearly rental increases and mortgage payment changes.

                                 REGENT COURT - STRUCTURED LEASE & MORTGAGE SCHEDULE

 LOAN PAYMENT CHANGE DATE       LOAN MONTHLY       MASTER LEASE CHANGE   MASTER LEASE MONTHLY           DSCR
                               PAYMENT AMOUNT             DATE              PAYMENT AMOUNT
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          02/01/2002               $717,622.78          12/01/2001             $883,333.33              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2002               $731,975.23          12/01/2002             $901,000.00              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2003               $746,614.74          12/01/2003             $919,020.00              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2004               $761,547.04          12/01/2004             $937,400.41              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2005               $776,777.97          12/01/2005             $956,148.41              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2006               $792,313.56          12/01/2006             $975,271.41              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2007               $808,159.82          12/01/2007             $994,776.83              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2008               $824,322.97          12/01/2008           $1,014,672.30              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2009               $840,809.39          12/01/2009           $1,034,965.70              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2010               $857,625.57          12/01/2010           $1,055,665.00              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2011               $874,778.16          12/01/2011           $1,076,778.40              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2012               $892,273.75          12/01/2012           $1,098,314.00              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2013               $910,119.16          12/01/2013           $1,120,280.20              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2014               $928,321.54          12/01/2014           $1,142,685.80              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------
          12/01/2015               $946,887.95          12/01/2015           $1,165,539.50              1.23x
---------------------------- -------------------- ---------------------- ---------------------- ----------------------

     PROPERTY MANAGEMENT. The Regent Court Property is managed by Ford Motor Land Development Corporation, an affiliate of the borrower. The Ford Motor Company is ultimately responsible under the lease for the management and maintenance of the property.

    MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

    ADDITIONAL INDEBTEDNESS.  Not allowed.

    RELEASE OF PARCELS.  Not allowed.

    Certain additional information regarding the Regent Court Loan and Regent Court Property is set forth on Appendix II hereto.



                                     III-2

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 -- COLISEUM CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $73,000,000

CUT-OFF DATE BALANCE:            $73,000,000

FIRST PAYMENT DATE:              4/01/2002

INTEREST RATE:                   6.78%

AMORTIZATION:                    360 months


ARD:                             NAP


HYPERAMORTIZATION:               NAP


MATURITY DATE:                   3/01/2012

EXPECTED MATURITY BALANCE:       $62,437,210


SPONSOR(S):                      The New York State Common Retirement
                                 Fund

INTEREST CALCULATION:            30/360

CALL PROTECTION:                 Defeasance or the greater of Yield
                                 Maintenance and 1% is permitted after
                                 the earlier to occur of 3.5 years after
                                 the date the mortgage is recorded or
                                 2 years after the REMIC startup date.
                                 The loan is fully prepayable beginning
                                 3 months prior to loan maturity.

LOAN PER SQUARE FOOT:            $74.92

UP-FRONT RESERVES(1):            TI/LC:              $177,678

ONGOING RESERVES:                RE Tax:             Springing
                                 Insurance:          Springing
                                 Cap Ex:             Springing
                                 TI/LC:              Springing

LOCKBOX(2):                      Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:  Single asset - office park consisting of 6 buildings.

PROPERTY TYPE:           Office

PROPERTY SUB-TYPE:       Suburban

LOCATION:                Charlotte, NC

YEAR BUILT/RENOVATED:    Coliseum One:  1990/NAP  Coliseum Four: 1999/NAP
                         Coliseum Two: 1994/NAP   Coliseum Five: 1997/NAP
                         Coliseum Three: 1996/NAP Coliseum Six: 1998/NAP

OCCUPANCY(3):            94.4%

SQUARE FOOTAGE:          Coliseum One:  150,012   Coliseum Four: 190,479
                         Coliseum Two: 133,147    Coliseum Five: 150,679
                         Coliseum Three: 197,917  Coliseum Six: 152,095
                         TOTAL SF: 974,329


THE COLLATERAL:          Six, Class A, multi-tenanted, office buildings

OWNERSHIP INTEREST(4):   Fee Simple/Leasehold


MAJOR TENANTS            % NRSF        RENT PSF     LEASE EXPIRATION
-------------            ------        --------     ----------------
Duke Fluor Daniel         13.9          $19.40         10/14/2004
Compass Group             13.7          $17.99         12/31/2006
B. F. Goodrich            12.3          $19.92          8/31/2010

PROPERTY MANAGEMENT:     Crescent Resources, LLC

U/W NET OP. INCOME:      $11,620,982

U/W NET CASH FLOW:       $10,087,956

APPRAISED VALUE:         $131,200,000

CUT-OFF DATE LTV:        55.6%

MATURITY DATE LTV:       47.6%

DSCR:                    1.77x

-------------------------------------------------------------------------

-------------------------------------------------------------------------


(1) A reserve totaling $177,678, representing the borrower's contractual costs for tenant improvements and free rent pursuant to the existing leases with S1 Inc. and Lake Pointe Deli, was funded at the origination of the loan.

(2) Borrower has established and will maintain during the term of the loan a lockbox account whereby all rents, revenue and receipts of the property are deposited directly by tenants. So long as no Event of Default has occurred and borrower maintains a debt service coverage ratio of at least 1.25x, as determined by Lender, funds from the lockbox account will be swept into the borrower's operating account, which is under borrower's control. Upon the occurrence of an Event of Default (not waived by Lender) or in the event the debt service coverage ratio falls below 1.25x, and continuing thereafter until such event has been cured for a minimum of two consecutive quarters ("Trigger Period"), the lockbox bank will sweep all funds in the lockbox account into a deposit account controlled by Lender, from which debt service and all escrows/impounds on the loan and operating expenses for the property shall be disbursed. The deposit account is under Lender's sole control. During the existence of a Trigger Period, impounds for taxes, insurance, ground rents, capital expenditures and lease rollover reserves are deposited into subaccounts under the deposit account.

(3)  Based on rent rolls dated January 31, 2002 .

(4) The Loan is secured by a first deed of trust on borrower's leasehold interest in One Coliseum Centre and Two Coliseum Centre and borrower's fee interest in Three Coliseum Centre, Four Coliseum Centre, Five Coliseum Centre and Six Coliseum Centre.

THE COLISEUM CENTRE LOAN

    THE LOAN. The second largest loan (the "Coliseum Centre Loan") is evidenced by a promissory note secured by a Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) encumbering six tracts of land commonly known as One Coliseum Centre, Two Coliseum Centre, Three Coliseum Centre, Four Coliseum Centre, Five Coliseum Centre and Six Coliseum Centre, each located in the city of Charlotte, North Carolina (collectively, "Coliseum

                                     III-3

Centre"). The leasehold parcels are comprised of One Coliseum Centre and Two Coliseum Centre. The fee parcels are comprised of Three Coliseum Centre, Four Coliseum Centre, Five Coliseum Centre and Six Coliseum Centre. The Coliseum Centre Loan was originated on February 8, 2002 by Wells Fargo Bank, National Association ("Wells Fargo").

     THE BORROWER. The borrower, Coliseum Transfer Inc., a Delaware corporation ("Coliseum Centre Borrower"), is a newly formed single purpose entity, that owns no material assets other than the Coliseum Centre. The Coliseum Centre Borrower is 100% owned by New Coliseum Properties, Inc., which, in turn, is 100% owned by the New York State Common Retirement Fund ("NYSCRF"), the second largest pension plan in the United States both in terms of size and membership.

     THE PROPERTY.

     Coliseum Centre is a Class A office park consisting of six office buildings. The complex is located adjacent to the Charlotte Coliseum and is in close proximity to the Charlotte Douglas International Airport. Coliseum Centre was constructed between 1990 and 1999 on 60.05 acres of land and has a total of 974,329 square feet. Coliseum Centre has a total of 3,764 parking spaces for an overall parking ratio of 3.86/1,000 square feet. The office park is 94.4% occupied as of January 31, 2002.

     One Coliseum Centre was built in 1990 and has a total net rentable area ("NRA") of 150,012 square feet on 7.79 acres. One Coliseum Centre has 7 stories and contains 4 elevators. Coliseum Centre One has a total of 492 parking spaces, which equates to 3.28/1,000 square feet. One Coliseum Centre is on a ground lease from the City of Charlotte, which expires in 2088, with a current annual ground rental of $98,517 increasing by 10% every 5 years.

     Two Coliseum Centre was constructed in 1994 and has a total NRA of 133,147 square feet on 7.27 acres. Two Coliseum Centre has 6 stories and contains 3 elevators. Two Coliseum Centre has a total of 497 parking spaces, which equates to 3.73 spaces/1,000 square feet. Two Coliseum Centre is also on a ground lease from the City of Charlotte, which expires in 2093, with a current annual ground rental of $104,073 increasing by 10% every 5 years.

     Three Coliseum Centre was constructed in 1996 and has a total NRA of 197,917 square feet on 14.29 acres. Three Coliseum Centre has 6 stories and contains 4 elevators. Three Coliseum Centre has a total of 737 parking spaces, which equates to 3.72 spaces/1,000 square feet.

     Four Coliseum Centre was completed in 1999 and has a total NRA of 190,479 square feet on 12.63 acres. Four Coliseum Centre has 6 stories and contains 4 elevators. Four Coliseum Centre has a total of 806 parking spaces, 200 of which are covered and 606 of which are uncovered. Four Coliseum Centre's parking ratio is 4.23 spaces/1,000 square feet.

     Five Coliseum Centre was built in 1997 and has a total NRA of 150,679 square feet on 9.74 acres. Five Coliseum Centre has 6 stories and contains 3 elevators. Five Coliseum Centre has a total of 634 parking spaces, which equates to 4.21 spaces/1,000 square feet.

     Six Coliseum Centre was built in 1998 and has a total NRA of 152,095 square feet on 8.33 acres. Six Coliseum Centre has 6 stories and contains 3 elevators. Six Coliseum Centre has a total of 598 parking spaces, which equates to 3.93 spaces/1,000 square feet.

---------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                         WEIGHTED AVERAGE       % OF TOTAL                          % OF TOTAL BASE      CUMULATIVE % OF TOTAL
         # OF LEASES     BASE RENT PER SF       SQUARE FEET      CUMULATIVE %       RENTAL REVENUES       BASE RENTAL REVENUES
  YEAR     ROLLING           ROLLING              ROLLING        OF SF ROLLING          ROLLING                 ROLLING
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
 Vacant       12              $19.62                6%                6%                  6%                       6%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
   MTM        --                --                  --                6%                  --                       6%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
  2002        6               $20.03                6%                12%                 6%                      12%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
  2003        8               $20.23                6%                17%                 6%                      18%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
  2004        15              $19.77                25%               42%                 25%                     43%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
  2005        11              $20.02                13%               55%                 14%                     56%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
  2006        12              $18.55                22%               77%                 21%                     77%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
  2007        --                --                  --                77%                 --                      77%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
  2008        1               $19.79                1%                79%                 2%                      79%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
  2009        1               $19.24                3%                82%                 3%                      81%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
  2010        3               $19.78                12%               94%                 12%                     94%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------
  2011        1               $20.07                6%               100%                 6%                      100%
-------- ------------- --------------------- ------------------ ---------------- ---------------------- -------------------------

                                     III-4

     PROPERTY MANAGEMENT. Crescent Resources, LLC manages Coliseum Centre. Crescent Resources, LLC is not an affiliate of the Coliseum Centre Borrower. The management agreement is subordinate and subject to the Coliseum Centre Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not Allowed.

     Certain additional information regarding the Coliseum Centre Loan and Coliseum Centre is set forth on Appendix II hereto.















                                     III-5

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 -- BANK ONE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $64,500,000

CUT-OFF DATE BALANCE:            $64,500,000

FIRST PAYMENT DATE:              4/01/2002

INTEREST RATE:                   7.330%

AMORTIZATION:                    360 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   3/01/2012

EXPECTED MATURITY BALANCE:       $56,867,381

SPONSOR(S):                      Loeb Partners Realty; J.S. Karlton
                                 Company
INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 U.S. Treasury defeasance after the
                                 earlier to occur of (a) 2 years following securitization and (b) 4 years following loan origination. Freely prepayable in whole without prepayment premium during the three months prior to the Maturity Date.

LOAN PER SF:                     $64.20

UP-FRONT RESERVES:               RE Tax:             $314,215
                                 Def. Maintenance:   $75,000
                                 Air Rights:         $9,827

ONGOING RESERVES(1):             RE Tax:             $181,099/month
                                 Insurance:          Springing
                                 Cap Ex:             $16,746/month
                                 TI/LC:              $65,957/month
                                 Air Rights:         $820/month

LOCKBOX:                         Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office

PROPERTY SUB-TYPE:           Urban

LOCATION:                    New Orleans, LA

YEAR BUILT/RENOVATED:        1985/NAP

OCCUPANCY (2):               93.2%

SQUARE FOOTAGE:              1,004,625

THE COLLATERAL:              52-floor class A office building

OWNERSHIP INTEREST(3):       Fee Simple


MAJOR TENANTS                % NRSF      RENT PSF    LEASE EXPIRATION
-------------                ------      --------    ----------------
Bank One                      29.1        $5.72        1/31/2011(1)
Jones Walker                  14.2        $12.90        12/31/2005
Energy Partners               6.5         $10.15         8/31/2011

PROPERTY MANAGEMENT:         Continental Asset Management Company, Inc.

U/W NET OP. INCOME:          $8,980,071

U/W NET CASH FLOW:           $7,523,213

APPRAISED VALUE:             $92,500,000

CUT-OFF DATE LTV:            69.7%

MATURITY DATE LTV:           61.5%

DSCR:                        1.41x








--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The Borrower is required to deposit 1/12 of annual real estate taxes and rental payments for air rights each month. The amount shown is the current, actual monthly collection. Most of the space leased by Bank One in the building is demised under a lease that expires on January 31, 2011, but which allows Bank One to terminate the lease (in whole, not in part) on February 1, 2006 if Bank One gives at least one year's notice and pays a termination fee. If Bank One elects to terminate, the termination payment and all excess cash flow will be deposited in a reserve account until the amount held in the reserve account equals $8,400,000. If the termination option is not exercised, borrower will be required to make equal monthly deposits in a reserve account from February 1, 2006 until February 1, 2011 in an amount sufficient to cause the amount deposited therein to equal $8,750,000 when the Bank One lease expires.

(2)  Occupancy is based on a rent roll dated January 16, 2002.

(3) The mortgaged property also includes a leasehold interest in air rights for parking bridges and balconies on the property.


THE BANK ONE CENTER LOAN

      THE LOAN. The third largest loan (the "Bank One Center Loan") as evidenced by the Promissory Note is secured by a first priority Fee and Leasehold Mortgage to Secure Present and Future Obligations, Assignment of Leases and Rents and Security Agreement (the "Bank One Center Mortgage") encumbering the 1,004,625 square foot, 52-floor office tower known as


                                     III-6
the Bank One Center, located in New Orleans, Louisiana (the "Bank One Center Property"). The Bank One Center Loan was originated on February 11, 2002 by or on behalf of MSDWMC.

      THE BORROWER. The borrower is LKBOC LLC, a Delaware limited liability company (the "Bank One Center Borrower") that owns no material asset other than the Bank One Center Property and related interests. The Bank One Center Borrower is an affiliate of Loeb Partners Realty and J.S. Karlton Company. Loeb Partners Realty was founded in 1979 and currently owns and manages over $3 billion of real estate, primarily consisting of office space in major metropolitan areas. J.S. Karlton Company was founded in 1978 and is the general partner and manager of a portfolio of five properties with an aggregate of over 3.5 million square feet of space.

      THE PROPERTY. The Bank One Center Property was constructed in 1985 and is located at 201 St. Charles Avenue, New Orleans, Louisiana. The Bank One Center Property consists of a 1,004,625 square foot, 52-story, class A office building. Bank One Corporation occupies approximately 29% of the building. The Bank One Center Property contains approximately 935,261 square feet of office area; 57,152 square feet of retail, food court and mezzanine areas; and 12,212 square feet of storage area. The Bank One Center Property is situated on 1.5 acres and contains 780 parking spaces, which are located on floors 3 through 13 of the building. The Bank One Center Borrower leases air rights pertaining to parking bridges and balconies located on the Bank One Center Property from the City of New Orleans, under air rights leases that expire on January 1, 2033.

---------------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE

                                                                                            % OF TOTAL BASE     CUMULATIVE % OF
               # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SQUARE   CUMULATIVE % OF SF     RENTAL REVENUES      TOTAL RENTAL
     YEAR        ROLLING      PER SF ROLLING        FEET ROLLING           ROLLING              ROLLING        REVENUES ROLLING
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
    Vacant           18           $14.28                  7%                   7%                  11%                11%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
     2002            23           $13.01                  4%                  11%                   6%                16%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
     2003            17           $10.17                  5%                  16%                   5%                22%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
     2004            13            $9.01                  7%                  23%                   7%                29%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
     2005            11           $12.15                 19%                  43%                  25%                53%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
     2006            16           $11.12                  9%                  52%                  10%                64%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
     2007             3            $8.96                  1%                  52%                   1%                64%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
     2008             7            $9.06                  5%                  57%                   4%                69%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
     2009             1           $10.58                  1%                  58%                   1%                70%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
     2010             3            $9.15                  3%                  61%                   3%                73%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
     2011            11            $6.63                 39%                 100%                  27%               100%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------
2012 & Beyond        --             --                   --                  100%                 --                 100%
-------------- ------------ -------------------- ------------------- -------------------- -------------------- ------------------


     PROPERTY MANAGEMENT. The Bank One Center Property is managed by Continental Asset Management Company, Inc., which is an affiliate of J.S. Karlton Company. Management fees are subordinated to the Bank One Center Loan pursuant to the Assignment of Management Agreement and Subordination of Management Fees.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Bank One Center Loan and the Bank One Center Property is set forth on Appendix II hereto.









                                     III-7

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 4 -- CAPITAL CITY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $53,250,000

CUT-OFF DATE BALANCE:           $53,250,000

FIRST PAYMENT DATE(1):          3/01/2002

INTEREST RATE:                  7.610%

AMORTIZATION:                   336 months

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  2/01/2012

EXPECTED MATURITY BALANCE:      $47,897,617

SPONSOR(S):                     Crown American Realty Trust

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Closed to prepayment until the earlier of 5
                                years after the loan origination date and 2 years after securitization, with full faith and credit U.S. obligations defeasance thereafter, until 3 months prior to the Maturity Date.
                                Freely prepayable in whole without prepayment premium during the final 3 months.

LOAN PER SF:                    $109.16

UP-FRONT RESERVES(2):           RE Tax:               $176,875
                                Other (J.C. Penney):  $1,000,000

ONGOING RESERVES(3):            RE Tax:               $34,598/month
                                Insurance:            Springing
                                Cap Ex:               $6,647/month
                                TI/LC:                $25,968/month

LOCKBOX(4):                     Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Anchored

LOCATION:                   Camp Hill, PA

YEAR BUILT/RENOVATED:       1974/1998

OCCUPANCY(5):               97.8%

SQUARE FOOTAGE:             487,817

THE COLLATERAL:             A regional shopping center

OWNERSHIP INTEREST(6):      Fee Simple


MAJOR TENANTS               % NRSF       RENT PSF     LEASE EXPIRATION
-------------               ------       --------     ----------------
JC Penney                    21.1         $4.15          11/30/2010
Sears, Roebuck and Co.       20.8         $1.91         7/28/2004(7)
Toys "R" Us                   9.5         $3.30         1/31/2004(8)


PROPERTY MANAGEMENT:        Crown American Properties, L.P.


U/W NET OP. INCOME:         $6,833,747

U/W NET CASH FLOW:          $6,522,130

APPRAISED VALUE:            $80,000,000

CUT-OFF DATE LTV:           66.6%

MATURITY DATE LTV:          59.9%

DSCR(9):                    1.61x


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Payments of interest only are made on the loan through and including the payment date occurring in February 2004. Thereafter, the borrower will make principal and interest payments on the loan based on a 28-year amortization schedule.

(2) If Lender receives satisfactory evidence that J.C. Penney store sales at the property for the immediately preceding consecutive twelve (12) month period have reached, (x) if the disbursement is to occur on or prior to 12/31/03, $138 psf or (y) if the disbursement is to occur after to 12/31/03, the greater of (i) 90% of the average national psf sales for all J.C. Penney anchor stores operating for such 12-month period and (ii) $138 psf, Lender shall disburse the entire J.C. Penney Reserve to the borrower.

(3) The actual amount in the RE Tax Reserve depends on the actual real estate taxes to become due with respect to the property. The borrower is required to deposit monthly 1/12 of the annual amount of real estate taxes due into the RE Tax Reserve. Deposits to the Insurance Reserve are waived for so long as no event of default has occurred and the borrower maintains a blanket insurance policy satisfying the insurance requirements of the loan and otherwise acceptable to Lender.

(4) The lockbox will go hard if Lender determines at any time that (i) the DSCR is less than 1.15x or (ii) more than 20% of the space leased to Sears, Roebuck & Co. (other than such portion of the Sears space used as a tire, battery and auto center) and J.C. Penney has gone dark or such lease(s) has/have or will be terminated. If the lockbox goes hard as a result of the condition described in (ii) above, all excess cash flow is deposited into the TI/LC Reserve and will be disbursed by Lender to the borrower for leasing commissions and TI expenditures relating to such affected anchor tenant space, upon Lender's approval of a replacement lease or leases for such space and upon the borrower's compliance with certain other conditions.

(5)  Occupancy is based on a rent roll dated October 2, 2001.

(6) The property is subject to a ground lease from Crown American Properties, L.P., the sole limited partner of the borrower, as lessor, to the borrower. The ground lessor has subordinated the ground lease to the lien of the loan by subjecting its fee interest to the lien of the mortgage.

(7) Sears, Roebuck & Co. has 5 remaining five-year options to renew at a rental rate of $1.91/sf.

(8) Toys `R Us has a six-year option to renew at a rental rate of $3.80/sf, followed by 5 subsequent five-year options to renew at a rental rate that escalates to a maximum of $6.41/sf in 2030.

(9) The DSCR is based on average interest-only payment through February 1, 2004. The estimated DSCR after the interest-only period is 1.42x.

THE CAPITAL CITY MALL LOAN

      THE LOAN. The fourth largest loan (the "Capital City Mall Loan") is evidenced by the Promissory Note and is secured by a first priority Fee and Leasehold Mortgage and Security Agreement encumbering a 487,817 square foot portion of a


                                     III-8

607,978 square foot regional shopping center known as the Capital City Mall, located in Camp Hill, Pennsylvania (the "Capital City Mall Property"). The Capital City Mall Loan was originated on January 2, 2002 by or on behalf of MSDWMC.

      THE BORROWER. The borrower is Crown American Capital City Associates, L.P., a Pennsylvania limited partnership (the "Capital City Mall Borrower") that owns no material asset other than the Capital City Mall Property and related interests. The Capital City Mall Borrower is controlled by Crown American Properties, L.P., a subsidiary of Crown American Realty Trust, a REIT that trades as "CWN" on the NYSE (the "REIT"). The REIT was formed on May 14, 1993, and owns a 78% general partnership interest in Crown American Properties, L.P. that was formed to own and operate the REIT's properties. Per the REIT's 10Q filing for the quarter ending June 30, 2001, the REIT or its subsidiaries manage over 16 million square feet of gross leasable area and the REIT has total assets of $822.6 million, liabilities of $744.8 million and equity of $77.8 million. As of the market close on September 30, 2001, the REIT had a market capitalization of $1.108 billion.

      THE PROPERTY. The Capital City Mall Property, located in Camp Hill, Pennsylvania, was originally constructed in 1974 and last renovated in 1998. The Capital City Mall Property is comprised of 487,817 square feet of a 607,978 square foot, 100+/- tenant, regional shopping center. The remaining 120,161 square feet of the regional shopping center is attributable to a parcel owned by Hecht's and on which a Hecht's department store is situated. The Capital City Mall Property is located in the West Shore area of the Harrisburg-Lebanon-Carlisle Metropolitan Area in Lower Allen Township in Cumberland County, Pennsylvania. The Capital City Mall Property is in close proximity to residential development and is accessible at Zimmermann and Hartzdale Drives in the Camp Hill section of the West Shore area in the Harrisburg-Lebanon-Carlisle Metropolitan Area. The appraisal cites data that the Capital City Mall Property primary trade area (within a 15 mile radius) has increased to 178,787 households in 2001, with an average household income of $62,039.

------------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                                         % OF TOTAL                           % OF TOTAL BASE      CUMULATIVE % OF
                 # OF LEASES     AVERAGE BASE RENT      SQUARE FEET     CUMULATIVE % OF SF    RENTAL REVENUES       TOTAL RENTAL
     YEAR          ROLLING         PER SF ROLLING         ROLLING             ROLLING             ROLLING         REVENUES ROLLING
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
    Vacant           13                $23.63                2%                   2%                  4%                   4%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
     2002            16                $16.95                9%                  11%                 12%                  16%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
     2003             4                $25.30                2%                  13%                  3%                  19%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
     2004            11                 $4.40               33%                  46%                 11%                  30%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
     2005            10                $23.99                5%                  51%                  9%                  39%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
     2006            12                $28.25                6%                  56%                 13%                  52%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
     2007             9                $19.32                6%                  62%                  9%                  60%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
     2008            11                $29.05                5%                  67%                 10%                  71%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
     2009             9                $21.92                4%                  71%                  7%                  78%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
     2010             9                 $7.40               25%                  96%                 14%                  92%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
     2011             5                $25.85                3%                  99%                  5%                  97%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------
2012 & Beyond         2                $22.53                1%                 100%                  3%                 100%
--------------- --------------- --------------------- ----------------- -------------------- ------------------- -------------------

     PROPERTY MANAGEMENT. The Capital City Mall Property is managed by Crown American Properties, L.P.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Lender will release the lien of the Capital City Mall Loan from a portion of the Capital City Mall Property comprised of 49,005 square feet (1.125 acres) provided no event of default shall have occurred, Lender receives an updated survey and appropriate endorsements to its policy of title insurance, Lender is satisfied that, subsequent to such release, the Capital City Mall Property and the released parcel will be in compliance with applicable zoning, land use, parking and building requirements and certain other conditions are satisfied.

     Certain additional information regarding the Capital City Mall Loan and the Capital City Mall Property is set forth on Appendix II hereto.


                                     III-9

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 -- FAIR CITY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $37,000,000

CUT-OFF DATE BALANCE:           $36,934,701

FIRST PAYMENT DATE:             2/01/2002

INTEREST RATE:                  7.250%

AMORTIZATION:                   360 months

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  1/01/2012

EXPECTED MATURITY BALANCE:      $32,518,871

SPONSOR(S):                     Herbert H. Haft

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Closed to prepayment until the earlier of (i)
                                two years after the date of securitization or
                                (ii) 5 years after the loan origination.
                                Defeasance is permitted thereafter with full faith and credit U.S. obligations. Borrower may voluntarily prepay the loan without penalty during the three months prior to the Maturity
                                Date.

LOAN PER SF:                    $94.20

UP-FRONT RESERVES(1):           RE Tax:           $235,322
                                TI/LC:            $1,700,000
                                Environmental:    $180,000
                                Deferred
                                Maintenance:      $771,063

ONGOING RESERVES(2):            Insurance:        Springing
                                Cap Ex:           $4,901/month

LOCKBOX:                        None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Fairfax, VA

YEAR BUILT/RENOVATED:        1974/1988

OCCUPANCY(3):                92.6%

SQUARE FOOTAGE:              392,102

THE COLLATERAL:              Grocery anchored community shopping center

OWNERSHIP INTEREST:          Fee Simple


MAJOR TENANTS                % NRSF        RENT PSF     LEASE EXPIRATION
-------------                ------        --------     ----------------
Shopper's Food Warehouse      15.8          $11.59         9/30/2015
Lifetime Fitness Gym          15.0          $10.00         7/31/2026
Bed, Bath & Beyond             8.9          $14.55         1/31/2004

PROPERTY MANAGEMENT:         Urban Retail Properties Co.

U/W NET OP. INCOME:          $4,402,498

U/W NET CASH FLOW:           $4,272,631

APPRAISED VALUE:             $55,000,000

CUT-OFF DATE LTV:            67.2%

MATURITY DATE LTV:           59.1%

DSCR:                        1.41x





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) All of the up-front reserves are in the form of letters of credit. Borrower must maintain the total amount required by the loan agreement in each reserve fund, but may maintain the reserve in any combination of letter of credit or cash reserves. In the event that Lender draws on a letter of credit, borrower must replace the amount drawn with cash or a new letter of credit. Lender holds the tax escrow for the term of the loan. Borrower is still required to remit taxes to the appropriate authority directly. The itemized escrowed funds listed above include letters of credit Lender is holding for payments for the following tenant improvements that borrower must make to tenants: (i) $1,100,000 for Lifetime Fitness tenant improvements and (ii) $600,000 for a Shopper's Food Warehouse expansion. The Lifetime Fitness letter of credit shall be reduced upon satisfaction of the following conditions by borrower: (i) no Event of Default shall exist and remain uncured and (ii) Lender shall have received a certificate from borrower stating that borrower has reimbursed Lifetime Fitness for the amounts of such tenant improvements. Before Lender disburses the final $100,000 from the Lifetime Fitness funds, borrower must deliver an estoppel certificate from Lifetime Fitness stating that all of Borrower's reimbursement obligations under their lease have been satisfied. The Shopper's Food Warehouse letter of credit shall be disbursed one time only by Lender, provided that no Event of Default shall have occurred and be continuing and upon borrower's delivery of an estoppel certificate from Shopper's Food Warehouse stating that borrower's obligation to pay the $600,000 for tenant improvements under their lease has been satisfied. The Deferred Maintenance reserve is primarily related to replacement of the roof during the loan term.

(2) If borrower maintains required insurance coverage under a blanket insurance policy and no Event of Default has occurred and is continuing, then deposits for insurance premiums are waived.

(3)  Occupancy is based on the rent roll dated December 31, 2001.

THE FAIR CITY MALL LOAN

      THE LOAN. The fifth largest loan (the "Fair City Mall Loan") as evidenced by a Promissory Note , is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing encumbering the 392,102 square foot regional shopping center known as Fair City Mall, located in Fairfax, Virginia (the "Fair City Mall Property"). The Fair City Mall Loan was originated on December 6, 2001 by or on behalf of MSDWMC.

                                     III-10

      THE BORROWER. The borrower is Fair City HHH, LLC a Delaware limited liability company (the "Fair City Mall Borrower") that owns no material assets other than the Fair City Mall Property and related interests. The Fair City Mall Borrower is sponsored by Herbert H. Haft, founder of the retail holding company, Dart Group Corporation, from which he was subsequently bought out. Mr. Haft incorporated the Dart Group in 1960 and built the company into an operator of auto parts, book, grocery and beverage retailers. Mr. Haft continues to own and operate the Fair City Mall and the Plaza at Landmark in Alexandria, Virginia.

      THE PROPERTY. The Fair City Mall Property, located at 9600 Main Street in Fairfax, Virginia, was originally constructed in 1974 and expanded in 1988. The Fair City Mall Property is located approximately 3.5 miles west of Interstate 495, also known as the "Capital Beltway" and is approximately 25 miles west of Washington, DC. The Fair City Mall Property consists of 392,102 square feet, comprised of five single-level buildings and a 70,237 square foot enclosed mall and is anchored by Shopper's Food Warehouse, Marshall's, Lifetime Fitness Gym and Bed, Bath & Beyond. Fair City Mall is situated on approximately 33.12 acres and contains 1,812 parking spaces.

--------------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE
                                AVERAGE BASE       % OF TOTAL                          % OF TOTAL BASE       CUMULATIVE % OF
               # OF LEASES      RENT PER SF       SQUARE FEET      CUMULATIVE % OF     RENTAL REVENUES         TOTAL RENTAL
    YEAR         ROLLING          ROLLING           ROLLING          SF ROLLING            ROLLING           REVENUES ROLLING
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
   Vacant           3            $14.64                7%                 7%                    7%                    7%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
    2002            2            $17.54                1%                 8%                    1%                    8%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
    2003            5            $19.14                4%                12%                    5%                   14%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
    2004            8            $14.81               27%                39%                   28%                   41%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
    2005            4            $20.59                3%                42%                    4%                   45%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
    2006            5            $14.33               10%                53%                   10%                   56%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
    2007            1            $15.00               <1%                53%                   <1%                   56%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
    2008            5            $22.17                5%                58%                    8%                   64%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
    2009            5            $15.57                9%                67%                    9%                   74%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
    2010           --                --                --                67%                    --                   74%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
    2011            2            $21.33                1%                68%                    2%                   75%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------
2012 & Beyond       3            $11.26               32%               100%                   25%                  100%
----------------------------- ----------------- ----------------- ------------------ --------------------- ---------------------


     PROPERTY MANAGEMENT. The Fair City Mall Property is managed by Urban Retail Properties Co.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. The Fair City Mall financing documents generally prohibit subordinate indebtedness and other encumbrances.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Fair City Mall Loan and the Fair City Mall Property is set forth on Appendix II hereto.











                                     III-11

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 -- NORTEL NETWORKS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $30,000,000

CUT-OFF DATE BALANCE:          $29,947,896

FIRST PAYMENT DATE:            2/01/2002

INTEREST RATE:                 7.350%

AMORTIZATION:                  360 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 1/01/2012

EXPECTED MATURITY BALANCE:     $26,433,482

SPONSOR(S):                    W.P. Carey & Co., LLC; Corporate
                               Property Associates 14 Incorporated

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Closed to prepayment until the earlier of 2
                               years after securitization and 4 years after the loan origination with defeasance thereafter with full faith and credit obligations of the U.S. Freely prepayable in whole without prepayment premium during the 3 months prior to the Maturity Date.

LOAN PER SF:                   $106.29

UP-FRONT RESERVES(1)(2):       Other (Security
                               Deposit):          $5,287,500

ONGOING RESERVES(2):           RE Tax:            Springing
                               Insurance:         Springing
                               TI/LC:             Springing

LOCKBOX:                       Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Office

PROPERTY SUB-TYPE:         Suburban

LOCATION:                  Richardson, TX

YEAR BUILT/RENOVATED:      2001/NAP

OCCUPANCY(3):              100.0%

SQUARE FOOTAGE:            281,758

THE COLLATERAL:            7-story, class A suburban office building

OWNERSHIP INTEREST:        Fee Simple


TENANTS                    % NRSF       RENT PSF      LEASE EXPIRATION
-------                    ------       --------      ----------------
Nortel Networks, Inc.      100.0         $18.77          12/19/2016


PROPERTY MANAGEMENT:       Nortel Networks, Inc. (tenant)

U/W NET OP. INCOME:        $4,623,034

U/W NET CASH FLOW:         $4,246,859

APPRAISED VALUE:           $47,750,000

CUT-OFF DATE LTV:          62.7%

MATURITY DATE LTV:         55.4%

DSCR:                      1.71x







--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(1) Lender is holding a $5,287,500 letter of credit (the "LOC"), furnished as lease security by Nortel Networks, Inc., the tenant of the Nortel Networks Property (the "Tenant"). The LOC will be reduced to $2,643,750 in December 2006 provided there is no continuing event of default under the lease (the "Nortel Networks Lease"). If, at any time, (i) the Tenant achieves a credit rating on its senior unsecured debt of not less than BBB+ from Standard & Poors or Baa1 from Moody's, (ii) the Tenant does not have a split credit rating of more than one credit level from the other credit rating agency and (iii) no event of default is continuing under the Nortel Networks Lease, the LOC will be released, provided that if Tenant's rating subsequently falls below such required rating or has a split credit rating of more than one credit level, the Tenant is required to redeposit a letter of credit in the then required amount.

(2) In the event (i) the borrower is entitled to draw upon the LOC under the terms of the Nortel Networks Lease, (ii) the Nortel Networks Lease has been terminated, and (iii) there is no continuing event of default under the loan, proceeds from the LOC will be deposited by lender into a TI/LC reserve account to be used by the borrower to re-lease the property. Real estate taxes and insurance premiums are springing based on (i) there is a continuing event of default under the Nortel Networks Loan, (ii) there is a default under the Nortel Networks Lease (or replacement triple net lease for the entire Nortel Networks Property with another single-user tenant, in each case acceptable to Lender in its sole discretion) and (iii) Tenant (or such replacement tenant) does not pay real estate taxes on the Nortel Networks Property and is not carrying, and paying the premiums for, the insurance required to be carried under the terms of the loan.

(3)  Occupancy is based on a rent roll dated November 29, 2001.


THE NORTEL NETWORKS LOAN

      THE LOAN. The sixth largest loan (the "Nortel Networks Loan") is evidenced by a Promissory Note and is secured by a first priority Deed of Trust and Security Agreement encumbering the land and improvements thereon known by the street address of 2370 Performance Drive in Richardson, Texas (the "Nortel Networks Property"). The Nortel Networks Loan was originated on December 20, 2001 by or on behalf of MSDWMC. The Nortel Networks Loan financed a sale/leaseback


                                     III-12
transaction between Nortel Networks, Inc., the single-user tenant of the Nortel Networks Property (the "Tenant") and the Nortel Networks Borrower.

     THE BORROWER. The borrower is Wireless (TX) LP , a Delaware limited partnership, doing business in Texas as Wireless Tech (TX) LP (the "Nortel Networks Borrower") that owns no material asset other than the Nortel Networks Property and related interests. The Nortel Networks Borrower is sponsored by Corporate Property Associates 14 Incorporated ("CPA 14"), a real estate investment trust formed in 1997 to acquire commercial and industrial properties and lease them out on a long-term triple-net basis. In its November 22, 2000 prospectus, CPA 14 reported ownership of 46 properties located in 21 states and leased to 32 tenants. The Nortel Networks Borrower is also sponsored by W.P. Carey & Co., LLC, which, together with its affiliated Corporate Properties Associate companies, owns/manages over 473 triple-net, single-tenant lease transactions.

     THE PROPERTY. The Nortel Networks Property, located north of Dallas in Richardson, Texas, was originally constructed in 2001. The office building is 100% occupied by the Tenant and is Phase III of the Galatyn Park development. Phases I and II of the Galatyn Park, constructed in 1997 and 1998, consist of three buildings comprising over 500,000 square feet and are also 100% occupied by the Tenant. According to the Tenant, the Nortel Networks Property represents one of the three most critical facilities of the Tenant's business. The appraisal notes that the Nortel Networks Property is a state-of-the-art facility located in one of the "best" locations in the Telecom Corridor. The Galatyn Park development will feature a Dart light rail station beginning in 2002 and is served by an overpass from the North Central Expressway that provides direct ingress and egress to the development. The Tenant's lease, executed on December 19, 2001, has a 15-year term and is guaranteed by Nortel Networks Limited, which reported liquidity of $4.7 billion as of November 6, 2001, and is a subsidiary of Nortel Networks Corporation (Baa2 and BBB-, Moody's and Standard & Poors, respectively), which reported liquidity of $7.1 billion as of November 6, 2001.

     PROPERTY MANAGEMENT. The Nortel Networks Property is managed by the Tenant.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Nortel Networks Loan and the Nortel Networks Property is set forth on Appendix II hereto.







                                     III-13

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NOS. 7-18 -- PETsMART PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $29,875,000

CUT-OFF DATE BALANCE:           $29,810,825

FIRST PAYMENT DATE:             1/01/2002

INTEREST RATE:                  7.700%


AMORTIZATION:                   360 months

ARD:                            NAP

HYPERAMORTIZATION:              NAP


MATURITY DATE:                  12/01/2011


EXPECTED MATURITY BALANCE:      $26,562,303


SPONSOR(S):                     W.P. Carey & Co., LLC


INTEREST CALCULATION:           Actual/360


CALL PROTECTION:                Closed to prepayment until the earlier of 2
                                years after securitization or 4 years after the loan origination date, with U.S Treasury defeasance thereafter. Freely payable without prepayment premium during the 3 months prior to the maturity date.

LOAN PER SF(1):                 $91.44


UP-FRONT RESERVES(2):           TI/LC:                     $1,500,000
                                Other (Security Deposit):  $2,000,000

ONGOING RESERVES(3):            RE Tax:                    Springing
                                Insurance:                 Springing
                                Cap Ex:                    Springing
                                TI/LC:                     Springing

LOCKBOX:                        None

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Portfolio of 12 assets

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Anchored

LOCATIONS:                Braintree, MA               Dallas, TX
                          Boca Raton, FL              Oxon Hill, MD
                          Southlake, TX               Lake Mary, FL
                          Westlake Village, CA        Flint, MI
                          Evanston, IL                Fridley, MN
                          Plantation, FL              Tallahassee, FL

YEAR BUILT/RENOVATED:     Braintree: 1997/NAP         Dallas: 1998/NAP
                          Boca Raton: 1997/NAP        Oxon Hill: 1998/NAP
                          Southlake: 1998/NAP         Lake Mary: 1997/NAP
                          Westlake Village: 1998/NAP  Flint: 1996/NAP
                          Evanston: 1998/NAP          Fridley: 1996/NAP
                          Plantation: 1997/NAP        Tallahassee: 1997/NAP

OCCUPANCY(4):             100.0%

SQUARE FOOTAGE:           326,008

THE COLLATERAL:           12 single-tenant retail buildings



TENANTS                   % NRSF       RENT PSF(5)     LEASE EXPIRATION
--------                  ------       --------        ----------------
PETsMART                   100.0        $14.75            12/31/2021

PROPERTY MANAGEMENT:      PETsMART, Inc. (tenant)

U/W NET OP. INCOME(1):    $4,274,684

U/W NET CASH FLOW(1):     $4,158,255

APPRAISED VALUE:          $47,800,000

CUT-OFF DATE LTV(1):      62.4%

MATURITY DATE LTV(1):     55.6%

DSCR(1):                  1.63x
----------------------------------------------------------------------------

----------------------------------------------------------------------------

(1) Loan balance per SF, U/W Net Op. Income, U/W Net Cash Flow, Cut-off Date LTV, Maturity Date LTV and DSCR are all calculated on a combined basis for the twelve-properties.

(2) Up-front Reserves include a letter of credit representing the master tenant's security deposit, which is assigned to the lender. Lender will release the letter of credit once PETsMART, Inc. (the master tenant) achieves an investment grade rating. Additionally, the letter of credit will be reduced to $1,500,000 after the fifth year of the master lease, regardless of the credit rating of PETsMART, Inc.

(3) No real estate tax or insurance reserve is required as long as no event of default has occurred and PETsMART, Inc. or a replacement tenant is paying those items. Cap Ex and TI/LC reserves will also be instituted if the PETsMART lease is not in full force and effect or if the property is not leased on a triple-net basis to another single user tenant acceptable to the lender.

(4)  Occupancy is based on appraisals dated 9/25/2001 - 10/1/2001.

(5)  Rent PSF is an average of all 12 properties.


THE PETSMART PORTFOLIO LOAN

      THE LOAN. The seventh largest loan (the "PETsMART Loan") as evidenced by a promissory note is a single loan secured by first priority mortgages or deeds of trust and security agreements encumbering twelve retail properties located in:
Braintree, Massachusetts; Boca Raton, Florida; Southlake, Texas; Westlake Village, California; Evanston, Illinois; Plantation,


                                     III-14

Florida; Dallas, Texas; Oxon Hill, Maryland; Lake Mary, Florida; Flint, Michigan; Fridley, Minnesota; and Tallahassee, Florida (the "PETsMART Properties"). The PETsMART Loan was originated December 1, 2001, by or on behalf of MSDWMC.

     THE BORROWER. The borrower under the PETsMART Loan is Goldfish (DE) LP, a Delaware limited partnership (the "PETsMART Borrower"), which is a special purpose entity that owns no material asset other than the PETsMART Properties and related interests. The PETsMART Borrower is wholly owned by Corporate Property Associates 14 Incorporated, a real estate investment trust. According to its November 22, 2000 prospectus, Corporate Property Associates 14 Incorporated owns 46 properties located in 21 states. The PETsMART Loan's sponsor is W.P. Carey & Co., LLC, a public company that (with its affiliates, including the PETsMART Borrower) is the owner/manager in over 473 single tenant sale-leaseback transactions.

     CROSS COLLATERALIZATION AND PROPERTY RELEASE FEATURES. The lender must permit the release of one or more of the PETsMART Properties from the cross collateralization provisions of the PETsMART Mortgages after the defeasance lockout period, subject to the deposit of defeasance collateral equal to 125% of the allocated loan amount for the released property, and subject to certain other conditions, such as a debt service coverage ratio requirement equal to the greater of (i) 1.53x or (ii) the debt service coverage ratio of all PETsMART Properties prior to the release. Any release is subject to rating agency confirmation of no withdrawal or downgrading of the ratings of the Series 2002-TOP6 certificates. The PETsMART Borrower is also permitted to make certain property substitutions, subject to net operating income and debt service coverage ratio tests.

     THE MASTER LEASE. Each PETsMART Property is leased to PETsMART, Inc., pursuant to a "triple net" master lease with the PETsMART Borrower, which has a term expiring on December 31, 2021. PETsMART, Inc. is the largest retailer of pet supplies in the U.S. It currently operates more than 550 stores in the U.S. and Canada.

     THE PROPERTIES.

     The PETsMART Property located at 250 Grossman Drive, Braintree, MA, was constructed in 1997. This PETsMART Property consists of a single story retail building containing 25,587 net square feet on 2.3 acres. This PETsMART Property is part of the Plaza at Braintree shopping center (the rest of which is not included in the collateral) containing approximately 375,000 retail square feet and anchored by Borders and Sports Authority. This property is located in a suburban community approximately 1/2 hour driving time south of Boston's Logan Airport.

     The PETsMART Property located at 20861 Highway 441, Boca Raton, FL, was constructed in 1997. This PETsMART Property consists of a single story retail building containing 26,045 net square feet on 2.5 acres. This PETsMART Property is part of the Boca Glades Shopping Center (the rest of which is not included in the collateral) which is anchored by Sports Authority and Linens N' Things. This property is located in the City of Boca Raton, which is part of the Boca Raton-West Palm Beach market area.

     The PETsMART Property located at 200 Village Center Drive, Southlake, TX, was constructed in 1998. This PETsMART Property consists of a single story retail building containing 34,247 net square feet on 4.7 acres. This PETsMART Property is part of the Home Depot shopping center (the rest of which is not included in the collateral) including a 105,000 square feet Home Depot Store. This property is located in a suburban community in the northern portion of the Dallas/Fort Worth market area.

     The PETsMART Property located at 5766 Lindero Canyon Rd., Westlake Village, CA, was constructed in 1998. This PETsMART Property consists of a single story retail building containing 30,000 net square feet on 2.4 acres. This PETsMART Property is part of the Westlake North Shopping Center (the rest of which is not included in the collateral), which is anchored by CostCo, Albertson's and Staples.

     The PETsMART Property located at 2221 Oakton Avenue, Evanston, IL, was constructed in 1998. This PETsMART Property consists of a single story retail building containing 26,416 net square feet on 1.8 acres. This PETsMART Property is part of a shopping center (the rest of which is not included in the collateral), which is anchored by Home Depot. This property is located near the communities of Lincolnwood and Skokie, north of Chicago.

     The PETsMART Property located at 12051 W. Sunrise Blvd., Plantation, FL, was constructed in 1997. This PETsMART Property consists of a single story retail building containing 26,040 net square feet on 3.9 acres. This PETsMART Property is part of a shopping center (the rest of which is not included in the collateral) which is anchored by Borders Books. This property is located in a commercial, retail and office use neighborhood in the Fort Lauderdale market area, immediately opposite the Sawgrass Mills regional mall.

     The PETsMART Property located at 12100 Inwood Rd., Dallas, TX, was constructed in 1998. This PETsMART Property consists of a single story retail building containing 26,370 net square feet on approximately 5 acres. This PETsMART


                                     III-15

Property is part of a shopping center (the rest of which is not included in the collateral) anchored by Lowes Home Center. This property is located in a largely retail area due north of the downtown Dallas business district.

     The PETsMART Property located at 6005 Oxon Hill Road, Oxon Hill, MD, was constructed in 1998. This PETsMART Property consists of a single story retail building containing 26,956 net square feet on 2.5 acres. This PETsMART Property is part of a shopping center (the rest of which is not included in the collateral) anchored by Home Depot. This property is located on a major 6-lane divided highway approximately 3 miles northeast of Alexandria, Virginia, near interstate 495 (the Beltway).

     The PETsMART Property located at 4550 West Lake Mary Boulevard, Lake Mary, FL, was constructed in 1997. This PETsMART Property consists of a single story retail building containing 26,096 net square feet on 4.9 acres. This PETsMART Property is part of a shopping center (the rest of which is not included in the collateral) anchored by Home Depot. This property is located in a suburban community in the northern portion of the Orlando market area.

     The PETsMART Property located at 4061 Miller Road, Flint, MI, was constructed in 1996. This PETsMART Property consists of a single story retail building containing 26,151 net square feet on 3.7 acres. This PETsMART Property is part of a shopping center (the rest of which is not included in the collateral) known as Gennessee Crossing, containing approximately 220,090 retail square feet including a Target store. This property is located in a retail district on the southwest side of Flint, Michigan, just north of Interstate 69.

     The PETsMART Property located at 5660 Main St. NE, Fridley, MN, was constructed in 1996. This PETsMART Property consists of a single story retail building containing 26,060 net square feet on 2.9 acres. This PETsMART Property is part of a shopping center (the rest of which is not included in the collateral) anchored by Home Depot. This property is located in a largely residential neighborhood of a suburban community north of Minneapolis and St. Paul.

     The PETsMART Property located at 3220 Capital Circle NE, Tallahassee, FL, was constructed in 1997. This PETsMART Property consists of a single story retail building containing 26,040 net square feet on 2.05 acres. This PETsMART Property is part of a shopping center (the rest of which is not included in the collateral) anchored by Home Depot. This property is located in a suburban community in the northeastern section of Tallahassee.

     PROPERTY MANAGEMENT. The PETsMART Properties are managed by PETsMART, Inc., the master tenant.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     Certain additional information regarding the PETsMART Loan and the PETsMART Properties is set forth on Appendix II hereto.











                                     III-16

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 19-30 -- BEST BUY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $28,500,000

CUT-OFF DATE BALANCE:            $28,455,601

FIRST PAYMENT DATE:              3/01/2002

INTEREST RATE:                   7.49%

AMORTIZATION:                    300 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   2/01/2012

EXPECTED MATURITY BALANCE:       $23,189,544

SPONSOR(S):                      W.P. Carey Co. LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until the earlier of 3
                                 years after the date the mortgage
                                 is recorded or 2 years after the
                                 REMIC startup date, with U.S.
                                 Treasury defeasance thereafter. The
                                 loan is fully prepayable beginning
                                 3 months prior to loan maturity.

LOAN PER SF(1):                  $59.16


UP-FRONT RESERVES:               None


ONGOING RESERVES(2):             RE Tax:             Springing
                                 Insurance:          Springing
                                 Cap Ex              Springing
                                 TI/LC::             Springing

LOCKBOX:                         Hard





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Portfolio of 12 assets

PROPERTY TYPE:            Retail

PROPERTY SUB-TYPE:        Big Box

LOCATIONS:                Schaumburg, IL             Virginia Beach, VA
                          Arlington, TX              Albuquerque, NM
                          North Attleboro, MA        Nashua, NH
                          Houston, TX                Fort Collins, CO
                          Beaumont, TX               Matteson, IL
                          Fort Worth, TX             Dallas, TX


YEAR BUILT/RENOVATED:     Schaumburg: 1965/1992      Virginia Beach: 1999/NAP
                          Arlington: 1990/1993       Albuquerque: 1991/NAP
                          North Attleboro: 1999/NAP  Nashua: 1999/NAP
                          Houston: 1999/NAP          Fort Collins: 1992/2001
                          Beaumont: 1992/NAP         Matteson: 1992/NAP
                          Fort Worth: 1992/NAP       Dallas: 1990/NAP

OCCUPANCY(3):             100.0%

SQUARE FOOTAGE:           481,029

THE COLLATERAL:           12 Best Buy big box retail facilities

OWNERSHIP INTEREST:       Fee Simple


MAJOR TENANTS:            % NRSF        RENT PSF(4)      LEASE EXPIRATION
-------------             ------        --------         ----------------
Best Buy Stores, L.P.     100.0            $9.76            4/30/2018


PROPERTY MANAGEMENT:      Borrower, which is a W.P. Carey & Co. LLC affiliate

U/W NET OP. INCOME(1):    $4,072,671

U/W NET CASH FLOW(1):     $3,778,132

APPRAISED VALUE:          $45,425,000

CUT-OFF DATE LTV(1):      62.6%

MATURITY DATE LTV(1):     51.1%

DSCR(1):                  1.50x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Loan balance per SF, U/W Net Op. Income, U/W Net Cash Flow, Cut-off Date LTV, Maturity Date LTV and DSCR are all calculated on a combined basis for the twelve-properties.

(2) The following escrow and reserve accounts shall be required upon the occurrence of a Trigger Event: (a) tax and insurance impounds, to be funded monthly, (b) lease rollover reserves, and (c) capital expenditure reserves. A Trigger Event is defined as (a) an event of default; or (b) Best Buy's credit rating falling below 'BB' as defined by Standard & Poor's.

(3) Based on master lease dated April 15, 1993, revised September 26, 2001; individual property appraisals; and site inspections conducted December 7, 2001 - January 25, 2002.

(4) Base rent of $9.76 psf represents the average rent over the loan term. Current base rent is $10.45 psf increasing to $10.58 psf effective May 1, 2003, adjusting to $8.56 psf effective May 1, 2008. The base rent will again adjust upward to $8.90 psf effective May 1, 2013 through the end of the initial lease term. The base rent is triple net.

THE BEST BUY PORTFOLIO LOAN

    THE LOAN. The eighth largest loan (the "Best Buy Portfolio Loan") is evidenced by a promissory note secured by eight first-priority Deeds of Trusts and Security Agreements and four first-priority Mortgages and Security Agreements (such deeds of trust and mortgages together being the "Best Buy Portfolio Mortgages") encumbering 12 Best Buy big box retail facilities, located in: Schaumburg, IL, Virginia Beach, VA, Arlington, TX, Albuquerque, NM, North Attleboro, MA, Nashua, NH, Houston (Willowbrook), TX, Fort Collins, CO, Beaumont, TX, Matteson, IL, Fort Worth (Ridgmar), TX, and Dallas


                                     III-17

(Duncanville), TX (collectively, the "Best Buy Portfolio Properties"). The Best Buy Portfolio Mortgages encumber the fee interests in the Best Buy Portfolio Properties. The Best Buy Portfolio Loan was originated on January 25, 2002 by Wells Fargo.

    THE BORROWER. The borrower, BB (MULTI) LIMITED PARTNERSHIP, is a Delaware limited partnership (the "Best Buy Portfolio Borrower") that owns no material assets other than the Best Buy Portfolio Properties and related interests. The general partner of the Best Buy Portfolio borrower is BEST (MULTI) QRS 11-55, Inc., a Delaware Corporation (0.5% ownership) whose limited partners are BB 11
(MD) and BB 12 (MD), both Maryland Business Trusts (ownership 62.5% and 37.0% respectively). BEST (MULTI) QRS 11-55, Inc. and BB 11 (MD) are each wholly-owned subsidiaries of Carey Institutional Properties Incorporated ("CIP"), a Maryland corporation. BB 12 (MD) is a wholly-owned subsidiary of Corporate Property Associates 12 Incorporated ("CPA:12"), also a Maryland corporation. CPA:12 and CIP are each public real estate investment trusts sponsored and managed by W.P. Carey & Co., Inc.

    THE PROPERTIES.

    The Best Buy Portfolio Property located in Schaumburg, IL is a one-story, free-standing, single-tenant retail facility comprising 51,104 square feet located on 5.85 acres. Of the square footage, 47,525 square feet is operated by the subject tenant as a retail store and 3,579 square feet is sub-leased to Pearle Vision. The subject was constructed in 1965 as a retail store and warehouse, undergoing renovation to its current status in 1992. For the fiscal year ended February 2001, the facility reported sales in excess of $47 million (or $989 per square foot).

    The Best Buy Portfolio Property located in Virginia Beach, VA is a one-story, free-standing, single-tenant retail facility comprising 47,441 square feet of gross leaseable area. Built in 1999, the facility is located on 4.86 acres. For the fiscal year ended February 2001, the facility reported sales in excess of $47.5 million (or $1,001 per square foot).

    The Best Buy Portfolio Property located in Arlington, TX is a one-story, free-standing, single-tenant retail facility comprising 46,641 square feet of gross leaseable area located on 4.76 acres. Originally constructed in 1990 as a 27,915 square foot facility, the property completed its expansion to its current square footage in 1993. For the fiscal year ended February 2001, the facility reported sales in excess of $47.1 million (or $1,010 per square foot).

    The Best Buy Portfolio Property located in Albuquerque, NM is a one-story, free-standing, single-tenant retail facility comprising 45,653 square feet of gross leaseable area. The facility was built in 1991 as a 28,050 square foot structure on a 3.17 acres parcel. For the fiscal year ended February 2001, the facility reported sales in excess of $37.7 million (or $826 per square foot).

    The Best Buy Portfolio Property located in North Attleboro, MA is a one-story, free-standing, single-tenant retail facility comprising 45,638 square feet of gross leaseable area located on 8.05 acres. The property was originally constructed in 1999 and is in excellent condition. For the fiscal year ended February 2001, the facility reported sales in excess of $38.6 million (or $846 per square foot).

    The Best Buy Portfolio Property located in Nashua, NH is a free-standing, commercial retail building with a lower level parking garage. The single-tenant retail facility comprises 90,690 square feet of gross building area located on
3.26 acres, consisting of 45,345 square feet of gross leaseable retail space over 45,345 square feet of parking. The parking garage provides 106 covered parking spaces. There is a surface parking lot in front of the property that provides an additional 97 spaces, for a total of 203 parking spaces. The property was originally constructed in 1999 and is in excellent condition. For the fiscal year ended February 2001, the facility reported sales in excess of $52.6 million (or $1,160 per square foot).

    The Best Buy Portfolio Property located in Houston (Willowbrook), TX is a one-story, free-standing, single-tenant retail facility comprising 44,383 square feet of gross leaseable area located on 3.06 acres. Built in 1999, the facility has surface parking for 355 vehicles. For the fiscal year ended February 2001, the facility reported sales in excess of $48.7 million (or $1,097 per square foot).

    The Best Buy Portfolio Property located in Fort Collins, CO is a one-story, free-standing, single-tenant retail facility comprising 42,769 square feet of gross leaseable area located on 5.77 acres. Originally built in 1992 as a 28,521 square foot structure, the subject completed its expansion to its current square footage in May 2001. Surface parking is available for 203 vehicles. For the fiscal year ended February 2001, the facility reported sales in excess of $35.9 million (or $1,259 per square foot).

                                     III-18

    The Best Buy Portfolio Property located in Beaumont, TX is a one-story, free-standing, single-tenant retail facility comprising 28,255 square feet of gross leaseable area. The facility was built in 1992, and comprises 11.47 acres. Surface parking is available for 168 vehicles. For the fiscal year ended February 2001, the facility reported sales in excess of $26.6 million (or $941 per square foot).

    The Best Buy Portfolio Property located in Matteson, IL is a one-story, free-standing, single-tenant retail facility comprising 28,050 square feet of gross leaseable area located on 2.73 acres. The facility was built in 1992 and has surface parking available for 146 vehicles. For the fiscal year ended February 2001, the facility reported sales in excess of $27.8 million (or $991 per square foot).

    The Best Buy Portfolio Property located in Fort Worth (Ridgmar), TX is a one-story retail facility comprising 28,050 square feet of gross leaseable area located on 1.95 acres. The site is the end-cap space contiguous to Albertson's in a neighborhood retail center. Built in 1992, the property has surface parking for 101 vehicles. For the fiscal year ended February 2001, the facility reported sales in excess of $27.8 million (or $991 per square foot).

    The Best Buy Portfolio Property located in Dallas (Duncanville), TX is a one-story, free-standing, single-tenant retail facility comprising 27,700 square feet of gross leaseable area located on 2.93 acres. Built in 1990, the subject has surface parking for 159 vehicles. For the fiscal year ended February 2001, the facility reported sales in excess of $27.6 million (or $996 per square foot).

     PROPERTY MANAGEMENT. The Best Buy Portfolio Property is managed by the Best Buy Portfolio Borrower, which is an affiliate of W.P. Carey & Co. LLC.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Substitution of collateral is permitted, limited to the replacement of properties with other Best Buy stores having allocated loan amounts of no more than 30% of the total loan amount, based on lender and rating agency approval and subject to DSCR and LTV tests which maintain the same LTV and DSCR that is in-place at the initial loan closing and other conditions. Partial releases of collateral are also permitted, subject to (a) delivery of defeasance collateral consisting of government securities sufficient to provide for the payments on a new note in the amount of 125% of the allocated loan amounts for the properties that are the subject of the defeasance for the balance of the term and (b) other defeasance parameters and conditions.

     Certain additional information regarding the Best Buy Portfolio Loan and the Best Buy Portfolio Properties is set forth on Appendix II hereto.










                                     III-19

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 31 -- BROADCOM CORPORATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $25,000,000

CUT-OFF DATE BALANCE:            $24,872,605

FIRST PAYMENT DATE:              12/03/2001

INTEREST RATE:                   6.850%

AMORTIZATION:                    300 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   11/03/2011

EXPECTED MATURITY BALANCE:       $19,955,047

SPONSOR(S):                      Manucher Azmudeh

INTEREST CALCULATION:            Actual/360

CALL PROTECTION(1):              Earlier of 24 months from the date of
                                 securitization or 4 years after the first payment of principal and interest, with U.S.
                                 Treasury defeasance or prepayment with make whole premium permitted thereafter. The loan is fully prepayable beginning 3 months prior to loan maturity.

LOAN PER SF:                     $124.36

UP-FRONT RESERVES(2):            RE Tax/Insurance:  $547,550
                                 Cap Ex:            $40,000
                                 TI/LC:             $444,444

ONGOING RESERVES(2):             None

LOCKBOX:                         NAP

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Office

PROPERTY SUB-TYPE:          Suburban Office

LOCATION:                   San Jose, CA

YEAR BUILT/RENOVATED:       1990/NAP

OCCUPANCY(3):               100.0%

SQUARE FOOTAGE:             200,000

THE COLLATERAL:             Two-story Office/R&D building

OWNERSHIP INTEREST:         Fee Simple


MAJOR TENANTS               % NRSF       RENT PSF      LEASE EXPIRATION
-------------               ------       --------      ----------------
Broadcom Corporation         100.0        $27.32          5/31/2010


PROPERTY MANAGEMENT:        SBC&D Co.

U/W NET OP. INCOME:         $4,760,346

U/W NET CASH FLOW:          $4,385,346

APPRAISED VALUE:            $47,000,000

CUT-OFF DATE LTV:           52.9%

MATURITY DATE LTV:          42.5%

DSCR:                       2.10x




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The tenant has a right of first offer (ROFO) to purchase the property. If the ROFO is triggered, the tenant may prepay the loan with make whole premium at any time, even prior to the Lockout Date. Please see The Property section for further details.

(2) All of the up-front reserves are in the form of letters of credit. The Broadcom Corporation Borrower is required to pay taxes and insurance directly. In addition, it is required to provide Lender with a letter of credit in the amount of $547,550, which can be cashed to pay taxes and insurance should payment not be made. An additional letter of credit for capital improvements will begin with an initial amount of $40,000 and shall be increased by $40,000 each year through the loan term to a total of $400,000. A third letter of credit for tenant improvements and leasing commissions will begin with an initial amount of $444,444 and shall be increased by $444,444 each year through the loan term to a total of $4,000,000.

(3)  Occupancy is based on the rent roll dated October 12, 2001.


THE BROADCOM CORPORATION LOAN

     THE LOAN. The ninth largest loan ("Broadcom Corporation Loan") is evidenced by the Secured Promissory Note (the "Broadcom Corporation Note") and is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "Broadcom Corporation Mortgage") encumbering a 200,000 square foot suburban office/R&D building, located in San Jose, California (the "Broadcom Corporation Property"). The Broadcom Corporation Loan was originated on October 12, 2001 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company ("PCF").

     THE BORROWER. The borrower is Conejo Valley Development Corporation California, a California corporation (the "Broadcom Corporation Borrower") that owns no material asset other than the Broadcom Corporation Property and related interests. The Broadcom Corporation Borrower is required to have an independent director. The Broadcom Corporation Borrower is a wholly-owned subsidiary of Conejo Valley Holding Inc., a California corporation (the "Broadcom Corporation Equity Owner"). The Broadcom Corporation Equity Owner owns no material asset other than its ownership interests in the Broadcom Corporation Borrower and related interests.

                                     III-20

     THE PROPERTY. The Broadcom Corporation Property, located in San Jose, California was originally constructed in 1990. The Broadcom Corporation Property consists of a 200,000 square foot suburban office/R&D building, is situated on approximately 12.06 acres, and contains over 640 parking spaces. If the Broadcom Corporation Borrower elects to sell the Broadcom Corporation Property, the tenant has a right of first offer (ROFO) to purchase the Broadcom Corporation Property. The ROFO has been subordinated to the Broadcom Corporation Mortgage. Lender has agreed to recognize the ROFO, but only to the extent the tenant pays the purchase price directly to Lender and the price is sufficient to pay the Broadcom Corporation Loan in full with make whole premium. If the ROFO is triggered, the tenant may prepay the Broadcom Corporation Loan with make whole premium at any time (even prior to the Lockout Date). In addition, lender may, in its sole and absolute discretion, permit the tenant to purchase the Broadcom Corporation Property and assume the Broadcom Corporation Loan.

     PROPERTY MANAGEMENT. The Broadcom Corporation Property is managed by SBC&D Co., Inc, which is not affiliated with the Broadcom Corporation Borrower. The management fees are subordinate/subject to the Broadcom Corporation Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Broadcom Corporation Loan and the Broadcom Corporation Property is set forth on Appendix II hereto.

























                                     III-21

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 32 -- BOCA PARK RETAIL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $20,000,000

CUT-OFF DATE BALANCE:            $19,952,991

FIRST PAYMENT DATE:              1/01/2002

INTEREST RATE:                   7.25%

AMORTIZATION:                    360 months

ARD:                             NAP

HYPERAMORTIZATION:               NAP

MATURITY DATE:                   12/01/2011


EXPECTED MATURITY BALANCE:       $17,584,020

SPONSOR(S):                      Triple Five National Development Corp.

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout until the later of 3 years after
                                 loan origination or 2 years after the REMIC startup date, with U.S. Treasury defeasance thereafter. The loan is fully prepayable beginning 3 months prior to loan maturity.

LOAN PER SF:                     $156.51


UP-FRONT RESERVES:               RE Tax:               $36,707
                                 Insurance:            $18,963
                                 TI/LC:                $996,980


ONGOING RESERVES:                RE Tax:               $36,707/month
                                 Insurance:            $1,805/month
                                 Capex:                $1,595/month
                                 TI/LC:                $8,075/month

LOCKBOX:                          None


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Anchored

LOCATION:                   Las Vegas, NV

YEAR BUILT/RENOVATED:       1999-2001/NAP

OCCUPANCY(1):               92.7%

SQUARE FOOTAGE:             127,485

THE COLLATERAL:             Anchored retail center containing three
                            single-story buildings

OWNERSHIP INTEREST:         Fee Simple


MAJOR TENANTS               % NRSF      RENT PSF     LEASE EXPIRATION
-------------               ------      --------     ----------------
Ross Dress for Less          23.7        $15.00         1/31/2012
Lamps Plus                   8.7         $23.04         1/31/2012
Dress Barn                   6.2         $17.23         6/30/2005



PROPERTY MANAGEMENT:        Triple Five National Development Corporation

U/W NET OP. INCOME:         $2,499,269

U/W NET CASH FLOW:          $2,380,634

APPRAISED VALUE:            $29,000,000

CUT-OFF DATE LTV:           68.8%

MATURITY DATE LTV:          60.6%

DSCR:                       1.45x





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Based on rent roll dated January 31, 2002.


THE BOCA PARK RETAIL CENTER LOAN

     THE LOAN. The tenth largest loan (the "Boca Park Retail Center Loan") is evidenced by a promissory note secured by a first priority Deed of Trust, Absolute Assignment of Rents and Leases, and Security Agreement encumbering the retail shopping center building, located at Charleston and Rampart Boulevards, in Las Vegas, Nevada (the "Boca Park Retail Center Property"). The Boca Park Retail Center Loan was originated on November 23, 2001 by Wells Fargo.

     THE BORROWER. The borrower is Boca Park Marketplace, LLC, a Nevada Limited Liability company (the "Boca Park Retail Center Borrower") that owns no material assets other than the Boca Park Retail Center Property and related interests. The managing member of the borrower is Boca Park Marketplace MM, Inc. The sponsor of the project is Triple Five Nevada Development Corporation, who is the majority owner of the LLC.






                                     III-22

     THE PROPERTY. The Boca Park Retail Center Property is an anchored neighborhood shopping center strategically located at the geographic center of the Summerlin master planned community in Las Vegas. The community's master plan incorporates 30 villages, each designed as a fully integrated community containing high quality residential neighborhoods, business parks, schools, parks, golf courses, cultural facilities, fire and police stations, and health care centers. The master developer will dictate the quantity and quality of new retail development within the confines of the subject's trade area, thus constraining new supply with significant barriers to entry. Completed in late 2001, the Boca Park Retail Center Property represents Phase I of a three phased development. The center is anchored by Ross Dress for Less and a multitude of in-line tenants including Radio Shack, Bath & Body Works, Motherhood Maternity, Dress Barn and Payless Shoes. Lastly, the property is shadow anchored by Target Greatland, Office Max and Von's Grocery stores.

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                       AVERAGE BASE        % OF TOTAL      CUMULATIVE %    % OF TOTAL BASE      CUMULATIVE % OF
                       # OF LEASES      RENT PER SF       SQUARE FEET     OF SF ROLLING    RENTAL REVENUES       TOTAL RENTAL
        YEAR             ROLLING          ROLLING           ROLLING                            ROLLING         REVENUES ROLLING
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
       Vacant               2             $29.54               7%               7%                9%                  9%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        MTM                --               --                 --               7%                --                  9%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        2002               --               --                 --               7%                --                  9%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        2003               --               --                 --               7%                --                  9%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        2004                2             $20.03               7%              15%                6%                  15%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        2005                4             $21.03              16%              30%               14%                  29%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        2006               12             $30.74              17%              48%               23%                  52%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        2007                3             $32.48               6%              54%                9%                  61%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        2008               --               --                 --              54%                --                  61%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        2009               --               --                 --              54%                --                  61%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        2010                1             $23.04               3%              57%                3%                  64%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
        2011                6             $26.00              19%              76%               21%                  85%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------
   2012 & Beyond            1             $15.00              24%              100%              15%                 100%
--------------------- -------------- ------------------ ----------------- --------------- ------------------- --------------------

     PROPERTY MANAGEMENT. The Boca Park Retail Center Property is managed by Triple Five Nevada Development Corporation, which is an affiliate of the Boca Park Retail Center Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Boca Park Retail Center Loan and the Boca Park Retail Center Property is set forth on Appendix II hereto.




















                                     III-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]
BEAR STEARNS                   MARCH 8, 2002                  MORGAN STANLEY

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                             ----------------------

                                 $1,014,395,000
                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR

                       PRINCIPAL COMMERCIAL FUNDINGS, LLC
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                          BEAR, STEARNS FUNDING, INC.
                            AS MORTGAGE LOAN SELLERS
                        --------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6

                        --------------------------------

BEAR, STEARNS & CO. INC.                                         MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                         CO-LEAD BOOKRUNNING MANAGER

GOLDMAN, SACHS & CO.                        WELLS FARGO BROKERAGE SERVICES, LLC
CO-MANAGER                                                           CO-MANAGER




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,014,395,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6



TRANSACTION FEATURES
o   Sellers:

---------------------------------------------------------------------------------------------------
                                                 NO. OF    NO. OF      CUT-OFF DATE      % OF
SELLERS                                          LOANS   PROPERTIES    BALANCE ($)       POOL
---------------------------------------------------------------------------------------------------
 Principal Commercial Funding, LLC                54          55       360,225,958      32.2
 Morgan Stanley Dean Witter Mortgage Capital Inc. 17          32       288,729,681      25.8
 Wells Fargo Bank, National Association           60          72       263,620,241      23.6
 Bear, Stearns Funding, Inc.                      19          20       205,216,300      18.4
---------------------------------------------------------------------------------------------------
 TOTAL:                                          150         179     1,117,792,180     100.0
---------------------------------------------------------------------------------------------------


o    Loan Pool:
     o    Average Cut-off Date Balance:  $7,451,948
     o    Largest Mortgage Loan by Cut-off Date Balance:  $86,451,522
     o Five largest and ten largest loans: 28.1% and 40.0% of pool, respectively

o    Credit Statistics:

     o Weighted average debt service coverage ratio of 1.71x (excluding the Regent Court loan)
     o Weighted average current loan-to-value ratio of 61.1%; weighted average balloon loan-to-value ratio of 50.1% (in each case, excluding the Regent Court loan)

o    Property Types:

[GRAPHIC OMITTED]

PIE CHART (Plot points):

Retail(2)         40.4%
Office            34.6%
Industrial        16.7%
Multifamily        5.5%
Other (1)          2.7%



Notes: (1) "Other" collateral consists of Self Storage, Manufactured Housing Community and Other-Theatre.

        (2) "Retail" collateral consists of 31.1% Anchored, 3.9% Big Box, 2.6% Free Standing, 2.0% Unanchored and 0.8% Shadow Anchored.

o     Call Protection: (as applicable)
      o 81.5% of the pool (133 loans) has a lockout period ranging from 24 to 59 payments from origination, then defeasance provisions.
      o 12.7% of the pool (9 loans) permits voluntary prepayment following a lockout period ranging from 24 to 30 payments from origination with the greater of yield maintenance and a prepayment premium of 1.0% and also permits defeasance two years following securitization.
      o 4.2% of the pool (5 loans) has a lockout period ranging from 28 to 35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.
      o 0.7% of the pool (1 loan) permits voluntary prepayment at any time with the greater of yield maintenance and a prepayment premium of 1.0% and also permits defeasance two years following securitization.
      o 0.5% of the pool (1 loan) permits voluntary prepayment for a period of 79 payments following a lockout period of 28 payments from origination with the greater of yield maintenance and a prepayment premium of 1.0% followed by yield maintenance for a period of 9 payments and also permits defeasance two years following securitization.
      o 0.3% of the pool (1 loan) permits voluntary prepayment at any time with the greater of yield maintenance and a prepayment premium of 1.0%.
o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying Agent in addition to detailed payment and delinquency information. Information provided by the Paying Agent is expected to be available at www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website.
o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.
o Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,014,395,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


OFFERED CERTIFICATES

-------- ---------------- ----------------- ----------------- ----------- -------------- --------------- -------------- ------------
                                                                                                                        CERTIFICATE
              INITIAL                                                                    EXPECTED FINAL      INITIAL     PRINCIPAL
            CERTIFICATE    SUBORDINATION        RATINGS        AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH    TO VALUE
  CLASS     BALANCE(1)         LEVELS        (MOODY'S/S&P)    LIFE(2)(3)   WINDOW(2)(4)      DATE(2)         RATE(5)      RATIO(6)
-------- ---------------- ----------------- ----------------- ----------- -------------- --------------- -------------- ------------
A-1        $304,970,000        14.750%         Aaa / AAA         5.70        1 - 106         1/15/11          5.92%         52.1%
-------- ---------------- ----------------- ----------------- ----------- -------------- --------------- -------------- ------------
A-2        $647,947,000        14.750%         Aaa / AAA         9.71       106 - 120        3/15/12          6.46%         52.1%
-------- ---------------- ----------------- ----------------- ----------- -------------- --------------- -------------- ------------
B           $30,739,000        12.000%          Aa2 / AA         9.98       120 - 120        3/15/12          6.62%         53.8%
-------- ---------------- ----------------- ----------------- ----------- -------------- --------------- -------------- ------------
C           $30,739,000         9.250%           A2 / A          9.98       120 - 120        3/15/12          6.75%         55.4%
-------- ---------------- ----------------- ----------------- ----------- -------------- --------------- -------------- ------------


PRIVATE CERTIFICATES (7)

---------- ----------------- ---------------- ---------------- ----------- ------------- ---------------- --------------- ----------
                INITIAL
              CERTIFICATE                                                                                                CERTIFICATE
              BALANCE OR                                                                 EXPECTED FINAL       INITIAL     PRINCIPAL
               NOTIONAL       SUBORDINATION       RATINGS       AVERAGE      PRINCIPAL    DISTRIBUTION      PASS-THROUGH   TO VALUE
  CLASS        AMOUNT(1)         LEVELS        (MOODY'S/S&P)   LIFE(2)(3)  WINDOW(2)(4)      DATE(2)          RATE(5)      RATIO(6)
-------- ----------------- ---------------- ---------------- ----------- -------------- --------------- ---------------- -----------
X-1     $1,117,792,180 (8)         ---         Aaa / AAA         ---          ---            ---         Variable Rate     ---
-------- ----------------- ---------------- ---------------- ----------- -------------- --------------- ---------------- -----------
X-2       $886,907,000 (8)         ---         Aaa / AAA         ---          ---            ---         Variable Rate     ---
-------- ----------------- ---------------- ---------------- ----------- -------------- --------------- ---------------- -----------
D           $12,575,000         8.125%          A3 / A-        10.27       120 - 127      10/15/12           6.88%        56.1%
-------- ----------------- ---------------- ---------------- ----------- -------------- --------------- ---------------- -----------
E           $25,150,000         5.875%         Baa2 / BBB      10.75       127 - 136       7/15/13            NWAC        57.5%
-------- ----------------- ---------------- ---------------- ----------- -------------- --------------- ---------------- -----------
F            $9,780,000         5.000%        Baa3 / BBB-      11.60       136 - 143       2/15/14            NWAC        58.0%
-------- ----------------- ---------------- ---------------- ----------- -------------- --------------- ---------------- -----------
G - N       $55,892,180            ---             ---           ---          ---             ---            6.00%         ---
-------- ----------------- ---------------- ---------------- ----------- -------------- --------------- ---------------- -----------

Notes:      (1)  As of March 1, 2002.  In the case of each such Class, subject to a permitted variance of plus or minus 5%.
            (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
            (3)  Average life is expressed in terms of years.
            (4)  Principal window is the period (expressed in terms of months and commencing with the month of April 2002) during which distributions of principal are expected to be made to the holders of each designated Class.
            (5)  The Class A-1 and Class A-2 Certificates will accrue interest at a fixed rate. The Class B, Class C and Class D Certificates will be subject to a NWAC cap. The Class E, F, X-1 and X-2
                 Certificates will accrue interest at a variable rate. The Class
                 X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."
            (6)  Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio, calculated as described herein. The Class A-1 and A-2
                 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1 and A-2 Certificate Balances.
            (7)  Certificates to be offered privately pursuant to Rule 144A.
            (8)  The Class X-1 Notional Amount is equal to the sum of all
                 Certificate Balances outstanding from time to time. The Class
                 X-2 Notional Amount at any time on or before the Distribution
                 Date occurring in July 2005 is equal to the sum of the Certificate Balances of the Class A-2, Class B, Class C and
                 Class D Certificates and the deemed Certificate Balance of a component (the "Class A-1B Component") of the Class A-1
                 Certificates representing an initial Certificate Balance equal to $164,907,000, which component is assumed to be entitled to principal distributions only after the deemed Certificate
                 Balance of another component (the "Class A-1A Component"), representing an initial Certificate Balance equal to $140,063,000 has been reduced to zero. After the July 2005
                 Distribution Date and on or before the Distribution Date occurring in March 2009 the Class X-2 Notional Amount is equal to the sum of the Certificate Balance of the Class B and Class
                 C Certificates and the deemed Certificate Balance of a component (the "Class A-2B Component") of the Class A-2
                 Certificates representing an initial Certificate Balance equal to $571,756,000, which component is assumed to be entitled to principal distributions only after the deemed Certificate
                 Balance of another component (the "Class A-2A Component"), representing an initial Certificate Balance equal to $76,191,000 has been reduced to zero. After March 2009 the Notional Amount of the Class X-2 Certificates will be equal to zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,014,395,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


I.  ISSUE CHARACTERISTICS

Issue Type:                               Public:  Classes A-1, A-2, B and C (the "Offered Certificates")
-----------                               ---------------------------------------------------------------
                                          Private (Rule 144A):  Classes X-1, X-2, D, E, F, G, H, J, K, L, M and N

    Securities Offered:                   $1,014,395,000 monthly pay, multi-class,  sequential pay commercial mortgage REMIC
                                          Pass-Through  Certificates,  including  four  fixed-rate  principal  and  interest classes (Classes A-1, A-2, B, and C)

    Sellers:                              Principal Commercial Funding, LLC, Morgan Stanley Dean Witter Mortgage Capital Inc.,
                                          Wells Fargo Bank, National Association and Bear, Stearns Funding, Inc.

    Co-lead Bookrunning Managers:         Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated

    Co-Managers:                          Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC

    Master Servicer:                      Wells Fargo Bank, National Association

    Primary Servicers:                    Principal  Capital  Management,  LLC (with respect to the individual loans sold by
                                          Principal Commercial Funding, LLC); Wells Fargo Bank, National Association (with respect to the individual loans sold by it and by Bear, Stearns Funding, Inc. and Morgan Stanley
                                          Dean Witter Mortgage Capital Inc.).

    Special Servicer:                     GMAC Commercial Mortgage Corporation

    Trustee:                              LaSalle Bank National Association

    Paying Agent and Registrar:           Wells Fargo Bank Minnesota, National Association

    Cut-Off Date:                         March 1, 2002

    Expected Closing Date:                March 21, 2002

    Distribution Dates:                   The  15th of  each  month,  commencing  in  April  2002  (or if the  15th is not a business day, the next succeeding business day)

    Minimum Denominations:                $25,000 for the Class A-1 and A-2  Certificates and $100,000 for all other Offered
                                          Certificates and in multiples of $1 thereafter

    Settlement Terms:                     DTC, Euroclear and Clearstream, same day funds, with accrued interest

    Legal/Regulatory Status:              Classes A-1, A-2, B, and C are expected to be eligible for exemptive  relief under
                                          ERISA.  No Class of Certificates is SMMEA eligible.

    Risk Factors:                         THE CERTIFICATES  INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS.
                                          SEE THE  "RISK  FACTORS"  SECTION  OF THE  PROSPECTUS  SUPPLEMENT  AND  THE  "RISK
                                          FACTORS" SECTION OF THE PROSPECTUS


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,014,395,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, A-2, B, C, and D Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B, C and D Certificates will be subject to a NWAC cap. The Class E, F, X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.


                                      Class X-1, X-2

  Class A-1           Aaa / AAA                                 $305.0MM
                        5.92%

  Class A-2           Aaa / AAA                                 $647.9MM
                        6.46%

    Class B            Aa2 / AA                                  $30.7MM
                        6.62%

    Class C             A2 / A                                   $30.7MM
                        6.75%

    Class D            A3 / A-                                   $12.6MM
                        6.88%

    Class E           Baa2 / BBB                                 $25.2MM
                         NWAC

    Class F          Baa3 / BBB-                                  $9.8MM
                         NWAC

Classes G-N        Ba1 / BB+ to NR                               $55.9MM
                        6.00%

                   NR = Nort Rated


[XX] Class X-1

[  ] Class X-2 through July 2005

[  ] Class X-1 after July 2005

[XX] Class X-2 through March 2009

[XX] Class X-1 after March 2009


 Class X-1 Pass-Through Rate:       The pass-through rate applicable to the
                                    Class X-1 Certificates for the initial
                                    distribution date will equal approximately
                                    0.26% per annum. The pass-through rate
                                    applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will, in general, equal the weighted average of the Class X-1
                                    Strip Rates for the respective classes of Principal Balance Certificates (or, in the case of the Class A-1 Certificates, the Class A-1A and Class A-1B Components thereof, or in the case of the Class A-2
                                    Certificates, the Class A-2A and Class A-2B
                                    Components thereof) for such distribution date (weighted on the basis of the respective balances of such classes of Certificates or such Components outstanding immediately prior to such distribution date).


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,014,395,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


                                    The "Class X-1 Strip Rate" in respect of any class of Principal Balance Certificates (or, in the case of the Class A-1 Certificates, the Class A-1A Component and Class A-1B Component or, in the case of the Class A-2 Certificates, the Class A-2A Component and Class A-2B Component) will, in general, equal:

                                    A) For any distribution date occurring on or before July 2005 (i) the weighted average net mortgage rate for such distribution date minus (ii) (x) in the case of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-1A Component, the pass-through rate for such Class of Certificates (or such Component) and (y) in the case of the Class A-1B Component and the Class A-2, Class B, Class C and Class D Certificates, the rate per annum corresponding to such distribution date as set forth on Schedule A in the Prospectus Supplement.

                                    B) For any distribution date occurring after July 2005 and on or before March 2009 (i) the weighted average net mortgage rate for such distribution date minus (ii) (x) in the case of the Class A-1, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates and the Class A-2A Component, the pass-through rate for such class of Certificates (or such Component) and (y) in the case of the Class A-2B Component, Class B Certificates and Class C Certificates, the rate per annum corresponding to such distribution date as set forth on Schedule A in the Prospectus Supplement.

                                    C) For any distribution date occurring after March 2009 and any class of Principal Balance Certificates, (i) the weighted average net mortgage rate for such distribution date minus (ii) the pass-through rate for each such class of Certificates.

                                    In no event will any Class X-1 Strip Rate be less than zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,014,395,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6



Class X-2 Pass-Through Rate:        The pass-through rate applicable to the
                                    Class X-2 Certificates for the initial
                                    distribution date will equal approximately
                                    0.88% per annum. The pass-through rate
                                    applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date will, in general, equal (A) on or before the Distribution Date in July 2005, the weighted average of the Class X-2 Strip Rates for the Class A-1B
                                    Component and the Class A-2, Class B, Class
                                    C and Class D Certificates for such
                                    distribution date and (B) after the
                                    distribution date in July 2005, the weighted average of the Class X-2 Strip Rates of the Class A-2B Component and the Class B and
                                    Class C Certificates (in each case, weighted on the basis of the respective balances of such classes of Certificates or such Components outstanding immediately prior to such distribution date).

                                    The "Class X-2 Strip Rate" in respect of the
                                    Class A-1B and Class A-2B Components, the
                                    Class A-2 Certificates, Class B
                                    Certificates, Class C Certificates and the
                                    Class D Certificates for any distribution date (subject to the provision below) will, in general, equal the excess, if any, of (i) the lesser of (x) the rate per annum corresponding to such distribution date as set forth on Schedule A hereto and (y) the weighted average net mortgage rate for such distribution date, over (ii) the pass-through rate of the applicable classes of Certificates or Components referred to above.

                                    For any distribution occurring after March
                                    2009, The Class X-2 Strip Rate for any
                                    Certificate or Component will be equal to zero. In no event will any Class X-2 Strip Rate be less than zero.


Component Balances:                 For the purposes of calculating the
                                    pass-through rate applicable to the Class
                                    X-1 Certificates and Class X-2 Certificates for each distribution date and the notional amount of the Class X-2 Certificates, the aggregate certificate balance of the Class
                                    A-1 Certificates and the Class A-2
                                    Certificates will each be deemed to consist of two components (each a "Component"), each having the same "pass-through rate" as the Class A-1 Certificates and Class A-2
                                    Certificates, respectively.

                                    The Class A-1A and Class A-2A Component
                                    Balances will be deemed reduced by the
                                    amount of all distributions of principal made to the Class A-1 and Class A-2 Certificates, respectively, until each such Component Balance is reduced to zero. Following such reduction to zero, the Class A-1B and Class A-2B Component Balances will be deemed reduced by the amount of all subsequent distributions of principal in reduction of the aggregate certificate balance of the Class A-1 and Class A-2 Certificates, respectively, until each such Component Balance (and each such aggregate certificate balance) has been reduced to zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,014,395,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


Prepayment Premium Allocation:      Any Prepayment Premiums/Yield Maintenance
                                    Charges collected with respect to a Mortgage
                                    Loan during any particular Collection Period will be distributed to the holders of each Class of Principal Balance Certificates
                                    (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution Date in an amount equal to the lesser of (i) such Prepayment Premium/Yield Maintenance Charge and (ii) the Prepayment Premium/Yield
                                    Maintenance Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that distribution date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage
                                    Loan that prepaid, over the relevant
                                    Discount Rate.

                                    The portion, if any, of the Prepayment
                                    Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an 85:15 ratio through the Distribution Date in July 2005. After the Distribution Date in July 2005 all Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class G Certificates and below are the excluded classes.

                                    The following is an example of the
                                    Prepayment Premium Allocation under (b)
                                    above based on the information contained herein and the following assumptions:

                                     o  Two Classes of Certificates:
                                        Class A-1 and X

                                     o  The characteristics of the Mortgage
                                        Loan being prepaid are as follows:

                                        -  Mortgage Rate:  7.75%
                                        -  Maturity Date:  10 years

                                     o  The Discount Rate is equal to 4.85%

                                     o  The Class A-1 Pass-Through Rate is
                                        equal to 5.40%


                         CLASS A CERTIFICATES
----------------------------------------------------------------------------
                                                                       YIELD
                                                                    MAINTENANCE
           METHOD                                    FRACTION        ALLOCATION
                                                ------------------ ------------
                                                     CLASS A-1       CLASS A-1
                                                ------------------ ------------
(Class A-1 Pass-Through Rate - Discount Rate)      (5.40%-4.85%)
---------------------------------------------      -------------
    (Mortgage Rate -  Discount Rate)               (7.75%-4.85%)        18.97%



                         CLASS X CERTIFICATE
----------------------------------------------------------------------------
                                                                 YIELD
                                                              MAINTENANCE
            METHOD                          FRACTION           ALLOCATION
--------------------------------     ------------------    -------------------
1 - Class A-1 YM Allocation              1 - 18.97%            81.03%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,014,395,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6



III.   SELLERS     Principal Commercial Funding, LLC ("PCF")
       -------     -----------------------------------------

                   The Mortgage Pool includes 54 Mortgage Loans, representing 32.2% of the Initial Pool Balance, that were originated by PCF and/or its affiliates.

                   PCF is a wholly owned subsidiary of Principal Capital Management, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                   Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC")
                   -----------------------------------------------------------

                   The Mortgage Pool includes 17 Mortgage Loans, representing 25.8% of the Initial Pool Balance, that were originated by or on behalf of MSDWMC or purchased from a third party.

                   MSDWMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                   Wells Fargo Bank, National Association ("Wells Fargo")
                   ------------------------------------------------------

                   The Mortgage Pool includes 60 Mortgage Loans, representing 23.6% of the Initial Pool Balance, that were originated by Wells Fargo.

                   Wells Fargo is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by Wells Fargo were originated through its Capital Markets Group.

                   Bear, Stearns Funding, Inc. ("BSFI")
                   ------------------------------------

                   The Mortgage Pool includes 19 Mortgage Loans, representing 18.4% of the Initial Pool Balance, that were originated by BSFI and/or its affiliates.

                   BSFI originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. BSFI and its affiliates originate and underwrite loans through four offices located throughout the United States. BSFI's loan origination and underwriting professionals are all full-time employees.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,014,395,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


IV.  COLLATERAL DESCRIPTION
     ----------------------

                                TEN LARGEST LOANS
                                -----------------

---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
                                                                                                  LOAN PER       CUT-OFF
                                                                           CUT-OFF DATE  UNITS/   LOAN PER         DATE     BALLOON
 NO.          PROPERTY NAME                CITY      STATE PROPERTY TYPE     BALANCE       SF      UNIT/SF DSCR   LTV        LTV
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
 1.  Regent Court                   Dearborn          MI   Office          $86,451,522    566,648    $153  1.23x  76.5%       0.8%
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
 2.  Coliseum Centre                Charlotte         NC   Office          $73,000,000    974,329     $75  1.77x  55.6%      47.6%
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
 3.  Bank One Center Office         New Orleans       LA   Office          $64,500,000  1,004,625     $64  1.41x  69.7%      61.5%
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
 4.  Capital City Mall              Camp Hill         PA   Anchored Retail $53,250,000    487,817    $109  1.61x  66.6%      59.9%
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
 5.  Fair City Mall                 Fairfax           VA   Anchored Retail $36,934,701    392,102     $94  1.41x  67.2%      59.1%
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
 6.  Nortel Networks                Richardson        TX   Office          $29,947,896    281,758    $106  1.71x  62.7%      55.4%
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
 7.  PETsMART Portfolio
        PETsMART - Braintree        Braintree         MA   Anchored Retail  $4,053,773     25,587     $91  1.63x  62.4%      55.6%
        PETsMART - Boca Raton       Boca Raton        FL   Anchored Retail  $3,430,116     26,045     $91  1.63x  62.4%      55.6%
        PETsMART - Southlake        Southlake         TX   Anchored Retail  $3,118,287     34,247     $91  1.63x  62.4%      55.6%
        PETsMART - Westlake Village Westlake Village  CA   Anchored Retail  $3,055,921     30,000     $91  1.63x  62.4%      55.6%
        PETsMART - Evanston         Evanston          IL   Anchored Retail  $2,681,727     26,416     $91  1.63x  62.4%      55.6%
        PETsMART - Plantation       Plantation        FL   Anchored Retail  $2,619,361     26,040     $91  1.63x  62.4%      55.6%
        PETsMART - Dallas           Dallas            TX   Anchored Retail  $2,432,264     26,370     $91  1.63x  62.4%      55.6%
        PETsMART - Oxon Hill        Oxon Hill         MD   Anchored Retail  $2,245,167     26,956     $91  1.63x  62.4%      55.6%
        PETsMART - Lake Mary        Lake Mary         FL   Anchored Retail  $1,870,972     26,096     $91  1.63x  62.4%      55.6%
        PETsMART - Flint            Flint             MI   Anchored Retail  $1,808,607     26,151     $91  1.63x  62.4%      55.6%
        PETsMART - Fridley          Fridley           MN   Anchored Retail  $1,496,778     26,060     $91  1.63x  62.4%      55.6%
        PETsMART - Tallahassee      Tallahassee       FL   Anchored Retail    $997,85      26,040     $91  1.63x  62.4%      55.6%
                                                                             --------      ------     ---  -----  -----      -----
                       SUBTOTAL:                                           $29,810,825    326,008     $91  1.63X  62.4%      55.6%
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
 8.  Best Buy Portfolio
        Best Buy - Virginia Beach   Virginia Beach    VA   Big Box Retail   $4,832,683     47,441     $59  1.50x  62.6%      51.1%
        Best Buy - Nashua           Nashua            NH   Big Box Retail   $4,546,537     45,345     $59  1.50x  62.6%      51.1%
        Best Buy - North Attleboro  North Attleboro   MA   Big Box Retail   $4,133,216     45,638     $59  1.50x  62.6%      51.1%
        Best Buy - Schaumburg       Schaumburg        IL   Big Box Retail   $4,006,040     51,104     $59  1.50x  62.6%      51.1%
        Best Buy - Arlington        Arlington         TX   Big Box Retail   $1,526,111     46,641     $59  1.50x  62.6%      51.1%
        Best Buy - Fort Worth       Fort Worth        TX   Big Box Retail   $1,526,111     28,050     $59  1.50x  62.6%      51.1%
        Best Buy - Dallas           Dallas            TX   Big Box Retail   $1,462,522     27,700     $59  1.50x  62.6%      51.1%
        Best Buy - Matteson         Matteson          IL   Big Box Retail   $1,446,626     28,050     $59  1.50x  62.6%      51.1%
        Best Buy - Houston          Houston           TX   Big Box Retail   $1,335,346     44,383     $59  1.50x  62.6%      51.1%
        Best Buy - Beaumont         Beaumont          TX   Big Box Retail   $1,239,964     28,255     $59  1.50x  62.6%      51.1%
        Best Buy - Fort Collins     Fort Collins      CO   Big Box Retail   $1,220,888     42,769     $59  1.50x  62.6%      51.1%
        Best Buy - Albuquerque      Albuquerque       NM   Big Box Retail   $1,179,557     45,653     $59  1.50x  62.6%      51.1%
                                                                            ----------     ------     ---  -----  -----      -----
                       SUBTOTAL:                                           $28,455,601    481,029     $59  1.50X  62.6%      51.1%
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
 9.  Broadcom Corporation           San Jose          CA   Office          $24,872,605    200,000    $124  2.10x  52.9%      42.5%
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
10.  Boca Park Retail Center        Las Vegas         NV   Anchored Retail $19,952,991    127,485    $157  1.45x  68.8%      60.6%
---- ------------------------------ ---------------- ----- --------------- ------------ --------- -------- ----- --------- ---------
     TOTALS/WEIGHTED AVERAGES (1)                                         $447,176,140                     1.61x  63.2%      55.0%
---- ------------------------------ ---------------- ---- ---------------- ------------ --------- -------- ----- --------- ---------

(1) Weighted average DSCR, Cut-off Date LTV and Balloon LTV calculations exclude the Regent Court loan.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------------
                                    NO. OF          AGGREGATE
                                   MORTGAGE       CUT-OFF DATE    % OF
                                     LOANS         BALANCE ($)    POOL
---------------------------------------------------------------------------
1 - 1,000,000                          6             5,256,332      0.5
1,000,001 - 2,000,000                 36            58,377,065      5.2
2,000,001 - 3,000,000                 20            50,026,657      4.5
3,000,001 - 4,000,000                 21            74,797,813      6.7
4,000,001 - 5,000,000                  7            31,945,723      2.9
5,000,001 - 6,000,000                 14            78,187,258      7.0
6,000,001 - 7,000,000                  6            37,381,065      3.3
7,000,001 - 8,000,000                  6            45,079,599      4.0
8,000,001 - 9,000,000                  5            43,418,556      3.9
9,000,001 - 10,000,000                 3            28,711,347      2.6
10,000,001 - 15,000,000               11           132,719,161     11.9
15,000,001 - 20,000,000                6           104,668,453      9.4
20,000,001 - 25,000,000                1            24,872,605      2.2
25,000,001 (greater than
            or equal to)               8           402,350,545     36.0
---------------------------------------------------------------------------
TOTAL:                               150         1,117,792,180    100.0
---------------------------------------------------------------------------

Min: $696,781           Max: $86,451,522            Average: $7,451,948
---------------------------------------------------------------------------



STATE
--------------------------------------------------------------------------
                                   NO. OF           AGGREGATE
                                  MORTGAGED        CUT-OFF DATE    % OF
                                 PROPERTIES         BALANCE ($)    POOL
--------------------------------------------------------------------------
North Carolina                         9            146,827,785   13.1
California                            41            130,691,617   11.7
Texas                                 17            106,240,055    9.5
Michigan                               2             88,260,129    7.9
Florida                               20             88,186,515    7.9
Pennsylvania                           6             81,840,781    7.3
Virginia                               7             64,680,084    5.8
Louisiana                              1             64,500,000    5.8
New Jersey                             8             58,741,485    5.3
Georgia                                6             35,998,214    3.2
Other States                          62            251,825,515   22.5
--------------------------------------------------------------------------
 TOTAL:                              179          1,117,792,180  100.0
--------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------
                                   NO. OF           AGGREGATE
                                  MORTGAGED        CUT-OFF DATE    % OF
                                 PROPERTIES         BALANCE ($)    POOL
--------------------------------------------------------------------------
Retail                                79            452,083,486    40.4
Office                                31            386,718,115    34.6
Industrial                            40            186,403,187    16.7
Multifamily                           17             61,948,435     5.5
Self Storage                           9             21,886,568     2.0
Other - Theatre                        1              6,070,845     0.5
Manuf. Housing Comm.                   2              2,681,544     0.2
--------------------------------------------------------------------------
TOTAL:                               179          1,117,792,180   100.0
--------------------------------------------------------------------------



MORTGAGE RATE (%)
------------------------------------------------------------------------
                                NO. OF            AGGREGATE
                               MORTGAGE         CUT-OFF DATE     % OF
                                LOANS            BALANCE ($)     POOL
------------------------------------------------------------------------
5.960 - 6.500                     17             122,540,035     11.0
6.501 - 7.000                     50             336,651,548     30.1
7.001 - 7.500                     63             455,165,651     40.7
7.501 - 8.000                     17             181,068,339     16.2
8.001 - 8.500                      2              16,295,761      1.5
8.501 - 9.270                      1               6,070,845      0.5
------------------------------------------------------------------------
TOTAL:                           150           1,117,792,180    100.0
------------------------------------------------------------------------
  Min: 5.960              Max: 9.270                   Wtd Avg: 7.127
------------------------------------------------------------------------



ORIGINAL TERM TO STATED MATURITY (MOS)
------------------------------------------------------------------------
                                NO. OF            AGGREGATE
                               MORTGAGE         CUT-OFF DATE     % OF
                                LOANS            BALANCE ($)     POOL
------------------------------------------------------------------------
1 - 60                            11              36,737,154      3.3
61 - 120                         119             904,870,141     81.0
121 - 180                         14             156,518,008     14.0
181 - 240                          6              19,666,877      1.8
------------------------------------------------------------------------
TOTAL:                           150           1,117,792,180    100.0
------------------------------------------------------------------------
  Min: 60                   Max: 240                     Wtd Avg: 125
------------------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------
                                 NO. OF           AGGREGATE
                                MORTGAGE        CUT-OFF DATE      % OF
                                 LOANS           BALANCE ($)      POOL
-------------------------------------------------------------------------
1 - 60                             12             40,407,154      3.6
61 - 120                          118            901,200,141     80.6
121 - 180                          14            156,518,008     14.0
181 - 240                           6             19,666,877      1.8
-------------------------------------------------------------------------
 TOTAL:                           150          1,117,792,180    100.0
-------------------------------------------------------------------------
  Min: 54                    Max: 238                    Wtd Avg: 122
-------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------------------------
                                 NO. OF           AGGREGATE
                                MORTGAGE        CUT-OFF DATE      % OF
                                 LOANS           BALANCE ($)      POOL
-------------------------------------------------------------------------
Interest Only                       8             69,380,000      6.2
61 - 120                            1              2,358,740      0.2
121 - 180                           9            129,420,377     11.6
181 - 240                          13             49,135,114      4.4
241 - 300                          49            205,541,894     18.4
301 - 360                          66            643,359,378     57.6
361 - 398                           4             18,596,677      1.7
-------------------------------------------------------------------------
 TOTAL:                           150          1,117,792,180    100.0
-------------------------------------------------------------------------
 Non Zero Min: 117           Max: 391            Non Zero Wtd Avg: 316
-------------------------------------------------------------------------



CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------
                      NO. OF          AGGREGATE
                     MORTGAGE        CUT-OFF DATE       % OF
                       LOANS         BALANCE ($)       POOL
----------------------------------------------------------------
10.1 - 20.0              1                923,394        0.1
20.1 - 30.0              8             28,367,784        2.8
30.1 - 40.0              9             18,238,073        1.8
40.1 - 50.0             17             88,476,142        8.6
50.1 - 60.0             32            241,830,899       23.4
60.1 - 70.0             55            493,993,279       47.9
70.1 - 80.0             27            159,511,088       15.5
----------------------------------------------------------------
TOTAL:                 149          1,031,340,658      100.0
----------------------------------------------------------------
  Min: 19.0      Max: 79.5          Wtd Avg: 61.1
----------------------------------------------------------------



 LOAN-TO-VALUE RATIO AT MATURITY (%)
 ----------------------------------------------------------------
                      NO. OF          AGGREGATE
                     MORTGAGE        CUT-OFF DATE        % OF
                       LOANS         BALANCE ($)        POOL
 ----------------------------------------------------------------
 0.30 - 30.0            29            102,811,699        10.0
 30.1 - 40.0            11             33,037,197         3.2
 40.1 - 50.0            33            260,549,815        25.3
 50.1 - 60.0            46            381,465,478        37.0
 60.1 - 70.0            30            253,476,468        24.6
 ----------------------------------------------------------------
  TOTAL:               149          1,031,340,658       100.0
 ----------------------------------------------------------------
   Min: 0.4      Max: 69.7          Wtd Avg: 50.1
 ----------------------------------------------------------------



 DEBT SERVICE COVERAGE RATIO (X)
 ---------------------------------------------------------------
                       NO. OF          AGGREGATE
                      MORTGAGE        CUT-OFF DATE     %  OF
                       LOANS           BALANCE ($)      POOL
 ---------------------------------------------------------------
 1.21 - 1.30             12             41,850,624       4.1
 1.31 - 1.40             26            133,932,589      13.0
 1.41 - 1.50             30            291,941,441      28.3
 1.51 - 1.60             16             59,509,327       5.8
 1.61 - 1.70             13            136,188,449      13.2
 1.71 - 1.80             11            150,238,958      14.6
 1.81 - 1.90             10             55,633,110       5.4
 1.91 (greater than
       or equal to)      31            162,046,158      15.7
 ---------------------------------------------------------------
  TOTAL:                149          1,031,340,658     100.0
 ---------------------------------------------------------------

   Min: 1.23      Max: 5.38          Wtd Avg: 1.71
 ---------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date. Weighted average DSCR, Cut-off Date LTV and Balloon LTV calculations exclude the Regent Court loan, which fully amortizes over its 15 year term and has a 1.23x DSCR and 76.5% LTV as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,014,395,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 MAR-02            MAR-03           MAR-04          MAR-05
-------------------------------------------------------------------------------------------------------
Locked Out                              98.96%            98.95%           98.95%          81.21%
Greater of YM and 1.00%(2)(3)            1.04%             1.05%            1.05%          18.79%
Open                                     0.00%             0.00%            0.00%           0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%           100.00%          100.00%         100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $1,117,792,180    $1,103,387,528   $1,087,877,169   $1,070,574,896
% Initial Pool Balance                 100.00%            98.71%           97.32%          95.78%
-------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)        MAR-06            MAR-07           MAR-08          MAR-09
-------------------------------------------------------------------------------------------------------
Locked Out                              81.09%            80.62%           80.47%          84.48%
Greater of YM and 1.00%(2)(3)           18.91%            19.38%           19.53%          15.52%
Open                                     0.00%             0.00%            0.00%           0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%           100.00%          100.00%         100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $1,051,755,057      $995,049,858     $974,602,957     $895,794,730
% Initial Pool Balance                  94.09             89.02%           87.19%          80.14%
-------------------------------------------------------------------------------------------------------



PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)        MAR-10            MAR-11           MAR-12          MAR-13
-------------------------------------------------------------------------------------------------------
Locked Out                              84.39%            82.50%           96.81%          96.19%
Greater of YM and 1.00%(2)(3)           14.93%            15.16%            3.19%           3.81%
Open                                     0.68%             2.34%            0.00%           0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%           100.00%          100.00%         100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding             $871,778,148      $790,474,555     $100,082,242     $69,162,589
% Initial Pool Balance                  77.99%            70.72%            8.95%           6.19%
-------------------------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

---------------------------------------------------------------------
Prepayment Restrictions (cont'd)        MAR-14            MAR-15
---------------------------------------------------------------------
Locked Out                              96.21%            96.46%
Greater of YM and 1.00%(2)(3)            3.79%             3.54%
Open                                     0.00%             0.00%
---------------------------------------------------------------------
TOTALS                                 100.00%           100.00%
---------------------------------------------------------------------
Pool Balance Outstanding            $53,820,852       $39,525,189
% Initial Pool Balance                   4.81%             3.54%
---------------------------------------------------------------------


Notes: (1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
       (2) See Appendix II to the Prospectus Supplement for a description of the Yield Maintenance.
       (3) Mortgage Loan No. 2, Coliseum Centre, Mortgage Loan No. 31, Broadcom Corporation, Mortgage Loan No. 54, Woodland Commons Shipping Center, Mortgage Loan No. 65, Lowe's Home Center, Mortgage Loan No. 70, Exchange Plaza Shopping Center, Mortgage Loan No. 71, Sawgrass Concourse, Mortgage Loan No. 72, Spectrum Office Park, Mortgage
           Loan No. 74, American Airlines Building, Mortgage Loan No. 79, Peachtree Corners Distribution Center, Mortgage Loan NO. 86,
           Canning Shaws Plaza, Mortgage Loan No. 102, Sable Oaks, and Mortgage Loan No. 119, Huntington Woods Apartments, have been modeled as Yield Maintenance after their lockout periods (if any).


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:  4/15/02
Record Date:   3/29/02


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Detail                                               16
     Liquidated Loan Detail                                             17

================================================================================


                                    DEPOSITOR

================================================================================

     Bear Stearns & Co. Inc.
     383 Madison Ave.
     New York, NY 10179


     Contact:       General Information Number
     Phone Number:  (212) 272-2000

================================================================================

                                 MASTER SERVICER

================================================================================

     Wells Fargo Bank, National Association
     45 Fremont Street, 2nd Floor
     San Francisco, CA 94105


     Contact:              Matilde Sanchez
     Phone Number:         (415) 222-2364

================================================================================

                                SPECIAL SERVICER

================================================================================

     GMAC Commercial Mortgage Corporation
     200 Witmer Road
     Horsham, PA 10944-8015



     Contact:       Darri Cunningham
     Phone Number:  (215) 328-1784

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   4/15/02
Record Date:    3/29/02


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
   X-1              0.000000       0.00      0.00        0.00         0.00          0.00        0.00
   X-2              0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   4/15/02
Record Date:    3/29/02


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
    X-1                0.00000000   0.00000000    0.00000000   0.00000000
    X-2                0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   4/15/02
Record Date:    3/29/02


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
======    ===========   ==================   =============   ====================  ==========   ============   ====================



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   4/15/02
Record Date:    3/29/02


OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Stand-by Fee                            0.00
Aggregate Paying Agent Fee                        0.00

Aggregate Trust Fund Expenses                     0.00



Additional Trust Fund Expenses/(Gains)            0.00
   Fees Paid to Special Servicer                  0.00
   Interest on Advances                           0.00
   Other Expenses of Trust                        0.00



APPRAISAL REDUCTION AMOUNT

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------
















 -----------------------------------------------------
 Total
 =====================================================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   4/15/02
Record Date:    3/29/02


                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
 R-I
 R-II
 R-III
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   4/15/02
Record Date:    3/29/02

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6

                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      4/15/02
                                           Record Date:       3/29/02

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      4/15/02
                                           Record Date:       3/29/02

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      4/15/02
                                           Record Date:       3/29/02

--------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
----------------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      4/15/02
                                           Record Date:       3/29/02

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      4/15/02
                                           Record Date:       3/29/02

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


                    Prepayments                    Rate and Maturities
-------------------------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff       Next Weighted Avg.
   Date            #   Balance      #   Balance     Coupon      Remit          WAM
-------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      4/15/02
                                           Record Date:       3/29/02

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Actual       Outstanding
                Foreclosure      Loan         Servicing    Bankruptcy    REO
Loan Number        Date        Balance        Advances        Date       Date
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Master Servicer
3 - Bankruptcy           8 - Resolved                 - Full Payoff
4 - Extension            9 - Pending Return           - Reps and Warranties
5 - Note Sale                to Master Servicer    11 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      4/15/02
                                           Record Date:       3/29/02

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                                          Remaining
Distribution     NOI                        Note          Maturity      Amortization
   Date          Date        DSCR           Date          Date              Term
----------------------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.              Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      4/15/02
                                           Record Date:       3/29/02

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      4/15/02
                                           Record Date:       3/29/02

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      4/15/02
                                           Record Date:       3/29/02


                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
            Aggregate         Net          Net Proceeds                  Repurchased
 Loan      Liquidation    Liquidation       as a % of        Realized     by Seller
Number      Expenses*      Proceeds       Actual Balance       Loss         (Y/N)
------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  SCHEDULE A

           Rates Used in Determination of Class X Pass-Through Rates

                                04/15/02                  7.2602%
                                05/15/02                  7.0557%
                                06/15/02                  7.2601%
                                07/15/02                  7.0556%
                                08/15/02                  7.2600%
                                09/15/02                  7.2600%
                                10/15/02                  7.0555%
                                11/15/02                  7.2598%
                                12/15/02                  7.0554%
                                01/15/03                  7.0553%
                                02/15/03                  7.0552%
                                03/15/03                  7.0559%
                                04/15/03                  7.2595%
                                05/15/03                  7.0551%
                                06/15/03                  7.2593%
                                07/15/03                  7.0550%
                                08/15/03                  7.2592%
                                09/15/03                  7.2592%
                                10/15/03                  7.0548%
                                11/15/03                  7.2590%
                                12/15/03                  7.0547%
                                01/15/04                  7.2589%
                                02/15/04                  7.0546%
                                03/15/04                  7.0548%
                                04/15/04                  7.2587%
                                05/15/04                  7.0544%
                                06/15/04                  7.2585%
                                07/15/04                  7.0543%
                                08/15/04                  7.2583%
                                09/15/04                  7.2582%
                                10/15/04                  7.0541%
                                11/15/04                  7.2580%
                                12/15/04                  7.0539%
                                01/15/05                  7.0538%
                                02/15/05                  7.0538%
                                03/15/05                  7.0545%
                                04/15/05                  7.2575%
                                05/15/05                  7.0535%
                                06/15/05                  7.2573%
                                07/15/05                  7.0533%
                                08/15/05                  7.2570%
                                09/15/05                  7.2569%
                                10/15/05                  7.0530%
                                11/15/05                  7.2567%
                                12/15/05                  7.0528%
                                01/15/06                  7.0527%
                                02/15/06                  7.0527%
                                03/15/06                  7.0535%
                                04/15/06                  7.2561%
                                05/15/06                  7.0523%
                                06/15/06                  7.2558%

                                07/15/06                  7.0521%
                                08/15/06                  7.2555%
                                09/15/06                  7.2554%
                                10/15/06                  7.0525%
                                11/15/06                  7.2559%
                                12/15/06                  7.0531%
                                01/15/07                  7.0577%
                                02/15/07                  7.0576%
                                03/15/07                  7.0624%
                                04/15/07                  7.2649%
                                05/15/07                  7.0611%
                                06/15/07                  7.2646%
                                07/15/07                  7.0609%
                                08/15/07                  7.2643%
                                09/15/07                  7.2642%
                                10/15/07                  7.0605%
                                11/15/07                  7.2639%
                                12/15/07                  7.0603%
                                01/15/08                  7.2636%
                                02/15/08                  7.0600%
                                03/15/08                  7.0603%
                                04/15/08                  7.2631%
                                05/15/08                  7.0596%
                                06/15/08                  7.2628%
                                07/15/08                  7.0594%
                                08/15/08                  7.2625%
                                09/15/08                  7.2623%
                                10/15/08                  7.0590%
                                11/15/08                  7.2620%
                                12/15/08                  7.0587%
                                1/15/09                   7.0720%
                                2/15/09                   7.0860%
                                3/15/09                   7.0976%

PROSPECTUS


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

                            ---------------------
     Consider carefully the risk factors beginning on page 7 in this prospectus.


     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.


     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.


     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.


THE TRUST FUNDS--


     (1) A new trust fund will be established to issue each series of certificates.


     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.


     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.


THE CERTIFICATES--


     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.


     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

                             ---------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------
                 The date of this prospectus is March 1, 2002.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT


     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:


     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and


     o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.


     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.


     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.


     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 116 of this prospectus under the caption "Glossary."

                                TABLE OF CONTENTS



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
 PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT .....................................     2
SUMMARY OF PROSPECTUS ....................................................................     6
RISK FACTORS .............................................................................     7
 Risks Relating to the Certificates ......................................................     7
 Risks Relating to the Mortgage Loans ....................................................    11
DESCRIPTION OF THE TRUST FUNDS ...........................................................    20
 General .................................................................................    20
 Mortgage Loans ..........................................................................    20
  General ................................................................................    20
   Mortgage Loans Secured by Office Properties ...........................................    21
   Mortgage Loans Secured by Retail Properties ...........................................    21
   Mortgage Loans Secured by Multifamily Rental Properties ...............................    22
   Mortgage Loans Secured by Cooperatively Owned Apartment Buildings .....................    23
   Mortgage Loans Secured by Industrial Properties .......................................    24
   Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities .......    24
   Mortgage Loans Secured by Hotel and Motel Properties ..................................    24
   Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational
    Vehicle Parks ........................................................................    25
  Default and Loss Considerations with Respect to the Mortgage Loans .....................    26
  Payment Provisions of the Mortgage Loans ...............................................    28
  Mortgage Loan Information in Prospectus Supplements ....................................    28
 MBS .....................................................................................    29
 Certificate Accounts ....................................................................    30
 Credit Support ..........................................................................    30
 Cash Flow Agreements ....................................................................    31
YIELD AND MATURITY CONSIDERATIONS ........................................................    31
 General .................................................................................    31
 Pass-Through Rate .......................................................................    31
 Payment Delays ..........................................................................    31
 Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans ......    31
 Yield and Prepayment Considerations .....................................................    32
 Weighted Average Life and Maturity ......................................................    34
 Controlled Amortization Classes and Companion Classes ...................................    34
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    35
   Balloon Payments; Extensions of Maturity ..............................................    35
   Negative Amortization .................................................................    35
   Foreclosures and Payment Plans ........................................................    36
   Losses and Shortfalls on the Mortgage Loans ...........................................    36
   Additional Certificate Amortization ...................................................    37
   Optional Early Termination ............................................................    37
THE DEPOSITOR ............................................................................    37
USE OF PROCEEDS ..........................................................................    37
DESCRIPTION OF THE CERTIFICATES ..........................................................    38
 General .................................................................................    38
 Distributions ...........................................................................    38
 Distributions of Interest on the Certificates ...........................................    39
 Distributions of Principal on the Certificates ..........................................    39

 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations .................................................................   40
 Allocation of Losses and Shortfalls .....................................................   40
 Advances in Respect of Delinquencies ....................................................   40
 Reports to Certificateholders ...........................................................   41
 Voting Rights ...........................................................................   43
 Termination .............................................................................   43
 Book-Entry Registration and Definitive Certificates .....................................   44
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ......................................   45
 General .................................................................................   45
 Assignment of Mortgage Loans; Repurchases ...............................................   46
 Representations and Warranties; Repurchases .............................................   47
 Collection and Other Servicing Procedures ...............................................   48
 Sub-Servicers ...........................................................................   48
 Special Servicers .......................................................................   49
 Certificate Account .....................................................................   49
  General ................................................................................   49
  Deposits ...............................................................................   49
  Withdrawals ............................................................................   50
 Modifications, Waivers and Amendments of Mortgage Loans .................................   52
 Realization upon Defaulted Mortgage Loans ...............................................   52
 Hazard Insurance Policies ...............................................................   55
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................................   56
 Servicing Compensation and Payment of Expenses ..........................................   56
 Evidence as to Compliance ...............................................................   57
 Some Matters Regarding the Servicer and the Depositor ...................................   57
 Events of Default .......................................................................   58
 Rights upon Event of Default ............................................................   59
 Amendment ...............................................................................   60
 List of Certificateholders ..............................................................   60
 The Trustee .............................................................................   61
 Duties of the Trustee ...................................................................   61
 Regarding the Fees, Indemnities and Powers of the Trustee ...............................   61
 Resignation and Removal of the Trustee ..................................................   61
DESCRIPTION OF CREDIT SUPPORT ............................................................   62
 General .................................................................................   62
 Subordinate Certificates ................................................................   63
 Cross-Support Provisions ................................................................   63
 Insurance or Guarantees with Respect to Mortgage Loans ..................................   63
 Letter of Credit ........................................................................   63
 Certificate Insurance and Surety Bonds ..................................................   63
 Reserve Funds ...........................................................................   64
 Credit Support with Respect to MBS ......................................................   64
LEGAL ASPECTS OF MORTGAGE LOANS ..........................................................   64
 General .................................................................................   65
 Types of Mortgage Instruments ...........................................................   65
 Leases and Rents ........................................................................   65
 Personal Property .......................................................................   66
 Foreclosure .............................................................................   66
   General ...............................................................................   66
   Foreclosure Procedures Vary from State to State .......................................   66

   Judicial Foreclosure ..................................................................    66
   Equitable Limitations on Enforceability of Some Provisions ............................    66
   Non-Judicial Foreclosure/Power of Sale ................................................    67
   Public Sale ...........................................................................    67
   Rights of Redemption ..................................................................    68
   Anti-Deficiency Legislation ...........................................................    68
 Leasehold Risks .........................................................................    69
 Cooperative Shares ......................................................................    70
 Bankruptcy Laws .........................................................................    70
 Environmental Risks .....................................................................    73
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................................    74
 Subordinate Financing ...................................................................    75
 Default Interest and Limitations on Prepayments .........................................    75
 Adjustable Rate Loans ...................................................................    75
 Applicability of Usury Laws .............................................................    75
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................................    76
 Type of Mortgaged Property ..............................................................    76
 Americans with Disabilities Act .........................................................    77
 Forfeitures in Drug and RICO Proceedings ................................................    77
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................................    77
 Federal Income Tax Consequences for REMIC Certificates ..................................    78
   Taxation of Regular Certificates ......................................................    81
   Taxation of Residual Certificates .....................................................    89
   Treatment of Some Items of REMIC Income and Expense ...................................    91
   Limitations on Offset or Exemption of REMIC Income ....................................    91
   Tax-Related Restrictions on Transfer of Residual Certificates .........................    92
   Sale or Exchange of a Residual Certificate ............................................    95
   Mark-to-Market Regulations ............................................................    96
   Taxes That May Be Imposed on the REMIC Pool ...........................................    96
   Taxation of Some Foreign Investors ....................................................    98
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made ..   100
   Standard Certificates .................................................................   100
   Stripped Certificates .................................................................   103
   Federal Income Tax Consequences for FASIT Certificates ................................   106
   Reporting Requirements and Backup Withholding .........................................   106
   Taxation of Some Foreign Investors ....................................................   106
STATE AND OTHER TAX CONSIDERATIONS .......................................................   107
ERISA CONSIDERATIONS .....................................................................   107
   General ...............................................................................   107
   Plan Asset Regulations ................................................................   108
   Administrative Exemptions .............................................................   108
   Unrelated Business Taxable Income; Residual Certificates ..............................   108
LEGAL INVESTMENT .........................................................................   109
METHOD OF DISTRIBUTION ...................................................................   111
WHERE YOU CAN FIND MORE INFORMATION ......................................................   112
INCORPORATION OF SOME INFORMATION BY REFERENCE ...........................................   112
REPORTS ..................................................................................   113
FINANCIAL INFORMATION ....................................................................   113
LEGAL MATTERS ............................................................................   113
RATINGS ..................................................................................   113
GLOSSARY .................................................................................   115

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.


TITLE OF CERTIFICATES.......   Commercial/Multifamily Mortgage Pass-Through
                               Certificates, issuable in series.


DEPOSITOR...................   Bear Stearns Commercial Mortgage Securities
                               Inc., a Delaware corporation. Our telephone number is (212) 272-2000.


DESCRIPTION OF
 CERTIFICATES;                 RATINGS....... The certificates of each series
                               will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or multifamily mortgage loans, or mortgage-backed securities that evidence interests in, or that are secured by commercial or multifamily mortgage loans. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                               (1)   the name of the servicer and special
                                     servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

                               (2) the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

                               (3) the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

                               (4)   the tax status of certificates; and

                               (5) whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.


RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplicant.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     RATINGS ON YOUR CERTIFICATES DO NOT GUARANTEE THAT YOU WILL RECEIVE PAYMENT UNDER THE POOLING AND SERVICING AGREEMENT. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o the likelihood that principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from that originally anticipated;

     o the likelihood of early optional termination of the related trust fund; or

     o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we can not assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADDITIONAL TAX LIABILITIES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value. The requirement that you report your pro rata share of the taxable income and net loss of the REMIC will continue until the certificate balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received all payments to which you are entitled.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as "excess inclusion" income to you. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o generally will not be subject to offset by losses from other activities;


     o will be treated as unrelated business taxable income for a tax-exempt holder; and

     o will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     YOU MAY BE ALLOCATED TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED IF YOU ACQUIRE CERTIFICATES WITH ORIGINAL ISSUE DISCOUNT. Accrual certificates will be, and some of the other classes of certificates of a series may be, issued with original issue discount for federal income tax purposes. This will generally result in recognition of some taxable income to you in advance of the receipt of cash attributable to the income.

     For more detailed information regarding original issue discount you should review the section in this prospectus titled "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates."

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o adverse changes in population and employment growth, which generally creates demand for office space,


     o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,


     o    the quality and management philosophy of management,


     o the attractiveness of the properties to tenants and their customers or clients,


     o    the attractiveness of the surrounding neighborhood, and


     o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.


     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of


     o    a tenant's voluntary decision not to renew a lease,


     o    bankruptcy or insolvency of these tenants, or


     o these tenant's general cessation of business activities or for other reasons.


     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant of if there is a significant concentration of tenants in a particular business or industry.


     MORTGAGE LENDERS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:


     o    adverse changes in consumer spending patterns;


     o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;


     o alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;


     o    the quality and management philosophy of management;


     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;


     o the public perception of the safety of customers, at shopping malls and shopping centers, for example;


     o the need to make major repairs or improvements to satisfy the needs of major tenants; and


     o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

 SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o occupancy levels without a corresponding decrease in expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

     o some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LENDERS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region,which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact onthat hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

     o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competititon, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o the financial condition and operating history of the borrower and the related mortgaged property;

     o tax laws and rent control laws, with respect to some residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In the cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.


     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General."


     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of the following:

     o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

     o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as


          o    fiberoptic cables,

          o    satellite communications or

          o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o the possibility of a significant tenant becoming bankrupt or insolvent; and

     o fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufatured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    healthclubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unitsite. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.


     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, i.e., the cost of replacing the property at the date;

     o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o have had individual principal balances at origination of not less than $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.


     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

    1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

    2. the type or types of property that provide security for repayment of the mortgage loans;

    3. the earliest and latest origination date and maturity date of the mortgage loans;

    4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

    5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

    6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

    7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

    8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

    9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

   10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.


MBS

     Mortgage-backed securities included in a trust fund may include:

     o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

    1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

    2. the original and remaining term to stated maturity of the MBS, if applicable;

    3. the pass-through or bond rate of the MBS or the formula for determining those rates;

    4. the payment characteristics of the MBS;

    5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

    6. a description of the credit support, if any;

    7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

    8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

    9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

   10. the characteristics of any cash flow agreements that relate to the MBS.



CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.


                        YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
   LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share-- which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR") prepayment model or the standard prepayment assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o whether the offered certificate was purchased at a premium or a discount; and

     o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.


     Additional Certificate Amortization. In addition to entitling the holders to a specified portion-- which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:


     o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;


     o    Excess Funds; or


     o    any other amounts described in the related prospectus supplement.


     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.


     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.


                                  THE DEPOSITOR


     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 245 Park Avenue, New York, New York 10167. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.



                                 USE OF PROCEEDS


     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

    2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

    3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

    4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

    5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

    6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

    8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

    9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

   10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

   11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

   12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

   13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

   14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o we, at our option, elect to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: J. Christopher Hoeffel.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o the original mortgage note endorsed, without recourse, to the order of the trustee; and

     o the original mortgage, or a certified copy, with evidence of recording and an assignment of the mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

     o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."


SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.


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

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."



SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint subservicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.


CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

   5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

   6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--MBS--Cash Flow Agreements";

   7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

   8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

   9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

   11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1.   to make distributions to you on each distribution date;

   2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;


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

   3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

   4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

   5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

   6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

   7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

   8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the Depositor";

   9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

   11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

   13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;


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

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
        Consequences--Federal Income Tax Consequences for REMIC
        Certificates--Taxes That May Be Imposed on the REMIC Pool";

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;


   17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent;

     o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect


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

the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and


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

     o there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the extent that income the trust fund receives from an REO property is subject to an REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:


     o    the replacement cost of the improvements less physical depreciation;
          and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.


SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:


     o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

     o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

     o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the


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

request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the


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

person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.


THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.


REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by


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insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.


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GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".


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PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.



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     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o the price paid for the foreclosed property did not represent (reasonably equivalent value).

Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court decision of BFP v. Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against


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the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes


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may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.


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COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.


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     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:


     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease,

     o that any percentage rent due under the lease will not decline substantially;

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     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in


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products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996," which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will


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continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue,


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however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


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     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.


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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, the crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties known to have an alleged interest in the property, including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it established that:

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, reasonably without cause to believe that the property was used in, or purchased with the proceeds of, activities proscribed by the Racketeer Influenced and Corrupt Organizations statute.

     In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that


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portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code
Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader, Wickersham & Taft, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in
Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average


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adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

     Qualification as a REMIC. In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

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     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

     However, in general:

     o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;

     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if


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more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.


 TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to


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the extent of the regular certificateholder's basis in the regular certificate.
Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.


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

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

     o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

     o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

   over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original


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

issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o the interest compounds or is payable at least annually at current values of:

          o    one or more qualified floating rates;

          o    a single fixed rate and one or more qualified floating rates;

          o    a single objective rate; or

          o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o it bears a rate that qualifies as a variable rate under the OID regulations:

          o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

          o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.


     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o is exceeded by the then-current principal amount of the regular certificate; or

     o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimus if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:


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     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the


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appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.


 TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years


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than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. The preamble to the REMIC regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest. Residual certificateholders should assume such payments are included in income as ordinary income upon receipt and should consult their own tax advisors to consider other possible treatments.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.


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 TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates-- Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


 LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion,


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referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.


 TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section


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

1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and


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     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the two conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a third requirement has been added that must be satisfied in one of two alternative ways. First, proposed Treasury regulations would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and

     o the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this third condition, the transferee is assumed to pay tax at the highest corporate rate (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Internal Revenue Code Section 1274(d) compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this "minimum transfer price" alternative, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

     The second alternative appears in Revenue Procedure 2001-12 (the "Revenue Procedure"). The Revenue Procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations); (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably


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

indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective February 4, 2000 and apply unless and until changed by final regulations.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.


 SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).


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

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.


 MARK-TO-MARKET REGULATIONS

     The Service has issued Mark-to-Market Regulations under Internal Revenue Code Section 475 relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market. The Mark-to-Market Regulations apply to all residual certificates acquired on or after January 4, 1995.


 TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

   1. the disposition of a qualified mortgage other than pursuant to:

     o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

     o    foreclosure, default or imminent default of a qualified mortgage;

     o    bankruptcy or insolvency of the REMIC pool; or

     o    qualified (complete) liquidation;

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

   3. the receipt of compensation for services; or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

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

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o the appointment of the tax matters person as provided in the preceding sentence; and

     o the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

 LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of the following:

     o 3% of the excess, if any, of adjusted gross income over $137,300 for the taxable year beginning in 2002 ($68,650 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years); or


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

     o 80% of the amount of itemized deductions otherwise allowable for the year.

     In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

 TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.


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

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued new regulations (the "New Regulations") which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The New Regulations are generally effective for distributions made after December 31, 2000, subject to various transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a current rate of 30% on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."


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

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
   IS MADE

 STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     o 3% of the excess, if any, of adjusted gross income over $137,300 for the taxable year beginning in 2002 ($68,650 in the case of a married individual filing a separate return), subject to adjustments for inflation in subsequent years; or

     o 80% of the amount of itemized deductions otherwise allowable for the year.

As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

   1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.


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

   2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code
      Section 856(c)(3)(B).

   3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code
      Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."


     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.


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Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate
(20%) than ordinary income of those taxpayers (39.6%). The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above); and

     o certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.


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     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.


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     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.


 FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT Certificates, Calwalader, Wickersham & Taft, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT Pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.


 REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30% may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."


 TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.


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

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Foreign Investors--Regular Certificates."


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the


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

foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar Law.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of morgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."


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

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.


                                LEGAL INVESTMENT

     The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as mortgage related securities, called non-SMMEA eligible certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA eligible certificates constitute legal investments for them.

     Generally, only classes of offered certificates that meet the following criteria will be mortgage related securities for purposes of SMMEA:

     o are rated in one of the two highest rating categories by one or more rating agencies;

     o are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators qualifying under SMMEA; and


     o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on either a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure, or on one or more parcels of real estate upon which are located one or more commercial structures.

     As mortgage related securities, the classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for the entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for the enactments prohibiting or limiting to various extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified originator requirements for mortgage related securities, but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation. Accordingly, the investors affected by any legislation of this type will be authorized to invest in offered certificates qualifying as mortgage related securities only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby;


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

     o    federal credit unions may invest in the securities; and

     o national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

     In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with some general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, some "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include some "commercial mortgage-related securities" and "residential mortgage-related securities." As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances. Unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140, it cannot invest in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities.

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying, and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as mortgage related securities, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.



                INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable


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prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.


                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Shearman & Sterling, New York, New York, Cadwalader, Wickersham & Taft, New York, New York, or other counsel identified in the prospectus supplement for that series.


                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying


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mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

     o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in


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the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.


     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.


     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.


     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.


     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a U.S. Person.


     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.


     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or applicable Similar Law.


     Service -- The Internal Revenue Service.


     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.


     SMMEA -- The Secondary Market Mortgage Enhancement Act.


     U.S. Person -- The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:


    o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or


    o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.


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